SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

GARNERO GROUP ACQUISITION COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Ordinary shares of Garnero Group Acquisition Company (“GGAC”)

(2)	Aggregate number of securities to which transaction applies:
4,000,000 GGAC ordinary shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$9.79 (average of high and low prices on The Nasdaq Capital Market on December 17, 2015)

(4)	Proposed maximum aggregate value of transaction:
$39,160,000 in GGAC ordinary shares

(5)	Total fee paid:
$3,943.41

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT

 SUBJECT TO COMPLETION, DATED DECEMBER 22, 2015

GARNERO GROUP ACQUISITION COMPANY

 Av Brig. Faria Lima 1485 - 19 Andar
Brasilinvest Plaza
Sao Paulo-SP, CEP 01452-002

 Brazil

NOTICE OF EXTRAORDINARY GENERAL MEETING

 OF SHAREHOLDERS

 TO BE HELD ON [●], 2016

TO THE SHAREHOLDERS OF GARNERO GROUP ACQUISITION COMPANY:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders of Garnero Group Acquisition Company (“GGAC”), a Cayman Islands exempted company, will be held at [●] [a/p].m. eastern time, on [●], 2016, at the offices of Graubard Miller, GGAC’s U.S. counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:

(1)	to consider and vote upon a proposal to adopt and approve the First Amended and Restated Investment Agreement (“Investment Agreement”), dated as of December 17, 2015, by and among GGAC, Q1 Comercial de Roupas S.A. (“Grupo Colombo”), Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages thereto (the “Optionholders”), which provides, among other things, for the Controlling Persons and the Optionholders to contribute to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo will become a wholly-owned subsidiary of GGAC, and to approve the business combination contemplated by the Investment Agreement – we refer to this proposal as the “business combination proposal”;

(2)	to consider and vote upon separate proposals to approve by special resolution amendments to the amended and restated memorandum and articles of association of GGAC, effective following the business combination, to (i) change the name of GGAC from “Garnero Group Acquisition Company” to “Garnero Colombo Inc.”; (ii) adjust the existing classification of directors to conform with the classification described in the director election proposal below; and (iii) remove provisions that will no longer be applicable to GGAC after the business combination and make certain other immaterial changes — we refer to these proposals collectively as the “charter amendment proposals”;

(3)	to consider and vote upon a proposal to approve by special resolution, effective immediately upon consummation of the business combination and approval of the charter amendment proposals, the amendment and restatement of GGAC’s amended and restated articles of association by their deletion in their entirety and the substitution in their place of the second amended and restated memorandum and articles of association to (among other matters) reflect the changes effected by the charter amendment proposals — we refer to this proposal as the “articles restatement proposal”;

(4)	to consider and vote upon a proposal to approve by ordinary resolution the 2015 Long-Term Incentive Plan, which is an incentive compensation plan for directors, officers, employees and consultants of GGAC and its subsidiaries — we refer to this proposal as the “incentive compensation plan proposal”;

(5)	to elect by ordinary resolution, effective upon the consummation of the business combination, five directors to GGAC’s board of directors, effective upon the consummation of the business combination, of whom one will be a Class A director serving until the general meeting of shareholders to be held in 2017, two will be Class B directors serving until the general meeting to be held in 2018 and two will be Class C directors serving until the general meeting to be held in 2019 and, in each case, until their successors are elected and qualified — we refer to this proposal as the “director election proposal”; and

(6)	to consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the business combination or the closing conditions under the Investment Agreement are not met — we refer to this proposal as the “adjournment proposal.”

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of GGAC’s ordinary shares at the close of business on [●], 2016 are entitled to notice of the extraordinary general meeting and to vote and have their votes counted at the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting.

After careful consideration, GGAC’s board of directors has determined that the business combination proposal and the other proposals are fair to and in the best interests of GGAC and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” each of the charter amendment proposals, “FOR” the articles restatement proposal, “FOR” the incentive compensation plan proposal, “FOR” the election of all of the persons nominated by GGAC’s management for election as directors, and “FOR” the adjournment proposal, if presented.

All GGAC shareholders are cordially invited to attend the extraordinary general meeting in person. To ensure your representation at the extraordinary general meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a shareholder of record of GGAC’s ordinary shares, you may also cast your vote in person at the extraordinary general meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote in person, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the extraordinary general meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

[●]
Mario Garnero
Chief Executive Officer

[●], 2016

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO CASH. TO EXERCISE YOUR CONVERSION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT GGAC CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE BUSINESS COMBINATION PROPOSAL BY MARKING YOUR PROXY CARD WHERE INDICATED THEREIN FOR REQUESTING CONVERSION AND TENDERING YOUR SHARES TO GGAC’S TRANSFER AGENT PRIOR TO THE VOTE AT THE MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF GGAC SHAREHOLDERS — CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

This proxy statement is dated [●], 2016 and is first being mailed to Garnero Group Acquisition Company shareholders on or about [●], 2016.

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iii

Annex A	— Amended and Restated Investment Agreement

Annex B	— Second Amended and Restated Memorandum and Articles of Association

Annex C	— 2015 Long-Term Incentive Plan

Annex D	— Opinion of Hirashima & Associados

Annex E	— Opinion of Graubard Miller

Annex F	— Text of Resolutions

Annex G	— Audit Committee Charter

Annex H	— Nominating Committee Charter

Annex I	— Compensation Committee Charter

iv

SUMMARY OF THE MATERIAL TERMS OF THE BUSINESS COMBINATION

●	Garnero Group Acquisition Company (“GGAC”) and Q1 Comercial de Roupas S.A. (“Grupo Colombo”) have agreed to a business combination under the terms of a First Amended and Restated Investment Agreement, dated as of December 17, 2015. This agreement, as further amended or supplemented from time to time, is referred to in this proxy statement as the “Investment Agreement.” The parties to the Investment Agreement are GGAC, Grupo Colombo, Álvaro Jabur Maluf Jr. and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages to the Investment Agreement (the “Optionholders”). Pursuant to the Investment Agreement, the Controlling Persons and the Optionholders will contribute to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo will become a wholly-owned subsidiary of GGAC. See the section entitled “The Business Combination Proposal.”

●	Headquartered in São Paulo, Grupo Colombo is one of Brazil’s leading retailers focusing on menswear, with over 400 stores throughout the country. Grupo Colombo has recently diversified from formalwear into smart casual clothes and has strengthened its online presence to become, according to Exame Magazine, one of the three most valuable brands within the Brazilian apparel retail sector. See the section entitled “Business of Grupo Colombo.”

●	Under the Investment Agreement, at the closing of the transactions contemplated thereby (the “Closing”), (A) the Controlling Persons will contribute all of the issued and outstanding ordinary shares of Grupo Colombo (the “Outstanding Shares”) to GGAC (the “Share Contribution”) and will receive in consideration an aggregate of 3,640,000 newly issued ordinary shares of GGAC (“GGAC ordinary shares”) and (B) the Optionholders will exercise certain options held by them, will contribute the underlying ordinary shares of Grupo Colombo to GGAC (the “Option Contribution,” and together with the Share Contribution, the “Contributions”), and will receive in consideration an aggregate of 360,000 GGAC ordinary shares. See the section entitled “The Business Combination Proposal — Structure of the Business Combination.”

●	Prior to the Closing, the Controlling Persons will use their commercially reasonable best efforts to effect a reorganization (the “Reorganization”) in accordance with the Investment Agreement, as a result of which the Controlling Persons will become the direct owners of all of the Outstanding Shares, Grupo Colombo will not incur any indebtedness or other liabilities and Grupo Colombo will have accrued goodwill amortizable under applicable tax law in the amount of R$200,000,000. The tax benefit, currently held by a shareholder company of Grupo Colombo (the “Colombo Shareholder”), will be retained and reflected in the consolidated financial statements of Grupo Colombo after the Reorganization, as a consequence of the Colombo Shareholder merging into Grupo Colombo. The Colombo Shareholder will cease to exist as a result of that said Reorganization. See the section entitled “The Business Combination Proposal — Structure of the Business Combination.”

●	The Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30 million of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares. See the section entitled “The Business Combination Proposal — Structure of the Business combination.”

●	To provide a fund for payment to GGAC with respect to its post-closing rights to indemnification under the Investment Agreement, there will be placed in escrow (with an independent escrow agent) an aggregate of 200,000 of the GGAC ordinary shares issuable to the Controlling Persons and the Optionholders at Closing (the “Escrow Shares”). The Escrow Shares will be allocated among the Controlling Persons and the Optionholders in the same proportion as the number of GGAC ordinary shares being issued to them in the business combination. See the section entitled “The Business Combination Proposal — Indemnification of GGAC and the Controlling Persons and Optionholders.”

●	The Investment Agreement provides that either GGAC or the Controlling Persons may terminate the agreement if the Contributions shall not have been consummated by March 31, 2016. Additionally, the Investment Agreement may be terminated, among other reasons, by either GGAC or the Controlling Persons upon material breach by the other party. See the section entitled “The Investment Agreement — Termination.”

●	In addition to voting on the business combination, the shareholders of GGAC will vote on separate proposals to amend its amended and restated memorandum and articles of association, effective immediately upon consummation of the business combination, to (i) change GGAC’s name to “Garnero Colombo Inc.”; (ii) adjust the existing classification of directors to conform with the classification described in the director election proposal below; and (iii) remove provisions that will no longer be applicable to GGAC after the business combination and make certain other immaterial changes. To the extent such proposals are approved, the shareholders of GGAC will also vote on a proposal to approve the amendment and restatement of GGAC's amended and restated memorandum and articles of association to (among other matters) reflect the foregoing amendments. The shareholders of GGAC will also vote on proposals to (A) approve an incentive compensation plan, (B) elect five directors to GGAC’s board of directors, of whom one will be a Class A director serving until the general meeting of shareholders to be held in 2017, two will be Class B directors serving until the general meeting to be held in 2018 and two will be Class C directors serving until the general meeting to be held in 2019, and (C) approve, if necessary, an adjournment of the meeting. See the sections entitled “The Charter Amendment Proposals,” “The Articles Restatement Proposal,” “The Incentive Compensation Plan Proposal,” “The Director Election Proposal” and “The Adjournment Proposal.”

●	After the business combination, if management’s nominees are elected, the directors of GGAC will be Álvaro Jabur Maluf Jr., who was designated for nomination as director by Grupo Colombo, and Mario Garnero, Amir Adnani, John Tonelli and Nelson Narciso Filho, who were designated by GGAC. See the section entitled “The Director Election Proposal.”

●	Upon completion of the business combination, certain officers of Grupo Colombo will become officers of GGAC, holding positions similar to the positions such officers currently hold, and will continue to hold after the Contributions, with Grupo Colombo. These officers are Álvaro Jabur Maluf Jr., who will become Chief Executive Officer of GGAC, Paulo Jabur Maluf, who will become Vice President of GGAC and Denis Piovezan, who will become Chief Financial Officer of GGAC. Each of these persons will enter into an employment agreement with GGAC. See the section entitled “The Director Election Proposal — GGAC Executive Officer and Director Compensation — New Employment Agreements.”

●	The Controlling Persons and Optionholders have agreed not to sell any of the GGAC ordinary shares that they receive as a result of the business combination until (1) with respect to 50% of the shares, the earlier of one year after the closing and the date on which the closing price of the shares equals or exceeds US$13.00 per share for any 20 trading days within any 30-trading day period commencing after the closing date and (2) with respect to the remaining 50% of the shares, one year after the closing date, pursuant to lockup agreements they signed simultaneously with the execution of the Investment Agreement (the “Lockup Agreements”). These restrictions are substantially the same as the restrictions imposed on GGAC’s shareholders from prior to its initial public offering (the “initial shareholders”) with respect to the GGAC ordinary shares received by them prior to the initial public offering (the “initial shares”). See the section entitled “The Business Combination Proposal — Sale Restriction; Resale Registration.”

●	At the closing of the business combination, GGAC will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”) amending and restating the registration rights agreement entered into by GGAC in connection with its initial public offering. The registration rights will cover the initial shares, all of the units (the “private units”) sold in the private placement conducted concurrently with GGAC’s initial public offering (and underlying GGAC ordinary shares and warrants), the units (the “working capital units”) issuable upon conversion of the convertible promissory notes (the “working capital notes”) evidencing US$500,000 in working capital loans made by Mario Garnero since the closing of the initial public offering (and underlying GGAC ordinary shares and warrants), all of the GGAC ordinary shares and warrants underlying the unit purchase option granted to the representative of the underwriters in GGAC’s initial public offering and all of the GGAC ordinary shares issued to the Controlling Persons and the Optionholders under the Investment Agreement (collectively, the “registrable securities”). Pursuant to the Registration Rights Agreement, no later than 30 days following the Closing, GGAC will prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of such securities. Following the expiration of the lockup period under the Lockup Agreements, in addition to ordinary resales under the registration statement in the public trading markets, the holders of such securities will be entitled to sell such securities in underwritten public offerings under the registration statement, so long as any such underwritten public offering is for at least US$10 million in the aggregate. The holders of such securities also will have certain customary “piggyback” registration rights. See the section entitled “The Business Combination Proposal — Sale Restriction; Resale Registration.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?

A.	GGAC and Grupo Colombo have agreed to a business combination under the terms of the Investment Agreement. The Investment Agreement provides that, among other things, the Controlling Persons and the Optionholders will contribute to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo will become a wholly-owned subsidiary of GGAC. GGAC’s shareholders are being asked to consider and vote upon a proposal to adopt the Investment Agreement and approve the business combination contemplated thereby (the “business combination proposal”). Shareholder approval of the Investment Agreement and the transactions contemplated thereby is required by GGAC’s amended and restated memorandum and articles of association. A copy of the Investment Agreement is attached to this proxy statement as Annex A, and GGAC encourages its shareholders to read it in its entirety. See the section entitled “The Business Combination Proposal.”

GGAC’s shareholders are also being requested to consider and vote upon proposals:

●	To approve by special resolution separate amendments to the amended and restated memorandum and articles of association of GGAC, effective following the business combination, to (i) change the name of GGAC from “Garnero Group Acquisition Company” to “Garnero Colombo Inc.”; (ii) adjust the existing classification of directors to conform with the classification described in the director election proposal below; and (iii) remove provisions that will no longer be applicable to GGAC after the business combination and make certain other immaterial changes (the “charter amendment proposals”). See the section entitled “The Charter Amendment Proposals.”

●	To approve by special resolution, effective immediately upon consummation of the business combination and approval of the charter amendment proposals, the amendment and restatement of GGAC’s amended and restated articles of association by their deletion in their entirety and the substitution in their place of the second amended and restated memorandum and articles of association to (among other matters) reflect the changes effected by the charter amendment proposals (the “articles restatement proposal”). GGAC’s second amended and restated memorandum and articles of association, as it will appear if the charter amendment proposals and articles restatement proposal are approved, is attached to this proxy statement as Annex B, and GGAC encourages its shareholders to read it in its entirety. See the section entitled “The Articles Restatement Proposal.”

●	To approve by ordinary resolution the 2015 Long-Term Incentive Plan (the “2015 Plan”), which is an incentive compensation plan for directors, officers, employees and consultants of GGAC and its subsidiaries (the “incentive compensation plan proposal”). The incentive compensation plan is attached to this proxy statement as Annex C, and GGAC encourages its shareholders to read it in its entirety. See the section entitled “The Incentive Compensation Plan Proposal.”

●	To elect by ordinary resolution, effective upon the consummation of the business combination, five directors to GGAC’s board of directors, of whom one will be a Class A director serving until the general meeting of shareholders to be held in 2017, two will be Class B directors serving until the general meeting to be held in 2018 and two will be Class C directors serving until the general meeting to be held in 2019 and, in each case, until their successors are elected and qualified (the “director election proposal”). See the section entitled “The Director Election Proposal.”

●	To adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the business combination or the closing conditions under the Investment Agreement are not met (the “adjournment proposal”). See the section entitled “The Adjournment Proposal.”

Pursuant to the Investment Agreement, the approval of the business combination proposal is a condition to the consummation of the business combination. If the business combination proposal is not approved, the other proposals (except the adjournment proposal, as described below) will not be presented to the shareholders for a vote and the business combination will not be consummated.

GGAC is holding the extraordinary general meeting of its shareholders to consider and vote upon these proposals. This proxy statement contains important information about the proposed business combination and the other matters to be acted upon at the extraordinary general meeting. You should read it carefully.

Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Why is GGAC proposing the business combination?

A.	GGAC was organized to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

On June 25, 2014, GGAC consummated its initial public offering of 12,500,000 units (the “units”). Each unit consists of one GGAC ordinary share, one right to receive one-tenth of an ordinary share on the consummation of an initial business combination (the “rights”), and one warrant to purchase one-half of one ordinary share at an exercise price of US$11.50 per full share (the “warrants”). The units sold in the the initial public offering, including the units sold pursuant to the over-allotment option described below, and the underlying GGAC ordinarys shares, rights and warrants are sometimes referred to herein as the “public units,” “public shares,” “public rights” and “public warrants,” respectfully. Simultaneously with the consummation of the initial public offering, GGAC consummated the private placement of 563,750 private units at a price of US$10.00 per unit, generating total proceeds of US$5,637,500. The private units are identical to the units sold in GGAC’s initial public offering, except that the warrants underlying the private units (the “private warrants”) are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by GGAC, in each case so long as they are still held by the initial purchasers or their affiliates. On July 7, 2014, GGAC consummated the closing of the sale of 1,875,000 units which were sold subject to the underwriters’ over-allotment option. Simultaneously with the consummation of the over-allotment option, GGAC consummated a private placement of an additional 70,313 private units at a price of US$703,130. The 14,375,000 units sold in the initial public offering, including the 1,875,000 units sold subject to the over-allotment option, were sold at an offering price of US$10.00 per unit, generating total gross proceeds of US$143,750,000. Of the gross proceeds of the initial public offering and private placements, US$144,468,755 (or US$10.05 per share) was placed in an account at Barclays, maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “trust account”). Except for certain limited exceptions, the funds in the trust account may not be released to GGAC until the earlier of the completion of an initial business combination and GGAC’s liquidation upon its failure to consummate a business combination within the required time period.

Headquartered in São Paulo, Grupo Colombo is one of Brazil’s leading retailers focusing on menswear, with over 400 stores throughout the country. Grupo Colombo has recently diversified from formalwear into smart casual clothes and has strengthened its online presence to become, according to Exame Magazine, one of the three most valuable brands within the Brazilian apparel retail sector. As a result, GGAC believes that a business combination with Grupo Colombo will provide GGAC shareholders with an opportunity to participate in a leading company with significant growth potential. See the section entitled “The Business Combination Proposal — GGAC’s Board of Directors’ Reasons for Approval of the Business Combination.”

If the business combination with Grupo Colombo is consummated, GGAC intends to use funds held in the trust account to pay the holders of public shares (the “public shareholders”) who exercise conversion rights, to pay expenses incurred in connection with the business combination, including up to US$4,600,000 in fees to GGAC’s investment bankers in connection with the transaction, and for working capital of GGAC and Grupo Colombo and other general corporate purposes after the business combination. Such funds may also be used to reduce the indebtedness of the combined company.

Pursuant to the terms of GGAC’s amended and restated memorandum and articles of association, if GGAC does not complete the business combination with Grupo Colombo or another business combination by June 25, 2016, it will trigger GGAC’s automatic winding up, dissolution and liquidation. This will have the same effect as if GGAC had formally gone through a voluntary liquidation procedure under the Companies Law (2013 Revision) of the Cayman Islands (the “Companies Law”).

Q.	How will GGAC’s initial shareholders vote in connection with the business combination proposal?

A.	All of GGAC’s initial shareholders, as well as all of its officers and directors, have agreed to vote the ordinary shares owned by them in favor of the business combination proposal. Additionally, GGAC’s initial shareholders, as well as all of its officers and directors, have agreed not to convert any shares in connection with the shareholder vote to approve the business combination. The initial shares and shares (the “private shares”) underlying the private units held by the initial shareholders currently constitute approximately 22.3% of the outstanding GGAC ordinary shares. GGAC’s initial shareholders, as of the date of this proxy statement, have not acquired any GGAC ordinary shares in the aftermarket. However, any subsequent purchase by the initial shareholders of GGAC ordinary shares in the aftermarket will make it more likely that the business combination proposal is approved as such shares would be voted in favor of the business combination. Furthermore, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase at least US$30 million of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares.

Q.	Do I have conversion rights?

A.	Public shareholders may seek to convert their shares, regardless of whether they vote for or against the business combination. All conversions will be effectuated as repurchases under GGAC’s amended and restated memorandum and articles of association and Cayman Islands law. Any public shareholder who affirmatively votes either for or against the business combination proposal will have the right to demand that his shares be converted for pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid (which GGAC expects will be approximately US$144,469,000, or approximately US$10.05 per share, at the consummation of the business combination). However, the proceeds held in the trust account could be subject to claims that could take priority over those of GGAC’s public shareholders exercising conversion rights, regardless of whether such holders vote for or against the business combination proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. A public shareholder will be entitled to receive cash for these shares only if the business combination is consummated.

Under section 48.2 of GGAC’s amended and restated memorandum and articles of association, the business combination may only be consummated if GGAC has net tangible assets of at least US$5,000,001 upon such consummation. GGAC estimates that this condition will be met if holders of no more than 13,762,388 of the public shares (representing approximately 95.7% of the public shares) properly demand conversion of their shares into cash.

These rights to demand conversion of the public shares into cash are sometimes referred to herein as “conversion rights.”

Q.	Is there a limit on the number of shares I may convert?

A.	A public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 30% or more of public shares. Accordingly, all shares in excess of 30% owned by a holder will not be converted to cash. On the other hand, a public shareholder who holds less than 30% of the public shares may convert all of the public shares held by him to cash.

Q.	How do I exercise my conversion rights?

A.	If you are a holder of public shares and you seek to convert your shares, you must (i) affirmatively vote either for or against the business combination proposal and (ii) demand that GGAC convert your shares into cash no later than the close of the vote on the business combination proposal, by either checking the box on the proxy card or submitting your request in writing to GGAC’s transfer agent, at the address listed at the end of this section, and delivering your shares to GGAC’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting.

If you (i) initially do not vote with respect to the business combination proposal but then wish to vote for or against it, or (ii) wish to exercise your conversion rights but initially do not check the box on the proxy card providing for the exercise of your conversion rights and do not send a written request to GGAC’s transfer agent to exercise your conversion rights, you may request GGAC to send you another proxy card on which you may indicate your intended vote or your intention to exercise your conversion rights. You may make such request by contacting GGAC at the phone number or address listed at the end of this section.

Any request for conversion, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the extraordinary general meeting. In addition, if you deliver your shares for conversion to GGAC’s transfer agent and later decide prior to the extraordinary general meeting not to elect conversion, you may request that GGAC’s transfer agent return the shares (physically or electronically). You may make such request by contacting GGAC’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card or written demand of conversion rights must be received by GGAC’s secretary prior to the vote taken on the business combination proposal at the extraordinary general meeting. No demand for conversion will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent prior to the vote at the meeting.

If a holder of public shares votes for or against the business combination proposal and properly demands conversion as described above, then, if the business combination is consummated, GGAC will convert these shares into cash. Such amount will be paid promptly after consummation of the business combination. If you exercise your conversion rights, then you will be exchanging your GGAC ordinary shares for cash and will no longer own these shares following the business combination.

If you are a holder of public shares and you exercise your conversion rights, it will not result in either the exercise or loss of any GGAC warrants or rights that you may hold. Your warrants and rights will continue to be outstanding following a conversion of your GGAC ordinary shares and will become exercisable or exchangeable, respectively, upon consummation of the business combination.

Q.	Do I have appraisal rights if I object to the proposed business combination?

A.	No. GGAC’s shareholders do not have appraisal rights under the Companies Law in connection with the business combination or the other proposals.

Q.	What happens to the funds deposited in the trust account after consummation of the business combination?

A.	After consummation of the business combination, the funds in the trust account will be used to pay holders of the public shares who exercise conversion rights, to pay transaction expenses incurred in connection with the business combination with Grupo Colombo, including up to US$4,600,000 in fees to GGAC’s investment bankers in connection with the transaction, and for working capital of GGAC and Grupo Colombo and general corporate purposes of the combined company. Such funds may also be used to reduce the indebtedness of the combined company.

Q.	What happens if a substantial number of public shareholders vote in favor of the business combination proposal and exercise their conversion rights?

A.	GGAC’s public shareholders may vote in favor of the business combination and still exercise their conversion rights. Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public shareholders are substantially reduced as a result of conversions by public shareholders. With fewer public shares and public shareholders, the trading market for GGAC ordinary shares may be less liquid and GGAC may not be able to meet the listing standards for Nasdaq or another national securities exchange. Furthermore, the funds available from the trust account for working capital purposes of the combined company after the business combination may not be sufficient for its future operations and may not allow the combined company to reduce Grupo Colombo’s indebtedness and/or pursue its strategy for growth. See the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations of Grupo Colombo — Liquidity and Capital Resources.”

Q.	What happens if the business combination is not consummated?

A.	If GGAC does not complete the business combination with Grupo Colombo or another business combination by June 25, 2016, it will trigger GGAC’s automatic dissolution and liquidation pursuant to the terms of its amended and restated memorandum and articles of association. As a result, this has the same effect as if GGAC had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from GGAC’s shareholders to commence such a voluntary winding up and dissolution.

The amount in the trust account (less US$1,438 representing the aggregate nominal par value of the public shares) under the Companies Law will be treated as share premium which is distributable under the Companies Law provided that immediately following the date on which the distribution is proposed to be made, GGAC is able to pay its debts as they fall due in the ordinary course of business.

If GGAC is forced to liquidate the trust account, a holder of public shares will receive its pro rata share of the trust account upon liquidation. GGAC expects the amount in the trust account will be approximately US$144,469,000, or approximately US$10.05 per share, at the time of liquidation. Prior to such distribution, GGAC would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over its public shareholders with respect to amounts that are owed to them. GGAC cannot assure its shareholders that it will properly assess all claims that may be potentially brought against it. As such, GGAC’s shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event GGAC enters an insolvent liquidation.

Each of GGAC’s initial shareholders has agreed to waive its rights to participate in any liquidation of the trust account or other assets with respect to the initial shares.

Mario Garnero, GGAC’s Chairman of the Board, has personally agreed that, if GGAC liquidates the trust account prior to the consummation of a business combination, he will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by GGAC for services rendered or contracted for or products sold to GGAC in excess of amounts held by GGAC outside the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only to the extent such target businesses or vendors or other entities did not sign an agreement waiving all claims to any funds held in the trust account. GGAC cannot assure its shareholders that Mr. Garnero will be able to satisfy those obligations if he is required to do so. See the section entitled “Other Information Related to GGAC — Liquidation If No Business Combination” for additional information.

There will be no distribution from the trust account with respect to GGAC’s warrants or rights. If the business combination with Grupo Colombo or another business combination is not consummated within the required time period, the warrants and rights will not become exercisable or exchangeable, respectively, and will expire worthless.

Q.	When do you expect the business combination to be completed?

A.	It is currently anticipated that the business combination will be consummated promptly following the GGAC extraordinary general meeting on [●], 2016. For a description of the conditions for the completion of the business combination, see the section entitled “The Investment Agreement — Conditions to the Closing of the Business Combination.”

Q.	What do I need to do now?

A.	GGAC urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the business combination will affect you as a shareholder of GGAC. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.	If you are a holder of record of GGAC ordinary shares, you may vote in person at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares (by submitting a voting instruction card or through another means provided by your broker, bank or nominee) or, if you wish to attend the meeting and vote in person, obtain a legal proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. Send a later-dated, signed proxy card to GGAC’s secretary at the address set forth below so that it is received by GGAC’s secretary prior to the vote at the extraordinary general meeting or attend the extraordinary general meeting and vote in person. Shareholders also may revoke their proxy by sending a notice of revocation to GGAC’s secretary, which must be received by GGAC’s secretary prior to the vote at the extraordinary general meeting. If your shares are held in “street name,” you should contact your broker for information on how to change or revoke your voting instructions.

Q.	What should I do with my share certificates?

A.	GGAC shareholders who do not elect to have their shares converted for a pro rata share of the trust account should not submit their share certificates now or after the business combination, because their shares will not be converted or exchanged in the business combination. GGAC shareholders who exercise their conversion rights must deliver their share certificates to GGAC’s transfer agent (either physically or electronically) prior to the vote at the meeting in order to properly demand conversion of their shares.

Q.	What should I do if I receive more than one set of voting materials?

A.	Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your GGAC shares.

Q.	Who can help answer my questions?

A.	If you have questions about the business combination or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Javier Martin Riva
Chief Financial Officer, Chief Information Officer & Secretary
Garnero Group Acquisition Company
Av Brig. Faria Lima 1485 – 19 Andar
Brasilinvest Plaza
Sao Paulo-SP, CEP 01452-002
Brazil
Tel: +55 (11) 3094-7970
Fax: +55 (11) 3094-4000 ext. 4028

or:

[●]
[●]
[●]
Tel: [●]
Fax: [●]

You may also obtain additional information about GGAC from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek conversion of your shares, you will need to demand conversion by checking the box on your proxy card and delivering your shares (either physically or electronically) to GGAC’s transfer agent at the address below prior to the vote at the extraordinary general meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Mr. Mark Zimkind
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
E-mail: mzimkind@continentalshare.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the extraordinary general meeting, including the business combination, you should read this entire document carefully, including the Investment Agreement attached as Annex A to this proxy statement. The Investment Agreement is the legal document that governs the business combination and the other transactions that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement in the section entitled “The Investment Agreement.”

The Parties

GGAC

Garnero Group Acquisition Company is a blank check exempted company incorporated in the Cayman Islands on February 11, 2014 in order to effect a business combination, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

On June 25, 2014, GGAC closed its initial public offering of 12,500,000 units, with each unit consisting of one GGAC ordinary share, one right to receive one-tenth of an ordinary share on the consummation of an initial business combination, and one warrant to purchase one-half of one GGAC ordinary share at an exercise price of US$11.50 per full share. On July 7, 2014, GGAC consummated the closing of the sale of an additional 1,875,000 units which were sold subject to the underwriters’ over-allotment option. The 14,375,000 units sold in the initial public offering, including the units sold subject to the over-allotment option, were sold at an offering price of US$10.00 per unit, generating total gross proceeds of US$143,750,000. Simultaneously with the consummation of the initial public offering and over-allotment option, GGAC consummated a private placement of an aggregate of 634,063 private units at a price of US$10.00 per unit for gross proceeds of US$6,340,630. Of the proceeds of the offering and private placements, US$144,468,755 was deposited into the trust account. The remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The initial public offering was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-196117), that became effective on June 25, 2014. As of September 30, 2015, there was approximately US$144,621,000 held in the trust account (which included approximately $152,000 of interest available to GGAC which is intended to be withdrawn prior to the special meeting).

The funds held in the trust account will be used to pay the holders of the public shares who exercise conversion rights, to pay the Capital Contribution to Grupo Colombo in accordance with the Investment Agreement and to pay transaction expenses incurred in connection with the business combination, including fees to GGAC’s investment bankers in connection with the business combination. The remaining proceeds will be used for working capital and general corporate purposes, including funding for organic growth and acquisitions. Such funds may also be used to reduce the indebtedness of the combined company.

If GGAC does not complete the business combination with Grupo Colombo or another business combination by June 25, 2016, it will trigger GGAC’s automatic winding up, dissolution and liquidation, as described in the section entitled “Other Information Related to GGAC— Liquidation If No Business Combination.”

GGAC’s ordinary shares, rights, warrants and units are listed on Nasdaq under the symbol GGAC, GGACR, GGACW, and GGACU, respectively.

The mailing address of GGAC’s principal executive office is Av. Brig. Faria Lima, 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil. Its telephone number is +55 (11) 3094-7970. After the consummation of the business combination, GGAC’s principal executive office will be at Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil and its telephone number will be +55 (11) 3048- 0701.

Grupo Colombo

Headquartered in São Paulo, Grupo Colombo is one of Brazil’s leading retailers focusing on menswear, with over 400 stores throughout the country. Grupo Colombo has recently diversified from formalwear into smart casual clothes and has strengthened its online presence to become, according to Exame Magazine, one of the three most valuable brands within the Brazilian apparel retail sector.

Grupo Colombo’s principal executive offices are located at Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil. Its telephone number is +55 (11) 3048- 0701, and its web address is http://www.camisariacolombo.com.br. GGAC does not intend for information contained in Grupo Colombo’s website to be a part of this proxy statement.

The Business Combination Proposal

The Investment Agreement provides for a business combination transaction by means of the Controlling Persons and the Optionholders contributing to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo will become a wholly-owned subsidiary of GGAC.

Pursuant to the Investment Agreement, (A) the Controlling Persons will contribute all of the Outstanding Shares to GGAC and will receive in consideration an aggregate of 3,640,000 newly issued GGAC ordinary shares and (B) the Optionholders will exercise certain options held by them, will contribute the underlying ordinary shares of Grupo Colombo to GGAC, and will receive in consideration an aggregate of 360,000 GGAC ordinary shares.

Prior to the Closing, the Controlling Persons will use their commercially reasonable best efforts to effect the Reorganization in accordance with the Investment Agreement, as a result of which the Controlling Persons will become the direct owners of all of the outstanding ordinary shares of Grupo Colombo, Grupo Colombo will not incur any indebtedness or other liabilities and Grupo Colombo will have accrued goodwill amortizable under applicable tax law in the amount of R$200,000,000.

In connection with the transactions contemplated by the Investment Agreement, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30 million of GGAC ordinary shares in the open market.

To provide a fund for payment to GGAC with respect to its post-closing rights to indemnification under the Investment Agreement, there will be placed in escrow (with an independent escrow agent) an aggregate of 200,000 Escrow Shares. The shares to be placed in escrow will be allocated among the Controlling Persons and the Optionholders in the same proportion as the number of GGAC ordinary shares being issued to them in the business combination.

GGAC and Grupo Colombo plan to complete the business combination promptly after the GGAC extraordinary general meeting, provided that:

●	GGAC’s shareholders have approved the business combination proposal;

●	GGAC has net tangible assets of US$5,000,001 upon such consummation, after giving effect to payments to public shareholders who exercise their conversion rights; and

●	the other conditions specified in the Investment Agreement have been satisfied or waived.

After consideration of the factors identified and discussed in the section entitled “The Business Combination Proposal — GGAC’s Board of Directors’ Reasons for Approval of the Business Combination,” GGAC’s board of directors concluded that the business combination met all of the requirements disclosed in the prospectus for its initial public offering, including that such business had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Investment Agreement.

Immediately after consummation of the business combination, assuming that (i) no shareholders of GGAC elect to convert their public shares into cash and (ii) the Controlling Persons make the full US$30 million of open market purchases at prices equal to approximately US$10.05 per share, the former shareholders and management of Grupo Colombo will own approximately 29.0% of the outstanding GGAC ordinary shares and the current shareholders of GGAC will own approximately 71.0% of the outstanding GGAC ordinary shares. If all of the public shares are converted into cash as permitted by GGAC’s amended and restated memorandum and articles of association other than those held by the Controlling Persons, and the other assumptions remain the same, such percentages will be approximately 54.9% and 45.1%, respectively. The foregoing takes into account the automatic exchange of the public rights upon consummation of the business combination and assumes the issuance of the working capital units upon conversion of the working capital notes (and the issuance of the shares underlying the rights included in such units), but does not take into account the shares underlying the GGAC warrants that are presently outstanding, the shares underlying the unit purchase options held by the underwriters of GGAC’s initial public offering or the shares underlying the warrants included in the working capital units.

If the business combination proposal is not approved by GGAC’s shareholders at the extraordinary general meeting, the other proposals (except an adjournment proposal, as discussed below) will not be presented at the extraordinary general meeting for a vote.

The Charter Amendment Proposals and the Articles Restatement Proposal

The proposed amendments to GGAC’s amended and restated memorandum and articles of association would, effective immediately upon consummation of the business combination, (i) change GGAC’s name to “Garnero Colombo Inc.”; (ii) adjust the existing classification of directors to conform with the classification described in the director election proposal below; and (iii) remove provisions that will no longer be applicable to GGAC after the business combination and make certain other immaterial changes. To the extent the charter amendment proposals are approved, the proposed amendment and restatement of GGAC’s amended and restated memorandum and articles of association would, effective immediately upon consummation of the business combination, delete such memorandum and articles in their entirety and substitute in their place the second amended and restated memorandum and articles of association. See the sections entitled “The Charter Amendment Proposals” and “The Articles Restatement Proposal.”

The Incentive Compensation Plan Proposal

The proposed 2015 Plan will reserve [●] GGAC ordinary shares for issuance in accordance with the plan’s terms. The purpose of the plan is to enable GGAC to offer its and its subsidiaries’ employees, officers, directors and consultants whose past, present and/or potential future contributions to GGAC have been, are or will be important to the success of GGAC, an opportunity to acquire a proprietary interest in GGAC. The various types of incentive awards that may be provided under the plan are intended to enable GGAC to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. The plan is attached to this proxy statement as Annex C. You are encouraged to read the plan in its entirety. See the section entitled “The Incentive Compensation Plan Proposal.”

The Director Election Proposal

At the extraordinary general meeting, five directors will be elected to GGAC’s board of directors, effective upon the consummation of the business combination, of whom one will be a Class A director serving until the annual general meeting of shareholders to be held in 2017, two will be Class B directors serving until the annual general meeting of shareholders to be held in 2018 and two will be Class C directors serving until the annual general meeting of shareholders to be held in 2019 and, in each case, until their successors are elected and qualified. Upon consummation of the business combination, if the individuals nominated by GGAC’s nominating committee are elected, the directors of GGAC will be as follows:

●	Class A (serving until 2017): John Tonelli;

●	Class B (serving until 2018): Nelson Narciso Filho and Amir Adnani; and

●	Class C (serving until 2019): Mario Garnero and Álvaro Jabur Maluf Jr.

Upon the consummation of the business combination, the executive officers of GGAC will be Mario Garnero, who will remain Chairman of GGAC, Álvaro Jabur Maluf Jr., who will become Chief Executive Officer of GGAC, Paulo Jabur Maluf, who will become Vice President of GGAC, and Denis Piovezan, who will become Chief Financial Officer of GGAC. Each of such persons will enter into an employment agreement with GGAC on consummation of the business combination. See the section entitled “The Director Election Proposal.”

The Adjournment Proposal

If, based upon the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the business combination or the closing conditions under the Investment Agreement are not met, GGAC’s board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “The Adjournment Proposal.”

GGAC Initial Shareholders

As of the record date, GGAC’s initial shareholders, including all of GGAC’s officers and directors, beneficially owned and were entitled to vote an aggregate of 3,593,750 initial shares that were issued prior to GGAC’s initial public offering. In addition, GGAC’s initial shareholders and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), the representative of the underwriters of the initial public offering, own 634,063 private shares included in the private units. The initial shares and private shares issued to the GGAC initial shareholders currently constitute approximately 22.3% of the outstanding GGAC ordinary shares. The initial share and private shares issued to the GGAC initial shareholders and EarlyBirdCapital currently constitute approximately 22.7% of the outstanding GGAC ordinary shares.

In connection with the initial public offering, GGAC and EarlyBirdCapital entered into agreements with each of the GGAC initial shareholders pursuant to which each GGAC initial shareholder agreed to vote the initial shares and shares underlying the private units, as well as any GGAC ordinary shares acquired in the aftermarket, in favor of the business combination proposal. The GGAC initial shareholders have also indicated that they intend to vote their initial shares in favor of all other proposals being presented at the meeting. Each of GGAC’s initial shareholders has agreed to waive its rights to participate in any liquidation of the trust account or other assets with respect to the insider shares and GGAC ordinary shares included in the private units, which will be worthless if no business combination is effected by GGAC.

In addition, in connection with the initial public offering, the GGAC initial shareholders entered into an escrow agreement pursuant to which, subject to certain exceptions, their initial shares will be held until (1) with respect to 50% of the initial shares, the earlier of one year after the date of the consummation of the business combination with Grupo Colombo (or another initial business combination) and the date on which the closing price of the GGAC ordinary shares equals or exceeds US$13.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after such business combination and (2) with respect to the remaining 50% of the initial shares, one year after the date of the consummation of the business combination with Grupo Colombo (or another initial business combination), or earlier, in either case, if, subsequent to such initial business combination, GGAC consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property.

The GGAC initial shareholders have not purchased any ordinary shares in the open market. If the GGAC initial shareholders believe it would be desirable for them or their affiliates to purchase additional shares in advance of the extraordinary general meeting, they may do so. Such determination would be based on factors such as the likelihood of approval or disapproval of the business combination proposal, the number of shares for which conversion may be requested and the financial resources available to such prospective purchasers.

Date, Time and Place of Extraordinary General Meeting of GGAC’s Shareholders

The extraordinary general meeting of shareholders will be held on [●], 2016, at [●] [a/p].m., Eastern Time, at the offices of Graubard Miller, GGAC’s U.S. counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, to consider and vote upon the business combination proposal, the charter amendment proposals, the articles restatement proposal, the incentive compensation plan proposal and the director election proposal. The adjournment proposal may be presented, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the business combination or the closing conditions under the Investment Agreement are not met.

Voting Power; Record Date

Shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned GGAC ordinary shares at the close of business on [●], 2016, which is the record date for the meeting. Shareholders will have one vote for each GGAC ordinary share owned by them at the close of business on the record date. If you are a holder of record of GGAC ordinary shares, you may vote in person at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you sign and return your proxy card, but do not provide instructions as to how to vote your shares, the proxies solicited by the board of directors will be voted “FOR” all of the proposals. On the record date, there were 18,602,813 GGAC ordinary shares outstanding. GGAC rights and warrants do not have voting rights.

If your GGAC ordinary shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Quorum and Vote of GGAC Shareholders

A quorum of shareholders is necessary to transact business at a general meeting. The presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the holders of a majority of the GGAC ordinary shares constitutes a quorum. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The proposals presented at the special meeting will require the following votes:

●	Pursuant to GGAC’s amended and restated memorandum and articles of association, the approval of the business combination proposal will require the affirmative vote of the holders of a majority of the GGAC ordinary shares voted on such proposal at the extraordinary general meeting. In addition, the business combination will not be consummated if GGAC does not have net tangible assets of at least US$5,000,001 upon such consummation, after giving effect to payments to public shareholders who exercise their conversion rights. GGAC estimates that this condition will be met if holders of no more than 13,762,388 of the public shares (representing approximately 95.7% of the public shares) properly demand conversion of their shares into cash.

●	The approval by special resolution of the charter amendment proposals and the articles restatement proposal will require the affirmative vote of the holders of not less than two-thirds of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

●	The approval by ordinary resolution of the incentive compensation plan proposal and the adjournment proposal (if presented), and the election by ordinary resolution of five directors, will require the affirmative vote of the holders of a majority of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on the business combination proposal, the charter amendment proposals, the articles restatement proposal, the incentive compensation plan proposal, the director election proposal or the adjournment proposal (if presented). Please note that holders of the public shares cannot seek conversion of their shares unless they affirmatively vote for or against the business combination proposal.

The GGAC initial shareholders hold approximately 22.3% of the GGAC ordinary shares outstanding. Such shares, as well as any additional shares acquired in the aftermarket by the GGAC initial shareholders, will be voted in favor of the business combination proposal and all of the other proposals. Furthermore, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase at least US$30 million of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares.

Pursuant to the Investment Agreement, the transactions are conditioned upon approval of the business combination proposal but not upon the approval of the other proposals being presented. However, such proposals will not be presented for a vote at the special meeting unless the business combination proposal is approved.

Conversion Rights

Public shareholders may seek to convert their shares, regardless of whether they vote for or against the business combination. All conversions will be effectuated as repurchases under GGAC’s amended and restated memorandum and articles of association and Cayman Islands law. Any public shareholder who affirmatively votes either for or against the business combination proposal will have the right to demand that his shares be converted for a full pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid (which GGAC expects will be approximately US$144,469,000, or approximately US$10.05 per share, at the consummation of the business combination). A public shareholder will be entitled to receive cash for these shares only if the business combination is consummated.

A public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 30% or more of the public shares. Accordingly, all shares in excess of 30% owned by a holder will not be converted to cash. On the other hand, a public shareholder who holds less than 30% of the public shares may convert all of the public shares held by him to cash.

If you are a holder of public shares and you seek to convert your shares, you must (i) affirmatively vote either for or against the business combination proposal and (ii) demand that GGAC convert your shares into cash no later than the close of the vote on the business combination proposal, by either checking the box on the proxy card or by submitting your request in writing to GGAC’s transfer agent and delivering your shares to GGAC’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting.

If a holder of public shares votes for or against the business combination proposal and properly demands conversion as described above, then, if the business combination is consummated, GGAC will convert these shares for cash. If you exercise your conversion rights, then you will be exchanging your shares of GGAC ordinary shares for cash and will no longer own these shares following the business combination. The business combination will be consummated only if the business combination proposal is approved, GGAC would have net tangible assets of at least US$5,000,001 upon such consummation, after giving effect to payments to public shareholders who exercise their conversion rights, and the other conditions to the business combination set forth in the Investment Agreement are satisfied or waived.

If GGAC is unable to complete the business combination with Grupo Colombo or another business combination by June 25, 2016, it will trigger GGAC’s automatic dissolution and liquidation pursuant to the terms of its amended and restated memorandum and articles of association. As a result, this has the same effect as if GGAC had formally gone through a voluntary liquidation procedure under the Companies Law. The amount that a holder would receive upon liquidation in the event a business combination is not effected in the required period may be more or less than the estimated US$10.05 per share that a holder would receive upon conversion of its shares in connection with the business combination because (i) there may be greater earned interest in the trust account at the time of the liquidation since it would occur at a later date than a conversion and (ii) GGAC may incur expenses it otherwise would not incur if GGAC consummates the business combination, including, potentially, claims requiring payment from the trust account by creditors who have not waived their rights against the trust account. Mario Garnero has personally agreed that, if GGAC liquidates the trust account prior to the consummation of the business combination with Grupo Colombo or another business combination, he will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by GGAC for services rendered or contracted for or products sold to GGAC in excess of the net proceeds of the initial public offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if the target businesses or vendors or other entities did not execute an agreement waiving all right to the funds held in the trust account. GGAC cannot assure its shareholders that Mr. Garnero will be able to satisfy those obligations if he is required to do so. See the section entitled “Other Information Related to GGAC — Liquidation If No Business Combination” for additional information.

Appraisal Rights

GGAC’s shareholders do not have appraisal rights under the Companies Law in connection with the business combination or the other proposals.

Proxy Solicitation

GGAC is soliciting proxies on behalf of its board of directors. GGAC will bear all of the costs of the solicitation. Proxies may be solicited by mail, telephone or in person. GGAC has engaged [●] to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of GGAC Shareholders — Revoking Your Proxy.”

Interests of GGAC’s Directors and Officers and Others in the Business combination

When you consider the recommendation of GGAC’s board of directors in favor of approval of the business combination proposal and the other proposals, you should keep in mind that GGAC’s initial shareholders, including its directors and officers, have interests in such proposals that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

●	If the business combination with Grupo Colombo or another business combination is not consummated by June 25, 2016, it will trigger GGAC’s automatic dissolution and liquidation pursuant to the terms of its amended and restated memorandum and articles of association. In such event, the 3,593,750 initial shares held by GGAC’s initial shareholders, including its directors and officers, which were acquired for an aggregate purchase price of US$25,000 prior to GGAC’s initial public offering, would be worthless because GGAC’s initial shareholders are not entitled to participate in any redemption distribution with respect to such shares. Such shares had an aggregate market value of US$35,182,813 based upon the closing price of US$9.79 per share on Nasdaq on December 17, 2015.

●	An affiliate of Mario Garnero, GGAC’s Chief Executive Officer, and EarlyBirdCapital, the underwriter in GGAC’s initial public offering, purchased an aggregate of 634,063 private units at a price of US$10.00 per unit (US$6,340,630 in the aggregate). These purchases took place on a private placement basis simultaneously with the consummation of GGAC’s initial public offering. The private warrants and the rights (the “private rights”) underlying the private units will only become exercisable or exchangeable in connection with an initial business combination. Furthermore, the holders of the private units have agreed that the underlying private shares will not participate in any liquidating distribution upon winding up if a business combination is not consummated. Accordingly, the private units (including the private shares, private rights and private warrants) will become worthless if the business combination with Grupo Colombo or another business combination is not consummated (as will the remainder of the public rights and public warrants). Such units had an aggregate market value of US$6,245,521 based upon the closing price of US$9.85 per unit on Nasdaq on December 17, 2015.

●	Mario Garnero, Amir Adnani, John Tonelli and Nelson Narciso Filho will continue as directors of GGAC following consummation of the business combination. As such, in the future each will receive any cash fees, share options or share awards that the GGAC board of directors determines to pay to its officers and directors.

●	If a business combination is not consummated within the required time period, Mario Garnero, GGAC’s Chairman of the Board, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by GGAC for services rendered or contracted for or products sold to GGAC and which have not executed a waiver agreement.

●	Mario Garnero has loaned approximately US$1,228,650 to GGAC, and may in the future loan additional amounts to GGAC in order to meet GGAC’s working capital needs prior to the closing of the business combination with Grupo Colombo. If GGAC fails to consummate the business combination with Grupo Colombo or another business combination, the loans would become unsecured liabilities of GGAC; however, Mr. Garnero has waived any claim against the trust account. Accordingly, GGAC will not be able to repay these loans if the business combination is not completed. In addition, upon consummation of a business combination, US$500,000 of such loans is convertible at the election of Mr. Garnero into working capital units at a conversion price of US$10.00 per unit. The working capital units are identical to the private units. Accordingly, if a business combination is not consummated, Mr. Garnero also will lose the opportunity to acquire an additional 50,000 units, which would have an aggregate market value of US$492,500 based upon the closing price of US$9.85 per unit on Nasdaq on December 17, 2015.

●	GGAC’s officers, directors, initial shareholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on GGAC’s behalf, such as identifying and investigating possible business targets and business combinations. However, if GGAC fails to consummate a business combination, they will not have any claim against the trust account for the reimbursement of these expenses. Accordingly, GGAC will not be able to reimburse these expenses if the business combination with Grupo Colombo or another business combination is not completed. As of the date of this proxy statement, GGAC’s officers, directors, initial shareholders and their affiliates have incurred approximately $40,000 of unpaid reimbursable expenses.

At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding GGAC or its securities, the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal or to seek, or indicate an intention to seek, conversion of their shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire GGAC ordinary shares or vote their shares in favor of the business combination proposal and not seek conversion. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the GGAC initial shareholders for nominal value. The funds for any such purchases or incentives will either come from cash available to such purchasing parties or from third party financing, none of which has been sought at this time.

The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the GGAC ordinary shares voted on the business combination proposal at the extraordinary general meeting vote in its favor and that GGAC has net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise their conversion rights, where it appears that such requirements would otherwise not be met. Purchases of shares or the entry into other transactions by the persons described above would allow them to exert more influence over the approval of the business combination proposal and other proposals to be presented at the extraordinary general meeting and therefore would increase the chances that such proposals would be approved. Moreover, any such purchases or other transactions would reduce the number of GGAC shareholders who exercise their conversion rights and therefore would increase the chances that GGAC has net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo. Accordingly, if such share purchases and other transactions are effected, the consequence could be to cause the business combination to be authorized in circumstances where such authorization could not otherwise be obtained.

Entering into any such incentive arrangements may have a depressive effect on GGAC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the extraordinary general meeting.

Pursuant to the Investment Agreement, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30,000,000 of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares. As of the date of this proxy statement, there have been no other discussions or agreements between the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates and any investor or holder of GGAC ordinary shares regarding any share purchase or other transactions described above. GGAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Opinion of Financial Advisor to the GGAC Board of Directors

GGAC engaged Hirashima & Associados Consultoria em Transações Societárias Ltda. (“H&A”) to render an opinion as to, as of December 16, 2015, (i) the fairness, from a financial point of view, to shareholders of GGAC of the consideration to be paid by GGAC pursuant to the Investment Agreement with Grupo Colombo and (ii) whether Grupo Colombo had a fair market value equal to at least 80% of the balance of funds in GGAC’s trust account. H&A is a consulting firm that regularly is engaged in valuation of business and their securities in connections with acquisitions, corporate restructuring and accounting valuations. GGAC’s board of directors decide to utilize the services of H&A because it is a recognized consulting firm that has substantial experience in similar matters.

H&A rendered its oral opinion to GGAC’s board of directors on December 16, 2015 (which was subsequently confirmed in writing by delivery of H&A’s written opinion dated the same date) that, as of December 16, 2015, (i) the consideration to be paid by GGAC pursuant to the Investment Agreement was fair, from a financial point of view, to GGAC shareholders and (ii) Grupo Colombo had a fair market value equal to at least 80% of the balance of funds in GGAC’s trust account. For purposes of H&A’s opinion, “consideration” refers to 4,000,000 GGAC ordinary shares.

The amount of the consideration to be paid by GGAC to Grupo Colombo’s shareholders was determined pursuant to negotiations between GGAC and Grupo Colombo and not pursuant to recommendations of H&A.

The opinion was provided for the use and benefit of the GGAC board in connection with its consideration of the Investment Agreement and only addressed (i) the fairness, from a financial point of view, to GGAC shareholders of the consideration to be paid by GGAC pursuant to the Investment Agreement and (ii) whether Grupo Colombo had a fair market value equal to at least 80% of the balance of funds in GGAC’s trust account, in each case as of the date of the opinion, and did not address any other aspect or implication of the Investment Agreement. The summary of H&A’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex D to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by H&A in preparing its opinion. However, neither H&A’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any shareholder as to how such shareholder should act or vote with respect to any matter relating to the proposed business combination.

Recommendation to Shareholders

GGAC’s board of directors believes that the business combination proposal and the other proposals to be presented at the extraordinary general meeting are fair to and in the best interest of GGAC’s shareholders and unanimously recommends that its shareholders vote “FOR” the business combination proposal, “FOR” each of the charter amendment proposals, “FOR” the articles restatement proposal, “FOR” the incentive compensation plan proposal, “FOR” the persons nominated by management for election as directors and “FOR” the adjournment proposal, if presented.

Conditions to the Closing of the Business Combination

General Conditions

Consummation of the business combination is conditioned on, among other things, (i) the business combination proposal having been duly approved and adopted by the GGAC shareholders by the requisite vote under the Companies Law of the Cayman Islands and GGAC’s amended and restated memorandum and articles of association, (ii) GGAC having net tangible assets of at least US$5 million upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise their conversion rights, (iii) no governmental entity having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and would prohibit consummation of the Contributions, and and (iv) the Company having completed the Reorganization.

Controlling Persons and Optionholders’ Conditions to Closing

The obligations of Controlling Persons and the Optionholders to consummate the transactions contemplated by the Investment Agreement also are conditioned upon, among other things:

●	the representations and warranties of GGAC being true and correct on the date of the Investment Agreement and on the date of the consummation of the business combination, subject to qualification as to a Material Adverse Effect (as defined in the Investment Agreement), GGAC having performed in all material respects all covenants required under the Investment Agreement to be performed on or prior to the consummation of the business combination, GGAC having obtained certain consents of third parties required to be obtained in connection with the Contributions, and GGAC having delivered an officer’s certificate with respect to foregoing;

●	no Material Adverse Effect having occurred with respect to GGAC since the date of the Investment Agreement;

●	GGAC being in compliance with the reporting requirements under the Exchange Act;

●	Grupo Colombo having received an opinion of GGAC’s counsel in agreed form;

●	the Registration Rights Agreement having been executed by the parties thereto; and

●	the officers of GGAC having resigned from certain positions of GGAC.

GGAC’s Conditions to Closing

The obligations of GGAC to consummate the transactions contemplated by the Investment Agreement also are conditioned upon each of the following, among other things:

●	the representations and warranties of Grupo Colombo being true and correct on the date of the Investment Agreement and on the date of the consummation of the business combination, subject to qualification as to a Material Adverse Effect, Grupo Colombo, the Controlling Persons and the Optionholders having performed in all material respects all covenants required under the Investment Agreement to be performed on or prior to the consummation of the business combination, Grupo Colombo having obtained certain consents of third parties required to be obtained in connection with the Contributions, and GGAC have delivered an officer’s certificate with respect to foregoing;

●	no Material Adverse Effect having occurred with respect to Grupo Colombo since the date of the Investment Agreement;

●	the Lockup Agreements being in full force and effect;

●	the irrevocable instructions to exercise their options in full at the Closing and instrument of assignment directing the underlying ordinary shares of Grupo Colombo to be issued in the name of GGAC that were delivered by the Optionholders simultaneously with the execution of the Investment Agreement (the “Irrevocable Instructions”) being in full force and effect;

●	the purchase by the Controlling Persons or their affiliates of US$30 million in GGAC ordinary shares in the open market having occurred;

●	GGAC having received an opinion of Grupo Colombo’s counsel in agreed upon form;

●	(i) all outstanding indebtedness owned by any Grupo Colombo insider shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which Grupo Colombo has guaranteed the payment or performance of any obligations of any Grupo Colombo insider to a third party shall have been terminated; and (iii) no Controlling Person or Grupo Colombo insider shall own any direct equity interests in any subsidiary of Grupo Colombo;

●	release letters that provide for the release of, among other encumbrances, certain liens on the outstanding ordinary shares of Grupo Colombo held by the Controlling Persons (the “Release Letters”), being in full force and effect;

●	the transfer of certain trademarks by Grupo Colombo having been cancelled;

●	the Reorganization having satisfied the conditions that Grupo Colombo not incur any indebtedness or other liabilities and accrue goodwill amortizable under applicable tax law in the amount of R$200,000,000; and

●	the waivers of certain financial covenants applicable to Grupo Colombo for at least sixty days after the consummation of the business combination being in full force and effect.

Termination; Waiver

The Investment Agreement may be terminated at any time, but not later than the closing, as follows:

●	by mutual written consent of GGAC and the Controlling Persons;

●	by either GGAC or the Controlling Persons if the Contributions shall not have been consummated for any reason by March 31, 2016, provided that the terminating party’s actions did not principally cause the delay and constitute a breach of the Investment Agreement;

●	by either GGAC or the Controlling Persons if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the business combination, which order, decree, ruling or other action is final and nonappealable, provided that the terminating party’s was not the principal cause of such action being final and nonappealable;

●	by either GGAC or the Controlling Persons if the other party has breached any of its covenants or representations and warranties, such that the conditions set forth above would not be satisfied, and has not cured its breach within 30 days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or

●	by either GGAC or the Controlling Persons if, at the extraordinary general meeting, the business combination proposal is not approved, or GGAC would not have at least US$5 million of net tangible assets upon consummation of the business combination, after giving effect to payments to public shareholders who exercise their conversion rights.

The Investment Agreement does not specifically address the rights of a party (other than termination) in the event of a material breach by a party of its covenants or warranties or a refusal or wrongful failure of the other party to consummate the business combination. However, either party would be entitled to assert its legal rights for breach of contract against the other party, including the right to seek specific performance of the agreement.

If permitted under the applicable law, either Grupo Colombo or GGAC may, in writing, waive any inaccuracies in the representations and warranties made to such party contained in the Investment Agreement or in any document delivered pursuant to the Investment Agreement, and waive compliance with any agreements or conditions for the benefit of itself contained in the Investment Agreement or in any document delivered pursuant to the Investment Agreement. The condition requiring that GGAC having net tangible assets of at least US$5 million upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise their conversion rights, may not be waived. GGAC cannot assure you that all of the conditions will be satisfied or waived.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for GGAC and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation. See the section entitled “Risk Factors” for a fuller discussion of this and other risks.

Tax Consequences of the Business Combination

GGAC has received an opinion from its counsel, Graubard Miller, that, for U.S. federal income tax purposes:

●	No gain or loss will be recognized by shareholders of GGAC who do not elect conversion of their public shares; and

●	A shareholder of GGAC who exercises conversion rights and effects a termination of the shareholder’s interest in GGAC will be required to recognize capital gain or loss upon the exchange of that shareholder’s GGAC ordinary shares for cash, if such shares were held as a capital asset on the date of the business combination. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that shareholder’s GGAC ordinary shares.

The tax opinion is attached to this proxy statement as Annex E. Graubard Miller has consented to the use of its opinion in this proxy statement. For a description of the material U.S. federal income tax consequences of the business combination, please see the information set forth in “The Business Combination Proposal — Material Federal Income Tax Consequences of the Business combination to GGAC and its Shareholders.”

Anticipated Accounting Treatment

The transactions contemplated by the Investment Agreement are considered to be a business combination to be accounted for under the acquisition method in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) with GGAC being the acquirer and Colombo being the acquired company. Under this method, the consideration transferred and the tangible and intangible identifiable assets acquired and liabilities assumed are recorded at fair value on the acquisition date. The amount of the consideration transferred in excess of the net assets acquired is recognized as goodwill.

Regulatory Matters

The business combination and the transactions contemplated by the Investment Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the Cayman Islands necessary to effectuate the amendment and restatement of GGAC’s memorandum and articles of incorporation and filings with the Board of Trade of the State of Mato Grosso (Junta Comercial do Estado do Mato Grosso) necessary to effectuate certain amendments to Grupo Colombo’s by-laws.

Risk Factors

In evaluating the proposals to be presented at the extraordinary general meeting, a shareholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

GGAC is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the business combination.

GGAC’s balance sheet data as of September 30, 2015 and statement of operations data for the three months ended September 30, 2015 are derived from GGAC’s unaudited financial statements, which are included elsewhere in this proxy statement. GGAC’s balance sheet data as of June 30, 2015 and statement of operations data for the year ended June 30, 2015 and the period from February 11, 2014 (inception) to June 30, 2014 are derived from GGAC’s audited financial statements, which are included elsewhere in this proxy statement.

Grupo Colombo’s consolidated balance sheet data as of September 30, 2015 and consolidated statement of operations data for the nine months ended September 30, 2015 are derived from Grupo Colombo’s unaudited consolidated financial statements, which are included elsewhere in this proxy statement. Grupo Colombo’s consolidated balance sheet data as of December 31, 2014 and 2013 and consolidated statement of operations data for the years ended December 31, 2014 and 2013 are derived from Grupo Colombo’s audited consolidated financial statements, which are included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with each of Grupo Colombo’s and GGAC’s consolidated financial statements and related notes and “Other Information Related to GGAC — GGAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Grupo Colombo” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Grupo Colombo or GGAC.

Selected Financial Information — GGAC

In U.S. Dollars	For the Three Months Ended September 30, 2015	For the Year Ended June 30, 2015	For the period from February 11, 2014 (Inception) through June 30, 2014

Loss from operations	$(392,363)	$(1,204,763)	$(8,958)
Net loss	$(322,940)	$(1,091,626)	$(8,958)
Basic and diluted loss per share	$(0.07)	$(0.23)	$(0.00)

	September 30, 2015	June 30, 2015	June 30, 2014

Cash and cash equivalents	$20,283	$278	$160
Restricted cash and cash equivalents held in trust account	$144,621,160	$144,551,737	$-
Total assets	$144,681,110	$144,600,682	$283,274
Total liabilities	$1,223,188	$819,821	$267,232
Common stock subject to possible conversion	$138,457,915	$138,780,852	$-
Shareholders’ equity	$5,000,007	$5,000,009	$16,042

Selected Financial Information — Grupo Colombo

	For the Nine Months ended September 30,	For the years ended December 31,
In Thousands of U.S Dollars	2015	2014	2013
Income Statement Data
Net Revenue	101,450	234,461	220,119
Gross Profit	61,093	129,065	120,617
Total Operating Expenses	(50,218)	(95,405)	(100,483)
Income From Operations	10,875	33,660	20,134
Total Other Expense	(60,311)	(59,812)	(39,701)
Net Loss	(49,723)	(32,272)	(21,446)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	52,606,785	48,664,321	33,785,542

	For the Nine Months ended September 30,	For the years ended December 31,
In Thousands of U.S. Dollars	2015	2014	2013
Net Loss	(49,723)	(32,272)	(21,446)
Other Comprehensive Income (Loss):
Foreign currency translation adjustments	61,171	16,426	25,791
Total Comprehensive Income (Loss)	11,448	(15,846)	4,345

	September 30,	December 31,	December 31,
In Thousands of U.S. Dollars	2015	2014	2013
Balance Sheet Data
Total Assets	108,770	204,196	217,364
Total Liabilities	249,706	356,580	398,962
Common stock, no par value	103,726	103,726	58,666
Total Stockholders' Deficiency	(140,936)	(152,384)	(181,598)
Total Liabilities and Stockholders' Deficiency	108,770	204,196	217,364

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The following unaudited pro forma condensed combined financial statements of GGAC and Grupo Colombo are provided to assist you in your analysis of the financial aspects of the transactions described in the Investment Agreement between GGAC Grupo Colombo.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015 combined the historical statements of operations of GGAC for the year ended June 30, 2015 with the adjusted historical statement of operations of Grupo Colombo, after adjusting Grupo Colombo from a December 31 fiscal year end to a June 30 year end, giving effect to the acquisitions as if they had occurred on July 1, 2014.

The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2015 combined the historical statements of operations of GGAC for the three months ended September 30, 2015 with the adjusted historical statement of operations of Grupo Colombo, after adjusting Grupo Colombo from December 31 fiscal year end to a June 30 year end, giving effect to the acquisitions as if they had occurred on July 1, 2015.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of GGAC, and Grupo Colombo as of September 30, 2015 giving effect to the transactions described in the Investment Agreement between GGAC and Grupo Colombo as if they had occurred on September 30, 2015.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the acquisitions, are factually supportable and, in the case of the unaudited pro forma statements of operations data, are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Statements” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the business combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2015 and the three months ended September 30, 2015 have been prepared using three different levels of approval of the transaction by public shareholders as follows:

●	Assuming No Redemptions: This presentation assumes that no public shareholders seek conversion of their GGAC ordinary shares into a pro rata share of the trust account.

●	Assuming Maximum Unaffiliated Redemptions: This presentation assumes that the Controlling Persons make the full US$30 million of open market purchases and all public shareholders, other than the Controlling Persons, seek conversion of their GGAC ordinary shares into a pro rata share of the trust account.

●	Assuming Maximum Redemptions: This presentation assumes that a number of public shareholders seek conversion of their GGAC ordinary shares into a pro rata share of the trust account, such that GGAC will have net tangible assets of US$5,000,001 upon consummation of the business combination with Grupo Colombo, after giving effect to such conversions.

GGAC is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

The following selected unaudited pro forma financial information should be read together with Grupo Colombo’s and GGAC’s audited financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Grupo Colombo,” “Other Information Related to GGAC — GGAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included elsewhere in this proxy statement.

	Combined Assuming No Redemptions		Combined Assuming Maximum Redemptions		Combined Assuming Maximum Unaffiliated Redemptions
In Thousands of U.S. Dollars	For the Three Months Ended September 30, 2015	For the Year Ended June 30, 2015	For the Three Months Ended September 30, 2015	For the Year Ended June 30, 2015	For the Three Months Ended September 30, 2015	For the Year Ended June 30, 2015
Income Statement Data
Net Revenue	$30,776	$205,823	$30,776	$205,823	$30,776	$205,823
Gross Profit	19,733	116,797	19,733	116,797	19,733	116,797
Operating Expenses	15,755	83,994	15,755	83,994	15,755	83,994
Income From Operations	3,586	31,598	3,586	31,598	3,586	31,598
Total Other Expense	(13,012)	(78,670)	(13,012)	(78,670)	(13,012)	(78,670)
Net Loss	(10,395)	(50,008)	(10,395)	(50,008)	(10,395)	(50,008)
Basic and Diluted Net Loss Per Share	(0.46)	(2.22)	(1.18)	(5.73)	(0.92)	(4.46)

	Combined Assuming No Redemptions		Combined Assuming Maximum Redemptions		Combined Assuming Maximum Unaffiliated Redemptions
In Thousands of U.S. Dollars	For the Three Months Ended September 30, 2015	For the Year Ended June 30, 2015	For the Three Months Ended September 30, 2015	For the Year Ended June 30, 2015	For the Three Months Ended September 30, 2015	For the Year Ended June 30, 2015
Balance Sheet Data
Cash and Cash Equivalents	$137,966	$-	$2,508	$-	$24,508	$-
Total Assets	451,076	-	315,618	-	337,618	-
Total Liabilities	280,929	-	280,929	-	280,929	-
Shareholders' Equity	170,147	-	34,689	-	56,689	-

COMPARATIVE PER SHARE DATA

The following table sets forth the historical per share data of GGAC and Grupo Colombo on a stand-alone basis for the three months ended September 30, 2015 and the year ended June 30, 2015 and the unaudited pro forma combined per share data of GGAC and Grupo Colombo for the for the three months ended September 30, 2015 and the year ended June 30, 2015, after giving effect to the business combination. The unaudited pro forma combined per share data are provided for each of the no redemptions scenario, the maximum unaffiliated redemptions scenario and the maximum redemptions scenario.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of GGAC and Grupo Colombo and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information for GGAC and Grupo Colombo is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of GGAC and Grupo Colombo would have been had the companies been combined during the period presented.

	GGAC	Grupo Colombo	Combined Assuming No Redemptions	Combined Assuming Maximum Redemptions	Combined Assuming Maximum Unaffiliated Redemptions

Net income (loss) for the year ended June 30, 2015	$(1,092)	$(45,413)	$(50,008)	$(50,008)	$(50,008)
Weighted average shares outstanding – basic	4,728,666	50,635,653	22,537,706	8,728,666	11,216,228
Income (loss) per share – basic, for the year ended June 30, 2015	(0.23)	(0.90)	(2.22)	(5.73)	(4.46)
Net income (loss) for the three months September 30, 2015	(323)	(8,680)	(10,395)	(10,395)	(10,395)
Income (loss), or pro forma earnings per share – basic, for the three months ended September 30, 2015	(0.07)	(0.16)	(0.46)	(1.18)	(0.92)
Share outstanding on September 30, 2015	4,794,280	52,606,985	22,556,668	8,793,980	11,281,542
Book value per share or pro forma book value per share	1,042.91	(2.68)	7.54	3.74	4.87

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement.

The value of your investment in GGAC following consummation of the business combination will be subject to the significant risks affecting, among other things, Grupo Colombo and its operations, the Brazilian economy and the Brazilian retail market. If any of the events described below occur, GGAC’s post-business combination business and financial results could be adversely affected in a material way. This could cause the trading price of its ordinary shares to decline, perhaps significantly, and you therefore may lose all or part of your investment.

As used in this section, references to “we,” “us” and “our” are intended to refer to Grupo Colombo unless the context clearly indicates otherwise.

Risks Relating to the Brazilian Economy and Retail Market

The Brazilian government has historically exercised, and continues to exercise, significant influence over the Brazilian economy. Brazilian political and economic conditions may adversely affect the value of Grupo Colombo and the trading price of the shares issued by GGAC.

The Brazilian government’s economic policies may have important effects on Brazilian companies, including Grupo Colombo, and on market conditions and prices of Brazilian securities. Grupo Colombo’s financial condition and results of operations may be adversely affected by the following factors and the Brazilian government’s response to these factors:

●	interest rates;

●	monetary policy;

●	exchange rate and currency fluctuations;

●	inflation;

●	liquidity of the domestic capital and lending markets;

●	tax and regulatory policies; and

●	other political, social and economic developments in or affecting Brazil.

Uncertainty over whether the Brazilian government will implement changes in policy or regulation affecting these or other factors creates instability in the Brazilian economy, increasing the volatility of the Brazilian securities markets, which may have an adverse effect on Grupo Colombo. Recent economic and political instability has led to legislative or regulatory changes that resulted in increased economic uncertainty, a negative perception of the Brazilian economy and outlook and heightened volatility in the Brazilian securities markets, which may adversely affect its financial condition and the trading prices of the post business combination company’s securities.

Political crises in Brazil have in the past adversely affected the development of the Brazilian economy and resulted in a decline in the confidence of foreign investors, as well as the Brazilian public in general. Recent popular unrest in Brazil has led to large demonstrations, which is an example of the Brazilian population’s growing dissatisfaction with corruption and certain political measures. Political crises in Brazil could adversely affect the market for Grupo Colombo’s products and result in a material adverse effect to its financial condition and results of operation.

The Brazilian government’s efforts to combat inflation may hinder the growth of the Brazilian economy and could harm the value of Grupo Colombo and the trading price of GGAC’s securities.

Brazil has in the past experienced extremely high rates of inflation and has therefore followed monetary policies that have resulted in one of the highest real interest rates in the world. Between 2005 and 2014, the base interest rate (Sistema Especial de Liquidação e de Custódia), or SELIC rate, in Brazil varied between 19.75% per annum and 7.25% per annum. Inflation and the Brazilian government’s measures to fight it, mainly through Brazil’s central bank, have had and may have significant effects on the Brazilian economy and Grupo Colombo’s business. Tight monetary policies with high interest rates may restrict Brazil’s growth and the availability of credit. Conversely, more lenient government and Central Bank of Brazil policies and interest rate decreases may trigger increases in inflation, which could negatively affect Grupo Colombo’s business. Grupo Colombo may not be able to adjust the prices it charges its customers to offset the effects of inflation on its cost structure. Brazilian government measures to combat inflation that result in an increase in interest rates may have an adverse effect on Grupo Colombo as its indebtedness is indexed to the interbank deposit certificate (Certificados de Depósito Interbancário), or CDI, rate. Inflationary pressures may also hinder Grupo Colombo’s ability to access foreign financial markets or lead to government policies to combat inflation that could harm Grupo Colombo or adversely affect the trading price of GGAC’s securities.

Exchange rate instability may have a material adverse effect on the Brazilian economy and Grupo Colombo.

The Brazilian currency fluctuates in relation to the U.S. dollar and other foreign currencies. The Brazilian government has in the past used different exchange rate regimes, including sudden devaluations, periodic mini-devaluations (during which the frequency of adjustments has ranged from daily to monthly), exchange controls, dual exchange rate markets and a floating exchange rate system. Since 1999, Brazil has adopted a floating exchange rate system with interventions by the Central Bank of Brazil in buying or selling foreign currency. From time to time there have been significant fluctuations in the exchange rate between the real and the U.S. dollar and other currencies. For example, the real appreciated 11.8%, 8.7% and 17.2% against the U.S. dollar in 2005, 2006 and 2007, respectively. In 2008, as a result of the worsening global economic crisis, the real depreciated 32% against the U.S. dollar, closing at R$2.337 to US$1.00 on December 31, 2008. For the years ended December 31, 2009 and 2010, the real appreciated 25.5% and 4.2%, respectively, against the U.S. dollar, closing at R$1.741 and R$1.666 to US$1.00 on December 31, 2009 and 2010, respectively. For the years ended December 31, 2011, 2012, 2013 and 2014 the real depreciated 12.6%, 8.9%, 14.6% and 13.4%, respectively, against the U.S. dollar, closing at R$1.876, R$2.044, R$2.343 and R$2.656 to US$1.00, respectively. The real may substantially depreciate or appreciate against the U.S. dollar in the future. Exchange rate instability may have a material adverse effect on Grupo Colombo. Depreciation of the real against the U.S. dollar could create inflationary pressures in Brazil and cause increases in interest rates, which could negatively affect the growth of the Brazilian economy as a whole and result in a material adverse effect on Grupo Colombo. Depreciation would also reduce the U.S. dollar value of distributions and dividends to GGAC as the single shareholder of Grupo Colombo (and, accordingly, the U.S. dollar value of dividends to GGAC shareholders, in the event GGAC’s board of directors decides to pay any such dividends). The depreciation of the U.S. dollar also may impact on the price of goods that are currently purchased by Grupo Colombo in China in connection with the conduct of its ordinary business. In addition, because the combined company’s operations will be conducted primarily in reals, but its financial statements will be reported in U.S. dollars, depreciation may adversely affect the combined company’s reported results, even if there is no underlying change in the combined company’s business, which could cause the market price of GGAC ordinary shares to decline.

Fluctuations in interest rates could increase the cost of servicing Grupo Colombo’s debt and negatively affect its overall financial performance.

Grupo Colombo’s financial results are affected by changes in interest rates, such as the Brazilian Interbank Deposit Certificate (Certificado de Depósito Interbancário), or CDI. The CDI rate has fluctuated significantly in the past in response to the expansion or contraction of the Brazilian economy, inflation control purpose, Brazilian government policies and other factors. The CDI rate was 11.57% p.a., 9.77% p.a.and 6.90% p.a. as of December 31, 2014, 2013 and 2012, respectively. A significant increase in interest rates would have a material adverse effect on Grupo Colombo’s financial expenses as a significant part of our debt is linked to these rates. On the other hand, a significant reduction in the CDI rate could adversely impact the financial revenues derived from Grupo Colombo’s investment activities since a relevant part of its cash is invested Brazilian money market, linked to CDI.

Changes in Brazilian tax laws may have an adverse impact on the taxes applicable to Grupo Colombo’s business.

The Brazilian government frequently implements changes to tax regimes that may affect Grupo Colombo and its customers. These include changes in prevailing tax rates and, occasionally, enactment of temporary taxes, the proceeds of which are earmarked for designated governmental purposes.

Some of these changes may result in increases in Grupo Colombo’s tax payments, which could adversely affect industry profitability and increase the prices of its products, restrict its ability to do business in its existing and target markets and cause its financial results to suffer. There can be no assurance that Grupo Colombo will be able to maintain its projected cash flow and profitability following any increases in Brazilian taxes applicable to Grupo Colombo and its operations.

If Grupo Colombo does not successfully comply with laws and regulations designed to combat governmental corruption in countries in which it sells its products, it could become subject to fines, penalties or other regulatory sanctions, as well as to adverse press coverage, which could cause its reputation and sales to suffer.

Although Grupo Colombo is committed to conducting business in a legal and ethical manner in compliance with local and international statutory requirements and standards applicable to its business, there is a risk that our management, employees or representatives may take actions that violate applicable laws and regulations prohibiting the making of improper payments to foreign government officials for the purpose of obtaining or keeping business, including laws relating to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions such as the U.S. Foreign Corrupt Practices Act, or the FCPA.

In addition, on January 29, 2014, the Brazilian government enacted Law No. 12,846/13 imposing strict liability on companies for acts of corruption perpetrated by their employees, or the Brazilian Antibribery Act. According to the Brazilian Antibribery Act, companies found guilty of bribery could face fines of up to 20% of their gross annual income for the previous year or, if gross income cannot be estimated, such fines could range from R$6 thousand to R$60 million. Among other penalties, the Brazilian Antibribery Act also provides for the disgorgement of illegally obtained benefits, the suspension of corporate operations, asset confiscation and corporate dissolution. The adoption of an effective compliance program may be taken into consideration by Brazilian authorities when applying a penalty under the Brazilian Antibribery Act.

Although Grupos Colombo has implemented what it believes to be effective compliance and anti-corruption program to detect and prevent violations of applicable anti-corruption laws, which includes a strict requirement prohibiting our employees and agents from violating these laws, there remains some degree of risk that improper conduct could occur, thereby exposing Grupo Colombo to potential liability and the costs associated with investigating potential misconduct. Another potential negative result from having Grupo Colombo’s name or brands associated with any misconduct is adverse press coverage, which, even if unwarranted or baseless, could damage its reputation and sales. Therefore, if Grupo Colombo becomes involved in any investigations under the FCPA, the Brazilian Antibribery Act or other applicable anti-corruption statutes, its business could be adversely affected.

Developments and the perception of risk in other countries, especially in the U.S., the European Union and in emerging market countries, may adversely affect the business of Grupo Colombo.

The market price of securities of Brazilian companies is affected by economic and market conditions in other countries, including the U.S. and emerging market countries. Although economic conditions in those countries may differ significantly from economic conditions in Brazil, investors’ reactions to developments in other countries may have an adverse effect on the market price of securities of Brazilian companies. Crises in the U.S., the European Union or emerging market countries may diminish investor interest in securities of Brazilian companies. This could make it more difficult for Grupo Colombo to access the capital markets and finance its operations in the future on acceptable terms or at all.

The laws of Brazil will likely govern almost all of Grupo Colombo’s material agreements and the combined company may not be able to enforce its legal rights.

The laws of Brazil will govern almost all of the material agreements relating to the combined company’s operations. There can be no assurance that Grupo Colombo will be able to enforce any of its material agreements or that remedies will be available in Brazil. The system of laws and the enforcement of existing laws in Brazil is not as certain in implementation and interpretation as in the U.S. The inability to enforce or obtain a remedy under any of Grupo Colombo’s future agreements could result in a significant loss of business, business opportunities or capital. Additionally, because substantially all of GGAC’s assets will be located outside of the U.S. and most of its officers and directors will reside outside of the U.S., it may not be possible for investors in the U.S. to enforce their legal rights, to effect service of process upon GGAC’s directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of GGAC’s directors and officers under Federal securities laws.

Risks Related to Grupo Colombo and its Operations

Grupo Colombo faces market competition, which may adversely affect its market share and net income.

Grupo Colombo operates mainly in the apparel retail sector. The apparel retail sector in Brazil is highly competitive. Grupo Colombo faces competition from small retailers, especially from those that operate in the informal segment of the Brazilian economy. Acquisitions or consolidations within the industry may also increase competition and adversely affect Grupo Colombo’s market share and net income.

In the e-commerce segment, Grupo Colombo competes with other companies that, similar to it, offer a wide range of products in the clothing segment, as well as with specialized retailers that focus on one or a few products. Because barriers to entry are much lower than in traditional retail, competition in the e-commerce market in Brazil is even more intense and if Grupo Colombo is unable to respond to changes in these markets its market share and net income may be adversely affected.

Grupo Colombo is subject to customs, advertising, consumer protection, data privacy, product safety, zoning and occupancy and labor and employment laws that could require it to modify its current business practices, incur increased costs or harm its reputation if it does not comply.

Grupo Colombo is subject to numerous laws and regulations, including customs, truth-in-advertising, consumer protection, general data privacy, health information privacy, identity theft, online privacy, product safety, unsolicited commercial communication and zoning and occupancy laws and ordinances that regulate retailers generally and/or govern the importation, promotion and sale of merchandise and the operation of retail stores and warehouse facilities. If these regulations were to change or were violated by Grupo Colombo’s management, associates, suppliers, buying agents or trading companies, the costs of certain goods could increase, or it could experience delays in shipments of its goods, be subject to fines or penalties, or suffer reputational harm, which could reduce demand for its merchandise and hurt its business and results of operations. Failure to protect personally identifiable information of Grupo Colombo’s customers or associates could subject it to considerable reputational harm as well as significant fines, penalties and sanctions. In addition, changes in federal and state minimum wage laws and other laws relating to employee benefits could cause it to incur additional wage and benefits costs, which could hurt its profitability.

Legal requirements frequently change and are subject to interpretation, and Grupo Colombo is unable to predict the ultimate cost of compliance with these requirements or their effect on Grupo Colombo’s operations. Failure to define clear roles and responsibilities or to regularly communicate with and train its associates may result in noncompliance with applicable laws and regulations. Grupo Colombo may be required to make significant expenditures or modify its business practices to comply with existing or future laws and regulations, which may increase its costs and materially limit its ability to operate its business. Grupo Colombo expects the costs of compliance and risks to its business in this area to increase as it expands its international and e-commerce business.

Grupo Colombo’s business depends on strong brands. Grupo Colombo may not be able to maintain and enhance its brands, or it may receive unfavorable customer complaints or negative publicity, which could adversely affect its brands.

Grupo Colombo believes that its Colombo, Colombo Woman, Upper and Armazém do Homem brands contribute significantly to the success of its business and that maintaining and enhancing these brands is critical to maintaining and expanding its base of customers. Maintaining and enhancing Grupo Colombo’s brands will also depend largely on its ability to continue to create the best customer experience, based on competitive pricing, large assortment of products, the range and convenience of the delivery options it offers and providing a user-friendly buying experience, including having dedicated customer service teams available.

Customer complaints or negative publicity about the sites, product offerings, services, delivery times, customer data handling and security practices or customer support of Grupo Colombo, if not carefully treated and resolved, could harm its reputation and diminish consumer use of its sites, and consumer confidence in Grupo Colombo. A diminution in the strength of Grupo Colombo’s brands and reputation could have a material adverse effect on its business, financial condition and operating results.

Grupo Colombo may not be able to renew or maintain the totality of its stores’ lease agreements on acceptable terms.

All of Grupo Colombo’s stores are leased and the company is entitled to compulsory renewal on at least 90% of its leased stores. The strategic location of its stores is key to the development of Grupo Colombo’s business strategy (being 75% located into shopping malls) and, as a result, Grupo Colombo could be adversely affected if a significant number of its lease agreements are terminated and Grupo Colombo fails to renew these lease agreements on acceptable terms. In addition, as per contract terms or applicable law, landlords may revise rent periodically, typcially every three years. A significant increase in the rent of its leased properties may adversely affect Grupo Colombo’s financial condition and results of operation.

Grupo Colombo faces risks related to its distribution center.

All of Grupo Colombo’s products are distributed through its leased distribution center located in the State of São Paulo, Brazil. Through its current capacity, Grupo Colombo is able to serve up to 900 stores, without any requirements for distribution center expansion. The operations at this center may be adversely affected by factors beyond Grupo Colombo’s control, such as fire, natural disasters, power shortages, failures in the systems, among others, and in the event that Grupo Colombo is not able to retain another distribution center to meet the demand of the region affected, the distribution of products to the stores supplied by such distribution center will be impaired, which may adversely affect Grupo Colombo’s financial condition and results of operation.

In the e-commerce segment, product order fulfillment is essential to Grupo Colombo’s ability to provide a high level of service to its customers. If Grupo Colombo does not optimize and operate its distribution centers successfully and efficiently, it could result in excess or insufficient fulfillment capacity, an increase in costs or impairment charges and a reduction in its gross profit margin, excluding shipping cost, or harm its business in other ways. If Grupo Colombo does not have sufficient order fulfillment capacity or experiences a problem fulfilling orders in a timely manner, because of such reasons as a failure of mechanized equipment at its distribution center, or if certain products are out of stock, its customers may experience delays in receiving their purchases, which could harm its reputation and the relationship with its customers.

Grupo Colombo’s ability to source its merchandise profitably or at all could be hurt if new trade restrictions are imposed, existing trade restrictions become more burdensome or disruption occur at its suppliers or at the ports.

Trade restrictions, including increased tariffs, safeguards or quotas, on apparel and accessories could increase the cost or reduce the supply of merchandise available to Grupo Colombo. Grupo Colombo sources its merchandise through buying agents and by purchasing directly from trading companies and manufacturers, predominately in various foreign countries. There are quotas and trade restrictions on certain categories of goods and apparel from China and countries that are not subject to the World Trade Organization Agreement, which could have a significant impact on Grupo Colombo’s sourcing patterns in the future. New initiatives may be proposed that may have an impact on our sourcing from certain countries and may include retaliatory duties or other trade sanctions that, if enacted, would increase the cost of products Grupo Colombo purchases. Grupo Colombo cannot predict whether any of the countries in which its merchandise is currently manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the U.S. and foreign governments, nor can it predict the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions against apparel items could increase the cost, delay shipping or reduce the supply of apparel available to Grupo Colombo or may require us to modify our current business practices, any of which could hurt its profitability.

Grupo Colombo relies on its suppliers to manufacture and ship the products they produce for it in a timely manner. Grupo Colombo also relies on the free flow of goods through open and operational ports worldwide. Labor disputes at various ports or at our suppliers could increase costs for it and delay its receipt of merchandise, particularly if these disputes result in work slowdowns, lockouts, strikes or other disruptions.

Grupo Colombo is exposed to risks related to customer financing and loans.

Grupo Colombo has a financial partnership with HSBC Bank (Losango), through which the financial institution has offered credit cards at Grupo Colombo’s stores. In addition, installment sales are widely used in the Brazilian apparel retail market. HSBC Bank (Losango) is subject to the risks normally associated with providing these types of financing. If HSBC Bank (Losango) were to experience losses due to the failure of Grupo Colombo’s customers to pay their debts, HSBC Bank (Losango) could terminate its relationship with Grupo Colombo, which could have a material adverse effect on Grupo Colombo’s ability to extend credit to its customers, which could adversely affect Grupo Colombo’s financial condition and results of operation

The retail segment is sensitive to decreases in consumer purchasing power and unfavorable economic cycles.

Historically, the retail segment has experienced periods of economic slowdown that led to declines in consumer expenditures. The success of operations in the apparel retail sector depends on various factors related to consumer expenditures and consumers' income, including general business conditions, interest rates, inflation, consumer credit availability, taxation, consumer confidence in future economic conditions, employment and salary levels. Reductions in credit availability and more stringent credit policies by Grupo Colombo and credit card companies may negatively affect its sales. Unfavorable economic conditions in Brazil, or unfavorable economic conditions worldwide reflected in the Brazilian economy, may significantly reduce consumer expenditure and available income, particularly in the lower income classes, who have relatively less credit access than higher income classes, more limited debt refinancing conditions and more susceptibility to increases in the unemployment rate. These conditions may have a material adverse effect on Grupo Colombo’s financial condition and results of operation.

Because the Brazilian retail industry is perceived as essentially growth-oriented, Grupo Colombo is dependent on the growth rate of Brazil's urban population and its different income levels. Any decrease or slowdown in growth may adversely affect Grupo Colombo’s sales and results of operation.

Reductions in the volume of mall traffic or closing of shopping malls as a result of unfavorable economic conditions or changing demographic patterns could significantly reduce Grupo Colombo’s sales and leave it with excess inventory.

Most of Grupo Colombo’s stores are located in shopping malls or outlet centers. Sales at these stores are derived, in part, from the volume of traffic in those locations. Grupo Colombo’s stores benefit from the ability of the malls’ “anchor” tenants, generally large department stores and other area attractions, to generate consumer traffic in the vicinity of its stores and the continuing popularity of the malls as shopping destinations. Unfavorable economic conditions, particularly in certain regions, have adversely affected mall traffic and resulted in the closing of certain anchor stores and has threatened the viability of certain commercial real estate firms which operate major shopping malls. A continuation of this trend, including failure of a large commercial landlord or continued declines in the popularity of mall shopping generally among our customers, would reduce Grupo Colombo’s sales and leave it with excess inventory. Grupo Colombo may respond by increasing markdowns or initiating marketing promotions to reduce excess inventory, which would further decrease our gross profits and net income.

Unauthorized disclosure of customer data through breach of computer systems or otherwise could have a material adverse effect on Grupo Colombo.

One of the main e-commerce issues is the safe transmission of confidential information of customers on the servers and the safe data storage on systems that are connected to the servers of Grupo Colombo. Grupo Colombo depends on the efficient and uninterrupted operation of numerous systems, including its computer systems and software, as well as the data centers through which it collects, maintains, transmits and stores data about its customers, including payment information and personally identifiable information, as well as other confidential and proprietary information. Because the technology systems of Grupo Colombo are highly complex, they are subject to failure.

The cybersecurity measures of Grupo Colombo may not detect or prevent all attempts to compromise its systems. Breaches of its cybersecurity measures could result in unauthorized access to its systems, misappropriation of information or data, deletion or modification of client information, or a denial-of-service or other interruption to its business operations, which could result in a shutdown of its sites for a short or extended period and have a material adverse effect on its business. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against its or its third-party service providers, Grupo Colombo may be unable to anticipate or implement adequate measures to protect against these attacks.

Grupo Colombo has in the past been, and is likely again in the future to be, subject to these types of attacks, although to date no such attack has resulted in any breach of its systems, material damages or remediation costs. If Grupo Colombo is unable to avert these attacks and security breaches, it could be subject to significant legal and financial liability, its reputation would be harmed and it could sustain substantial revenue loss from lost sales and customer dissatisfaction. Grupo Colombo may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks.

Cyber-attacks may target Grupo Colombo, its suppliers, buyers or other participants, or the communication infrastructure on which it depends. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by its employees or by persons with whom it has commercial relationships. Any compromise or breach of the security measures of Grupo Colombo, or those of its third-party service providers, could result in Grupo Colombo violating applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in its security measures, which could have an adverse and material effect on the business, financial condition and operating results of Grupo Colombo.

Grupo Colombo depends on the transportation system and infrastructure to deliver the products to its stores.

Grupo Colombo’s products are distributed through its distribution center located in the State of São Paulo, Brazil. The transportation system and infrastructure in Brazil are underdeveloped and need significant investment to operate efficiently and to meet the business needs of Grupo Colombo. In the e-commerce segment, the reputation and ability to retain, acquire and serve customers of Grupo Colombo are dependent upon the reliable uninterrupted performance of its sites and the underlying infrastructure of the Internet, including fixed-line and mobile communications networks operated by third parties over which it has no control.

Any significant interruptions or reduction in the use of transportation infrastructure or in its operations in the city where the distribution center of Grupo Colombo is located, as a result of natural disasters, fire, accidents, systemic failures or other unexpected causes, may delay or affect its ability to distribute products to its stores and may decrease its sales, which may have a material adverse effect on Grupo Colombo. Furthermore, any damage to, or failure of, its third-party communication networks or data centers, whether due to system failures, computer viruses, physical or electronic break-ins or other unexpected events or disruptions, could cause system interruption, delays and loss of critical data, prevent Grupo Colombo from providing its services on a timely basis or limit or prevent access to its sites and cause partial or complete shutdowns of its sites, which could have a material adverse effect on its business, financial condition and operating results.

Grupo Colombo may not be able to adapt to changing consumer habits.

Grupo Colombo competes with other retailers based on price, product mix, store location and layout and services. Consumer habits are constantly changing and it may not be able to anticipate and quickly respond to these changes.

If Grupo Colombo is unable to adapt its store format mix or layout, identify locations and open stores in preferred areas, quickly adjust its product mix or prices under each of its banners and segments or otherwise adjust to changing consumer preferences, such as shopping on mobile devices, its business and results of operation could be materially adversely affected.

Grupo Colombo depends on a small number of suppliers

In 2014, the largest supplier in the apparel retail segment represented 20% of the sales of Grupo Colombo and the ten largest suppliers represented 70% of the sales of Grupo Colombo. If any of these suppliers are unable to sell these products in the quantity and frequency Grupo Colombo requires and as a consequence it has an insufficient stock of any category of product, Grupo Colombo may be unable to maintain the level of sales of such product which may have a material adverse effect on the business and results of operations of Grupo Colombo.

Grupo Colombo relies on key management personnel

The loss of members of Grupo Colombo’s senior management or its failure to attract and retain qualified personnel could adversely affect its financial condition and results of operations. Grupo Colombo cannot assure you that its highly qualified senior management, whose performance is highly integral to its success, will remain with Grupo Colombo in the future. Grupo Colombo cannot guarantee that it will be able to successfully attract and retain qualified personnel to replace its key senior managers. The loss of any member of its senior management or its failure to attract and retain qualified personnel to replace them may adversely affect Grupo Colombo’s financial condition and results of operations.

The level of indebtedness could make Grupo Colombo more vulnerable to downturns in its business and adversely impact its ability to service its debt.

Grupo Colombo’s net debt (total indebtedness less cash, and financial investments) was US$210.065 million and US$204.287 million as of December 31, 2013 and December 31, 2014, respectively, and US$189,380 as of September 30, 2015. Grupo Colombo’s net debt to adjusted EBITDA ratio was 7.9 and 5.2 for the twelve months ended December 31, 2013 and December 31, 2014, respectively, and 5.3 as of September 30, 2015. The level of Grupo Colombo’s indebtedness and its repayment profile could have important consequences, certain of which could have a material adverse effect on its activities. Specifically, the significant level of its indebtedness could: (i) limit Grupo Colombo’s flexibility to plan for, or react to, competition and/or changes in its business or industry; (ii) require Grupo Colombo to dedicate a substantial portion of its cash flows to service its debt, reducing the ability to use its cash flows to fund working capital, capital expenditures and other general corporate purposes; (iii) limit Grupo Colombo’s ability to obtain financing on terms favorable to it or increase its funding costs; (iv) restrict Grupo Colombo’s access to the capital markets; (v) prevent Grupo Colombo from obtaining financing; (vi) restrict Grupo Colombo’s ability to make strategic acquisitions or non-strategic divestitures; (vii) place Grupo Colombo at a competitive disadvantage relative to some of its competitors that are less leveraged; (viii) increase its vulnerability to downturns in its business; and (ix) impact Grupo Colombo’s credit rating and the condition under which additional financing is available to it. In addition, the debentures issued by Grupo Colombo in the past years are subject to certain financial covenants set forth in item “Liquidity and Capital Resources” of this proxy statement, which may also restrict Grupo Colombo’s ability to obtain new financing for its activities.

Grupo Colombo may not be able to generate sufficient cash to service all of its indebtedness and fund its working capital and capital expenditures, and it may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful.

Grupo Colombo’s ability to make scheduled payments on its indebtedness will depend upon its future operating performance and on its ability to generate cash flow in the future, which is subject to general economic, financial, business, competitive, legislative, regulatory and other factors that are beyond its control. Grupo Colombo cannot assure you that its business will generate sufficient cash flow from operations, or that future borrowings will be available to it in an amount sufficient to enable it to pay its indebtedness or to fund its other liquidity needs. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

If Grupo Colombo’s cash flows and capital resources are insufficient to fund its debt service obligations, it could face substantial liquidity problems and could be forced to reduce or delay investment and capital expenditures or to dispose of material assets or operations, seek additional equity capital or restructure or refinance its indebtedness. Grupo Colombo may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow it to meet its debt service obligations.

If Grupo Colombo cannot make scheduled payments on its debt, it will be in default and, as a result, the holders of the debentures could accelerate the indebtedness, and it could be forced into bankruptcy or liquidation.

If Grupo Colombo’s indebtedness is accelerated, it may need to refinance all or a portion of its indebtedness before maturity. Grupo Colombo cannot assure you that it will be able to refinance any of its indebtedness on commercially reasonable terms or at all. Grupo Colombo cannot assure you that it will be able to obtain sufficient funds to enable it to repay or refinance its debt obligations on commercially reasonable terms, or at all.

Risks Related to the Business Combination

While the working capital of the combined company immediately after the business combination will increase, the amount of the increase depends on the extent to which the GGAC shareholders exercise their right to convert their shares into cash.

Pursuant to GGAC’s amended and restated memorandum and articles of association, holders of public shares may either vote for or against the business combination proposal and demand that GGAC convert their shares into a pro rata share of the trust account where a substantial portion of the net proceeds of GGAC’s initial public offering are held, calculated as of two business days prior to the anticipated consummation of the business combination. GGAC and Grupo Colombo will not consummate the business combination if GGAC does not have net tangible assets of at least US$5,000,001 upon such consummation, after giving effect to payments to public shareholders who exercise such conversion rights. GGAC estimates that this condition will be met if holders of no more than 13,762,388 of the public shares properly demand conversion of their shares into cash.

If no holders elect to convert their public shares, the trust account is expected to have approximately US$144,469,000 at the closing, and the combined company will have an increase in working capital of US$137,469,000, after accounting for the payment of an estimated US$7,000,000 in transaction expenses incurred in connection with the business combination. To the extent the business combination is consummated and holders have demanded to convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company. If conversion rights are exercised with respect to 13,762,388 of the public shares, the maximum potential conversion cost would be approximately US$138,458,000. If, and to the extent, public shareholders elect to convert their shares, the amount of any increase in working capital available to the combined company after the business combination will be reduced. However, if the Controlling Persons make the open market purchases required by the Investment Agreement at approximately US$10.05 per share, and the holders of all other public shares elect to convert, the trust account is expected to have approximately US$30,000,000 at the closing, and the combined company will have an increase in working capital of US$26,000,000, after accounting for the payment of an estimated US$4,000,000 in transaction expenses incurred in connection with the business combination.

While such funds may be used to reduce the indebtedness of the combined company, such funds could be put to a variety of purposes, including the expansion the combined company’s operations, for strategic acquisitions or for marketing, research and development of existing or new products. Management will have broad discretion in the application of the net proceeds, and may use these proceeds in ways with which you may disagree. The failure by GGAC’s management to apply these funds effectively could have a material adverse effect on the combined company’s business, financial condition and results of operation.

Future resales of the GGAC ordinary shares may cause the market price of GGAC’s securities to drop significantly, even if GGAC’s business is doing well.

The Controlling Persons and Optionholders will receive an aggregate of 4,000,000 GGAC ordinary shares at the closing of the business combination. The Controlling Persons and Optionholders have agreed that they will not sell any of the GGAC ordinary shares that they receive as a result of the business combination until (1) with respect to 50% of the shares, the earlier of one year after the closing and the date on which the closing price of the shares equals or exceeds US$13.00 per share for any 20 trading days within any 30-trading day period commencing after the closing date and (2) with respect to the remaining 50% of the shares, one year after the closing date, and the Controlling Persons and Optionholders have entered into the Lockup Agreements to such effect. See the section entitled “The Business combination Proposal — Sale Restriction; Resale Registration.”

These restrictions are substantially the same as the restrictions imposed on the initial shareholders with respect to the 3,593,750 initial shares held by them. In addition, the initial shareholders and EarlyBirdCapital have agreed not sell any of the 634,063 private shares held by them until the consummation of the business combination with Grupo Colombo.

GGAC will enter into the Registration Rights Agreement with the Controlling Persons, Optionholders and initial shareholders, among others, upon the consummation of the business combination with Grupo Colombo. Pursuant to the Registration Rights Agreement, no later than 30 days following the Closing, GGAC will prepare and file with the SEC a registration statement covering the resale of the initial shares, the private shares and the GGAC ordinary shares issued pursuant to the Investment Agreement, as well as the other registrable securities. Following the expiration of the lockup period under the Lockup Agreements, in addition to ordinary resales under the registration statement in the public trading markets, the holders of such securities will be entitled to sell such securities in underwritten public offerings under the registration statement, so long as any such underwritten public offering is for at least US$10 million in the aggregate. The holders of such securities also will have certain customary “piggyback” registration rights. See the section entitled “The Business Combination Proposal — Sale Restriction; Resale Registration.”

Furthermore, the initial shareholders, EarlyBirdCapital, the Controlling Persons and the Optionsholders may sell GGAC ordinary shares pursuant to Rule 144 under the Securities Act, if available, rather than under a registration statement. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because GGAC is currently a shell company, waiting until one year after GGAC’s filing with the SEC of a Current Report on Form 8-K containing Form 10 type information reflecting the business combination with Grupo Colombo.

Accordingly, upon expiration of the applicable lockup periods, and upon effectiveness of the registration statement GGAC files pursuant to the Registration Rights Agreement or upon satisfaction of the requirements of Rule 144 under the Securities Act, the initial shareholders, the Controlling Persons and Optionholders may sell large amounts of GGAC ordinary shares in underwritten offerings, in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in GGAC’s share price or putting significant downward pressure on the price of GGAC’s shares.

GGAC’s rights will convert, its working capital notes will become convertible and its warrants and unit purchase options will become exercisable in connection with the closing of the business combination with Grupo Colombo, which will increase the number of shares eligible for future resale in the public market and result in dilution to GGAC shareholders.

Upon the closing of the business combination with Grupo Colombo, GGAC’s rights, including (i) the 14,375,000 rights issued in GGAC’s initial public offering and (ii) the 634,063 rights issued as part of the private units in a private placement concurrent with GGAC’s initial public offering, will each be automatically exchanged for one-tenth of a GGAC ordinary share. In addition, assuming Mr. Garnero elects to convert the working capital notes into 50,000 working capital units, Mr. Garnero will be issued 55,000 shares (including 5,000 shares issuable upon the automatic exchange of the rights included in such units) and 50,000 warrants. Furthermore, GGAC’s warrants, including (i) the 14,375,000 warrants issued in GGAC’s initial public offering, (ii) the 634,063 warrants issued as part of the private units in a private placement concurrent with GGAC’s initial public offering and (iii) the 50,000 warrants that may be issued to Mr. Garnero upon conversion of the aforementioned notes, will become exercisable after the closing of the business combination and will permit the holders to purchase an aggregate of 7,529,532 at an exercise price of US$11.50 per full share. GGAC’s unit purchase options, which will become exercisable after the business combination, permit the holders to purchase an additional 1,250,000 units, consisting of 1,375,000 GGAC ordinary shares (including the 125,000 shares issuable upon the automatic exchange of the rights included in such units) and 1,250,000 warrants, at an exercise price of US$10.00 per unit. The warrants and the unit purchase options likely will be exercised only if the exercise price is below the market price of the underlying securities. To the extent such warrants and unit purchase options are exercised, additional GGAC ordinary shares will be issued. These issuances of shares will result in dilution to GGAC’s shareholders and increase the number of shares eligible for resale in the public market.

If GGAC shareholders fail to properly demand conversion, they will not be entitled to convert their GGAC ordinary shares into a pro rata portion of the trust account.

GGAC shareholders holding public shares who affirmatively vote for or against the business combination proposal may demand that GGAC convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the business combination. To demand conversion, GGAC shareholders must either check the box on the proxy card or submit a request in writing to GGAC’s transfer agent and deliver their shares to GGAC’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting. Any GGAC shareholder who fails to affirmatively vote for or against the business combination proposal or who fails to properly demand conversion will not be entitled to convert his or her shares into a pro rata portion of the trust account. See the section entitled “Extraordinary General Meeting of GGAC Shareholders — Conversion Rights” for the procedures to be followed if you wish to convert your shares to cash.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 30% of the public shares.

A public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 30% of the public shares. Accordingly, if you hold more than 30% of the public shares and the business combination proposal is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 30% or sell them in the open market. GGAC cannot assure you that the value of such excess shares will appreciate over time following a business combination or that the market price of GGAC’s ordinary shares will exceed the per-share conversion price.

Nasdaq may delist the GGAC ordinary shares and warrants from quotation on its exchange. Failure to maintain Nasdaq listing could limit investors’ ability to make transactions in its securities and subject GGAC to additional trading restrictions.

In connection with the business combination, Nasdaq requires GGAC, on behalf of Grupo Colombo, to file an initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. Grupo Colombo may not be able to meet those initial listing requirements and, even if it is able to meet the initial listing requirements, it may not be able to meet the continued listing requirements for its ordinary shares and warrants in the future.

Failure to meet the initial or continued listing requirements could result in Nasdaq delisting GGAC’s securities from trading on its exchange. If this should happen, GGAC could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The price of GGAC’s ordinary share and warrants may fluctuate significantly following consummation of the transaction.

Following consummation of the transaction, GGAC’s ordinary share and warrant price may fluctuate significantly. Factors affecting the trading price of the securities may include:

●	actual or anticipated fluctuations in quarterly financial results or the quarterly financial results of companies perceived to be similar to GGAC;

●	changes in the market’s expectations about operating results;

●	success of competitors;

●	operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning GGAC;

●	operating and stock price performance of other companies that investors deem comparable to GGAC;

●	the company’s ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting the combined company’s business;

●	commencement of, or involvement in, litigation;

●	changes in capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of ordinary shares available for public sale;

●	any major change in the board or management;

●	sales of substantial amounts of ordinary shares by insiders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of GGAC’s securities irrespective of its operating performance. The stock market in general, and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of GGAC’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to GGAC could depress the share price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of GGAC’s securities also could adversely affect its ability to issue additional securities and to obtain additional financing in the future.

GGAC’s ability to request indemnification from the Controlling Persons and Optionholders for damages arising out of the business combination is generally limited in certain instances to those claims where damages exceed US$600,000 and is also limited to the shares placed in escrow plus an additional amount in cash.

At the closing of the business combination, 200,000 of the ordinary shares issuable to the Controlling Persons and Optionholders will be deposited in escrow to provide a fund for payment to GGAC with respect to its post-closing rights to indemnification under the Investment Agreement for breaches of representations and warranties and covenants by the Company, the Controlling Persons or the Optionholders. Claims for indemnification generally may only be asserted by GGAC once the aggregate amount of all damages exceeds a US$600,000 deductible (in which event the amount payable shall be the full amount and not just the amount in excess of the amount of the deductible). In addition, claims for indemnification generally may only be asserted by GGAC once the amount of damages on any single claim or series of related claims exceeds a threshold of US$30,000 (except such amounts will count toward the deductible). Certain claims, including those relating to the Company’s due authorization of the transactions and capitalization and the Controlling Person and Optionsholders’ ownership of the ordinary shares of Grupo Colombo, are not subject to the foregoing limitations. Nevertheless, it is possible that GGAC will not be entitled to indemnification even if the Company, the Controlling Persons or Optionholders are found to have breached their respective representations and warranties and covenants contained in the Investment Agreement, if such breach would only result in damages to GGAC of less than US$600,000 in the aggregate or US$30,000 in connection with a single claim or series of related claims.

Also, GGAC’s rights to indemnification under the Investment Agreement are generally limited to the Escrow Shares plus an additional $2,000,000. On the date that is 30 days after the date on which Grupo Colombo delivers to GGAC its audited financial statements for its 2016 fiscal year, the Escrow Agent shall release 100,000 of the original number of Escrow Shares, less that number of Escrow Shares applied in satisfaction of, or reserved with respect to, indemnification claims made prior to such date, to the the owners thereof. The remaining Escrow Shares plus an additional $1,000,000 (less any amounts in excess of $1,000,000 paid with respect to indemnification claims previously brought) shall be available for indemnification only with respect to indemnification claims relating to taxes. On the date that is 30 days after the date on which Grupo Colombo delivers to GGAC its audited financial statements for its 2017 fiscal year, the Escrow Agent shall deliver the remaining shares held in escrow, less any of such shares applied in satisfaction of, or reserved with respect to, an indemnification claim related to taxes made prior to such date, to the owners thereof.

GGAC’s current directors and executive officers own ordinary shares, rights and warrants that will be worthless and have incurred reimbursable expenses and made loans to GGAC that may not be reimbursed or repaid if the business combination is not approved. Such interests may have influenced their decision to approve the business combination with Grupo Colombo.

GGAC’s officers, directors, and/or their affiliates beneficially own 3,593,750 initial shares that they purchased prior to GGAC’s initial public offering. Additionally, certain of GGAC’s officers, directors and/or their affiliates purchased 562,188 private units in a private placement that occurred simultaneously with its initial public offering at a price of US$10.00 per unit. GGAC’s executive officers and directors and their affiliates have no redemption rights with respect to the initial shares or the GGAC ordinary shares included in the private units in the event a business combination is not effected in the required time period. Therefore, if the business combination with Grupo Colombo or another business combination is not consummated within the required time period, such shares, as well as the private rights and private warrants included in the private units, will be worthless. As of December 17, 2015, GGAC’s directors and officers held US$35,182,813 in ordinary shares (based on a market price of US$9.79) and US$5,537,552 in private units (based on a market price of US$9.85).

In addition, Mario Garnero has loaned approximately US$1,228,650 to GGAC, and may in the future loan additional amounts to GGAC in order to meet GGAC’s working capital needs prior to the closing of the business combination with Grupo Colombo. The loans are non interest bearing and are payable at the consummation of a business combination. If GGAC fails to consummate a business combination, the loans would become unsecured liabilities of GGAC; however, Mr. Garnero has waived any claim against the trust account. Accordingly, GGAC will not be able to repay these loans if a business combination is not completed.

Furthermore, GGAC’s officers, directors, initial shareholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on GGAC’s behalf, such as identifying and investigating possible business targets and business combinations. These expenses will be repaid upon completion of the business combination with Grupo Colombo. However, if GGAC fails to consummate the business combination, they will not have any claim against the trust account for reimbursement. Accordingly, GGAC will not be able to reimburse these expenses if a business combination is not completed. As of the date of this proxy statement, GGAC’s officers, directors, initial shareholders and their affiliates have incurred approximately $40,000 of unpaid reimbursable expenses. See the section entitled “The Business Combination Proposal — Interests of GGAC’s Directors and Officers and Others in the Business Combination.”

These financial interests may have influenced the decision of GGAC’s directors and officers to approve the business combination with Grupo Colombo and to continue to pursue such business combination. In considering the recommendations of GGAC’s board of directors to vote for the business combination proposal and other proposals, its shareholders should consider these interests.

GGAC’s Chairman of the Board is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the business combination is not consummated. Such liability may have influenced the board of director’s decision to approve the business combination with Grupo Colombo.

If the business combination with Grupo Colombo or another business combination is not consummated by June 25, 2016, Mario Garnero, GGAC’s Chairman of the Board, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by GGAC for services rendered or contracted for or products sold to GGAC, but only if such a vendor or target business has not executed such a waiver. If GGAC consummates a business combination, on the other hand, GGAC will be liable for all such claims. GGAC has no reason to believe that Mr. Garnero will not be able to fulfill his indemnity obligations to GGAC. See the section entitled “Other Information Related to GGAC — GGAC’s Plan of Operation” for further information.

These personal obligations of Mr. Garnero may have influenced GGAC’s board of director’s decision to approve the business combination with Grupo Colombo and to continue to pursue such business combination. In considering the recommendations of GGAC’s board of directors to vote for the business combination proposal and other proposals, GGAC’s shareholders should consider these interests.

The exercise of GGAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes to the terms of the business combination or waivers of conditions are appropriate and in GGAC’s shareholders’ best interest.

In the period leading up to the closing of the business combination, events may occur that, pursuant to the Investment Agreement, would require GGAC to agree to amend the Investment Agreement, to consent to certain actions taken by Grupo Colombo or to waive rights that GGAC is entitled to under the Investment Agreement. Such events could arise because of changes in the course of Grupo Colombo’s business, a request by Grupo Colombo to undertake actions that would otherwise be prohibited by the terms of the Investment Agreement or the occurrence of other events that would have a material adverse effect on Grupo Colombo’s business and would entitle GGAC to terminate the Investment Agreement. In any of such circumstances, it would be at GGAC’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is best for GGAC and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement, GGAC does not believe there will be any changes or waivers that GGAC’s directors and officers would be likely to make after shareholder approval of the business combination proposal has been obtained. While certain changes could be made without further shareholder approval, GGAC will circulate a new or amended proxy statement and resolicit GGAC’s shareholders if changes to the terms of the transaction are made that would have a material impact on its shareholders are required prior to the vote on the business combination proposal.

Activities taken by existing GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates to increase the likelihood of approval of the business combination proposal and other proposals could have a depressive effect on GGAC’s shares.

The Controlling Persons have committed to use their commercially reasonable best efforts to purchase at least US$30 million of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares. In addition, at any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding GGAC or its securities, GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates may purchase additional shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire GGAC ordinary shares or vote their shares in favor of the business combination proposal. The purpose and effect of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the GGAC ordinary shares voted on the business combination proposal at the extraordinary general meeting vote in its favor and that GGAC has net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise such conversion rights, where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on GGAC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the extraordinary general meeting. See the section entitled “The Extraordinary General Meeting — GGAC Initial Shareholders.”

Because GGAC is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

GGAC is an exempted company incorporated under the laws of the Cayman Islands. In addition, certain of GGAC’s directors and officers are nationals or residents of jurisdictions other than the U.S. and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon GGAC’s directors or executive officers, or enforce judgments obtained in the U.S. courts against GGAC’s directors or officers.

GGAC’s corporate affairs will be governed by its amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of GGAC’s directors to GGAC under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of GGAC’s shareholders and the fiduciary responsibilities of GGAC’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S., and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the U.S.

GGAC has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against GGAC judgments of courts of the U.S. predicated upon the civil liability provisions of the federal securities laws of the U.S. or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against GGAC predicated upon the civil liability provisions of the federal securities laws of the U.S. or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganisation plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarised above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. GGAC understands that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

GGAC is, and will continue to be after the business combination with Grupo Colombo, an “emerging growth company” and GGAC cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its securities less attractive to investors.

GGAC is, and will continue to be after the business combination with Grupo Colombo, an “emerging growth company,” as defined in the JOBS Act. GGAC could remain an “emerging growth company” until June 30, 2019. However, if its non-convertible debt issued within a three-year period or revenues exceeds US$1 billion, or the market value of the GGAC ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, GGAC would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, GGAC is not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, GGAC has reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and GGAC is exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, GGAC has elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, GGAC’s financial statements may not be comparable to companies that comply with public company effective dates. GGAC cannot predict if investors will find its shares less attractive because it may rely on these provisions. If some investors find its shares less attractive as a result, there may be a less active trading market for its shares and its share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. GGAC has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, GGAC, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of GGAC’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

If GGAC does not maintain a current and effective prospectus relating to the GGAC ordinary shares issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the warrants for cash.

If GGAC does not maintain a current and effective prospectus relating to the GGAC ordinary shares issuable upon exercise of the public warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of GGAC ordinary shares that a holder will receive upon exercise of its public warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, GGAC has agreed to use tis best efforts to meet these conditions and to maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, GGAC cannot assure you that it will be able to do so. If GGAC is unable to do so, the potential “upside” of the holder’s investment in GGAC may be reduced or the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered GGAC ordinary shares for cash even if the prospectus relating to the GGAC ordinary shares issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash and GGAC will not be obligated to issue GGAC ordinary shares unless the GGAC ordinary shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, GGAC expects to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, GGAC cannot assure you of this fact. If the GGAC ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

GGAC’s management’s ability to require holders of its warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If GGAC calls its public warrants for redemption after the redemption criteria described elsewhere in this proxy statement have been satisfied, its management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by the initial shareholders or their permitted transferees) to do so on a “cashless basis.” If GGAC’s management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in GGAC.

GGAC may amend the terms of the warrants in a way that may be adverse to holders with the approval of the holders of a majority of the then outstanding warrants.

GGAC’s warrants re issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and GGAC. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

GGAC may redeem the warrants at a time that is not beneficial to public investors.

GGAC may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this proxy statement have been satisfied. If GGAC calls the public warrants for redemption, public shareholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

If GGAC does not consummate the business combination with Grupo Colombo or another target business by June 25, 2016, it will trigger GGAC’s automatic winding up, dissolution and liquidation. In such event, third parties bring claims against GGAC, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than US$10.05.

If GGAC does not consummate the business combination with Grupo Colombo or another target business by June 25, 2016, it will trigger GGAC’s automatic winding up, dissolution and liquidation. The liquidation amount is expected to be approximately US$10.05 per share. However, the fact that funds are held in the trust account may not protect those funds from third party claims against GGAC. Although GGAC has obtained and will continue to seek to have all vendors and service providers it engages and prospective target businesses it negotiates with execute agreements with GGAC waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with GGAC, they may seek recourse against the monies held in the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of the public shareholders. If GGAC liquidates the trust account before the completion of a business combination, Mario Garnero, GGAC’s Chief Executive Officer, has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by GGAC for services rendered or contracted for or products sold to GGAC and which have not executed a waiver agreement. However, he may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.05, plus interest, due to such claims.

Additionally, if GGAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if GGAC otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in GGAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of the shareholders. To the extent any bankruptcy claims deplete the trust account, GGAC may not be able to return to the public shareholders at least US$10.05.

GGAC’s shareholders may be held liable for claims by third parties against GGAC to the extent of distributions received by them.

GGAC’s amended and restated memorandum and articles of association provide that it will continue in existence only until June 25, 2016 unless it completes an initial business combination with Grupo Colombo or another target business by such date. If GGAC does not consummate the business combination with Grupo Colombo or another target business by June 25, 2016, it will trigger GGAC’s automatic winding up, dissolution and liquidation.

As such, GGAC’s shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of its shareholders may extend beyond the date of such distribution. Accordingly, GGAC cannot assure you that third parties, or GGAC under the control of an official liquidator, will not seek to recover from the shareholders amounts owed to them by GGAC.

If GGAC is unable to consummate a transaction within the required time period, upon notice from GGAC, the trustee of the trust account will distribute the amount in the trust account to the public shareholders. Concurrently, GGAC shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although GGAC cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Mario Garnero has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by GGAC for services rendered or contracted for or products sold to GGAC and which have not executed a waiver agreement.

If GGAC is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, GGAC was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by the shareholders. Furthermore, GGAC’s directors may be viewed as having breached their fiduciary duties to GGAC or its creditors and/or may have acted in bad faith, and thereby exposing themselves and GGAC to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. GGAC cannot assure you that claims will not be brought against GGAC for these reasons. GGAC and its directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of GGAC’s share premium account while GGAC was unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of US$15,000 and to imprisonment for five years in the Cayman Islands.

Risks If the Adjournment Proposal Is Not Approved

If the adjournment proposal is not approved, and based upon the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the business combination or the closing conditions under the Investment Agreement are not met, GGAC’s board of directors will not have the ability to adjourn the extraordinary general meeting to a later date in order to solicit further votes, and, therefore, the business combination will not be approved.

GGAC’s board of directors is seeking approval to adjourn the extraordinary general meeting to a later date or dates if, at the extraordinary general meeting, based upon the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the business combination or the closing conditions under the Investment Agreement are not met. If the adjournment proposal is not approved, GGAC’s board will not have the ability to adjourn the extraordinary general meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the business combination or to seek to have fewer shareholders elect to convert. In such event, the business combination with Grupo Colombo would not be completed and, if another business combination is not consummated by June 25, 2016, it will trigger GGAC’s automatic winding up, dissolution and liquidation, as described in the section entitled “Other Information Related to GGAC— Liquidation If No Business Combination.”

FORWARD-LOOKING STATEMENTS

GGAC believes that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, because GGAC is a “blank check” company, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

GGAC believes it is important to communicate its expectations to its shareholders. However, there may be events in the future that GGAC is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by GGAC or Grupo Colombo in such forward-looking statements, including among other things:

●	the number and percentage of its shareholders voting against the business combination proposal;

●	the number and percentage of its shareholders seeking conversion;

●	changes adversely affecting the business in which Grupo Colombo is engaged;

●	management of growth;

●	general economic conditions;

●	Grupo Colombo’s business strategy and plans; and

●	the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of GGAC, Grupo Colombo or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, GGAC and Grupo Colombo undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before a shareholder grants its proxy or instructs how its vote should be cast or vote on the business combination proposal or any of the other proposals, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect GGAC and/or Grupo Colombo.

EXTRAORDINARY GENERAL MEETING OF GGAC SHAREHOLDERS

General

GGAC is furnishing this proxy statement to its shareholders as part of the solicitation of proxies by GGAC’s board of directors for use at the extraordinary general meeting of GGAC shareholders to be held on [●], 2016, and at any adjournment or postponement thereof. This proxy statement provides GGAC’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting of shareholders will be held on [●], 2016, at [●] [a/p].m., Eastern Time, at the offices of Graubard Miller, GGAC’s U.S. counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Purpose of the GGAC Extraordinary General Meeting

At the extraordinary general meeting, GGAC is asking holders of its ordinary shares to:

●	consider and vote upon a proposal to adopt and approve the Investment Agreement, and to approve the business combination contemplated by the Investment Agreement (the business combination proposal);

●	consider and vote upon separate proposals to approve by special resolution amendments to the amended and restated memorandum and articles of association of GGAC, effective following the business combination, to (i) change the name of GGAC from “Garnero Group Acquisition Company” to “Garnero Colombo Inc.”; (ii) adjust the existing classification of directors to conform with the classification described in the director election proposal below; and (iii) remove provisions that will no longer be applicable to GGAC after the business combination and make certain other immaterial changes (the charter amendment proposals);

●	consider and vote upon a proposal to approve by special resolution, effective immediately upon consummation of the business combination and approval of the charter amendment proposals, the amendment and restatement of GGAC’s amended and restated articles of association by their deletion in their entirety and the substitution in their place of the second amended and restated memorandum and articles of association to (among other matters) reflect the changes effected by the charter amendment proposals (the articles restatement proposal);

●	consider and vote upon a proposal to approve the 2015 Plan, which is an incentive compensation plan for directors, officers, employees and consultants of GGAC and its subsidiaries (the incentive compensation plan proposal);

●	elect five directors to GGAC’s board of directors, effective upon the consummation of the business combination, of whom one will be a Class A director serving until the general meeting of shareholders to be held in 2017, two will be Class B directors serving until the general meeting to be held in 2018 and two will be Class C directors serving until the general meeting to be held in 2019 and, in each case, until their successors are elected and qualified (the director election proposal); and

●	consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the business combination or the closing conditions under the Investment Agreement are not met (the adjournment proposal).

Recommendation of GGAC Board of Directors

GGAC’s board of directors has unanimously determined that each of the proposals is fair to and in the best interests of GGAC and its shareholders, and has unanimously approved such proposals. GGAC’s board of directors unanimously recommends that shareholders:

●	vote “FOR” the business combination proposal;

●	vote “FOR” each of the charter amendment proposals;

●	vote “FOR” the articles restatement proposal;

●	vote “FOR” the incentive compensation plan proposal;

●	vote “FOR” the persons listed herein as nominees for election as directors; and

●	vote “FOR” the adjournment proposal, if it is presented to the meeting.

Record Date; Who is Entitled to Vote

GGAC has fixed the close of business on [●], 2016, as the “record date” for determining GGAC shareholders entitled to notice of and to attend and vote at the extraordinary general meeting. As of the close of business on [●], 2016, there were 18,602,813 of GGAC ordinary shares outstanding and entitled to vote. Each GGAC ordinary share is entitled to one vote per share at the extraordinary general meeting.

Pursuant to agreements with GGAC, the 3,593,750 initial shares and the 562,188 GGAC ordinary shares included in the private units held by the initial shareholders, as well as any ordinary shares acquired in the aftermarket by such shareholders, will be voted in favor of the business combination proposal. GGAC’s initial shareholders, as of the date of this proxy statement, have not acquired any GGAC ordinary shares in the aftermarket. However, any subsequent purchase by the initial shareholders of GGAC ordinary shares in the aftermarket will make it more likely that the business combination proposal is approved. Furthermore, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase at least US$30 million of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares.

Quorum

A quorum of shareholders is necessary to transact business at a general meeting. The presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the holders of a majority of the GGAC ordinary shares constitutes a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to GGAC but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Abstensions and broker non-votes will not be treated as votes cast on any matter. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the business combination proposal, the charter amendment proposals, the articles restatement proposal, the incentive compensation plan proposal, the director election proposal, the say-on-pay proposal and the frequency of say-on-pay proposal.

Vote Required

The approval of the business combination proposal will require the affirmative vote of the holders of a majority of the GGAC ordinary shares voted on such proposal at the extraordinary general meeting. In addition, the business combination will not be consummated if GGAC does not have net tangible assets of at least US$5,000,001 upon such consummation, after giving effect to payments to public shareholders who exercise such conversion rights. GGAC estimates that this condition will be met if holders of no more than 13,762,388 of the public shares (representing approximately 95.7% of the public shares) properly demand conversion of their shares into cash.

The approval by special resolution of the charter amendment proposals and the articles restatement proposal will require the affirmative vote of the holders of not less than two-thirds of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

The approval by ordinary resolution of the incentive compensation plan proposal and the adjournment proposal (if presented), and the election by ordinary resolution of five directors, will require the affirmative vote of the holders of a majority of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

Abstensions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on the the business combination proposal, charter amendment proposals, the articles restatement proposal, the incentive compensation plan proposal, the director election proposal or the adjournment proposal (if presented).

Voting Your Shares

Each GGAC ordinary share that you own in your name entitles you to one vote.

If you are a record owner of your shares, there are two ways to vote your GGAC ordinary shares at the extraordinary general meeting:

●	You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by GGAC’s board “FOR” the business combination proposal, the charter amendment proposals, the incentive compensation plan proposal, the persons listed herein as nominees for election as directors and the adjournment proposal (if presented). Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

●	You Can Attend the Extraordinary General Meeting and Vote in Person. When you arrive, you will receive a ballot that you may use to cast your vote.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way GGAC can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify GGAC’s secretary in writing before the extraordinary general meeting that you have revoked your proxy; or

●	you may attend the extraordinary general meeting, revoke your proxy, and vote in person as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your GGAC ordinary shares, you may call [●], GGAC’s proxy solicitor, at [●].

Conversion Rights

Public shareholders may seek to convert their shares, regardless of whether they vote for or against the business combination. All conversions would be effectuated as repurchases under Cayman Islands law. Any public shareholder who affirmatively votes either for or against the business combination proposal will have the right to demand that his shares be converted for a full pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid (which GGAC expects will be approximately US$144,469,000, or approximately US$10.05 per share, at the consummation of the business combination). A public shareholder will be entitled to receive cash for these shares only if the business combination is consummated.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 30% or more of GGAC’s ordinary shares. Accordingly, all shares in excess of 30% held by a shareholder will not be converted to cash.

The initial shareholders will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. EarlyBirdCapital will not have conversion rights with respect to the private shares.

GGAC shareholders who seek to convert their public shares must:

●	Affirmatively vote for or against the business combination proposal. GGAC shareholders who do not vote with respect to the business combination proposal, including as a result of an abstention or a broker non-vote, may not convert their shares into cash.

●	Demand conversion no later than the close of the vote on the business combination proposal by (A) either checking the box on their proxy card or submitting their request in writing to GGAC’s transfer agent and (B) delivering their ordinary shares, either physically or electronically using Depository Trust Company’s DWAC System, at the holder’s option, to GGAC’s transfer agent prior to the vote at the meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker US$45 and it would be up to the broker whether or not to pass this cost on to the converting shareholder. In the event the proposed business combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any demand to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of public shares demands conversion of such shares and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the shares (physically or electronically).

A public shareholder will be entitled to receive cash for these shares only if the shareholder properly demands conversion as described above and the business combination is consummated. If a public shareholder properly seeks conversion and the business combination is consummated, GGAC will convert these shares for cash and the holder will no longer own these shares following the business combination. If the business combination is not consummated for any reason, then the public shareholders who exercised their conversion rights will not be entitled to receive cash for their shares. In such case, GGAC will promptly return any shares delivered by public shareholders. GGAC will not be authorized to consummate the business combination with Grupo Colombo if it does not have net tangible assets of at least US$5,000,001 upon such consummation, after giving effect to payments to public shareholders who exercise such conversion rights. GGAC estimates that this condition will not be met if holders of more than 13,762,388 of the public shares (representing approximately 95.7% of the public shares) properly demand conversion of their shares into cash.

The closing price of GGAC ordinary shares on December 17, 2015 was US$9.79. The cash held in the trust account on such date was approximately US$10.05 per public share (after accounting for interest available to GGAC which is intended to be withdrawn prior to the special meeting). Prior to exercising conversion rights, shareholders should verify the market price of GGAC ordinary shares as they may receive higher proceeds from the sale of their shares in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. GGAC cannot assure its shareholders that they will be able to sell their GGAC ordinary shares in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares. A holder of public shares who voted either for or against the business combination shall be entitled to receive a full pro rata portion of the trust account, less any amounts necessary to pay GGAC’s taxes.

Appraisal Rights

GGAC’s shareholders do not have appraisal rights under the Companies Law in connection with the business combination or the other proposals.

Proxy Solicitation Costs

GGAC is soliciting proxies on behalf of its board of directors. GGAC will bear all of the costs of the solicitation.

This solicitation is being made by mail but also may be made by telephone or in person. GGAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. GGAC also has hired [●] to assist in the proxy solicitation process. GGAC will pay that firm a fee of US$[●] plus disbursements. Such fee will be paid with funds from outside the trust account.

GGAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. GGAC will reimburse them for their reasonable expenses.

GGAC Initial Shareholders

As of the record date, GGAC’s initial shareholders, including all of GGAC’s officers and directors, beneficially owned and were entitled to vote an aggregate of 3,593,750 initial shares that were issued prior to GGAC’s initial public offering. In addition, GGAC’s initial shareholders and EarlyBirdCapital, the representative of the underwriters of the initial public offering, own 634,063 private shares included in the private units. The initial shares and private shares issued to the GGAC initial shareholders currently constitute approximately 22.3% of the outstanding GGAC ordinary shares. The initial share and private shares issued to the GGAC initial shareholders and EarlyBirdCapital currently constitute approximately 22.7% of the outstanding GGAC ordinary shares.

In connection with the initial public offering, GGAC and EarlyBirdCapital entered into agreements with each of the GGAC initial shareholders pursuant to which each GGAC initial shareholder agreed to vote the initial shares and shares underlying the private units, as well as any GGAC ordinary shares acquired in the aftermarket, in favor of the business combination proposal. The GGAC initial shareholders have also indicated that they intend to vote their initial shares in favor of all other proposals being presented at the meeting. The initial shares have no right to participate in any liquidation of the trust account or other assets and will be worthless if no business combination is effected by GGAC.

In addition, in connection with the initial public offering, the GGAC initial shareholders entered into an escrow agreement pursuant to which, subject to certain exceptions, their initial shares will be held until (1) with respect to 50% of the initial shares, the earlier of one year after the date of the consummation of the business combination with Grupo Colombo (or another initial business combination) and the date on which the closing price of the GGAC ordinary shares equals or exceeds US$13.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after such business combination and (2) with respect to the remaining 50% of the initial shares, one year after the date of the consummation of the business combination with Grupo Colombo (or another initial business combination), or earlier, in either case, if, subsequent to such initial business combination, GGAC consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property.

At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding GGAC or its securities, the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal or to seek, or indicate an intention to seek, conversion of their shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire GGAC ordinary shares or vote their shares in favor of the business combination proposal and not seek conversion. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the GGAC initial shareholders for nominal value. The funds for any such purchases or incentives will either come from cash available to such purchasing parties or from third party financing, none of which has been sought at this time.

The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the GGAC ordinary shares voted on the business combination proposal at the extraordinary general meeting vote in its favor and that GGAC has net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise such conversion rights, where it appears that such requirements would otherwise not be met. Purchases of shares or the entry into other transactions by the persons described above would allow them to exert more influence over the approval of the business combination proposal and other proposals to be presented at the extraordinary general meeting and therefore would increase the chances that such proposals would be approved. Moreover, any such purchases or other transactions would reduce the number of GGAC shareholders who exercise their conversion rights and therefore would increase the chances that GGAC has net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo. Accordingly, if such share purchases and other transactions are effected, the consequence could be to cause the business combination to be authorized in circumstances where such authorization could not otherwise be obtained.

Entering into any such incentive arrangements may have a depressive effect on GGAC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the extraordinary general meeting.

Pursuant to the Investment Agreement, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30,000,000 of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares. As of the date of this proxy statement, there have been no other discussions or agreements between the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates and any investor or holder of GGAC ordinary shares regarding any share purchase or other transactions described above. GGAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE BUSINESS COMBINATION PROPOSAL

At the extraordinary general meeting, GGAC will ask its shareholders to consider and vote upon a proposal to adopt and approve the Investment Agreement, and to approve the business combination contemplated by the Investment Agreement. The discussion in this proxy statement of the business combination and the principal terms of the Investment Agreement is subject to, and is qualified in its entirety by reference to, the Investment Agreement. A copy of the Investment Agreement is attached as Annex A to this proxy statement. The text of the business combination proposal to be considered at the extraordinary general meeting is set forth in Annex F.

Structure of the Business Combination

The Investment Agreement provides for a business combination transaction by means of the Controlling Persons and the Optionholders contributing to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo will become a wholly-owned subsidiary of GGAC.

Pursuant to the Investment Agreement, (A) the Controlling Persons will contribute all of the issued and outstanding ordinary shares of Grupo Colombo to GGAC and will receive in consideration an aggregate of 3,640,000 newly issued GGAC ordinary shares and (B) the Optionholders will exercise certain options held by them, will contribute the underlying ordinary shares of Grupo Colombo to GGAC, and will receive in consideration an aggregate of 360,000 GGAC ordinary shares.

Name; Headquarters; Share Symbols

After completion of the business combination and assuming all proposals are approved:

●	the name of GGAC will be “Garnero Colombo Inc.”;

●	the corporate headquarters and principal executive offices of GGAC will be located at Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil;

●	GGAC’s ordinary shares and warrants, which are currently traded on Nasdaq under the symbols GGAC and GGACW, respectively, will continue to be traded on Nasdaq if an application made by GGAC to such effect is granted, while GGAC’s units and rights will no longer trade; and

●	the symbols for GGAC’s ordinary shares and warrants will change following GGAC’s name change to [●] and [●], respectively.

Reorganization

Prior to the Closing, the Controlling Persons will use their commercially reasonable best efforts to effect a reorganization in accordance with the Investment Agreement, as a result of which the Controlling Persons will become the direct owners of all of the outstanding ordinary shares of Grupo Colombo, Grupo Colombo will not incur any indebtedness or other liabilities and Grupo Colombo will have accrued goodwill amortizable under applicable tax law in the amount of R$200,000,000.

Open Market Purchases

In addition, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30 million of GGAC ordinary shares in the open market. Any such open market purchases would be effected either (i) pursuant to a 10b5-1 trading plan or (ii) at a time when Grupo Colombo and the buyer are not aware of any material nonpublic information regarding Grupo Colombo or the securities.

Indemnification; Escrow

The Controlling Persons and the Optionholders, on one hand, and GGAC, on the other hand, have agreed to indemnify and hold each other harmless for certain inaccuracies or breaches of the representations and warranties or for the non-fulfillment or breach of certain covenants and agreements contained in the Investment Agreement, in each case, pursuant to the terms of the Investment Agreement. GGAC’s rights to indemnification are limited to the number of Escrow Shares plus an additional $2,000,000, subject to certain exceptions. The Controlling Persons and Optionholder’s rights to indemnification are limited to a number of newly issued GGAC ordinary shares equal to the number of Escrow Shares plus an additional $2,000,000. Any claims for indemnification will be settled first in shares and then in cash.

To provide a fund for payment to GGAC with respect to its post-closing rights to indemnification under the Investment Agreement, there will be placed in escrow (with an independent escrow agent) an aggregate of 200,000 of the GGAC ordinary shares issuable to the Controlling Persons and the Optionholders under the Investment Agreement. On the date that is 30 days after the date on which Grupo Colombo delivers to GGAC its audited financial statements for its 2016 fiscal year, the Escrow Agent shall release 100,000 of the original number of Escrow Shares, less that number of Escrow Shares applied in satisfaction of, or reserved with respect to, indemnification claims made prior to such date, to the owners thereof. The remaining Escrow Shares plus an additional $1,000,000 (less any amounts in excess of $1,000,000 paid with respect to indemnification claims previously brought) shall be available for indemnification only with respect to indemnification claims relating to taxes. On the date that is 30 days after the date on which Grupo Colombo delivers to GGAC its audited financial statements for its 2017 fiscal year, the Escrow Agent shall deliver the remaining shares held in escrow, less any of such shares applied in satisfaction of, or reserved with respect to, an indemnification claims relating to taxes made prior to such date, to the owners thereof. Any Escrow Shares reserved with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution shall be delivered to such owners promptly upon such resolution.

No amount for indemnification will be payable by an indemnifying party (i) unless and until the aggregate amount of all indemnifiable losses otherwise payable exceeds a deductible of US$600,000, in which event the amount payable shall be the full amount (and not just the amount in excess of the amount of the deductible), and (ii) unless the amount of all indemnifiable losses otherwise payable on any single claim or series of related claims exceeds a threshold of US$30,000 (except such amounts will count toward the deductible), subject to certain exceptions.

Certain claims, including those relating to the Company’s due authorization of the transactions and capitalization and the Controlling Person and Optionsholders’ ownership of the ordinary shares of Grupo Colombo, are not limited to the Escrow Shares and the additional maximum cash amounts and are not subject to deductible and threshold amounts described above.

Employment Agreements

As contemplated by the Investment Agreement, effective as of the consummation of the business combination, each of Álvaro Jabur Maluf Jr., Paulo Jabur Maluf and Denis Piovezan will enter into an employment agreement with GGAC. See the section entitled “The Director Election Proposal — GGAC Executive Officer and Director Compensation — New Employment Agreements” for further details regarding these agreements.

Sale Restriction; Resale Registration

The Controlling Persons and Optionholders may not sell any of the GGAC ordinary shares that they receive as a result of the business combination until (1) with respect to 50% of the shares, the earlier of one year after the closing and the date on which the closing price of the shares equals or exceeds US$13.00 per share for any 20 trading days within any 30-trading day period commencing after the closing date and (2) with respect to the remaining 50% of the shares, one year after the closing date, pursuant to Lockup Agreements they signed simultaneously with the execution of the Investment Agreement. The certificates representing the consideration will be legended to such effect.

At the closing of the business combination, GGAC will enter into the Registration Rights Agreement covering the registrable securities, which include the initial shares, the private units (and underlying GGAC ordinary shares and warrants), the working capital units (and underlying GGAC ordinary shares and warrants), all of the GGAC ordinary shares and warrants underlying the unit purchase option granted to the representative of the underwriters in GGAC’s initial public offering and all of the GGAC ordinary shares issued to the Controlling Persons and the Optionholders under the Investment Agreement. Pursuant to the Registration Rights Agreement, no later than 30 days following the Closing, GGAC will prepare and file with the SEC a registration statement covering the resale of such securities. Following the expiration of the lockup period under the Lockup Agreements, in addition to ordinary resales under the registration statement in the public trading markets, the holders of such securities will be entitled to sell such securities in underwritten public offerings under the registration statement, so long as any such underwritten public offering is for at least US$10 million in the aggregate. The holders of such securities also will have certain customary “piggyback” registration rights.

Background of the Business Combination

The terms of the Investment Agreement are the result of arm’s-length negotiations between representatives of GGAC and Grupo Colombo. The following is a brief discussion of the background of these negotiations, the Investment Agreement and related transactions.

GGAC was incorporated in the Cayman Islands on February 11, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities. Promptly following GGAC’s initial public offering in July 2014, GGAC’s officers and directors contacted a wide range of investment bankers, private equity firms, consulting firms, legal and accounting firms, as well as several other persons and entities know to GGAC’s officers through their business relationships. Through these efforts, GGAC’s officers evaluated numerous potential transactions from a wide range of industry segments including consumer products, retail, financial, technology, telecom, media, real estate, industrial, pharmaceuticals and energy.

As a result of these efforts, on October 30, 2014, GGAC entered into a Share Purchase Agreement (the “SPA”) with WISeKey SA (“WISeKey”), WISeTrust SA (“WISeTrust”), and certain shareholders and option holders of WISeKey. Simultaneously with the execution of the SPA, GGAC entered into an Asset Purchase Agreement (the “APA”) by and among GGAC, WISeKey and WISeTrust. The parties thereafter began work on the items necessary to consummate the proposed business combination contemplated by the agreements. However, on February 26, 2015, the parties mutually agreed to terminate the SPA and the APA. GGAC then began the process of searching for an alternative business combination to consummate.

GGAC continued its analysis and evaluation of numerous opportunities and entered into substantial discussions with Grupo Colombo and two other potential target businesses. The discussions with the other two target business advanced as far as negotiations regarding the type and amount of consideration to be paid in a potential transaction but did not progress any further due to GGAC selecting Grupo Colombo as a business combination partner described below.

On March 2015, a Brazilian banker (the “Brazilian Banker”) contacted Fernando Garnero, a son of Mario Garnero, GGAC’s Chairman and Chief Executive Officer, and a Director of Brasilinvest Group, an entity controlled by Mr. Garnero, to discuss Grupo Colombo as a potential target for GGAC. After GGAC indicated an interest in learning more about the opportunity, the Brazilian Banker organized an introductory meeting for GGAC, represented by Fernando Garnero and Samsao Woiler, a consultant to GGAC, with Messrs. Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf, the Controlling Persons and the Chief Executive Officer and Chief Operating Officer, respectively, of Grupo Colombo.

After that first meeting and for the next forty-five days, the GGAC team conducted a preliminary analysis of Grupo Colombo and the potential transaction, including the industry sector and Grupo Colombo’s positioning in the market, in order to make an initial assessment regarding expected investor perception of the opportunity. As part of that effort, the GGAC team contacted representatives of EarlyBirdCapital, GGAC’s financial advisor and the representative of the underwriters in its initial public offering, Graubard Miller, U.S. counsel to GGAC, and other advisors and consultants to GGAC. UBS Securities, LLC (“UBS”), Grupo Colombo’s financial advisor, also provided GGAC with additional information on Grupo Colombo, including the company’s historical financials and its business plan.

On May 7 and 8, 2015, Mr. Jabur Maluf Jr. and Denis Piovezan, the Chief Financial Officer of Grupo Colombo, together with UBS and the Brazilian Banker, travelled to New York and met with representatives of EarlyBirdCapital, Javier Martin Riva, GGAC’s Chief Financial Officer and Chief Investment Officer, Mauro Conijeski, a consultant to GGAC, and Mario Bernardo Garnero, another son of Mario Garnero and a Director of Brasilinvest Group. During these meetings, Mr. Jabur Maluf Jr. and Mr. Piovezan provided a brief overview of Grupo Colombo’s history, products and businesses, financial situation and future prospects following a business combination with GGAC. Steven Levine, the Head of Investment Banking at EarlyBirdCapital, and Mr. Martin Riva also provided information regarding GGAC and explained some of the prerequisites for GGAC to explore a potential transaction.

On May 12 and 13, 2015, Mr. Levine and Mr. Martin Riva travelled to Sao Paulo to conduct a preliminary due diligence review of Grupo Colombo, including a visit to Grupo Colombo’s headquarters, two operating stores and its distribution center. Also, on May 13, 2015, Messrs. Mario Garnero and Jabur Maluf Jr. met at Brasilinvest’s offices to discuss valuation and structuring of a potential combination. Over the next several days, the parties continued discussing a potential transaction and Grupo Colombo’s business plan, capital structure and liquidity needs. During this time, GGAC and Graubard Miller prepared a non-binding letter of intent setting forth the terms of the proposed transaction, which was presented to Grupo Colombo and Messrs. Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf on May 19, 2015.

Between May 19, 2015 and May 27, 2015, the parties further discussed Grupo Colombo’s business plan, the capital markets aspects of the transaction and a proposed timeline to complete the transaction while finalizing the negotiations of the terms of the letter of intent.

On May 28, 2015, representatives of GGAC and Grupo Colombo met in Campinas, Brazil to finalize the remaining open items in the letter of intent and thereafter executed such letter of intent. Attending the meeting were Messrs. Mario Garnero, Fernando Garnero, Woiler and Martin Riva on behalf of GGAC and Messrs. Alvaro Jabur Maluf Jr., Paulo Jabur Maluf and Piovezan and Mr, Thiago Chaves Ribeiro, Grupo Colombo’s treasurer, and Ms Marina Balaban, Grupo Colombo’s in-house counsel, on behalf of Grupo Colombo, as well as the Brazilian Banker and a representative of Souza Cescon, Grupo Colombo’s Brazilian outside counsel. The letter of intent provided for $110,000,000 of total consideration to Grupo Colombo’s equity holders in the form of $50,000,000 of cash and approximately $60,000,000 of GGAC ordinary shares.

Om June 8, June 9, and June 10, 2015, Messrs. Jabur Maluf Jr., Piovezan, Martin Riva, Conijeski and Levine, along with Edward Kovary of EarlyBirdCapital, met several banking institutions in Brazil, including, among others, the relationship banks and creditors of Grupo Colombo, with the purpose of hiring a lead bank that could arrange a private placement of up to $100,000,000 of GGAC equity securities to be consummated concurrently with the business combination between the companies.

On June 17 and June 18, 2015, Graubard Miller and GGAC sent their respective due diligence request lists to Grupo Colombo. Over the next several weeks, GGAC conducted diligence on Grupo Colombo’s businesses including procurement, financial matters, legal matters, human resources and accounting activities.

From July 13 to July16, 2015, presentations by Grupo Colombo’s management were held at Grupo Colombo’s offices so that GGAC could conclude most of the diligence on Grupo Colombo’s business. Present at the meetings were Mr. Conijeski and Mr. Woiler and several executives of Grupo Colombo.

On July 17, 2015, GGAC sent an updated list of diligence questions to Grupo Colombo with pending unanswered questions and missing requested documentation, which Grupo Colombo subsequently addressed.

Also, on July 17, 2015, GGAC sent a draft of the investment agreement to Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf.

From July 20 until August 3, 2015, representatives of GGAC and Grupo Colombo discussed several aspects of the draft investment agreement, including the conditions to closing, the release of certain liens and guarantees, the requirement for open market purchases, the minimum size of the private placement and the conditions for release of shares placed in escrow.

On August 5, 2015, representatives of GGAC and Grupo Colombo, together with their counsels and consultants, held a meeting to discuss the open items in the draft investment agreement. Present at the meeting were Messrs. Jabur Maluf Jr. and Piovezan and Ms Balaban of Grupo Colombo, Mr. Martin Riva of GGAC, Messrs. Conijeski and Woiler, consultants to GGAC, Mr. Levine of EarlyBirdCapital, Messrs. Jeffrey Gallant and Eric Schwartz of Graubard Miller, Mr. Joaquim Oliveira from Souza Cescon, and Messrs. Robert Cohen and Meir Lewittes from McDermott Will & Emery, U.S. counsel to Grupo Colombo.

From August 6 to August 17, 2015, the parties and their respective legal counsels continued to negotiate the remaining open items in the draft investment agreement. During this period, the parties also exchanged drafts of the ancillary agreements and documents, including drafts of the lockup agreements, the registration rights agreement, the escrow agreement and the opinions of counsel to be delivered at closing. GGAC also continued to conduct due diligence on Grupo Colombo and to analyze Grupo Colombo’s audited financial statements and business plan.

On August 18, 2015, a conference call was held between Mr. Piovezan from Grupo Colombo, Messrs. Conijeski and Woiler, consultants to GGAC, Mr. Levine of EarlyBirdCapital, and representatives of the two banks selected to conduct the private placement. The primary purpose of the meeting was to review the expected market reaction to the proposed business combination and private placement, likely investors for the transactions, the trading performance of comparable companies and their valuations and the pricing of the business combination. As a result of this meeting, and given the devaluation of the Brazilian currency since signing the letter of intent, the parties agreed to a modification of the cash consideration in the proposed business combination, changing it to R$120,000,000, which effectively reduced the cash portion of the consideration to approximately US$34,000,000 as of that date.

On August 21, 2014, GGAC’s board of directors met to consider the proposed transaction with Grupo Colombo. In addition to the GGAC board members, Messrs. Conijeski and Woiler, consultants to GGAC, Messrs. Gallant and Schwartz of Graubard Miller, Mr. Levine of EarlyBirdCapital and Taiki Hirashima and Graciliano da Luz of H&A participated in the meeting. Prior to the meeting, copies of the most recent drafts of the significant transaction documents, in substantially final form, were delivered to the directors as well as the due diligence report and a presentation on the transaction. Mr. Martin Riva opened the discussion, reviewed the agenda, and explained how Grupo Colombo was selected as a business combination candidate. Mr. Conijeski then reviewed in detail the business of Grupo Colombo, the contemplated transaction with Grupo Colombo and various process considerations (e.g. valuations, sensitivities, timeline and due diligence findings). Mr. Levine was then invited to provide his firm’s view on the transaction. At the request of GGAC’s board, H&A, the firm engaged to render a fairness opinion to GGAC, then reviewed and discussed its financial analyses with respect to Grupo Colombo and rendered its oral opinion to the GGAC Board (which was confirmed in writing by delivery of H&A’s written fairness opinion dated the same date), as to, as of August 21, 2015, the fairness, from a financial point of view, to GGAC of the consideration to be paid by GGAC in the business combination and that the fair market value of Grupo Colombo was equal to at least 80% of the funds held in GGAC’s trust account. After an extensive discussion and numerous questions from the GGAC board members, the draft investment agreement and related documents were unanimously approved.

The Investment Agreement was signed on August 26, 2015. The business terms of the investment agreement did not differ from the business terms of the draft investment agreement as approved at the August 21, 2015 meeting of the board of directors.

Prior to the market open on August 27, 2015, GGAC and Grupo Colombo jointly issued a press release announcing the signing of the Investment Agreement and GGAC filed a Current Report on Form 8-K announcing the execution of the Investment Agreement and discussing the key terms of the Investment Agreement in detail. Thereafter, on August 28, 2015, GGAC filed an amendment to the Current Report on Form 8-K replacing Exhibit 2.1, the original version of which contained certain non-material errors.

Subsuquently, material changes occurred in the Brazilian economy, mainly with respect to the value of its currency. As a consequence, the parties began to discuss modifying the terms of the Investment Agreement to reflect these macroeconomic trends.

On October 7, 2015, a meeting was held at Grupo Colombo’s office in Sao Paulo, at which Messrs. Levine, Conijeski, and Woiler were present on behalf of GGAC, and Messrs. Jabur Maluf Jr. and Piovezan were present on behalf of Grupo Colombo. At the meeting it was agreed by the parties that certain terms included in the original Investment Agreement (the cash consideration of R$120,000,000 and the simultaneous private placement) would be eliminated.

Later that day, Messrs. Levine, Conijeski, Woiler, Jabur Maluf Jr. and Piovezan held another meeting at a financial institution in Sao Paulo with representatives from the banks, private placement advisors and merger & acquisition advisors for the transaction, the purpose of which was to review the current market conditions for the proposed business combination and the trading performance of comparable companies. At that meeting, it was suggested that the new terms of the Investment Agreement also provide for a reduction in the total number of shares post-closing to incorporate the effects of the change in the value of the Brazilian currency since signing the initial Investment Agreement.

On October 15, 2015, a meeting was held at the offices of Brasilinvest Group, at which Messrs. Mario Garnero, Fernando Garnero and Woiler were present from GGAC and Messrs. Jabur Maluf Jr. and Piovezan were present from Grupo Colombo. At this meeting, the parties discussed the previously communicated suggestions of the transaction advisors. At the meeting, the parties agreed to reduce the consideration payable to the equity holders of Grupo Colombo from 6,000,000 GGAC ordinary shares to 4,000,000 GGAC ordinary shares, to eliminate the adjustment based on Grupo Colombo’s 2016 EBITDA performance and to reduce the indemnity escrow account.

On October 23, 2015, a conference call was held between Mr. Piovezan from Grupo Colombo, Messrs. Conijeski and Woiler, consultants to GGAC, Mr. Levine of EarlyBirdCapital, and representatives of the banks, private placement advisors and M&A advisors. The primary purpose of the meeting was to arrange for revised roles for the advisors in light of the transaction changes, to review the trading performance of comparable companies and the advisors’ valuations with respect to the pricing of the business combination and to discuss the marketing of the transaction.

On December 2, 2015, Messrs. Levine and Conijeski, on behalf of GGAC, met with Messrs. Álvaro Jabur Maluf Jr., Paulo Jabur Maluf and Piovezan and Ms. Marina Balaban, on behalf of Grupo Colombo, at Grupo Colombo’s offices in Sao Poalo. The purpose of the meeting was to discuss the amendment and restatement of the Investment Agreement and related documents. Over the next several days, legal counsel to GGAC and Grupo Colombo prepared the revised agreements.

On December 16, 2015, GGAC’s board of directors met to consider the new terms of the proposed transaction. In addition to the GGAC board members, Messrs. Conijeski, Woiler, Jeffrey Gallant and Eric Schwartz, of Graubard Miller, and Mr. Levine, of EarlyBirdCapital, participated in the meeting. Prior to the meeting, copies of the most recent drafts of the significant transaction documents, in substantially final form, were delivered to the directors. Management reviewed with the GGAC board of the changes to the transaction documents and the timeline of the transaction, as well as the changes in the Brazilian economy that prompted the revisions to the transaction. Mr. Levine was then invited to provide his firm’s view on the revised transaction. At the request of GGAC’s board, H&A, the firm engaged to render a fairness opinion to GGAC, then reviewed and discussed its updated financial analyses with respect to Grupo Colombo and rendered its oral opinion to the GGAC Board (which was confirmed in writing by delivery of H&A’s updated written fairness opinion dated the same date), as to, as of December 16, 2015, the fairness, from a financial point of view, to GGAC of the consideration to be paid by GGAC in the business combination and that the fair market value of Grupo Colombo was equal to at least 80% of the funds held in GGAC’s trust account. The full text of the updated written fairness opinion of H&A, which describes, among other things, the assumptions, qualifications, limitations and other matters considered in connection with the preparation of its opinion is attached as Annex D. After an extensive discussion and numerous questions from the GGAC board members, the draft amended and restated Investment Agreement and related revised documents were unanimously approved.

The amended and restated Investment Agreement was signed on December 17, 2015 with the same business terms as approved at the meeting of the board of directors. Prior to the market open on December 21, 2015, GGAC and Grupo Colombo jointly issued a press release announcing the signing of the amended and restated Investment Agreement and GGAC filed a Current Report on Form 8-K announcing the execution of the amended and restated Investment Agreement and discussing the key terms of the amendments.

GGAC’s Board of Directors’ Reasons for Approval of the Business Combination

The final agreed-upon consideration in the business combination was determined by several factors. GGAC’s board of directors, together with its consultants and advisors, reviewed various business and financial data in order to determine that the consideration to be paid to the Controlling Persons and Optionholders was reasonable and that the transaction was in the best interests of GGAC’s shareholders. In connection with this determination, GGAC, together with its consultants and advisors, conducted a due diligence review of Grupo Colombo that included an evaluation of Grupo Colombo’s existing business model, accounting and tax policies, historical financial statements, capitalization and indebtedness, personnel, outstanding litigation, and operations, including its merchandise procurement, leasing and distribution practices. GGAC also reviewed the tax implications of the business combination and certain benefits that might accrue.

GGAC’s board considered a variety of factors weighing positively and negatively in connection with the business combination. In light of the number and wide variety of factors considered in connection with its evaluation of the transactions, the GGAC board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The GGAC board viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of GGAC’s reasons for the business combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In considering the business combination, the GGAC board of directors gave considerable weight to the following factors:

●	Track record of growth. Grupo Colombo has a strong track record of organic growth in revenues and stores, having opened more than 200 stores since 2010.

●	Multiple avenues for future growth. Grupo Colombo has multiple avenues for continued growth, including: (i) continued organic growth through the addition of new stores; (ii) expansion into women’s clothing, which represented 8% of sales in May 2015; (iii) expansion of e-commerce sales, which commenced in 2013 and by early 2015 already generated more revenue than any single store; and (iv) expansion of its financial services offerings, including co-branded credit cards, gift and pre-paid cards and insurance products.

●	Leadership in the Brazilian menswear apparel retail segment. Management believes that Grupo Colombo is the largest seller of men’s shirts and suits in Brazil. Grupo Colombo has a presence in every Brazilian state, with approximately 400 stores.

●	Brand value and awareness. Grupo Colombo has strong brand awareness in Brazil, as a large scale retailer in the formal wear segment. According to Exame Magazine, Grupo Colombo is one of the three most valuable Brazilian retail brands.

●	Demographics. Attractive demographic focus as Grupo Colombo targets customers in the mass-market and the fastest-growing income classes in Brazil.

●	Experienced management team. Grupo Colombo has a seasoned management team with specialized knowledge of the markets within which it operates, and the ability to lead a company in an ever-changing environment. Álvaro Jabur Maluf Jr. and Paulo Jabur Maluf each have more than 25 years of experience with Grupo Colombo. They have overseen its growth from a single store to a national chain with more approximately 400 stores.

●	Strong product portfolio. Grupo Colombo has basic product lines, with low exposure to fashion trends and limited dependency on weather, and with a focus on products with high turnover.

●	Bargaining power. Due to the size of its operations, it has superior bargaining power with suppliers.

●	Equity interest. The current shareholders and management of Grupo Colombo will maintain a substantial equity interest in the combined company, which the GGAC board believes reflects their belief in and commitment to the continued growth prospects of the combined company.

●	Capital structure. The influx of cash from the trust account will be used to improve the capital structure of the combined company, providing flexibility for growth and reducing financing costs.

●	Valuation. The valuation analysis conducted by GGAC’s management through a discounted cash flow methodology, and the review of enterprise value multiples for Colombo based on EBITDA and earnings, which compared favorably with the valuations of similar public companies.

●	Fairness opinion. The oral opinion of H&A to the GGAC board (which was subsequently confirmed in writing by delivery of H&A’s written opinion), as to, as of December 16, 2015, the fairness, from a financial point of view, to GGAC of the consideration to be paid by GGAC pursuant to the Investment Agreement.

The GGAC board of directors also gave considerable weight to the following negative factors applicable to Grupo Colombo:

●	Economic conditions. Macroeconomic uncertainty, including the recent Brazilian recession, and the effects it could have on the combined company’s revenues.

●	Foreign currency exchange rate. The fact that the combined company will operate in Brazilian reals but report in U.S. dollars, and the attendant risk that fluctuations in the foreign currency exchange rate could materially adversely effect the combined company’s reported operating results and its perception in the U.S. securities markets, especially given recent trends in the value of the Brazilian real.

●	Capitalization. The risk that the proceeds from the trust account are insufficient to provide a substantial increase in working capital or a substantial reduction of indebtedness in the combined company.

●	Execution risk. Execution risk of the combined company’s business plans as described in this proxy statement.

Notwithstanding the foregoing, the GGAC board of directors believed the positive aspects of a transaction with Grupo Colombo outweighed the negative aspects set forth above.

Valuation

GGAC’s management team performed a discounted cash flow analysis to determine the approximate enterprise value of Grupo Colombo. GGAC used Grupo Colombo’s internally generated projections through fiscal year 2020 as the basis for GGAC’s free cash flow assumptions. Based on these estimates, revenues and EBITDA are anticipated to grow at a 17% and 19% annual rate, respectively, from 2015 through 2020. From this projected EBITDA, GGAC made adjustments for, among other items, changes in working capital, capital expenditures and taxes. In order to arrive at a present value of Grupo Colombo, GGAC’s management discounted the free cash flow and the terminal value back to present at a rate of approximately 16.3%. This relatively high discount rate is due to the risks inherent in projecting future free cash flows in Brazilian reais. The discounted cash flow analysis yielded a present value of the future cash flows, or enterprise value, of approximately US$255.

Projections

Grupo Colombo provided GGAC with its internally prepared projections for each of the years in the six-year period ending December 31, 2020. The projections were not prepared with a view to public disclosure or under GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use and capital budgeting and other management purposes, are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders of GGAC securities. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.

The financial projections are forward-looking statements that reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors inherently subject to significant uncertainties, all of which are difficult to predict and many of which are beyond Grupo Colombo’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.”

The financial projections included in this proxy statement are based upon general assumptions regarding the future outlook and prospects for Grupo Colombo’s operations for the fiscal years 2016 to 2020, including, without limitation:

●	Revenue growth for 2016 is projected to be influenced by a net increase in store opening after a year of re-evaluation and streamlining of the existing sites. In addition, the company expects marketing efforts to return to the levels experienced in 2012 and 2013, given its national campaigns have significant impact on the performance of its stores. From 2017 until 2020, revenue is expected to growth at 15% per year, further supported by a recovery of the overall economy.

●	Despite the macroeconomic situation, margins have improved during 2015 due to the cost-cutting effort implemented throughout the year. The carry-over of those measures will result in an additional 1% increase in EBITDA margin for 2016. Beyond 2016, slight margin improvements are expected as a result of ongoing efficiencies and the larger scale of the business to dilute fixed costs.

●	The anticipating recapitalization of the business combination and the use of available carry-forward tax-losses are projected to increase net income during years 2016 to 2020.

While all projections are necessarily speculative, Grupo Colombo believes that the prospective financial information covering periods beyond twelve months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that Grupo Colombo or its representatives considered or consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

The projections were requested by, and disclosed to, GGAC for use as a component in its overall evaluation of Grupo Colombo, and are included in this proxy statement on that account. Grupo Colombo has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to GGAC. Neither Grupo Colombo’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Grupo Colombo compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. GGAC and Grupo Colombo will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

The projections were prepared by, and are the responsibility of, Grupo Colombo’s management. Marcum LLP (“Marcum”), Grupo Colombo’s auditor, has not examined, compiled or performed any other procedures with respect to the projections. Accordingly, Marcum does not express an opinion or any other form of assurance with respect thereto. The report furnished by Marcum included in this proxy statement relate to historical financial information of Grupo Colombo. They do not extend to the projections and should not be read as if they do.

The key budgeted projections provided to GGAC are (in millions of Brazilian reais):

	2016E	2017E	2018E	2019E	2020E
Net Revenues	588.6	691.4	795.5	913.0	1,046.2
% Growth	23.9%	17.5%	15.0%	14.8%	14.6%

EBITDA	158.1	191.2	223.6	259.7	297.4
% Margin	26.9%	27.7%	28.1%	28.4%	28.4%

Effective Net Income	86.4	115.4	140.1	168.4	203.2
% Margin	14.7%	16.7%	17.6%	18.4%	19.4%

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. GGAC believes that EBITDA is customarily used by investors and analysts to evaluate the financial performance of companies in SAE’s industry. GGAC’s management also believes that EBITDA is useful in evaluating Grupo Colombo’s core operating results. However, EBITDA is not a measure of financial performance under GAAP and should not be considered an alternative to operating income or net income as an indicator of Grupo Colombo’s operating performance. Because EBITDA is not calculated identically by all companies, the presentation in this proxy statement may not be comparable to those disclosed by other companies.

Below is a table that reconciles EBITDA to net income (in millions of Brazilian reais):

	2016E	2017E	2018E	2019E	2020E
EBITDA	158.1	191.2	223.6	259.7	297.4
Depreciation and amortization	29.1	34.8	40.7	49.0	51.5
Net financial results	22.0	13.6	9.5	2.1	(5.6)
Income tax	20.6	27.5	33.4	40.1	48.4
Net income	86.4	115.4	140.1	168.4	203.2

Fairness Opinion

On December 16, H&A rendered its oral opinion to the GGAC board (which was confirmed in writing by delivery of GGAC’s written opinion dated such date), that, as of December 16, 2015, (i) the consideration to be paid by GGAC pursuant to the Investment Agreement was fair, from a financial point of view, to GGAC shareholders and (ii) Grupo Colombo had a fair market value equal to at least 80% of the balance of funds in GGAC’s trust account.

The summary of the opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex D to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by H&A in preparing its opinion.

The opinion was addressed to the GGAC board for the use and benefit of the members of the GGAC board (solely in their capacities as such) in connection with the GGAC board’s evaluation of the business combination. H&A’s opinion may not be used for any other purpose without H&A’s prior written consent. Neither the opinion nor the summary of the opinion and related analyses set forth in this proxy statement is intended to and they do not constitute advice or a recommendation to any of GGAC’s shareholders or any other security holders as to how such holder should vote or act with respect to any matter relating to the Investment Agreement or otherwise. H&A’s opinion should not be construed as creating any fiduciary duty on H&A’s part to GGAC or any other party to the Investment Agreement, any security holder of GGAC or such other party, any creditor of GGAC or such other party, or any other person.

The opinion only addressed whether, as of the date of such opinion, (i) the consideration to be paid by GGAC pursuant to the Investment Agreement was fair, from a financial point of view, to GGAC shareholders and (ii) Grupo Colombo had a fair market value equal to at least 80% of the balance of funds in GGAC’s trust account. It did not address any other terms, aspects, or implications of the Investment Agreement, including, without limitation, (i) the fairness of the Investment Agreement or all or any portion of the consideration, to any security holders of GGAC, Grupo Colombo or any other person or any creditors or other constituencies of GGAC, Grupo Colombo or any other person, and (ii) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Investment Agreement, or any class of such persons, relative to the consideration to be paid by GGAC pursuant to the Investment Agreement, or otherwise, nor did H&A advise the GGAC board of directors or any other party with respect to alternatives to the business combination with Grupo Colombo. H&A did not express any opinion as to what the value of the GGAC ordinary shares actually will be when issued to the holders of Grupo Colombo ordinary shares pursuant to the Investment Agreement or the prices at which GGAC ordinary shares may trade, be purchased or sold at any time, and H&A made no representation or warranty regarding the adequacy of H&A’s opinion or the analyses underlying H&A’s opinion for the purpose of GGAC’s compliance with the terms of its amended and restated certificate of incorporation or any other general or particular purpose.

The opinion did not address the relative merits of the Investment Agreement as compared to any alternative transaction or business strategy that might exist for GGAC, or the merits of the underlying decision by GGAC to engage in or consummate the business combination. The financial and other terms of the Investment Agreement, including the amount of the consideration, were determined pursuant to negotiations between the parties to the Investment Agreement and were not determined by or pursuant to any recommendation from H&A. H&A was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction involving GGAC.

H&A’s analysis and opinion were necessarily based upon market, economic, and other conditions, as they exist on, and could be evaluated as of the date of the opinion. Accordingly, although subsequent developments could arise that would otherwise affect its opinion, H&A did not assume any obligation to update, review, or reaffirm the opinion to the GGAC board or any other person or otherwise to comment on or consider events occurring or coming to H&A’s attention after the date of the opinion.

In arriving at its opinion, H&A made such reviews, analyses, and inquiries as H&A deemed necessary and appropriate under the circumstances. Among other things, H&A:

●	Discussed the operations, financial conditions, future prospects and projected operations and performance of GGAC and Grupo Colombo, respectively, and the proposed transaction with the management of Grupo Colombo and the GGAC;

●	Reviewed certain publicly available financial statements and other business and financial information of GGAC and Grupo Colombo, respectively, and the industries in which Grupo Colombo operates;

●	Reviewed, among other things, the financial statements for the two years ended 2014, which were limited reviewed by independent auditors, and other financial and operating data concerning Grupo Colombo which GGAC and Grupo Colombo have respectively identified as being the most current financial statements available;

●	Reviewed certain financial forecasts as prepared by the management of GGAC and Grupo Colombo (“Grupo Colombo’s Projections”);

●	Reviewed the draft of the Investment Agreement as provided on December 11, 2015, including certain exhibits and schedules reference therein and included therewith;

●	Reviewed the historical trading price and trading volume of GGAC ordinary shares and the publicly traded securities of certain other companies that we deemed relevant;

●	Compared the financial performance of Grupo Colombo with that of certain other publicly traded companies that we deemed relevant;

●	Compared certain financial terms of the proposed transaction to financial terms, to the extent publicly available, of certain other business combination transactions that we deemed relevant;

●	Considered and applied three valuation methodologies to Grupo Colombo:

o	Guideline Public Companies Method;

o	Guideline Transaction Method; and

o	Discounted Cash Flow Method.

●	Conducted such other analyses and considered such other factors as deemed appropriate.

For purposes of its analysis and opinion, H&A, with the GGAC board’s consent, evaluated whether, as of the date of its opinion, Grupo Colombo had a fair market value equal to at least 80% of the balance of funds in GGAC’s trust account solely upon the basis of a comparison of the implied equity value reference ranges indicated by H&A’s financial analysis with the balance of the funds remaining in GGAC’s trust account, which the GGAC board advised H&A and H&A, for purposes of its analysis and opinion, assumed did not and would not exceed $144,468,755.

In arriving at its opinion, H&A, with the GGAC board’s consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to it or available from public sources, and H&A further relied upon the assurances of GGAC’s and Grupo Colombo’s management that they were not aware of any facts or circumstances that would have made any such information inaccurate or misleading. H&A is not a legal, tax, environmental, or regulatory advisor and, H&A did not express any views or opinions as to any legal, tax, environmental, or regulatory matters relating to GGAC, Grupo Colombo, the Investment Agreement, or otherwise. H&A understood and assumed that GGAC had obtained or would obtain such advice as it deemed necessary or appropriate from qualified legal, tax, environmental, regulatory, and other professionals. H&A assumed, with the GGAC board’s consent, that Grupo Colombo’s Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of Grupo Colombo with respect to the future financial performance of Grupo Colombo, and that such information provided a reasonable basis upon which to analyze and evaluate Grupo Colombo and form an opinion. H&A expressed no view with respect to Grupo Colombo’s Projections or the assumptions on which they were based. H&A did not evaluate the solvency of GGAC, Grupo Colombo or any other party to the Investment Agreement, the fair value of GGAC or any of Grupo Colombo’s respective assets or liabilities, or whether GGAC or Grupo Colombo or any other party to the Investment Agreement is paying or receiving reasonably equivalent value in the Investment Agreement under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor did H&A evaluate, in any way, the ability of GGAC, Grupo Colombo or any other party to the Investment Agreement to pay its obligations when they come due. H&A did not physically inspect GGAC’s, or Grupo Colombos’s properties or facilities and did not make or obtain any evaluations or appraisals of GGAC’s or Grupo Colombos’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). H&A did not attempt to confirm whether GGAC or Grupo Colombo had good title to their respective assets. H&A’s role in reviewing any information was limited solely to performing such reviews as H&A deemed necessary to support its own advice and analysis and was not on behalf of the GGAC board, GGAC, or any other party.

H&A assumed, with the GGAC board’s consent, that the Investment Agreement would be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Investment Agreement, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on GGAC, Grupo Colombo or the Investment Agreement. H&A also assumed, with the GGAC board’s consent, that the final executed form of the Investment Agreement would not differ in any material respect from the draft H&A reviewed and that the business combination would be consummated on the terms set forth in the Investment Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof material to H&A’s analyses or H&A’s opinion. H&A also assumed that the representations and warranties of the parties to the Investment Agreement contained therein were true and correct and that each such party would perform all of the covenants and agreements to be performed by it under the Investment Agreement. H&A offered no opinion as to the contractual terms of the Investment Agreement or the likelihood that the conditions to the consummation of the business combination set forth in the Investment Agreement would be satisfied.

In connection with preparing its opinion, H&A performed a variety of financial analyses. The following is a summary of the material financial analyses performed by H&A in connection with the preparation of its opinion. It is not a complete description of all analyses underlying such opinion. The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a consequence, neither H&A’s opinion nor the respective analyses underlying its opinion is readily susceptible to partial analysis or summary description. In arriving at its opinion, H&A assessed as a whole the results of all analyses undertaken by it with respect to the opinion. While it took into account the results of each analysis in reaching its overall conclusions, H&A did not draw, in isolation, conclusions from or with regard to any individual analysis or factor. Therefore, H&A believes that the analyses underlying the opinion must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors underlying the opinion collectively, could create a misleading or incomplete view of the analyses performed by H&A in preparing the opinion.

The implied valuation reference ranges indicated by H&A’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses. Much of the information used in, and accordingly the results of, H&A’s analyses are inherently subject to substantial uncertainty.

The following summary of the material financial analyses performed by H&A in connection with the preparation of its opinion includes information presented in tabular format. The tables alone do not constitute a complete description of these analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses H&A performed.

For purposes of its analyses, H&A reviewed a number of financial metrics including:

●	Enterprise Value — Generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and minority interests less the amount of cash on its balance sheet).

●	Sales — Generally the amount of the company’s revenues after merchandise and service discounts, and applicable sales taxes for a specified time period.

●	EBITDA — Generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

●	EBIT — Generally the amount of the relevant company’s earnings before interest and taxes for a specified time period.

For purposes of its analyses, H&A considered the implied value of the business combination consideration of $39,360,000, assuming the issuance of 4,000,000 GGAC ordinary shares with a value of $9.84 per share, which H&A, with the consent of the GGAC board, assumed was a reasonable basis upon which to evaluate the GGAC ordinary shares.

Unless the context indicates otherwise, share prices for the selected companies used in the analyses described below were as of December 11, 2015, and estimates of financial performance for Grupo Colombo for the years ending December 31, 2016 to 2020 were based on Grupo Colombo’s Projections.

Discounted Cash Flows Analysis

H&A performed a discounted cash flow analysis of Grupo Colombo by calculating the estimated net present value of Grupo Colombo’s free cash flows from 2016 to 2020 and an estimate of the terminal value of Grupo Colombo after 2020 using Grupo Colombo’s Projections. In performing this analysis, H&A applied discount rates ranging from 15.5% to 16.5% and perpetual growth rates ranging from 5.9% to 7.9% to Grupo Colombo’s projected free cash flows. This analysis indicated an implied equity value reference range of $83,000,000 to $174,000,000 for Grupo Colombo.

Selected Companies Analysis

H&A considered certain financial data for Grupo Colombo and selected companies with publicly-traded equity securities H&A deemed relevant. The selected companies with publicly-traded equity securities were:

●	Cia. Hering

●	Restoque Comércio e Confecções de Roupas S.A

●	Guararapes Confecções S.A.

●	Lojas Renner S.A.

●	Alpargatas S.A.

The financial data reviewed included:

●	Enterprise Value as multiple of LTM (Last Twelve Months) EBITDA as of December 11, 2015, or “LTM EBITDA.”

●	Enterprise Value as multiple of LTM Sales as of December 11, 2015, or “LTM Sales.”

H&A calculated the following enterprise value multiples with respect to the selected companies:

Enterprise Value Multiple of	High		Mean		Median		Low
LTM EBITDA	11.7	x	9.0	x	8.8	x	5.3	x
LTM Sales	2.3	x	1.5	x	1.5	x	0.8	x

H&A applied multiples based on the selected companies analysis to corresponding financial data for Grupo Colombo based on the Grupo Colombo historical results. H&A applied the average multiples from the selected companies to Grupo Colombo’s 2016 EBITDA and Grupo Colombo’s 2016 Sales, with 90% weight to the EBITDA multiple and 10% weight to the Sales multiple, which resulted in an implied equity value reference of $137,000,000 for Grupo Colombo.

None of the selected companies has characteristics identical to Grupo Colombo. An analysis of selected publicly-traded companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed. For instance, even though H&A included only companies located in Brazil in order to avoid differences in accounting principles, such companies are not entirely free of accounting variations and such differences may affect the valuation reached under this analysis. Accordingly, H&A placed significantly less weight on the results of this analysis compared to the results of the discounted cash flow analysis.

Selected Transactions Analysis

H&A considered certain financial data from a single transaction and calculated an equity value multiple (based on the consideration paid in the transaction) from 2016 EBITDA and 2016 Sales. The transaction was an arms’-length transaction between Gávea Investimentos and Grupo Colombo. Based on the selected transaction analysis, H&A applied multiples of 12.5x to Grupo Colombo 2016 EBITDA and 1.8x to Grupo Colombo 2016 Sales, which resulted in an implied equity value reference range of $107,000,000 to $274,000,000 for Grupo Colombo.

Other Matters Relating to H&A’s Opinion

As part of its consulting business, H&A regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings and other purposes. H&A is a recognized consulting firm that has substantial experience in providing financial advice in connection with mergers, acquisitions, sales of companies, businesses and other assets and other transactions. H&A received a fee of R$200,000 for rendering its opinion, no portion of which was contingent upon the completion of the business combination. GGAC also agreed to reimburse H&A for certain expenses incurred by it in connection with its engagement and to indemnify H&A and its related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion. In addition, GGAC has engaged H&A to assist it in preparing the pro forma financial information that is included in this proxy statement. GGAC will pay H&A a fee of R$40,000 for this work, no portion of which is contingent upon completion of the business combination. H&A has not performed any other services for GGAC during the past two years.

Satisfaction of 80% Test

It is a requirement under GGAC’s amended and restated memorandum and articles of association that any business acquired by GGAC have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of Grupo Colombo considered in approving the transaction, including a comparison of comparable companies and a discounted cash flow analysis, the GGAC board of directors determined that Grupo Colombo had a fair market value of approximately US$255 million. As of December 17, 2015, the date the Investment Agreement was executed, the balance of the funds in the trust account was approximately US$144,599,000 and the threshold amount for satisfaction of the 80% test was therefore approximately US$115,679,200. Accordingly, the GGAC board of directors determined that such test was met. GGAC’s board of directors believes that the financial skills and background of its members qualify it to conclude that the business combination with Grupo Colombo met this test. However, in addition, the GGAC board of directors considered the financial analysis reviewed by H&A with the GGAC board, and the oral opinion of H&A to the GGAC board (which was subsequently confirmed in writing by delivery of H&A’s written opinion dated the same date), as to, as of December 16, 2015, whether Grupo Colombo had a fair market value equal to at least 80% of the balance of funds in GGAC’s trust account.

Interests of GGAC’s Directors and Officers and Others in the Business Combination

In considering the recommendation of the board of directors of GGAC to vote in favor of approval of the business combination proposal and the other proposals, shareholders should keep in mind that GGAC’s initial shareholders, including its directors and officers have interests in such proposals that are different from, or in addition to, those of GGAC shareholders generally. In particular:

●	If the business combination with Grupo Colombo or another business combination is not consummated by June 25, 2016, it will trigger GGAC’s automatic dissolution and liquidation pursuant to the terms of its amended and restated memorandum and articles of association. In such event, the 3,593,750 initial shares held by GGAC’s initial shareholders, including its directors and officers, which were acquired for an aggregate purchase price of US$25,000 prior to GGAC’s initial public offering, would be worthless because GGAC’s initial shareholders are not entitled to participate in any redemption distribution with respect to such shares. Such shares had an aggregate market value of US$35,182,813 based upon the closing price of US$9.79 per share on Nasdaq on December 17, 2015.

●	An affiliate of Mario Garnero, GGAC’s Chief Executive Officer, and EarlyBirdCapital, the underwriter in GGAC’s initial public offering, purchased an aggregate of 634,063 private units at a price of US$10.00 per unit (US$6,340,630 in the aggregate). These purchases took place on a private placement basis simultaneously with the consummation of GGAC’s initial public offering. The private warrants and the private rights underlying the private units will only become exercisable or exchangeable in connection with an initial business combination. Furthermore, the holders of the private units have agreed that the underlying private shares will not participate in any liquidating distribution upon winding up if a business combination is not consummated. Accordingly, the private units (including the private shares, private rights and private warrants) will become worthless if the business combination with Grupo Colombo or another business combination is not consummated (as will the remainder of the public rights and public warrants). Such units had an aggregate market value of US$6,245,521 based upon the closing price of US$9.85 per unit on Nasdaq on December 17, 2015.

●	Mario Garnero, Amir Adnani, John Tonelli and Nelson Narciso Filho will continue as directors of GGAC following consummation of the business combination. As such, in the future each will receive any cash fees, share options or share awards that the GGAC board of directors determines to pay to its officers and directors.

●	If a business combination is not consummated within the required time period, Mario Garnero, GGAC’s Chairman of the Board, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by GGAC for services rendered or contracted for or products sold to GGAC and which have not executed a waiver agreement.

●	Mario Garnero has loaned approximately US$1,228,650 to GGAC, and may in the future loan additional amounts to GGAC in order to meet GGAC’s working capital needs prior to the closing of the business combination with Grupo Colombo. If GGAC fails to consummate the business combination with Grupo Colombo or another business combination, the loans would become unsecured liabilities of GGAC; however, Mr. Garnero has waived any claim against the trust account. Accordingly, GGAC will not be able to repay these loans if the business combination is not completed. In addition, upon consummation of a business combination, US$500,000 of such loans is convertible at the election of Mr. Garnero into private units at a conversion price of US$10.00 per unit. Accordingly, if a business combination is not consummated, Mr. Garnero also will lose the opportunity to acquire an additional 50,000 units, which would have an aggregate market value of US$492,500 based upon the closing price of US$9.85 per unit on Nasdaq on December 17, 2015.

●	GGAC’s officers, directors, initial shareholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on GGAC’s behalf, such as identifying and investigating possible business targets and business combinations. However, if GGAC fails to consummate a business combination, they will not have any claim against the trust account for the reimbursement of these expenses. Accordingly, GGAC will not be able to reimburse these expenses if the business combination with Grupo Garnero or another business combination is not completed. As of the date of this proxy statement, GGAC’s officers, directors, initial shareholders and their affiliates have incurred approximately $40,000 of unpaid reimbursable expenses.

Recommendation of GGAC’s Board of Directors

After careful consideration of the matters described above, particularly the facts discussed above under the heading “GGAC’s Board of Directors’ Reasons for Approval of the Business Combination,” GGAC’s board of directors determined unanimously that each of the proposals presented at this meeting was fair to and in the best interests of GGAC and its shareholders. GGAC’s board of directors has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the GGAC board of directors is not meant to be exhaustive, but includes the material information and factors considered by the GGAC board of directors.

Material Federal Income Tax Consequences of the Business Combination to GGAC and Its Shareholders

The following section is a summary of the opinion of Graubard Miller, counsel to GGAC, regarding material U.S. federal income tax consequences of the business combination to holders of GGAC ordinary shares. This discussion addresses only those GGAC security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, and does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

●	financial institutions;

●	investors in pass-through entities;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark to market method of accounting;

●	persons that hold GGAC ordinary shares as part of a straddle, hedge, constructive sale or conversion transaction; and

●	persons who are not citizens or residents of the U.S.

The Graubard Miller opinion is based upon the Internal Revenue Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date of its opinion, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither GGAC nor Grupo Colombo intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the business combination.

It is the opinion of Graubard Miller that:

●	No gain or loss will be recognized by GGAC or by the shareholders of GGAC if their conversion rights are not exercised.

●	A shareholder of GGAC who exercises conversion rights and effects a termination of the shareholder’s interest in GGAC will be required to recognize gain or loss upon the exchange of that shareholder’s GGAC ordinary shares for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that shareholder’s GGAC ordinary shares. This gain or loss will be a capital gain or loss if such shares were held as a capital asset on the date of the business combination and will be a long-term capital gain or loss if the holding period for the GGAC ordinary shares is more than one year.

The tax opinion issued to GGAC by Graubard Miller, its counsel, is attached to this proxy statement as Annex E. Graubard Miller has consented to the use of its opinion in this proxy statement.

This discussion is intended to provide only a summary of the material U.S. federal income tax consequences of the business combination. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the business combination. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences to you of the business combination.

Anticipated Accounting Treatment

The transactions contemplated by the Investment Agreement are considered to be a business combination to be accounted for under the acquisition method in accordance with U.S. GAAP with GGAC being the acquirer and Colombo being the acquired company. Under this method, the consideration transferred and the tangible and intangible identifiable assets acquired and liabilities assumed are recorded at fair value on the acquisition date. The amount of the consideration transferred in excess of the net assets acquired is recognized as goodwill.

Regulatory Matters

The business combination and the transactions contemplated by the Investment Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the Cayman Islands necessary to effectuate the amendment and restatement of GGAC’s memorandum and articles of incorporation and filings with the Board of Trade of the State of Mato Grosso (Junta Comercial do Estado do Mato Grosso) necessary to effectuate certain amendments to Grupo Colombo’s by-laws.

Recommendation and Vote Required

The approval of the business combination proposal will require the affirmative vote of the holders of a majority of the GGAC ordinary shares voted on such proposal at the extraordinary general meeting. In addition, the business combination will not be consummated if GGAC does not have net tangible assets of at least US$5,000,001 upon such consummation, after giving effect to payments to public shareholders who exercise their conversion rights. GGAC estimates that this condition will be met if holders of no more than 13,762,388 of the public shares (representing approximately 95.7% of the public shares) properly demand conversion of their shares into cash.

If the business combination proposal is not approved, the other proposals (except an adjournment proposal, as described below) will not be presented to the shareholders for a vote.

GGAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE GGAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

THE INVESTMENT AGREEMENT

For a discussion of the structure, consideration and indemnification provisions of the Investment Agreement, see the section entitled “The Business Combination Proposal.” Such discussion and the following summary of other material provisions of the Investment Agreement are qualified by reference to the complete text of the Investment Agreement, a copy of which is attached as Annex A to this proxy statement. All shareholders are encouraged to read the Investment Agreement in its entirety for a more complete description of the terms and conditions of the business combination.

Closing of the Investment Agreement

The closing of the Investment Agreement will take place on the third business day following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to the Closing of the Investment Agreement,” unless GGAC and Grupo Colombo agree in writing to another time. The Investment Agreement is expected to be consummated as soon as practicable after the extraordinary general meeting of GGAC’s shareholders described in this proxy statement.

Representations and Warranties

Except as limited below, the Investment Agreement contains representations and warranties of GGAC, on one hand, and Grupo Colombo and the Controlling Persons, on the other hand, generally relating, among other things, to:

●	proper organization and corporate matters;

●	subsidiaries;

●	capital structure of each company;

●	corporate authority;

●	absence of conflicts;

●	compliance with laws and other legal requirements;

●	financial information;

●	absence of undisclosed liabilities;

●	absence of certain changes or events;

●	litigation;

●	employee benefit plans;

●	labor matters;

●	restrictions on business activities;

●	real property, leases and personal property;

●	taxes;

●	environmental matters;

●	brokerage and similar fees;

●	intellectual property;

●	contracts and commitments;

●	insurance;

●	licenses and permits;

●	interested party transactions;

●	antitrust;

●	with respect to Grupo Colombo, absence of illegal or improper transactions; and

●	with respect to GGAC, its SEC filings, the trust account, its indebtedness, the listing of its securities and board approval of the transactions.

The Investment Agreement also contains customary representations and warranties by the Controlling Persons and Optionholders relating to, among other things, authority and similar matters, absence of conflicts, ownership of the securities of Grupo Colombo and certain investment-related matters.

Covenants

GGAC and Grupo Colombo have each agreed to take such actions as are necessary, proper or advisable to consummate the business combination. Each of them has also agreed to continue to operate their respective businesses in the ordinary course consistent with past practices prior to the closing and not to take the following actions, among others, except as permitted by the agreement, without the prior written consent of the other party:

●	waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

●	grant any severance or termination pay to any officer or employee outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

●	transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property, or enter into grants to transfer or license to any person material future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall Grupo Colombo, its subsidiaries or GGAC license on an exclusive basis or sell any intellectual property of the Grupo Colombo or its subsidiaries or GGAC as applicable;

●	declare, set aside or pay any dividend on or make any other distribution (whether in cash, share capital, equity securities or property) with respect to any share capital or split, combine or reclassify any shares of capital stock or issue or authorize the issuance of any other securities with respect to, in lieu of or in substitution for any share capital;

●	purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of such party;

●	except as permitted in the Investment Agreement, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements obligating it to issue any such shares or convertible or exchangeable securities;

●	amend such party’s Charter Documents, except for the corporate documents and amendments necessary to effect the Reorganization;

●	acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of GGAC, Grupo Colombo or its subsidiaries as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

●	sell, lease, license, encumber or otherwise dispose of any material properties or assets, except (A) sales of inventory, property, plant and equipment or other assets in the ordinary course of business consistent with past practice, and (B) the sale, lease, license or disposition of property or assets that are not material, individually or in the aggregate, to the business of such party;

●	except in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such party or its subsidiaries, or enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

●	except for the 2015 Plan or any new or amended employment agreements mutually agreed between GGAC, Grupo Colombo and the applicable employee, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

●	pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the Investment Agreement) other than the payment, discharge, settlement or satisfaction of claims, obligations or litigations in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the audited financial statements delivered by Grupo Colombo or in the most recent financial statements included in the GGAC SEC Reports filed prior to the date of the Investment Agreement, as applicable, or incurred since the date of such financial statements;

●	waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which such party or its subsidiaries is a party or of which such party or its subsidiaries is a beneficiary;

●	except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contracts, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

●	except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

●	except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party or its subsidiaries to pay in excess of US$3,000,000 in any 12 month period;

●	settle any litigation where the consideration given is other than monetary or to which an Insider is a party;

●	make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;

●	form, establish or acquire any subsidiary;

●	permit any Person to exercise any of its discretionary rights under any employee benefit plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

●	make capital expenditures in excess of US$3,000,000 in the aggregate;

●	make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect on such party;

●	enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, shareholders or other affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice, or, in the case of GGAC, advancement or reimbursement of expenses in connection with GGAC’s search for a business combination; or

●	agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

The Investment Agreement also contains additional covenants of the parties, including covenants providing for:

●	GGAC to prepare and file this proxy statement, to be used for the purpose of soliciting proxies from the GGAC shareholders for the matters to be acted upon at the extraordinary general meeting;

●	GGAC and Grupo Colombo to use their commercially reasonable best efforts to minimize the number of GGAC ordinary shares as to which conversion rights are exercised;

●	the Controlling Persons to use commercially reasonable best efforts to effect the Reorganization. See the section entitled “The Business Combination Proposal — Reorganization”;

●	the parties to protect each other’s confidential information and, subject to the confidentiality requirements, to provide reasonable access to information. See the section entitled “The Investment Agreement — Confidentiality; Access to Information”;

●	the parties to use commercially reasonable best efforts to do all things necessary, proper or advisable to consummate and make effective the business combination and the other transactions contemplated by the Investment Agreement, including obtaining all necessary approvals from governmental agencies and other third parties;

●	the parties agree to enter into the Registration Rights Agreement pursuant to which GGAC will under certain circumstances agree to register for resale under the Securities Act the GGAC ordinary shares to be issued to the Controlling Persons and the Optionholders pursuant to the Investment Agreement. See the section entitled “The Business Combination Proposal — Sale Restriction; Resale Registration”;

●	Grupo Colombo, the Controlling Persons and the Optionholders to waive their rights to make claims against GGAC to collect from the trust account any monies that may be owed to them by GGAC;

●	GGAC to use commercially reasonable best efforts to maintain the listing for trading on Nasdaq of its securities and to cause the GGAC ordinary shares to be approved for listing on Nasdaq;

●	Grupo Colombo, the Controlling Persons and the Optionholders not to solicit or enter into discussions or transactions with any third party regarding any business combination, sale of ownership interests or assets of Grupo Colombo, recapitalization or similar transaction;

●	GGAC to maintain its current directors’ and officers’ liability insurance policies for a period of six years following the closing date, and to provide for the assumption of such obligations by successor entities in certain circumstances;

●	the Controlling Persons and the Optionholders, at or prior to closing, (i) to repay to Grupo Colombo any loan by Grupo Colombo to such Person and any other amount owed by such Person to Grupo Colombo; (ii) to cause any guaranty or similar arrangement pursuant to which Grupo Colombo has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) to cease to own, directly or indirectly (except through ownership of the Company), any equity interests in any subsidiary of Grupo Colombo;

●	Grupo Colombo to provide periodic financial information to GGAC through the closing;

●	GGAC to be permitted to borrow from its directors, executive officers, initial shareholders or their respective affiliates, with any such loans to be made only as reasonably required by the operation of GGAC in due course on a non-interest bearing basis and repayable at the closing in cash (or convertible into private units);

●	GGAC to cause the trust account to be disbursed to GGAC and as otherwise contemplated by the Investment Agreement immediately upon consummation of the business combination;

●	GGAC to create and have its board of directors adopt the 2015 Plan;

●	the Optionholders to deliver to the Company the Irrevocable Instructions simultaneously with the execution of the Investment Agreement;

●	simultaneously with the closing, subject to the GGAC shareholders approval and adoption of the charter amendment proposals and the articles restatement proposal, GGAC to file an amendment and restatement of its memorandum and articles of association that effectuates the amendments described in the section entitled “The Charter Amendments Proposal”;

●	the board of directors of GGAC from and after the closing to consist of the directors identified in this proxy statement;

●	the Controlling Persons to use their commercially reasonable best efforts to complete the open market purchases as described in the section entitled “The Business Combination Proposal — Open Market Purchases”;

●	Grupo Colombo to use commercially reasonable best efforts to obtain the Release Letters, together with any related release documentation, in form and substance reasonably satisfactory to GGAC, providing for the release of and termination of certain liens;

●	the Controlling Persons to hold a general shareholders meeting of Grupo Colombo in order to approve, among other things, certain matters relating to the exercise of the options held by the Optionholders, and the Controlling Persons to irrevocably vote, or cause their affiliates to irrevocably vote, all ordinary shares of Grupo Colombo held by them in favor of such matters;

●	the Controlling Persons to take all measures necessary in order to cancel the transfer of certain trademarks identified in the Investment Agreement;

●	Grupo Colombo to repay to the Controlling Persons the loans made by such Controlling Persons and any other amount owed by Grupo Colombo to such Persons at or prior to the closing;

●	according to the terms of the consulting agreement entered into between Grupo Colombo, GGAC and MZHCI, LLC on July 1, 2015, GGAC to issue in favor of MZHCI, LLC a one-year warrant to purchase up to 60,000 GGAC ordinary shares exercisable at US$11.50 per share. The warrant shall become exercisable in four quarterly installments of 15,000 shares provided that the closing price of the GGAC ordinary shares at each quarterly installment date is at or above 130% of the last sale price of the GGAC ordinary shares on the Closing Date; and

●	Grupo Colombo to use its commercially reasonable best efforts to maintain the waivers of certain covenants applicable to Grupo Colombo for at least sixty days after the consummation of the business combination.

In addition, GGAC acknowledged that none of Grupo Colombo, the Controlling Persons, their respective affiliates or any other person had made any representations or warranties with respect to the projections, forecasts or information provided by them (it being understood that such acknowledgment did not cover any underlying facts or information which are addressed by any of the representations and warranties made by Grupo Colombo in the Investment Agreement). Furthermore, the parties agreed that GGAC would transfer at least one share of Grupo Colombo to a second shareholder by the date of the annual meeting of shareholders of Grupo Colombo that shall resolve on the audited financial statements of Grupo Colombo for its 2015 fiscal year.

Conditions to Closing of the Investment Agreement

General Conditions

Consummation of the business combination is conditioned on, among other things, (i) the business combination proposal having been duly approved and adopted by the GGAC shareholders by the requisite vote under the Companies Law of the Cayman Islands and GGAC’s amended and restated memorandum and articles of association, (ii) immediately prior to the closing, GGAC having net tangible assets of at least US$5 million upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise such conversion rights, (iii) no governmental entity having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and would prohibit consummation of the Contributions, and and (iv) Grupo Colombo having completed the Reorganization.

The Controlling Persons’ and the Optionholders’ Conditions to Closing

The obligations of Controlling Persons and the Optionholders to consummate the transactions contemplated by the Investment Agreement also are conditioned upon, among other things:

●	the representations and warranties of GGAC being true and correct on the date of the Investment Agreement and on the date of the consummation of the business combination, subject to qualification as to a Material Adverse Effect (as defined in “The Investment Agreement—Conditions to Closing”), GGAC having performed in all material respects all covenants required under the Investment Agreement to be performed on or prior to the consummation of the business combination, GGAC having obtained certain consents of third parties required to be obtained in connection with the Contributions, and GGAC have delivered an officer’s certificate with respect to foregoing;

●	no Material Adverse Effect having occurred with respect to GGAC since the date of the Investment Agreement;

●	GGAC being in compliance with the reporting requirements under the Exchange Act;

●	Grupo Colombo having received an opinion of GGAC’s counsel in agreed form;

●	the Registration Rights Agreement having been executed by the parties thereto; and

●	the officers of GGAC having resigned from certain positions of GGAC.

GGAC’s Conditions to Closing

The obligations of GGAC to consummate the transactions contemplated by the Investment Agreement also are conditioned upon each of the following, among other things:

●	the representations and warranties of Grupo Colombo being true and correct on the date of the Investment Agreement and on the date of the consummation of the business combination, subject to qualification as to a Material Adverse Effect, Grupo Colombo, the Controlling Persons and the Optionholders having performed in all material respects all covenants required under the Investment Agreement to be performed on or prior to the consummation of the business combination, Grupo Colombo having obtained certain consents of third parties required to be obtained in connection with the Contributions, and GGAC have delivered an officer’s certificate with respect to foregoing;

●	no Material Adverse Effect having occurred with respect to Grupo Colombo since the date of the Investment Agreement;

●	the Lockup Agreements being in full force and effect;

●	the irrevocable instructions to exercise their options in full at the Closing and instrument of assignment directing the underlying ordinary shares of Grupo Colombo to be issued in the name of GGAC that were delivered by the Optionholders simultaneously with the execution of the Investment Agreement (the “Irrevocable Instructions”) being in full force and effect;

●	the purchase by the Controlling Persons or their affiliates of US$30 million in GGAC ordinary shares in the open market having occurred;

●	GGAC having received an opinion of Grupo Colombo’s counsel in agreed upon form;

●	(i) all outstanding indebtedness owned by any Grupo Colombo insider shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which Grupo Colombo has guaranteed the payment or performance of any obligations of any Grupo Colombo insider to a third party shall have been terminated; and (iii) no Controlling Person or Grupo Colombo insider shall own any direct equity interests in any subsidiary of Grupo Colombo;

●	the release letters related to certain indebtedness, which provide for the release of, among other encumbrances, certain liens on the outstanding ordinary shares of Grupo Colombo held by the Controlling Persons (the “Release Letters”), being in full force and effect;

●	the transfer of certain trademarks by Grupo Colombo having been cancelled;

●	the Reorganization having satisfied the conditions that Grupo Colombo will not incur any indebtedness or other liabilities and Grupo Colombo will have accrued goodwill amortizable under applicable tax law in the amount of R$200,000,000; and

●	the waivers of certain financial covenants applicable to Grupo Colombo for at least sixty days after the consummation of the business combination being in full force and effect.

Waiver

If permitted under applicable law, either party may, in writing, waive any inaccuracies in the representations and warranties made to such party contained in the Investment Agreement or in any document delivered pursuant to the Investment Agreement, and waive compliance with any agreements or conditions for the benefit of itself contained in the Investment Agreement or in any document delivered pursuant to the Investment Agreement. The conditions applicable to both parties’ obligations may only be waived by mutual agreement of both parties. The condition requiring GGAC have net tangible assets of at least US$5 million upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise such conversion rights, may not be waived. GGAC cannot assure you that all of the conditions will be satisfied or waived.

At any time prior to the closing, either party may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Investment Agreement.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for GGAC and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The Investment Agreement may be terminated at any time, but not later than the closing, as follows:

●	by mutual written consent of GGAC and the Controlling Persons;

●	by either GGAC or the Controlling Persons if the Contributions shall not have been consummated for any reason by March 31, 2016, provided that the terminating party’s actions did not principally cause the delay and constitute a breach of the Investment Agreement;

●	by either GGAC or the Controlling Persons if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the business combination, which order, decree, ruling or other action is final and nonappealable, provided that the terminating party’s was not the principal cause of such action being final and nonappealable;

●	by either GGAC or the Controlling Persons if the other party has breached any of its covenants or representations and warranties, such that the conditions set forth above would not be satisfied, and has not cured its breach within 30 days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or

●	by either GGAC or the Controlling Persons if, at the extraordinary general meeting, the business combination proposal is not approved, or GGAC would not have at least US$5 million of net tangible assets following the exercise by holders of GGAC ordinary shares of their right to convert their shares into a pro rata share of GGAC’s trust fund.

Effect of Termination

In the event of proper termination by either GGAC or the Controlling Persons, the Investment Agreement will be of no further force or effect and the business combination with Grupo Colombo will be abandoned, except that:

●	the parties’ confidentiality obligations set forth in the Investment Agreement will survive. See the section entitled “The Investment Agreement — Confidentiality; Access to Information”;

●	the waiver by Grupo Colombo, the Controlling Persons and the Optionholders of their rights to make claims against GGAC to collect from the trust account any monies that may be owed to them by GGAC will survive;

●	the obligation of each party to pay its own fees and expenses incurred by such party in connection with the Investment Agreement, except in certain circumstances, will survive. See the section entitled “The Investment Agreement — Fees and Expenses”; and

●	each party’s liability for breach of the Investment Agreement will survive.

Fees and Expenses

All fees and expenses incurred in connection with the Investment Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the business combination is consummated. Notwithstanding the foregoing, if all of the general conditions to closing and all of the Controlling Persons and Optionholders’ conditions to closing have been satisfied, but GGAC’s conditions to closing relating to the required consents, the Release Letters or the financial covenant waivers have not been satisfied and the Investment Agreement is terminated by GGAC, the Company shall pay all reasonable and documented out of pocket fees and expenses incurred by GGAC in connection with this Agreement up to a maximum of US$1,000,000. This amount shall be the sole liability of Grupo Colombo, the Controlling Persons and the Optionholders for any failure to obtain the Release Letters or any third party consents.

Confidentiality; Access to Information

GGAC and Grupo Colombo will afford to the other party and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel during the period prior to the closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel, as each party may reasonably request. GGAC and Grupo Colombo will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Investment Agreement.

Amendments

The Investment Agreement may be amended by the parties thereto at any time prior to the closing of the business combination by execution of an instrument in writing signed on behalf of each of the parties; provided that the Controlling Persons may amend the schedules to the Investment Agreement as necessary to account for changes in the ownership of GGAC ordinary shares as a result of the Reorganization, without the consent of any other party. After the closing, the agreement may be amended only with the consent of the representative of the Controlling Persons and Optionholders and the committee to be appointed to act on behalf of GGAC by the board of directors of GGAC prior to the closing.

Governing Law; Consent to Jurisdiction

The Investment Agreement is governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under applicable principles of the conflicts of laws of New York. The parties agreed that any action, proceeding or claim arising out of or relating in any way to the Investment Agreement would be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the International Centre for Dispute Resolution of the American Arbitration Association.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on GGAC’s historical financial statements and Grupo Colombo’s historical consolidated financial statements, as adjusted to give effect acquisition of Grupo Colombo.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The following unaudited pro forma condensed combined financial statements of GGAC and Grupo Colombo are provided to assist you in your analysis of the financial aspects of the transactions described in the Investment Agreement between GGAC Grupo Colombo.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015 combined the historical statement of operations of GGAC for the year ended June 30, 2015 with the adjusted historical consolidated statement of operations of Grupo Colombo, after adjusting Grupo Colombo from a December 31 fiscal year end to a June 30 year end, giving effect to the business combination as if it had occurred on July 1, 2014.

The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2015 combined the historical statement of operations of GGAC for the three months ended September 30, 2015 with the adjusted historical consolidated statement of operations of Grupo Colombo, after adjusting Grupo Colombo from a December 31 fiscal year end to a June 30 year end, giving effect to the acquisitions as if they had occurred on July 1, 2015.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of GGAC, and Grupo Colombo as of September 30, 2015 giving effect to the transactions described in the Investment Agreement between GGAC and Grupo Colombo as if they had occurred on September 30, 2015.

At the closing of the transactions contemplated by the Investment Agreement, the sellers of Grupo Colombo will be issued 4,000,000 GGAC ordinary shares. The detailed terms of the business combination with Grupo Colombo are set forth in “The Business Combination Proposal” and “The Investment Agreement.” In addition, a copy of the Investment Agreement between GGAC and Grupo Colombo, is attached to this proxy statement as Annex A, and you are encouraged to read it in its entirety.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the acquisitions, are factually supportable and, in the case of the unaudited pro forma statements of operations data, are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented herein to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisitions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the unaudited pro forma condensed combined statements of operation for the year ended June 30, 2015 and the three months ended September 30, 2015 have been prepared using three different levels of approval of the transaction by public shareholders as follows:

●	Assuming No Redemptions: This presentation assumes that no public shareholder seek conversion of their GGAC ordinary shares that are converted into a pro rata share of the trust account;

●	Assuming Maximum Unaffiliated Redemptions: This presentation assumes that the Controlling Persons make the full $30 million of open market purchase and all public shareholders, other than the Controlling Persons, seek conversion of their GGAC ordinary shares into a pro rata share of the trust account.

●	Assuming Maximum Redemptions: This presentation assumes that a number of public shareholders seek conversion of their GGAC ordinary shares into a pro rata share of the trust account, such that GGAC will have net tangible assets of $5,000,001 upon consummation of the business combination with Grupo Colombo, after giving effect to such conversions.

The aggregate purchase price as of September 30, 2015 for the net assets of Grupo Colombo (in thousands) based upon the pro forma assumptions contained herein is as follows:

Value of shares of GGAC as consideration to selling	39,440
Stockholders
Less: net assets acquired	(140,936)
180,376
Add: deferred taxliability	30,000
Total amount to be allocated to assets acquired	210,376

Based upon a preliminary allocation, utilizing currently available information and contingent upon the closing of the acquisitions, $210,376,000 of the excess of the purchase price of the net assets acquired over the carrying value of the acquired net assets as of September 30, 2015 has been allocated to identifiable intangible assets and to goodwill.

Upon the closing of the business combination, GGAC will engage a firm to prepare a final valuation of the assets acquired, both identified and unidentified and the allocation to identifiable intangible assets is subject to change.

The unaudited condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

The following selected unaudited pro forma financial information should be read together with Grupo Colombo’s and GGAC’s audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Grupo Colombo”, “Other Information Related to GGAC – GGAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included elsewhere in this proxy statement

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2015 (in thousands, except share and per share data)

	CGAC	GC	Pro forma adjustments		Note #	Combined Assuming No Redemptions	Pro forma adjustments		Note #	Combined Assuming Maximum Redemptions	Pro forma adjustments		Note #	Combined Assuming Maximum Unaffiliated Redemptions
Assets
Current assets:
Cash and cash equivalents	$20	$325		$144,621	A	$137,966		$(138,458)	E	$2,508		$25,000	G	$24,508
				(7,000)	C			3,000	C			(3,000)
Investments		3,393				3,393				3,393				3,393
Accounts receivable, net	-	172				172				172				172
Inventories, net	-	46,918				46,918				46,918				46,918
Prepaid expenses	40	13,580				13,620				13,620				13,620
Total current assets	60	64,388		137,621		202,069		(135,458)		66,611		22,000		88,611

Property and equipment, net	-	36,498				36,498				36,498				36,498
Intangible assets, net	-	1,955				1,955				1,955				1,955
Other assets	-	5,929		(5,751)	D	178				178				178
Restricted cash and cash equivalents held in trust	144,621	-		(144,621)	A	-				-				-
Trademark				75,000	D	75,000				75,000				75,000
Lease rights				23,000	D	23,000				23,000				23,000
Goodwill				112,376	D	112,376				112,376				112,376
Total assets	$144,681	$108,770		$197,625		$451,076		$(135,458)		$315,618		$22,000		$337,618

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$-	$28,420	$			$28,420	$			$28,420	$			$28,420
Tax obligations	-	14,743				14,743				14,743				14,743
Debentures payable	-	114,181				114,181				114,181				114,181
Working capital loans	-	56,513				56,513				56,513				56,513
Stockholders' loan	-	7,435				7,435				7,435				7,435
Obligations under capital leases	-	441				441				441				441
Interest payable	-	14,969				14,969				14,969				14,969
Accounts payable and accrued expenses	144	6,670				6,814				6,814				6,814
Advances from related party	1,079	-				1,079				1,079				1,079
Total Current Liabilities	1,223	243,372		-		244,595		-		244,595		-		244,595
Deferred taxes	-	-		30,000	I	30,000				30,000				30,000
Tax obligations, non current	-	3,043				3,043				3,043				3,043
Other liabilities	-	3,291				3,291				3,291				3,291
Total Liabilities	1,223	249,706		30,000		280,929		-		280,929		-		280,929

Commitments
Ordinary shares subject to possible conversion	138,458	-		(138,458)	B	-		-		-		-		-
Shareholders’ Equity:
Preferred shares, $.0001 par value;	-	-				-		-		-		-		-
Ordinary shares, $.0001 par value;	-	-		1	B	2		(2)	B	-		1	B	1
Common stock, no par value;	-	103,726		(103,726)	B	-		-		-		-		-
Accumulated other comprehensive income	-	140,917		(140,917)	B	-		-		-		-		-
Additional paid-in capital	6,423			138,457	B	184,320		(138,456)	F	45,863		24,999	H	70,862
				39,440	B
Accumulated deficit	(1,424)	(385,579)		385,579	B	(14,175)		-		(11,175)		-		(14,175)
				(5,751)	D
				(7,000)	C			3,000				(3,000)
Total Shareholders' Equity	5,000	(140,936)		306,083		170,147		(135,458)		34,689		22,000		56,688
Total Liabilities and Shareholders' Equity	$144,681	$108,770		$197,625		$451,076		$(135,458)		$315,618		$22,000		$337,618

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Twelve Months ended June 30, 2015 (in thousands, except share and per share data)

	CGAC	GC	Pro forma adjustments		Note #	Combined Assuming No Redemptions	Pro forma adjustments		Note #	Combined Assuming Maximum Redemptions	Pro forma adjustments		Note #	Combined Assuming Maximum Unaffiliated Redemptions

Net Revenue	$-	$205,823	$			$205,823	$			$205,823	$			$205,823
Cost of goods sold	-	89,026				89,026				89,026				89,026
Gross Profit	-	116,797				116,797				116,797				116,797
Operating Expenses		81,380		(3,603)	1	83,994				83,994				83,994
				6,216	1
Legal and professional fees	755	-				755				755				755
General and administrative	330	-				330				330				330
Office expense – related party	120	-				120				120				120
Income From Operations	(1,205)	35,417		(2,614)		31,598				31,598				31,598
Other Income (Expense )
Interest income	113	1,922				2,035				2,035				2,035
Debt and other interest expense	-	(59,430)				(59,430)				(59,430)				(59,430)
Vendor interest expense	-	(15,394)				(15,394)				(15,394)				(15,394)
Credit card fees	-	(4,250)				(4,250)				(4,250)				(4,250)
Other (expense) income	-	(1,631)				(1,631)				(1,631)				(1,631)
Total Other Expense	113	(78,783)		-		(78,670)		-		(78,670)		-		(78,670)
Loss Before Provision For Income Taxes	(1,092)	(43,366)		(2,614)		(47,072)				(47,072)				(47,072)
Income Tax (Provision)		(2,047)		(889)	2	(2,936)				(2,936)				(2,936)
Net Loss	$(1,092)	$(45,413)		$(3,502)		$(50,008)		$-		$(50,008)		$-		$(50,008)
Net Loss Per Share
Basic and Diluted	$(0.23)					$(2.22)				$(5.73)				$(4.46)
Weighted Average Number of Common Shares Outstanding
Basic and Diluted	4,728,666			17,809,040	3	22,537,706		(13,809,040)	3	8,728,666		2,487,562	3	11,216,228

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Three Months ended September 30, 2015 (in thousands, except share and per share data)

	CGAC	GC	Pro forma adjustments		Note #	Combined Assuming No Redemptions	Pro forma adjustments		Note #	Combined Assuming Maximum Redemptions	Pro forma adjustments		Note #	Combined Assuming Maximum Unaffiliated Redemptions

Net Revenue	$-	$30,776	$			$30,776	$			$30,776	$			$30,776
Cost of goods sold	-	11,043				11,043				11,043				11,043
Gross Profit	-	19,733				19,733				19,733				19,733
Operating Expenses		14,716		(515)	1	15,755				15,755				15,755
				1,554	1
Legal and professional fees	344	-				344				344				344
General and administrative	19	-				19				19				19
Office expense – related party	30	-				30				30				30
Income From Operations	(392)	5,017				3,586				3,586				3,586
Other Income (Expense )
Interest income	69	134				203				203				203
Debt interest expense	-	(10,375)				(10,375)				(10,375)				(10,375)
Vendor interest expense	-	(2,918)				(2,918)				(2,918)				(2,918)
ICMS and INSS interest expense	-	1,009				1,009				1,009				1,009
Credit card fees	-	(725)				(725)				(725)				(725)
Other (expense) income	-	(206)				(206)				(206)				(206)
Total Other Expense	69	(13,081)		-		(13,012)		-		(13,012)		-		(13,012)
Loss Before Provision For Income Taxes	(323)	(8,064)				(9,426)				(9,426)				(9,426)
Income Tax (Provision) Benefit		(616)		(353)	2	(969)				(969)				(969)
Net Loss	$(323)	$(8,680)		$(353)		$(10,395)		$-		$(10,395)		$-		$(10,395)
Net Loss Per Share
Basic and Diluted	$(0.07)					$(0.46)				$(1.18)				$(0.92)
Weighted Average Number of Common Shares Outstanding
Basic and Diluted	4,794,280			17,762,388	3	22,556,668		(13,762,388)	3	8,793,980		2,487,562	3	11,281,542

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Note A	Upon the completion of the Transaction, funds held restricted in the Trust Account will be released to GGAC. If there is no redemption of the Public Stockholders, the total amount in the Trust will be available for GGAC usage.

Note B	Assuming no redemptions, to reclassify ordinary shares subject to redemption, (13,762,388 and 13,809,040 shares at conversion value) at $ 138,458 to permanent capital. Par value equals $0.0001 per share after conversion.

Note C	Represents the estimated costs of completing the merger, including legal, accounting, consultants, proxy solicitation and financial advisory services for approximately total fees of $7 million. If maximum redemptions occur, the estimated fees to completed the business combination will be $4 million.

Note D

Represents the pro forma entries to record the acquisition of Grupo Colombo, recording the common stock to be issued in excess of the fair value of acquired assets.

The combination constitutes a purchase transaction under U.S. GAAP, with GGAC purchasing Grupo Colombo. Securities to be issued to the stockholders of the companies to be acquired are shown in the following table.

In accordance with U.S. GAAP, the securities issued to the sellers of Grupo Colombo have been valued at fair value, the best measure of which is the closing market price of the Public Shares on December 11, 2015 which was $9.86.

Consideration (in thousands, except share and per share data)

Total
Common stock consideration to be issued at closing
Shares to be issued	4,000,000
Fair value at December 11, 2015 of shares to be issued	9.86

Total common stock consideration to be issued	39,440

Total consideration due to sellers	39,440

Calculation of purchase price in excess of net assets acquired

(in thousands, except share and per share data)

Total

Total consideration to sellers	39,440

Net assets acquired:

Total assets, September 30, 2015	108,770

Less Net liabilities:

Total liabilities, September 30, 2015	249,706

Net book value, per books as adjusted, September 30, 2015	(140,936)

Excess of purchase price over net book value of assets acquired before reallocation to identifiable intangibles	180,376

While a final determination of the value of identifiable intangibles has not been completed, management has made an initial determination that approximately $75,000 of the excess of cost over the net book value of the net assets should be allocated to identifiable intangible assets as shown in the table below:

Estimated Identifiable Intangible Assets

(in thousands, except share and per share data)

Total
Trademark	75,000
Lease rights	23,000
Total initially estimated identifiable intangible assets	98,000

Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost.

Based on the above estimate of identifiable intangibles, the unidentified excess of purchase price over fair value of assets acquired is as shown below and has been recorded as goodwill:

Total excess of purchase price over fair value of assets acquired	180,376
Less estimated identified intangibles:
Trademark	75,000
Lease rights	23,000

Unidentified excess of purchase price over fair value of assets acquired (goodwill)	82,376

Management believes the Grupo Colombo’s trademark value is not recognized on Grupo Colombo’s books. The initial determination is based on the estimate of the value based on the income approach and on the relief from royalties methodology using a 6% rate on net projected net revenue and a discount rate of 17.4%.

Additionally, management believes that for certain stores rented by Grupo Colombo it is possible to receive payment for the lease rights (key money) in case the stores are sold. Therefore, another intangible that management believes that should be recorded, based on the separability criterion, is the lease rights. Lease rights were calculated based on the locations that management believes it is possible to sell the lease rights and the probable amount received when the lease rights are sold. The amount was based on recent transactions completed by Grupo Colombo during 2015.

Lease rights are already accounted for in Grupo Colombo’s financial statement at their historical cost. Total amount as of September 30, 2015 was $5,751. Therefore, such amount was deducted in order to account only for the increase in value when book value is adjusted to the fair value.

The initial values to be attributed to the identified intangibles are subject to formal appraisal and valuation subsequent to the closing of the transaction and are subject to change.

Note E

Assuming maximum redemption: this presentation assumes that holders of all except for $5 million of shares of GGAC Public Shares issued in the IPO exercise their right to have their shares redeemed and that such shares are converted into their pro rata share of the trust account.

One of the conditions to the Transaction is that GGAC shall have at least $5 million of net tangible assets following the exercise by holders of GGAC Ordinary Shares issued in GGAC’s initial public offering of securities and outstanding immediately before the Closing of their right to convert their shares into a pro rata share of the Trust Fund in accordance with GGAC’s Charter Documents

Note F	In case of maximum redemption, only $5 million of the Trust Account amount will be available after the redemption and converted to permanent capital. $138,458 will be used to pay converting shareholders reducing shareholders equity.

Note G

Assuming maximum redemption plus $25 million from Grupo Colombo’s Previous Stockholders: this presentation assumes that holders of all shares of GGAC Public Shares issued in the IPO exercise their right to have their shares redeemed and that such shares are converted into their pro rata share of the trust account and Grupo Colombo’s Previous Shareholders will pay converting shareholders $30 million.

According to the Investment Agreement, certain officers, directors, shareholders and/or their affiliates of Grupo Colombo have committed to purchase at least $30 million of GGAC Ordinary Shares in the open market.

Note H	In case of maximum redemption, only $5 million of the Trust Account amount will be available after the redemption and converted to permanent capital plus $25 million committed by Grupo Colombo’s previous stockholders. $114,621 will be used to pay off the leaving shareholders reducing shareholders equity.

Note I

Because there is no step up in tax basis due to the nature of the transactions, there is a permanent difference between amortization recorded for GAAP and tax. This permanent tax difference will be reduced for annual amortization of the amortizable intangibles recorded in the transaction and will be reduced only for impairment of Goodwill or sale of the assets.

This entry recording the long term deferred tax liability reflects the permanent long term deferred tax liability

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

Note 1

Since lease rights are an amortizable intangible asset, the amortization expense was adjusted to incorporate the revaluation of the asset to its fair value.

As Grupo Colombo have already recognized expenses based on the book value of the intangible asset, such amount should be removed and the amortization based on the fair value should be added.

The estimated useful live was approximately 4 years, based on the information about the book values in Grupo Colombo’s financial statements.

Note 2	To adjust the income tax due to the effect of the higher amortization expense.

90

Note 3	Shares were calculated based on the weighted average shares of GGAC for the year ended on June 30, 2015 and for the three month period ended September 30, 2015.

No redemption case: All shares possible to convert into permanent capital were converted, they were 13,809,040 as of June 30, 2015 and 13,762,388 as of September 30, 2015.

Maximum redemption case: All shares possible to convert into permanent capital assume to be redeemed, except for shares representing $5,000,001. To calculate the number of shares we estimated the pro rata amount of the trust account attributable to each share.

Maximum unaffiliated redemption: All shares possible to convert into permanent capital assume to be redeemed, except for shares representing $30,000,000. To calculate the number of shares we estimated the pro rata amount of the trust account attributable to each share.

	Year Ended June 30, 2015
	Before Consummation of Transaction	Combined Assuming No Redemptions	Combined Assuming Maximum Redemptions	Combined Assuming Maximum Unaffiliated Redemptions

GGAC pro forma weighted average shares	4,728,666	4,728,666	4,728,666	4,728,666
Weighted average of shares issued in transactions		4,000,000	4,000,000	4,000,000
Shares converted to capital		13,809,040	13,809,040	13,809,040
Weighted average of shares redeemed			(13,809,040)	(11,321,478)
GGAC pro forma weighted average shares - basic and diluted	4,728,666	22,537,706	8,728,666	11,216,228

	Three Months Ended September 30, 2015
	Before Consummation of Transaction	Combined Assuming No Redemptions	Combined Assuming Maximum Redemptions	Combined Assuming Maximum Unaffiliated Redemptions

GGAC pro forma weighted average shares	4,794,280	4,794,280	4,794,280	4,794,280
Weighted average of shares issued in transactions		4,000,000	4,000,000	4,000,000
Shares converted to capital		13,762,388	13,762,388	13,762,388
Weighted average of shares issued in transactions			(13,762,388)	(11,275,126)
GGAC pro forma weighted average shares - basic and diluted	4,794,280	22,556,668	8,793,980	11,281,542

THE CHARTER AMENDMENT PROPOSALS

At the extraordinary general meeting, GGAC will ask its shareholders to consider and vote upon separate proposals to approve by special resolution amendments to the amended and restated memorandum and articles of association of GGAC, effective following the business combination, to (i) change the name of GGAC from “Garnero Group Acquisition Company” to “Garnero Colombo Inc.”; (ii) adjust the existing classification of directors to conform with the classification described in the director election proposal below; and (iii) remove provisions that will no longer be applicable to GGAC after the business combination and make certain other immaterial changes.

Proposal to Change GGAC’s Name

If the proposal to change GGAC’s name is approved, effective following the business combination, all references to “Garnero Group Acquisition Company” in GGAC’s amended and restated memorandum and articles of association will be deleted and replaced with “Garnero Colombo Inc.” The text of the proposal to change GGAC’s name to be considered at the extraordinary general meeting is set forth in Annex F.

In the judgment of GGAC’s board of directors, the change of GGAC’s corporate name is desirable to reflect the business combination with Grupo Colombo. The name “Colombo” has been associated with the menswear retailer for many years.

Shareholders will not be required to exchange outstanding share certificates for new share certificates if the amendment is adopted.

Proposal to Adjust the Classification of Directors

If the proposal to adjust the classification of GGAC’s directors is approved, effective following the business combination, Section 48.10 of GGAC’s amended and restated memorandum and articles of association, which provides for a classified board of directors, will be deleted and the text of such provision will be inserted as a new paragraph at the end of Section 26, with such modifications as are necessary for the classes to have the terms set forth in the director election proposal described below. The text of the proposal to adjust the classification of directors to be considered at the extraordinary general meeting is set forth in Annex F.

In the judgment of GGAC’s board of directors, the change in the terms of the directors is desirable to reflect the fact that the entire board of directors will be elected at this extraordinary general meeting.

Proposal to Remove Inapplicable Provisions and Make Certain Immaterial Changes

The provisions that are proposed to be deleted apply only during the period that will terminate upon the consummation of the business combination with Grupo Colombo. Those provisions are:

●	the definition in Section 1.1 of terms that are no longer used once the following amendments have been effected;

●	the portion of Section 3.3 that prohibits the ordinary shares, rights, and warrants underlying the units sold in the initial public offering from being separated until 90 days after the date of the prospectus related to such initial public offering unless the underwriters in such initial public offering determined an earlier date was acceptable;

●	the portion of Section 8.1 that relates to the repurchase of GGAC’s ordinary shares either in connection with redemption under Section 48.3 (described below) or mandatory repurchase of certain shares held by the initial shareholders in the event the underwriters had not exercised the over-allotment in the initial public offering to its full extent;

●	the reference in Section 17.3 to Section 48.13;

●	Section 48.1, which provides that Section 48 applies during the period commencing upon the adoption of such provision and ending upon either the consummation of a business combination or liquidation of the trust fund in accordance with the provisions of Section 48, and that such section may not be amended prior to a business combination;

●	Section 48.2, which requires that GGAC submit such business combination to its shareholders for approval. In the case of a meeting called to approve such business combination, Section 48.2 further provides that any business combination approved by a majority of shares may not be consummated unless GGAC has net tangible assets of at least US$5,000,001 upon such consummation;

●	Section 48.3, which provides that, upon a vote to approve a business combination, the holders of public shares, other than initial shareholders, officers and directors, may elect to have their public shares repurchased by GGAC for cash at a price equal to such person’s pro rata share of the trust fund. Section 48.3, however, prohibits a shareholder, acting alone or together with an affiliate or in concert with another person for the purpose of acquiring, holding or disposing of GGAC ordinary shares, from exercising this redemption right with respect to more than 30% of GGAC public shares;

●	Section 48.4, which establishes the required time period within which GGAC must consummate a business combination and, if it fails to do so within such period, requires GGAC to distribute the proceeds of the trust fund to the public shareholders on a pro rata basis, subject to any funds set aside for claims of creditors, and dissolve;

●	Section 48.5, which specifies that holders of public shares are entitled to receive distributions from the trust account only upon a repurchase by GGAC in connection with the consummation of a business combination, after a meeting of shareholders approving such transaction, or upon liquidation of the trust account in the event a business combination is not effected within the required time period;

●	Section 48.6, which prohibits the directors of GGAC from issuing additional shares that would be permitted to participate in any manner in the trust account or that would vote as a class with the shares issued in the initial public offering on any business combination;

●	Section 48.7, which requires approval of uninterested, independent directors of any transaction between GGAC and (i) any shareholder owning an interest in GGAC’s voting securities that gives such holder a significant influence over GGAC and (ii) any director or executive officer or any affiliate of GGAC’s directors and executive officers;

●	Section 48.8, which requires review and approval of any payments made to GGAC’s audit committee, with any interested directors abstaining;

●	Section 48.9, which permits a director of GGAC to vote in respect to an evaluation of a business combination in which he may have a conflict of interest, provided that such conflict of interest is disclosed to the other directors and that such director may not vote in connection with the business combination; and

●	Section 48.11, which specifies that the GGAC audit committee will monitor compliance with the terms of the initial public offering and will take all action necessary to rectify any identified events of non-compliance or otherwise cause compliance with the terms of the initial public offering.

If this proposal is approved, effective following the business combination, the foregoing provisions will be deleted. The other immaterial changes that GGAC proposes to make are:

●	to insert language in Section 40.1 to clarify that books of account include material underlying documentation including contracts and invoices; and

●	to insert language in Section 40.1 to require that books of account be retained for a minimum of five years from the date on which they are prepared.

If this proposal is approved, effective following the business combination, the foregoing provisions will be inserted. The text of the proposal to remove inapplicable provisions and make certain immaterial changes to be considered at the extraordinary general meeting is set forth in Annex F.

In the judgment of GGAC’s board of directors, each of the foregoing amendments is desirable for the following reasons:

●	the portion of Section 3.3 proposed to be deleted relates to the voluntary separation of GGAC’s units into their component parts for trading, which took place on July 23, 2014;

●	the other provisions proposed to be deleted relate to the operation of GGAC as a blank check company prior to the consummation of a business combination and will not be applicable after consummation of the business combination with Grupo Colombo. Accordingly, such sections will serve no further purpose; and

●	the provisions to be inserted will ensure that proper corporate records are prepared and maintained.

Recommendation and Vote Required

Each of the charter amendment proposals must be approved by special resolution by the affirmative vote of the holders of not less than two-thirds of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

If the business combination proposal is not approved, the charter amendment proposals will not be presented at the meeting.

GGAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GGAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER AMENDMENT PROPOSALS.

THE ARTICLES RESTATEMENT PROPOSAL

As indicated above, in addition to the business combination proposal, certain changes to GGAC’s amended and restated memorandum and articles of association are being proposed to be considered by GGAC’s shareholders for approval, including the charter amendment proposals. The board of directors of GGAC believes each of the foregoing is desirable. The GGAC board of directors further believes that, upon consummation of the business combination and approval of the charter amendment proposals, it is desirable to adopt a second amended and restated memorandum and articles of association that will incorporate such approved changes, so that a single document exists that fully states the provisions that constitute GGAC’s memorandum and articles of association.

Accordingly, at the extraordinary general meeting, GGAC will its our shareholders to consider and vote upon a proposal to approve by special resolution, effective immediately upon consummation of the business combination and approval of the charter amendment proposals, the amendment and restatement of GGAC’s amended and restated articles of association by their deletion in their entirety and the substitution in their place of the second amended and restated memorandum and articles of association to (among other matters) reflect the changes effected by the charter amendment proposals.

A copy of GGAC’s second amended and restated memorandum and articles of association, as it will be in effect assuming consummation of the business combination and approval of the charter amendment proposals is attached hereto as Annex B. The exact text of the charter amendment proposals and the articles restatement proposal to be considered at the extraordinary general meeting is set forth in Annex F.

Required Vote

The articles amendment proposal must be approved by special resolution by the affirmative vote of the holders of not less than two-thirds of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

If the business combination proposal and the charter amendment proposals are not approved, the articles restatement proposal will not be presented at the extraordinary general meeting.

GGAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE GGAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ARTICLES RESTATEMENT PROPOSAL.

THE INCENTIVE COMPENSATION PLAN PROPOSAL

At the extraordinary general meeting, GGAC will ask its shareholders to consider and vote upon a proposal to approve by ordinary resolution the 2015 Plan.

Background

GGAC’s 2015 Plan has been approved by GGAC’s board of directors and will take effect upon consummation of the business combination, provided that it is approved by the shareholders at the extraordinary general meeting. GGAC is submitting the plan to its shareholders for their approval in accordance with the requirements of the Nasdaq listing standards and so that options granted under the plan may qualify for treatment as incentive share options and awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”).

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Annex C. The text of the incentive compensation plan proposal to be considered at the extraordinary general meeting is set forth in Annex F.

Description of the Plan

The purpose of the plan is to enable GGAC to offer its and its subsidiaries’ employees, officers, directors and consultants whose past, present and/or potential future contributions to GGAC have been, are or will be important to the success of GGAC, an opportunity to acquire a proprietary interest in GGAC. The various types of incentive awards that may be provided under the plan are intended to enable GGAC to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Administration

The 2015 Plan shall be administered by the board of directors or a committee of the board. All references in the plan to “committee” mean the board, if no committee has been designated to administer the plan. If administered by a committee, such committee shall be composed of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the IRC and “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act. Initially, the compensation committee will administer the plan.

Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Shares Subject to the 2015 Plan

The 2015 Plan will reserve [●] GGAC ordinary shares for issuance in accordance with the plan’s terms. Ordinary shares subject to other awards that are forfeited or terminated will be available for future award grants under the plan. Ordinary shares that are surrendered by a holder or withheld by GGAC as full or partial payment in connection with any award under the plan, as well as any ordinary shares surrendered by a holder or withheld by GGAC or one of its subsidiaries to satisfy the tax withholding obligations related to any award under the plan, shall not be available for subsequent awards under the plan.

Under the 2015 Plan, on a change in the number of ordinary shares outstanding as a result of a dividend on ordinary shares payable in ordinary shares, share forward split or reverse split or other extraordinary or unusual event that results in a change in the ordinary shares as a whole, the terms of the outstanding award will be proportionately adjusted.

Eligibility

GGAC may grant awards under the plan to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to GGAC or its subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of GGAC. An incentive share option may be granted under the 2015 Plan only to a person who, at the time of the grant, is an employee of GGAC or a related company.

Types of Awards

Options. The 2015 Plan provides both for “incentive” share options as defined in Section 422 of the IRC, and for options not qualifying as incentive options, both of which may be granted with any other share based award under the plan.

The board or committee determines the exercise price per ordinary share purchasable under an incentive or non-qualified share option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of an ordinary share. However, the exercise price of an incentive share option granted to a person possessing more than 10% of the total combined voting power of all classes of GGAC’s share capital may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all ordinary shares with respect to which incentive share options are exercisable by a participant for the first time during any calendar year (under all of GGAC’s plans), measured at the date of the grant, may not exceed US$100,000 or such other amount as may be subsequently specified under the IRC or the regulations thereunder.

An incentive share option may only be granted within a ten-year period from the effective date of the 2015 Plan and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive share option granted to a person who, at the time of the grant, owns ordinary shares possessing more than 10% of the total combined voting power of all classes of GGAC’s share capital.

Subject to any limitations or conditions the board or committee may impose, share options may be exercised, in whole or in part, at any time during the term of the share option by giving written notice of exercise to GGAC specifying the number of ordinary shares to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in GGAC’s securities or in combination of the two.

Generally, share options granted under the 2015 Plan may not be transferred other than by will or by the laws of descent and distribution and all share options are exercisable, during the holder’s lifetime, only by the holder (or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative). However, a holder, with the approval of the board or committee, may transfer a non-qualified share option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder.

Generally, if the holder is an employee, no share options granted under the 2015 Plan may be exercised by the holder unless he or she is employed by GGAC or one of its subsidiaries at the time of the exercise and has been so employed continuously from the time the share options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested share options for a period of 12 months or such other greater or lesser period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the share option, whichever period is shorter. Similarly, should a holder die while employed by GGAC or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested share options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the share option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested share options for a period of 12 months from the date of termination or until the expiration of the stated term of the share option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the share option will automatically terminate, except that if the holder’s employment is terminated by GGAC without cause, then the portion of any share option that is vested on the date of termination may be exercised for a period of three months (or such other greater or lesser period as the committee may specify in the award agreement) from the date of such termination or until the expiration of the stated term of the share option, whichever period is shorter.

Share Appreciation Rights. Under the 2015 Plan, the committee may grant share appreciation rights in tandem with a share option or alone and unrelated to a share option. The committee may grant share appreciation rights to participants who have been, or are being, granted share options under the plan as a means of allowing the participants to exercise their share options without the need to pay the exercise price in cash. In conjunction with non-qualified share options, share appreciation rights may be granted either at or after the time of the grant of the non-qualified share options. In conjunction with incentive share options, share appreciation rights may be granted only at the time of the grant of the incentive share options. A share appreciation right entitles the holder to receive a number of ordinary shares having a fair market value equal to the excess fair market value of one ordinary share over the exercise price of the related share option, multiplied by the number of shares subject to the share appreciation right. The granting of a share appreciation right in tandem with a share option will not affect the number of ordinary shares available for awards under the 2015 Plan. The number of shares available for awards under the plan will, however, be reduced by the number of ordinary shares acquirable upon exercise of the share option to which the share appreciation right relates.

Restricted Shares. Under the 2015 Plan, the committee may award restricted shares either alone or in addition to other awards granted under the plan. The board or committee determines the persons to whom grants of restricted shares are made, the number of shares to be awarded, the price if any to be paid for the restricted shares by the person receiving the shares, the time or times within which awards of restricted shares may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted share awards.

The 2015 Plan requires that all restricted shares awarded to a holder remain in GGAC’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted shares have been fulfilled. GGAC will retain custody of all dividends or distributions made or declared with respect to the restricted shares during the restriction period. A breach of any restriction regarding the restricted shares will cause a forfeiture of the restricted shares and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to vote the shares.

Other Share-Based Awards. Under the 2015 Plan, the committee may grant other share-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, ordinary shares, as deemed consistent with the purposes of the plan. These other share-based awards may be in the form of purchase rights, ordinary shares awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into ordinary shares and awards valued by reference to the value of securities of, or the performance of, one of GGAC’s subsidiaries. These other share-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other share-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2015 Plan or any of GGAC’s other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of GGAC ordinary shares that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of GGAC ordinary shares, and GGAC’s board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all share options and other awards granted and outstanding under the 2015 Plan shall be accelerated and all such share options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all ordinary shares subject to such share options and awards on the terms set forth in the plan and the respective agreements respecting such share options and awards. An increase in the percentage of shares owned by any one person, or persons acting as a group, as a result of a transaction in which GGAC acquires its shares in exchange for property is not treated as an acquisition of shares.

The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from GGAC that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of GGAC immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of GGAC ordinary shares that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of GGAC ordinary shares, which has been approved by GGAC’s board of directors, (i) accelerate the vesting of any and all share options and other awards granted and outstanding under the 2015 Plan, or (ii) require a holder of any award granted under the 2015 Plan to relinquish such award to GGAC upon the tender by GGAC to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, “gross fair market value” means the value of the assets of GGAC, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets and “repurchase value” means the aggregate fair market value of the shares (if the award to be settled is comprised of ordinary shares) or the aggregate difference between the fair market value of the shares and the exercise price of the award (if the award is a share option or share appreciation right).

Notwithstanding any provisions of the 2015 Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the IRC.

Award Limitation

No participant may be granted awards for more than [●] shares available for award under the 2015 Plan in any calendar year.

Other Limitations

The board or committee may not modify or amend any outstanding option or share appreciation right to reduce the exercise price of such option or share appreciation right, as applicable, below the exercise price as of the date of grant of such option or share appreciation right. In addition, no option or share appreciation right may be granted in exchange for the cancellation or surrender of an option or share appreciation right or other award having a higher exercise price.

Withholding Taxes

Upon the exercise of any award granted under the 2015 Plan, the holder may be required to remit to GGAC an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for ordinary shares.

Term and Amendments

Unless terminated by the board, the 2015 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive share options may be made only until ten years from the date of the consummation of the acquisition. The board may at any time, and from time to time, amend the 2015 Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

New Plan Benefits

To date, no awards have been granted under the 2015 Plan. All awards under the plan will be at the discretion of the committee and, should the plan receive shareholder approval, no participant would be guaranteed any award. Therefore, it is not presently possible to determine the benefits or amounts that will be received in the future pursuant to the plan by GGAC’s named executive officers or any other group.

U.S. Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences of participation in the 2015 Plan is only a summary of the general rules applicable to the grant and exercise of share options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 2015 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Share Options. Participants will recognize no taxable income upon the grant of an incentive share option. The participant generally will realize no taxable income when the incentive share option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive share option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. GGAC will not qualify for any deduction in connection with the grant or exercise of incentive share options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If ordinary shares acquired upon the exercise of an incentive share option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and GGAC will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-Qualified Share Options. With respect to non-qualified share options:

●	upon grant of the share option, the participant will recognize no income provided that the exercise price was not less than the fair market value of GGAC ordinary shares on the date of grant;

●	upon exercise of the share option, if the ordinary shares are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and GGAC will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

●	GGAC will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified share option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the IRC to elect to be taxed on the receipt of shares, and GGAC will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Share Appreciation Rights. Upon the grant of a share appreciation right, the participant recognizes no taxable income and GGAC receives no deduction. The participant recognizes ordinary income and GGAC receives a deduction at the time of exercise equal to the cash and fair market value of ordinary shares payable upon the exercise.

Restricted Shares. A participant who receives restricted shares will recognize no income on the grant of the restricted shares and GGAC will not qualify for any deduction. At the time the restricted shares are no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted shares at the time the restriction lapses over the consideration paid for the restricted shares. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the IRC, within 30 days of the transfer of the restricted shares, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the restricted shares, as determined without regard to the restrictions, over the consideration paid for the restricted shares. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), GGAC generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted shares that are subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by GGAC subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by GGAC.

Other Share-Based Awards. The federal income tax treatment of other share-based awards will depend on the nature and restrictions applicable to the award.

Section 162(m) Limits. Section 162(m) of the IRC places a limit of US$1,000,000 on the amount of compensation that a publicly traded company may deduct in any one year with respect to each of its chief executive officer and 4 most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The 2015 Plan is qualified such that awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the IRC. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2015 Plan provides that the maximum number of shares for which awards may be made to any employee in any calendar year is [●]. Under the 2015 Plan the board of directors or the compensation committee has the power to impose restrictions on awards to ensure that such awards satisfy the requirements for performance-based compensation under Section 162(m) of the IRC.

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the IRC, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Share appreciation rights and deferred share awards that may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is GGAC’s intention that any award agreement governing awards subject to Section 409A will comply with these rules.

Recommendation and Vote Required

The incentive compensation plan proposal must be approved by ordinary resolution by the affirmative vote of the holders of a majority of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

If the business combination proposal is not approved, the incentive compensation proposal will not be presented at the meeting.

GGAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GGAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE COMPENSATION PLAN PROPOSAL.

THE DIRECTOR ELECTION PROPOSAL

Election of Directors

At the extraordinary general meeting, five directors will be elected to GGAC’s board of directors, effective upon the consummation of the business combination, of whom one will be Class A directors serving until the annual general meeting of shareholders to be held in 2017, two will be Class B directors serving until the annual general meeting to be held in 2018 and two will be Class C directors serving until the annual general meeting to be held in 2019 and, in each case, until their successors are elected and qualified.

Upon consummation of the business combination, if the individuals nominated by GGAC’s nominating committee are elected, the directors of GGAC will be as follows:

●	Class A (serving until 2017): John Tonelli;

●	Class B (serving until 2018): Nelson Narciso Filho and Amir Adnani; and

●	Class C (serving until 2019): Mario Garnero and Álvaro Jabur Maluf Jr.

The exact text of the director election proposal to be considered at the extraordinary general meeting is set forth in Annex F.

Recommendation and Vote Required

The election of each director must be approved by ordinary resolution by the affirmative vote of the holders of a majority of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

If the business combination proposal is not approved, the director election proposal will not be presented at the meeting.

GGAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GGAC SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Information about Executive Officers, Directors and Nominees

Currently, GGAC’s board of directors consists of Messrs. Mario Garnero, Javier Martin Riva, Amir Adnani, John Tonelli and Nelson Narciso Filho. Mr. Mario Garnero also serves as GGAC’s Chairman of the Board and Chief Executive Officer.

At the effective time of the business combination, in accordance with the terms of the Investment Agreement, and assuming the election of the nominees set forth in “The Director Election Proposal,” the board of directors and executive officers of GGAC will be as follows:

Name	Age	Position
Mario Garnero	78	Chairman of the Board
Álvaro Jabur Maluf Jr.	50	Chief Executive Officer and Director
Paulo Jabur Maluf	47	Vice President
Denis Piovezan	40	Chief Financial Officer
Amir Adnani	37	Director
Nelson Narciso Filho	60	Director
John Tonelli	51	Director

Mario Garnero has served as GGAC’s Chairman of the Board and Chief Executive Officer since GGAC’s inception. GGAC believes Mr. Garnero is well-qualified to serve as a member of the board due to his business leadership, operational experience and contacts, as well as his diverse activities in Brazil. Mr. Garnero is the Chairman and Founder of the Brasilinvest Group. The Brasilinvest Group is a business organization established in 1975 as a private business enterprise operating along the lines of a classic “banquet d’affaires” or merchant bank. The establishment of the Brasilinvest Group, with activities in energy, alternative energy, real estate, transportation, agriculture, information technology and telecommunications, has over the years attracted direct investments to Brazil of approximately US$16 billion, and gathered partners and business associates from 28 different countries, many of which are still minority shareholders of Brasilinvest. Mr. Garnero is also the President of Jurisul – the Interamerican Institute for Juridical Studies on Mercosur, Fórum das Américas – a think-tank group established in 1978 to promote and improve global awareness of environmental issues, and President of the United Nations Association-Brazil, a non-governmental, non-profit organization formed to improve ties between Brazil and the United Nations. Mr. Garnero was formerly the co-non-Executive Chairman of the Board of Green Power Enterprises, Inc., a blank check company formed to complete a business combination with one or more businesses or entities. Due to market conditions, Green Power Enterprises, Inc. never completed its initial public offering and never engaged in any substantive operations. From 1981 to 1991, Mr. Garnero served as Chairman of the Board of NEC do Brasil S/A, a joint-venture between the Brasilinvest Group and the Japanese NEC, telecommunication company specializing in heavy switchboards and mobile phone technology. From 1982 to 1984, Mr. Garnero served as President of the National Confederation of Brazilian Industries (CNI), the representative body from the industrial sector in Brazil, responsible for the first business plan on Ethanol Transportation. During this period a document which contained the signatures of over 800 prominent leaders of the Brazilian economy, all in support of the production of the ethanol empowered automobile was produced by CNI. From 1979 to 1981, Mr. Garnero served as President of the National Association of Automotive Vehicle Manufacturers of Brazil, which included the most important automotive producers in Brazil, such as General Motors, Ford, FIAT and Volkswagen. From 1981 to 1982, Mr. Garnero served as a member of the National Energy Commission of Brazil. From 1978 to 1981, Mr. Garnero served as Chairman of ITT-Standard Electric S/A, former subsidiary of ITT (telecommunications sector) in Brazil acquired by Brasilinvest Group. Mr. Garnero has been the recipient of awards and recognitions such as the Industry Metal of Merit-State of Piaui Federation of Industry Man of the Year from the Brazilian American Chamber of Commerce, New York, and Citizen of Sao Paulo. Mr. Garnero graduated from the Law School of Pontific Catholic University of Sao Paulo. Mr. Garnero is fluent in English, French, Italian, Spanish and Portuguese.

Álvaro Jabur Maluf Jr. has been in the retail market and in Camisaria Colombo for 27 years. Mr. Jabur Maluf Jr. graduated as a business administrator at Universidade Mackenzie, in São Paulo, Brazil. Since 1986 he has worked in Colombo Group, having started as a salesperson until he assumed the management in 1991, together with his brother, Paulo Jabur Maluf. Under Mr. Jabur Maluf’s and Mr. Jabur Maluf Jr.’s leadership, Grupo Colombo started its expansion process, opening more than 400 stores over the years and assuming a presence in all Brazilian states. Mr. Jabur Maluf Jr. played a key role in the development of Grupo Colombo’s products, trademark and opening of stores all over the country, leading the company’s significant expansion in the Brazilian retail market.

Paulo Jabur Maluf has been in the retail market and in Grupo Colombo for 25 years. He graduated as an engineer at Escola Politécnica da Universidade de São Paulo, in São Paulo, Brazil. Since 1988 he has worked in the Colombo Group, having assumed its co-management with his brother Álvaro. Over Mr. Jabur Maluf’s and Mr. Jabur Maluf Jr.’s command the company started its expansion process, opening more than 400 stores over the years and assuming a presence in all Brazilian states. Mr. Jabur Maluf played a key role in the development of Grupo Colombo’s systems and management controls, as well as on the evolution of the financial services and logistics systems which allowed Grupo Colombo’s growth.

Denis Piovezan has experience in the retail market for 11 years and for two years in Grupo Colombo. He graduated as a civil engineer at Universidade Mackenzie and as an economist at Faculdade de Economia e Administração da Universidade de São Paulo, both in São Paulo, Brazil. He also has an MBA from New York University – Stern Business School. Previously, Denis has worked in leadership positions in Ibi Bank (C&A Retail Financial Services), Walmart and Losango (retail arm of HSBC). Mr. Piovezan joined Colombo Group in July 2013 as its Chief Financial Officer, leading Grupo Colombo’s debt restructuring in 2014 through the issuance of debentures.

Amir Adnani has served as a member of GGAC’s board of directors since June 2014. GGAC believes Mr. Adnani is well-qualified to serve as a member of the board due to his extensive experience in business development and marketing. Mr. Adnani is a co-founder of Uranium Energy Corp. and has served as President, Chief Executive Officer, Principal Executive Officer and a director of the company since January 2005. Uranium Energy Corp. is engaged in uranium mining and related activities, including exploration, pre-extraction, extraction and processing, on uranium projects located in the U.S. and Paraguay. In September 2004, Mr. Adnani founded and was the sole shareholder, a director and President of Blender Media Inc., a Vancouver based company that provides strategic marketing and financial communications services to public companies and investors in mineral exploration, mining, and energy sectors, and served in such capacities until October 2006. In June 2001, Mr. Adnani co-founded, and from June 2001 to September 2004, was a director and officer of Fort Sun Investments Inc., a strategic marketing and financial communications services company for public companies. Mr. Adnani has served as a director and chairman of the board of Brazil Resources Inc., a mining company listed on the TSX-V, since August 2010. Mr. Adnani holds a Bachelor of Science degree from the University of British Columbia.

Nelson Narciso Filho has served as a member of GGAC’s board of directors since February 2014. GGAC believes Mr. Filho is well-qualified to serve as a member of the board due to his extensive business experience and contacts. Since June 2006, Mr. Filho has served as Director of the ANP, the Brazilian regulatory agency for the oil, natural gas and biofuels industry. From May 2005 to June 2006, Mr. Filho served as Global Director of Halliburton Angola. From January 1995 to February 2005, Mr. Filho served as General Manager in Angola and Brazil for ABB Oil, Gas & Petrochemicals, an engineering, drilling and production equipment company. Mr. Filho studied as a Naval Structures Technician at the Colegio Industrial Henrique Lage, he graduated in Mechanical Engineering from Faculdade de Engenharia Souza Marques and did post graduation studies in Industrial Administration and Economical Engineering at the Federal University of Rio de Janeiro.

John Tonelli has served as a member of GGAC’s board of directors since May 2014. GGAC believes Mr. Tonelli is well-qualified to serve as a member of the board due to his specialized expertise in finance and emerging markets. Mr. Tonelli has been the Chief Executive Officer of Advanced Global Investments, Ltd., a private investment-company with holdings in Eastern Europe, the Middle East and Latin America, since 2009. He is also Chairman of Advanced Global Securities, a FINRA registered Broker-Dealer based in New York. Mr. Tonelli has over twenty years of experience in finance, working both as an investment banker and as an attorney. Mr. Tonelli has advised numerous companies and governments on direct investments, securities issuance, privatizations and infrastructure financings. He has been a director of Converse Bank since 2009 and a director of Argo Group International Holdings, Ltd. since 2010. From 2003 to 2009, Mr. Tonelli was a Senior Managing Director with J.P. Morgan & Co., Inc. and Bear Stearns & Co. Inc. where he was Head of International Project Finance and Emerging Markets Structured Finance. From 1999 to 2003, he was CEO of International Venture Partners, LLC, an NASD member broker-dealer specializing in emerging markets. From 1992 to 1999, Mr. Tonelli was an attorney with Cadwalader, Wickersham & Taft where he was head of the Latin American practice group. Mr. Tonelli received a B.A. from Columbia University and a J.D./M.B.A. from Fordham University.

Meetings and Committees of the Board of Directors of GGAC

During the fiscal year ended June 30, 2015, GGAC’s board of directors held three meetings, and it held two meetings subsequent to such date. GGAC expects its directors to attend all board meetings and any meetings of committees of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each of GGAC’s current directors attended at least 75% of the aggregate number of meetings of the board and meetings of committees of which he was a member in the last fiscal year. Although GGAC does not have any formal policy regarding director attendance at general meetings, GGAC will attempt to schedule its meetings so that all of its directors can attend.

GGAC has a separately standing audit committee, nominating committee and compensation committee.

Independence of Directors

GGAC adheres to the Nasdaq listing standards in determining whether a director is independent. The board of directors of GGAC consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the board of directors of GGAC has affirmatively determined that, upon their election to the board of directors and upon consummation of the business combination, John Tonelli, Amir Adnani, and Nelson Narciso Filho will be the independent directors of GGAC. Messrs. Tonelli, Adnani and Narciso Filho also are the current independent directors of GGAC. GGAC’s independent directors have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

Upon consummation of the business combination, GGAC intends to keep the roles of Chairman of the Board and Chief Executive Officer separate. This will permit GGAC’s Chief Executive Officer to concentrate his efforts primarily on managing the combined company’s business operations and development, while GGAC’s Chairman of the Board can oversee, among other things, the communications and relations between the board of directors and senior management, the consideration of GGAC’s strategies and policies and the evaluation of its Chief Executive Officer.

GGAC’s board of directors’ primary function is one of oversight. Its board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. The audit committee discusses with management GGAC’s major financial risk exposures and the committee reports findings to GGAC’s board of directors in connection with its risk oversight review. The compensation committee strives to create incentives that encourage behavior consistent with GGAC’s business strategy, without encouraging undue risk-taking.

Audit Committee Information

Effective June 25, 2014, GGAC established an audit committee of the board of directors, which presently consists of John Tonelli, Amir Adnani, and Nelson Narciso Filho. Upon consummation of the business combination, the audit committee will continue to consist of Messrs. Tonelli, Adnani and Narciso Filho, with Mr. Adnani serving as chairman. Each of the members of the audit committee are, and each of the members of the audit committee upon consummation of the business combination will be, independent under the applicable Nasdaq listing standards. During the fiscal year ended June 30, 2015, GGAC’s audit committee held two meetings, and it held two meetings subsequent to such date. Each of GGAC’s audit committee members attended all of the meetings of the audit committee in fiscal year ended June 30, 2015.

The audit committee has a written charter, which is attached to this proxy statement as Annex G. The purpose of the audit committee is to appoint, retain, set compensation of, and supervise GGAC’s independent accountants, review the results and scope of the audit and other accounting related services and review GGAC’s accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in GGAC’s Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of GGAC’s financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management GGAC’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by GGAC’s independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by GGAC regarding accounting, internal accounting controls or reports which raise material issues regarding its financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by GGAC’s management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under Nasdaq’s listing standards. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, GGAC will be required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Currently, John Tonelli satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC. The board of directors has determined that, upon consummation of the business combination, Mr. Tonelli will continue to the member of the audit committee satisfying Nasdaq’s definition of financial sophistication and also qualifying as an “audit committee financial expert” as defined under rules and regulations of the SEC.

Independent Auditors’ Fees

The firm of Marcum LLP (“Marcum”) acts as the independent registered public accounting firm for GGAC and Grupo Colombo. The following is a summary of fees paid or to be paid to Marcum for services rendered to GGAC. Marcum has not waived its right to make claims against the funds in GGAC’s trust account for fees of any nature owed to it.

Audit Fees. During the fiscal year ended June 30, 2015, fees for GGAC’s independent registered public accounting firm were US$48,000 for the services they performed in connection with the review of GGAC’s quarterly information on Forms 10-Q and the audit of its June 30, 2015 financial statements included in its Annual Report on Form 10-K. During the period from February 11, 2014 (inception) through June 30, 2014, fees for its independent registered public accounting firm were US$63,500 for the services they performed in connection with GGAC’s initial public offering, including the financial statements included in the Form 8-K filed with the Securities and Exchange Commission on July 8, 2014, the review of GGAC’s March 31, 2014 quarterly information on Form 10-Q and the audit of GGAC’s June 30, 2014 financial statements included in its Annual Report on Form 10-K.

Audit-Related Fees. During the fiscal year ended June 30, 2015, fees for GGAC’s independent registered public accounting firm for audit related services were US$7,400. During the period from February 11, 2014 (inception) through June 30, 2014, GGAC’s independent registered public accounting firm did not render audit related services that are not reported as audit fees.

Tax Fees. During the fiscal year ended June 30, 2015 and the period from February 11, 2014 (inception) through June 30, 2014, GGAC’s independent registered public accounting firm did not render services to GGAC for tax compliance, tax advice and tax planning.

All Other Fees. During the fiscal year ended June 30, 2015 and the period from February 11, 2014 (inception) through June 30, 2014, there were no fees billed for products and services provided by GGAC’s independent registered public accounting firm other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures. Since GGAC’s audit committee was not formed until June 25, 2014, any services rendered prior to its formation were approved by GGAC’s board of directors. Subsequent to the formation of the audit committee, in accordance with Section 10A(i) of the Exchange Act, all audit or non-audit services provided by GGAC’s independent accountant have been pre-approved by GGAC’s audit committee.

Audit Committee Report

GGAC’s audit committee is responsible for supervising GGAC’s independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing GGAC’s accounting practices and systems of internal accounting and disclosure controls, among other things. These responsibilities include reviewing and discussing with management and the independent auditor the annual audited financial statements. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of GGAC’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by GGAC’s independent registered public accounting firm, the audit committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The audit committee has reviewed and discussed the audited financial statements for the year ended June 30, 2015 with GGAC’s management and Marcum, GGAC’s independent registered public accounting firm. The audit committee also has discussed with Marcum the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (U.S.) in Rule 3200T regarding “Communication with Audit Committees.”

The audit committee also has received and reviewed the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence, and has discussed with Marcum its independence from GGAC.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the financial statements referred to above be included in GGAC’s annual report on Form 10-K for the year ended June 30, 2015.

Members of the Audit Committee:

John Tonelli
Amir Adnani
Nelson Narciso Filho

Nominating Committee Information

Effective June 25, 2014, GGAC established a nominating committee of the board of directors, which presently consists of John Tonelli, Amir Adnani and Nelson Narciso Filho. Upon consummation of the business combination, the nominating committee will continue to consist of Messrs. Tonelli, Adnani and Narciso Filho, with [●] serving as chairman. Each of the members of the nominating committee is independent under the applicable Nasdaq listing standards. During the fiscal year ended June 30, 2015, GGAC’s nominating committee did not hold any meetings, but held one meeting subsequent to such date.

The nominating committee has a written charter, which is attached to this proxy statement as Annex H. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on GGAC’s board of directors.

Guidelines for Selecting Director Nominees

The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Shareholders who wish to recommend a candidate for election to the board of directors in 2016 should send their letters to Garnero Group Acquisition Company, Av Brig. Faria Lima, 1485 –19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil, Attention: Secretary (if sent before the business combination) or to Garnero Colombo Inc., Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil (if sent after the business combination). GGAC’s secretary will promptly forward all such letters to the members of the nominating committee. The secretary must receive the shareholder’s letter no later than thirty days after the end of GGAC’s fiscal year and the letter must contain the information described in the nominating committee charter.

Each of the nominees for director listed in this proxy statement were nominated for election by GGAC’s nominating committee.

Compensation Committee Information

Effective as of September 9, 2014, GGAC established a compensation committee of the board of directors, which consists of John Tonelli, Amir Adnani and Nelson Narciso Filho. Upon consummation of the business combination, the nominating committee will continue to consist of Messrs. Tonelli, Adnani and Narciso Filho, with [●] serving as chairman. Each of the members of the nominating committee is independent under the applicable Nasdaq listing standards. During the fiscal year ended June 30, 2015, GGAC’s compensation committee did not hold any meetings.

The compensation committee has a written charter, which is attached to this proxy statement as Annex I. The purpose of the compensation committee will be to oversee GGAC’s compensation and employee benefit plans and practices, including its executive, director and other incentive and equity-based compensation plans and, if required, to review and discuss with management GGAC’s compensation discussion and analysis and to prepare a Compensation Committee Report. A description of the compensation committee’s processes and procedures, including the roles of GGAC’s executive officers and compensation consultants in the compensation committee’s decision-making process, are set forth in the “Executive Officer and Director Compensation — Executive Officer and Director Compensation Following the Business Combination.” The compensation committee’s duties, which are specified in the compensation committee charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of GGAC’s other executive officers;

●	reviewing GGAC’s executive compensation policies and plans;

●	implementing and administering GGAC’s incentive compensation equity-based remuneration plans;

●	assisting management in complying with GGAC’s proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for GGAC’s executive officers and employees;

●	if required, producing a report on executive compensation to be included in GGAC’s annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

On June 25, 2014, GGAC’s board of directors adopted a code of ethics that applies to GGAC’s directors, officers, and employees and of any subsidiaries GGAC may have in the future (including its principal executive officer, its principal financial officer, its principal accounting officer or controller, and persons performing similar functions). GGAC will provide, without charge, upon request, copies of its code of ethics. Requests for copies of GGAC’s code of ethics should be sent in writing to Garnero Group Acquisition Company, Av Brig. Faria Lima, 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil, Attention: Secretary (if sent before the business combination), or to Garnero Colombo Inc., Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil (if sent after the business combination).

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

This section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC.

Executive Officer and Director Compensation of GGAC

No executive officer or director of GGAC has received any compensation for services rendered to GGAC. Commencing on the date of GGAC’s prospectus through the business combination, GGAC has and will pay Brasilinvest Group, an affiliate of Mario Garnero, a fee of US$10,000 per month for providing GGAC with office space and certain office and secretarial services. This arrangement is solely for GGAC’s benefit and is not intended to provide Mr. Garnero compensation in lieu of a salary. No compensation or fees of any kind, including finders, consulting or other similar fees, will be paid to any of GGAC’s existing shareholders, including its officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. Since its formation, GGAC has not granted any share options or share appreciation rights or any other awards under long-term incentive plans to any of its executive officers or directors.

GGAC’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on GGAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than GGAC’s board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, GGAC generally does not have the benefit of independent directors examining the propriety of expenses incurred on its behalf and subject to reimbursement. As of the date of this proxy statement, GGAC’s officers and directors have been reimbursed for $[●] in expenses incurred by them and have incurred approximately $40,000 of unpaid reimbursable expenses.

Executive Officer and Director Compensation of Grupo Colombo

Executive Officers and Directors

The following table sets forth the names of the current board of directors of Grupo Colombo, as well as the name, position and the year of election of each of its executive officers.

Name	Position	Since
Álvaro Jabur Maluf Jr.	Chairman of the Board of Directors and Chief Executive Officer	1988
Paulo Jabur Maluf	Director and Vice Chief Executive Officer	1990
Denis Nieto Piovezan	Chief Financial Officer	2013

Biographical descriptions for the directors and executive officers are set forth in “The Director Election Proposal— Information about Executive Officers, Directors and Nominees.”

Compensation

For the year ended December 31, 2014, the aggregate compensation paid in cash to the executive officers and directors of Grupo Colombo was R$5,230,000. Non-cash benefits in the year ended December 31, 2014 included reimbursements of medical expenses to its directors and executive officers.

Compensation of the Executive Officers and Directors

The table below indicates the compensation for members of the board of directors and executive officers for the year ended December 31, 2014:

	Board of Directors	Executive officers	Total
Number of members	4	3	7
Fixed annual compensation	N/A	4,330,000	4,330,000
Benefits	N/A	300,000	300,000
Variable compensation	N/A	600,000	600,000
Total compensation	N/A	5,230,000	5,230,000

Variable Compensation of the Executive Officers and Directors

The table below indicates the variable compensation for the executive officers and board of directors for the year ended December 31, 2014.

	Board of Directors	Executive officers
Number of members	4	3
Profit sharing	N/A	600,000
Minimum expected amount	N/A	0
Maximum expected amount	N/A	4,700,000
Expected amount – goals achieved	N/A	12.77%
Amount actually recognized	N/A	12.77%

Stock Option Agreements

At an extraordinary general meeting of Grupo Colombo held on March 31, 2015 the shareholders of Grupo Colombo approved stock option agreements, which were executed by between Grupo Colombo and Mr. Denis Nieto Piovezan, Mrs. Marina Balaban Spiero and Mr. Thiago Chaves Ribeiro, as beneficiaries. The options vest and become exercisable with respect to 100% of the underlying shares upon the occurrence of the change of control of Grupo Colombo or of a liquidity event that occurs during term of the beneficiary’s employment agreement.

The purpose of the stock option agreements is to: (i) attract and retain highly qualified executive officers and professionals; (ii) enable its managers and employees to participate in the share capital of Grupo Colombo and in equity increases arising from the results these managers and employees have generated to Grupo Colombo; and (iii) to align the interests of its key employees with those of its shareholders, encouraging these professionals to better perform while ensuring continuity in the management of Grupo Colombo and its subsidiaries.

Employment Agreements

On June 1, 2014, Grupo Colombo executed employment agreements with Mr. Álvaro Jabur Maluf Jr. and Mr. Paulo Jabur Maluf, for an indefinite term, in order to regulate their rights and obligations as directors and executive officers of Grupo Colombo. The employment agreements set forth the payment of a fixed monthly gross amount of R$ 50,000 to each of Mr. Álvaro Jabur Maluf Jr. and Mr. Paulo Jabur Maluf as well as a variable amount, according to the performance of the executives. The employment agreements provide for a minimum term of five years, commencing on June 1, 2014.

Insurance

Grupo Colombo has a D&O insurance policy with Itaú Seguros e Soluções Corporativas S.A., effective from December 19, 2014 until December 19, 2015, covering the managers against damages attributed to them in the exercise of their functions. Coverage is limited to R$ 30,000,000. This policy also covers the subsidiaries of Grupo Colombo.

Executive Officer and Director Compensation Following the Business Combination

New Employment Agreements

At the closing effective upon consummation of the business combination, GGAC and Grupo Colombo will enter into new employment agreements with certain members of its senior management. GGAC and Grupo Colombo expect that each employment agreement will provide for a mutually agreed upon compensation package and customary restrictive covenants relating to noncompetition and nonsolicitation.

Director Compensation

GGAC currently does not have a definitive compensation plan for its future directors or consultants. GGAC, working with the compensation committee, anticipates setting director and consultant compensation at a level comparable with those directors and consultants with similar positions at comparable companies. It is currently anticipated that such compensation will be based on cash and/or equity compensation under the 2015 Plan.

THE ADJOURNMENT PROPOSAL

At the extraordinary general meeting, GGAC will ask its shareholders to consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the business combination or the closing conditions under the Investment Agreement are not met. In no event will GGAC solicit proxies to adjourn the extraordinary general meeting or consummate the business combination beyond the date by which it may properly do so under its amended and restated memorandum and articles of association and the Companies Law. The text of the adjournment proposal to be considered at the extraordinary general meeting is set forth in Annex F.

Purpose of the Adjournment Proposal

The purpose of the adjournment proposal is to provide more time for the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the business combination proposal and to meet the requirement that GGAC have net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise their conversion rights. GGAC estimates that the latter condition will be met if holders of no more than 13,762,388 of the public shares (representing approximately 95.7% of the public shares) properly demand conversion of their shares into cash. See the section entitled “The Business Combination Proposal — Interests of GGAC’s Directors, Officers and Others in the Business Combination.”

In addition to an adjournment of the extraordinary general meeting upon approval of an adjournment proposal, the board of directors of GGAC is empowered under the Companies Law to postpone the meeting at any time prior to the meeting being called to order. In such event, GGAC will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its shareholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If an adjournment proposal is presented to the meeting and is not approved by the shareholders, GGAC’s board of directors may not be able to adjourn the extraordinary general meeting to a later date in the event that, based on the tabulated votes or elections to convert at the time of the extraordinary general meeting, there are not sufficient votes at the time of the extraordinary general meeting to approve the consummation of the business combination or as a result of conversions GGAC would have net tangible assets of less than US$5,000,001 upon the consummation of the business combination, after giving effect to payments to public shareholders who exercise their conversion rights. In any such event, the business combination would not be completed and, unless GGAC were able to consummate a business combination with another party no later than June 25, 2016, it would trigger GGAC’s automatic dissolution and liquidation pursuant to the terms of its amended and restated memorandum and articles of association. This has the same effect as if GGAC had formally gone through a voluntary liquidation procedure under the Companies Law.

Recommendation and Vote Required

The adjournment proposal must be approved by ordinary resolution by the affirmative vote of the holders of a majority of the GGAC ordinary shares entitled to vote and voting in person or by proxy on such proposal at the extraordinary general meeting.

The adjournment proposal will not be submitted if the business combination proposal is approved.

THE GGAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GGAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO GGAC

Introduction

GGAC is a blank check company formed on February 11, 2014 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses.

Formation

In February 2014, GGAC issued one ordinary share in connection with its formation. On March 26, 2014, GGAC issued an aggregate of 3,593,749 initial shares for US$25,000 in cash, at a purchase price of approximately US$0.01 share.

Initial Public Offering

On July 1, 2014, GGAC closed its initial public offering of 12,500,000 units, with each unit consisting of one GGAC ordinary share, one right to receive one-tenth of one GGAC ordinary share upon consummation of an initial business combination and one warrant entitling the holder to purchase one-half of one GGAC ordinary share at a price of US$11.50 per full share commencing on GGAC’s completion of an initial business combination. Simultaneous with the consummation of the initial public offering, GGAC consummated the private placement of 563,750 private units at a price of US$10.00 per unit, generating total proceeds of US$5,637,500. Of the private units, 501,250 were purchased by an affiliate of Mario Garnero, GGAC’s Chief Executive officer, and 62,500 were purchased by EarlyBirdCapital, the representative of the underwriters in the initial public offering.

On July 7, 2014, GGAC consummated the closing of an additional 1,875,000 units which were subject to the over-allotment option. The units from the initial public offering (including the over-allotment option) were sold at an offering price of US$10.00 per unit, generating total gross proceeds of US$143,750,000. In a private sale that took place simultaneously with the consummation of the exercise of the over-allotment option, the same affiliate of Mario Garnero and EarlyBirdCapital purchased an additional 70,313 private units at US$10.00 per unit for US$703,130.

After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to GGAC from the offering (including the over-allotment option) and private placements were US$145,144,227, of which US$144,468,755 was deposited into the trust account and the remaining proceeds of US$675,472 were deposited in GGAC’s operating account. Approximately US$275,000 of this amounts was used to repay loans and advances from a related party and pay accounts payable, leaving approximately US$400,000 available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Through June 30, 2015, GGAC had used all of the net proceeds that were not deposited into the trust fund and had borrowed approximately US$726,000 from related parties to provide for the above mentioned expenses. As of September 30, 2015, there was US$144,621,160 held in the trust account.

Effecting a Business Combination

General

GGAC is not presently engaged in, and GGAC will not engage in, any substantive commercial business until it completes the business combination with Grupo Colombo or another target business.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that GGAC acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for GGAC’s initial business combination. GGAC’s board of directors determined that this test was met in connection with its business combination with Grupo Colombo.

Shareholder Approval of Business Combination

In connection with the business combination with Grupo Colombo (or any other proposed business combination, if such business combination is not completed), GGAC must seek shareholder approval of such business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. Such conversion rights must be effected under GGAC’s amended and restated memorandum and articles of association and Cayman Islands law as repurchases. Accordingly, GGAC is seeking shareholder approval of the business combination with Grupo Colombo at the extraordinary general meeting to which this proxy statement relates and, in connection with such meeting, holders of public shares may convert their shares into cash in accordance with the procedures described in this proxy statement.

GGAC will consummate the business combination with Grupo Colombo (or any other proposed business combination, if such business combination is not completed) only if it has net tangible assets of at least US$5,000,001 upon such consummation, after giving effect to payments to public shareholders who exercise their conversion rights, and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. GGAC estimates that the net tangible assets condition will be met if holders of no more than 13,762,388 of the public shares (representing approximately 95.7% of the public shares) properly demand conversion of their shares into cash. GGAC chose the net tangible asset threshold of US$5,000,001 to ensure that it would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. Even though the Controlling Persons have committed to make US$30,000,000 in open market purchases, GGAC cannot assure you that the net tangible assets condition or the other conditions to the business combination will be met. As a result, GGAC may not be able to consummate the business combination with Grupo Colombo and it may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait until June 25, 2016 in order to be able to receive a pro rata share of the trust account.

The initial shareholders and GGAC’s officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination and (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of GGAC’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity.

At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding GGAC or its securities, the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal or to seek, or indicate an intention to seek, conversion of their shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire GGAC ordinary shares or vote their shares in favor of the business combination proposal and not seek conversion. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the GGAC initial shareholders for nominal value. The funds for any such purchases or incentives will either come from cash available to such purchasing parties or from third party financing, none of which has been sought at this time. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the GGAC ordinary shares voted on the business combination proposal at the extraordinary general meeting vote in its favor and that GGAC has net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise their conversion rights, where it appears that such requirements would otherwise not be met.

Pursuant to the Investment Agreement, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30 million of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares. As of the date of this proxy statement, there have been no other discussions or agreements between the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates and any investor or holder of GGAC ordinary shares regarding any share purchase or other transactions described above. GGAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Automatic Liquidation of Trust Account if No Business Combination

If GGAC does not complete the business combination with Grupo Colombo (or another target business, if such business combination is not completed) by June 25, 2016, it will trigger GGAC’s automatic winding up, dissolution and liquidation pursuant to the terms of its amended and restated memorandum and articles of association. As a result, this has the same effect as if GGAC had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from GGAC’s shareholders to commence such a voluntary winding up, dissolution and liquidation.

The amount in the trust account (less US$1,438 representing the aggregate nominal par value of the public shares) under the Companies Law will be treated as share premium which is distributable under the Cayman Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, GGAC is able to pay its debts as they fall due in the ordinary course of business. If GGAC is forced to liquidate the trust account, GGAC anticipate that it would distribute to its public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, GGAC would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over the public shareholders with respect to amounts that are owed to them. GGAC cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event GGAC enters an insolvent liquidation. Furthermore, while GGAC has obtained and it will continue to seek to have all vendors and service providers (which would include any third parties it engaged to assist it in any way in connection with its search for a target business) and prospective target businesses execute agreements with GGAC waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with GGAC, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

The initial shareholders have agreed to waive their rights to participate in any liquidation of GGAC’s trust account or other assets with respect to the initial shares and private shares held by them and to vote their initial shares and private shares in favor of any dissolution and plan of distribution which GGAC submits to a vote of shareholders. There will be no distribution from the trust account with respect to GGAC’s warrants and rights, which will expire worthless.

If GGAC is unable to complete an initial business combination with Grupo Colombo or another target business and expends all of the net proceeds of its initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share distribution from the trust account would be approximately US$10.05.

The proceeds deposited in the trust account could, however, become subject to the claims of GGAC’s creditors which would be prior to the claims of the public shareholders. Although GGAC has obtained and will continue to seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities GGAC engages execute agreements with GGAC waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against GGAC’s assets, including the funds held in the trust account.

Mario Garnero has personally agreed that, if GGAC liquidates the trust account prior to the consummation of a business combination, he will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by GGAC for services rendered or contracted for or products sold to it in excess of the net proceeds of the initial public offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, GGAC cannot assure you that Mr. Garnero will be able to satisfy those obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than US$10.05, plus interest, due to claims of creditors. Additionally, if GGAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in GGAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of the shareholders. To the extent any bankruptcy claims deplete the trust account, GGAC cannot assure you it will be able to return to the public shareholders at least US$10.05 per share.

Employees

GGAC has two executive officers. These individuals are not obligated to devote any specific number of hours to GGAC’s matters and intend to devote only as much time as they deem necessary to its affairs. GGAC does not intend to have any full time employees prior to the consummation of a business combination.

Facilities

GGAC maintains its principal executive offices at Av Brig. Faria Lima, 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil. The cost for this space is included in the US$10,000 per-month fee Brasilinvest Group began charging GGAC for general and administrative services commencing on the effective date of its initial public offering pursuant to a letter agreement between GGAC and Brasilinvest Group. GGAC believes, based on rents and fees for similar services in Sao Paulo, Brazil, that the fee charged by Brasilinvest Group is at least as favorable as it could have obtained from an unaffiliated person. GGAC considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations. Upon consummation of the business combination, the principal executive offices of GGAC will be located at Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil.

Legal Proceedings

There are no legal proceedings pending against GGAC.

Periodic Reporting and Audited Financial Statements

GGAC has registered its units, ordinary shares, rights, and warrants under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, GGAC’s annual reports contain financial statements audited and reported on by GGAC’s independent registered public accounting firm. GGAC has filed with the SEC its Annual Report on Form 10-K covering the fiscal year ended June 30, 2015 and its Quarterly Report on Form 10-Q covering the three months ended September 30, 2015.

GGAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of GGAC’s financial condition and results of operations should be read in conjunction with GGAC’s consolidated financial statements and notes to those statements included in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” and “Risk Factors” in this proxy statement/information statement.

Overview

GGAC is a blank check company, formed on February 11, 2014 to acquire, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more businesses or entities. Since its initial public offering, its activity has been limited to the evaluation of business combination candidates and negotiating, structuring and pursuing the consummation of the business combination with Grupo Colombo, and GGAC will not be generating any operating revenues until the closing and completion of its business combination with Grupo Colombo or another target business.

GGAC presently has no revenue, has had losses since inception from incurring formation costs and has no other operations other than the active solicitation of a target business with which to complete a business combination. GGAC has relied upon the sale of its securities and loans from its officers and directors to fund its operations.

On July 1, 2014, GGAC closed its initial public offering of 12,500,000 units with each unit consisting of one GGAC ordinary share, one right and one warrant. Simultaneous with the consummation of the initial public offering, GGAC consummated the private placement of 563,750 private units at a price of US$10.00 per unit, generating total proceeds of US$5,637,500. Of the private units, 501,250 were purchased by an affiliate of Mario Garnero, GGAC’s Chief Executive officer, and 62,500 were purchased by EarlyBirdCapital, the representative of the underwriters in the initial public offering.

On July 7, 2014, GGAC consummated the closing of an additional 1,875,000 units which were subject to the over-allotment option. The units from the initial public offering (including the over-allotment option) were sold at an offering price of US$10.00 per unit, generating total gross proceeds of US$143,750,000. In a private sale that took place simultaneously with the consummation of the exercise of the over-allotment option, the same affiliate of Mario Garnero and EarlyBirdCapital, Inc. purchased an additional 70,313 private units at US$10.00 per unit for US$703,130.

After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to GGAC from the offering (including the over-allotment option) and private placements were US$145,144,227, of which US$144,468,755 was deposited into the trust account and the remaining proceeds of US$675,472 were deposited in GGAC’s operating account. Approximately US$275,000 of this amount was used to repay loans and advances from a related party and pay accounts payable, leaving approximately US$400,000 available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

GGAC’s management has broad discretion with respect to the specific application of the net proceeds of the offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

On October 30, 2014, GGAC entered into the SPA with WISeKey, WISeTrust, and certain shareholders and option holders of WISeKey. Simultaneously with the execution of the SPA, GGAC entered into the APA by and among GGAC, WISeKey and WISeTrust. On February 26, 2015, the parties mutually agreed to terminate the SPA and the APA. GGAC then began the process of searching for an alternative business combination to consummate.

On August 26, 2015, GGAC entered into the Investment Agreement, which was amended and restated on December 17, 2015. Pursuant to the Investment Agreement, (A) the Controlling Persons will make the Share Contribution and will receive in consideration an aggregate of 3,640,000 newly issued GGAC ordinary shares and (B) the Optionholders will make the Option Contribution and will receive in consideration an aggregate of 360,000 newly issued GGAC ordinary shares. A complete description of the terms related to the transaction with Grupo Colombo are set forth elsewhere in this proxy statement.

Critical Accounting Policy

Ordinary Shares Subject to Possible Conversion

GGAC accounts for its ordinary shares subject to possible conversion in accordance with the guidance provided in ASC 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory conversion (if any) are classified as a liability instrument and measured at fair value. Conditionally convertible ordinary shares (including ordinary shares that feature conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within GGAC’s control) are classified as temporary equity. At all other times, ordinary shares are classified as stockholders’ equity. GGAC’s ordinary shares feature certain conversion rights that are considered by it to be outside of GGAC’s control and subject to the occurrence of uncertain future events. Accordingly at September 30, 2015, the ordinary shares subject to possible conversion are presented as temporary equity, outside of the shareholders’ equity section of GGAC’s balance sheet.

Results of Operations

GGAC has neither engaged in any business operations nor generated any revenues to date. Its entire activity from inception up to the closing of the initial public offering on July 1, 2014 was in preparation for that event. Subsequent to the initial public offering, GGAC’s activity has been limited to the evaluation of business combination candidates, and GGAC will not be generating any operating revenues until the closing and completion of an initial business combination. GGAC has, and expects to continue to, generate small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). GGAC expects to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2015, GGAC had net losses of $322,940, which consisted of operating expenses of $392,363 offset by interest income from the trust account of $69,423. For the three months ended September 30, 2014, GGAC had net losses of $221,936, which consisted of operating expenses of $247,065 offset by interest income from the trust account of $25,129. GGAC’s operating expenses for both periods principally consisted of expenses related to its public filings and listing and identification and due diligence related to a potential target business, and to a lesser extent, general operating expenses including rent, insurance and office expenses. Until GGAC consummates a business combination, it will have no operating revenues.

For the year ended June 30, 2015, GGAC had net losses of US$1,091,626, which consisted of operating expenses of US$1,204,763 offset by interest income from its trust account of US$113,137. GGAC’s operating expenses principally consisted of expenses related to its public filings and listing and identification and due diligence related to a potential target business, and to a lesser extent, general operating expenses including rent, insurance and office expenses. Until GGAC consummates a business combination, it will have no operating revenues. For the period from February 11, 2014 (inception) through June 30, 2014, GGAC had net losses of US$8,958, which consisted of formation and operating costs.

Liquidity and Capital Resources

As of September 30, 2015 and June 30, 2015, GGAC had cash of US$20,283 and US$278, respectively.

Through September 30, 2015, GGAC’s liquidity needs were satisfied through receipt of US$25,000 from the sale of the insider shares, approximately US$30,000 of interest earned on the trust account which was transferred to GGAC’s operating account, loans and advances from Brasilinvest International LLC, an affiliate of GGAC’s Chief Executive Officer, and other entities controlled by GGAC’s Chief Executive Officer, in an aggregate amount of US$1,303,721 (of which US$224,971 was repaid with proceeds of the initial public offering), and the initial public offering, which resulted in approximately US$400,000 of net proceeds held outside of the trust account (after the payment of all costs related to the offering and the repayment of the loan from Brasilinvest International LLC).

GGAC intends to use substantially all of the net proceeds of the initial public offering, including the funds held in the trust account, to acquire Grupo Colombo or another target business or businesses and to pay its expenses relating thereto, including a fee payable to EarlyBirdCapital in an amount up to US$4,600,000 (exclusive of any applicable finders’ fees which might become payable) upon consummation of the initial business combination for assisting GGAC in connection therewith. If the business combination with Grupo Colombo is completed, such funds may be used to pay the holders of the public shares who exercise conversion rights, to pay expenses incurred in connection with the business combination with Grupo Colombo and for working capital of GGAC and Grupo Colombo and other general corporate purposes after the business combination. If the business combination with Grupo Colombo is not consummated, but GGAC consummates an alternate business combination, such funds also may be used to pay any cash consideration in such alternate businesss combination. To the extent that the proceeds from the trust account are not used for such purposes, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, repayment of existing indebtedness of the company, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which GGAC had incurred prior to the completion of the initial business combination if the funds available to GGAC outside of the trust account were insufficient to cover such expenses.

Interest earned on the trust account balance through September 30, 2015 available to be released to GGAC amounted to approximately $152,000. Interest to be earned on the trust account balance to be released to GGAC to fund working capital requirements from October 1, 2015 through June 25, 2016 is estimated to be approximately $208,000.

Prior to the consummation of the initial business combination, GGAC will have available to it, in addition to the US$20,283 in its operating account at September 30, 2015, the interest earned on the trust account balance (net of income, and other tax obligations) through September 30, 2015 available to be released to GGAC of approximately $152,000, and interest expected to be earned in the trust account balance (net of income, and other tax obligations) that may be released to us to fund our working capital requirements from October 1, 2015 through June 25, 2016, which we anticipate will be approximately $208,000. In addition, GGAC’s Chief Executive Officer, Mario Garnero, who had loaned GGAC $1,078,750 as September 30, 2015 and has loaned GGAC an additional $149,900 through the date of this proxy statement, may in the future loan additional amounts to GGAC in order to meet GGAC’s working capital needs prior to the closing of a business combination. $725,878 of these loans were evidenced by notes entered into on September 28, 2015. All loans will either be repaid upon the consummation of a business combination or, at the option of the holder, up to $500,000 may be converted into additional working capital units at a price of $10.00 per unit.

Based on the foregoing, GGAC believes it will have sufficient cash to meet its needs through the earlier of consummation of a business combination or June 26, 2016, the date its liquidation will be triggered if a business combination is not consummated. Over this time period, GGAC will be using such funds to pay existing accounts payable and to consummate the business combination with Grupo Colombo. If the business combination with Grupo Colombo is not completed, GGAC also will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating an alternate business combination.

If GGAC’s estimates of the costs of completing an initial business combination are less than the actual amounts necessary to do so, or the amount of interest available to GGAC from the trust account is less than it expects as a result of the current interest rate environment, and it is not able to obtain additional financing, GGAC may have insufficient funds available to operate its business prior to its initial business combination. Furthermore, following the initial business combination, if cash on hand is insufficient, GGAC may need to obtain additional financing in order to meet its obligations.

Contractual Obligations

	Payments due by period
	Total	Within 1 year	1+ years

Fee payable to Brasilinvest International LLC for office space and general and administrative services	$90,000	$90,000	$-

TOTAL	$90,000	$90,000	$-

Off-Balance Sheet Arrangements

GGAC did not have any off-balance sheet arrangements as of September 30, 2015.

Market Risk

As of September 30, 2015, GGAC was not subject to any market or interest rate risk. Following the consummation of the its initial public offering, the net proceeds of its initial public offering, including amounts in the trust account, have been invested in U.S. government treasury bills, bonds or notes having a maturity of 180 days or less, or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, GGAC believes there will be no associated material exposure to interest rate risk.

BUSINESS OF GRUPO COLOMBO

Overview

Grupo Colombo was incorporated in Brazil under Brazilian law and has been a pioneer in the Brazilian apparel retail sector, opening its first store in 1917, in the city of São Paulo, under the name Camisaria Colombo by the immigrant Aziz Jabur. Grupo Colombo moved from its founding location in 1965 and opened its first subsidiary in the Ibirapuera Shopping in 1990. On August 8th, 2007 the business of Grupo Colombo was conducted by Q1 Comercial de Roupas Ltda., a Brazilian limited liability company (sociedade empresária limitada) owned by Mr. Aziz grandchildren, Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf, which was subsequently converted into a closely-held corporation (sociedade por ações de capital fechado) and renamed to Q1 Comercial de Roupas S.A. on January 4th, 2011. Grupo Colombo’s headquarters is located at Avenida Historiador Rubens de Mendonça, no 1,894, room 106, Cuiabá, MT, Brazil. Its principal executive office is located at Rua São Tomé, no. 119, 3rd floor, São Paulo, SP, Brazil (telephone: 55 11 3048-0700).

Brazilian economic reforms implemented in 1994, including the introduction of the real as the Brazilian currency and the drastic reduction of inflation rates, resulted in an unprecedented growth in local consumer markets. This increase in available income and the resulting increase in consumer confidence broadened the potential customer base and provided Grupo Colombo with growth opportunities.

Grupo Colombo responded to these changes by strengthening its capital structure, increasing its logistics and technology investments and implementing an expansion strategy focused on the consumer preferences of the emerging classes B and C of the Brazilian population (see table in item “The Brazilian Retail Industry” below for a description of the social classes in Brazil).

Grupo Colombo has been growing at an accelerated rate since 1990. The following table shows the number of stores at various intervals since that 1990.

Year	No. of Stores
1990	1
1995	6
2000	15
2005	66
2010	209
2014	434
2015*	397

* Through December 16, 2015.

Grupo Colombo believes its rapid growth was possible due to the certain principles adopted by senior management over the years, including (a) offering basic products with low exposure to fashion trends; (b) focusing on products with high turnover and low dependency on weather conditions; and (c) offering the best value for money among the apparel retail of the Brazilian market.

In order to enable its growth in number of stores and to implement the investment strategy outlined for Grupo Colombo, Grupo Colombo’s controlling shareholders entered into a partnership with Gávea Investimentos in 2011. Gávea Investimentos made investments in Grupo Colombo in 2011 and again in 2014, acquiring an aggregate equity stake of 49.9%. After the investment by Gávea Investimentos in 2014, Grupo’s controlling shareholders held 51.1% of the equity issued by Grupo Colombo.

In 2015, the Grupo Colombo shares held by Gávea Investimentos were acquired by Grupo Colombo’s current controlling shareholders, Álvaro Jabur Maluf Jr. and Paulo Jabur Maluf. Currently, Mr. Jabur Maluf Jr. and Mr. Jabur Maluf own 100% of the total capital stock of Grupo Colombo.

Grupo Colombo is currently one of the largest retailers of men’s shirts (5,000,000 per year) and suits (over 500,000 per year) in Latin America and the only large scale retailer in formal wear segment in Brazil focused on the social classes B and C. According to the Exame Magazine, Grupo Colombo is one of the 3 most valuable brands in the Brazilian apparel retail sector (Exame / Dom Strategy Partners).

Organizational Structure

Grupo Colombo conducts its operations through Q1 Comercial de Roupas S.A. and its subsidiaries (AMD Comércio de Roupas Ltda., ADM Comércio de Roupas Ltda., Q1 Serviço e Recebimento Ltda. and Q1 Comercial de Roupas da Amazônia Ltda.). The share capital of the subsidiaries is wholly owned by Grupo Colombo (except for the minority equity interest, less than 1%, held by the controlling shareholders in order to comply with the regulation applied to Brazilian limited liability companies). Messrs. Jabur Maluf Jr. and Jabur Maluf each own 50% of the outstanding shares of Grupo Colombo.

Capital Expenditures and Investment Plan

As part of its capital expenditures and investment plan, Grupo Colombo has invested approximately R$ 211 million in its operations in the three years ended December 31, 2014. Its capital expenditure and investment plan for 2015 contemplates capital expenditures and investments for 2015 in the total amount of approximately R$ 48 million relating to (i) the opening of new stores, (ii) the renovation of existing stores, and (iii) improvements to information technology, logistics and other infrastructure-related capital expenditures and investments. Grupo Colombo has historically financed its capital expenditures and investments primarily through by debt financing. Grupo Colombo plans to continue financing its capital expenditures and investments principally with cash flow from its operations, as the Business Combination is expected to reduce the outstanding indebtedness of Grupo Colombo, improving its current capital structure. Grupo Colombo’s investments in the last three years have included:

●	Opening new stores – Grupo Colombo opened new stores from 2012 through 2014. The total cost of opening these new stores from 2012 through 2014 was approximately R$ 110 million.

●	Renovating existing stores – Grupo Colombo usually remodels a number of stores every year. Through its renovation program Grupo Colombo creates a more modern, customer-friendly and efficient environment, and outfit its stores with advanced information technology systems. The total cost of renovating stores from 2012 through 2014 was approximately R$ 15 million.

●	Improvements to information technology – Grupo Colombo views technology as an important tool for efficiency and security in the flow of information among stores, distribution centers, suppliers and corporate headquarters. It has made significant investments in information technology in an aggregate amount of approximately R$ 21.7 million from 2012 through 2014. For more information on its information technology, see the subheading “Technology” below.

●	Expansion of distribution facilities – Since 2010, Grupo Colobmo has opened a distribution center in the city of Araçariguama, State of São Paulo. The increase and improvement in storage space enables it to further centralize purchasing for its stores and, together with improvements to its information technology, improve the overall efficiency of its inventory flow. Grupo Colombo invested an aggregate of approximately R$ 30.9 million on its distribution facilities from 2012 through 2014.

The Brazilian Retail Industry

The Brazilian apparel retail industry represented approximately 1.6% of Brazil’s gross domestic product, or GDP, in 2014. According to the Euromonitor International, the apparel retail industry in Brazil had gross revenues of approximately R$ 89.7 billion in 2014, representing a 2.74% nominal increase compared with 2013.

The Brazilian apparel and footwear retail industry is highly fragmented. Despite consolidation within the industry, according to Euromonitor International, the 5 largest chains represented approximately 19.1% of the apparel retail industry in 2014, as compared to 18.2% in 2013. Grupo Colombo’s consolidated gross sales represented 0.5% of the gross sales of the entire apparel retail industry in 2014, also according to Euromonitor International.

According to reports published by Euromonitor International, the volume of sales in the Brazilian apparel retail sector decreased by 0.7% in 2014 compared to 2013. This data mainly reflects the economic slowdown, which led to negative expectations and impacted consumer decision making. It also encouraged consumers to prioritise debt payment over consumption, leaving their remaining disposable income for daily staples and necessities, moving away from discretionary spending.

According to the Brazilian Institute of Geography and Statistics, or IBGE, the total population of Brazil was approximately 203 million in 2014, a 17.6% increase since 2001. Because more than 84% of the population lives in urban areas (where most of Grupo Colombo’s stores are located) and the urban population has been increasing at a greater rate than the population as a whole, Grupo Colombo believes its business is particularly well positioned to benefit from Brazil’s urban growth and economies of scale related to urban growth. According to an IBGE estimate for 2014, the State of São Paulo has a population of approximately 44 million. São Paulo is the largest state in Brazil, representing 21.7% of the Brazilian population and is Grupo Colombo’s largest consumer market. However, in the past three years, Grupo Colombo has experienced significant growth in the Northeast region which already represents 25% of its total sales.

According to IBGE, gross income in Brazil increased approximately 4.4% in 2014 compared to 2013. During the same period, private consumption increased 0.9%, and Brazil’s GDP also increased 0.1%. Among the reasons cited for the growth are the 2.7% increase in average real income and the 7.2% increase in household credit as a percentage of GDP.

According to the Getúlio Vargas Foundation (Fundação Getúlio Vargas), or FGV, the Gini index, a measure of income inequality, in Brazil has decreased for the 12th consecutive year, in January 2012 reaching the lowest level since the 1960’s (0.5190). During the past 10 years, income for the poorest 50% in Brazil increased 68%, while it increased only 10% for the richest 10%.

The Brazilian retail industry is perceived as essentially growth-oriented, because retail margins are substantially more constrained compared to other industries. Grupo Colombo is therefore intrinsically dependent on the growth rate of Brazil’s urban population and its different income levels. However, Grupo Colombo believes that it is able to deliver margins that are higher than the industry average because its business allows for increased scale. While living expenses in Brazil are lower than those in North America, Western Europe and Japan, Brazilian household income levels are also substantially lower.

The following table sets forth the different income class levels of Brazilian households, according to the Consumption Potential Index (Índice de Potencial de Consumo), or IPC, Maps 2013.

Class Level	Average Monthly Income (in R$)
A1	24,770
A2	13,261
B1	11,110
B2	4,335
C1	2,321
C2	1,470
D	1,070
E	732

According to a study by IPC Maps 2013, classes A1 and A2 households will account for only 4.6% of the urban population and classes B1 and B2 households will account for 33.4% of the urban population. Classes C1, C2, D and E will collectively represent 62.0% of all urban households. In recent years, the number of class C, D and E households has increased in terms of total urban households and their average purchasing power has increased.

Grupo Colombo expects that increased consumption by the lower income class levels will occur over time as a result of a steadily growing population and new markets penetration. The Brazilian monthly minimum wage increased 8.8% from R$724.00 in January 2014 to R$788.00 in January 2015. The management of Grupo Colombo believes based on internal data for the years immediately following the introduction of the real in 1994, that even small purchasing power increments generally result in significant increases in consumption in absolute terms, as well as increased expenditures in the products sold by Grupo Colombo.

Grupo Colombo’s Market Share and Geographic Reach

Grupo Colombo is one of the largest apparel retailers in Brazil, with a market share of approximately 1.8%, with a potential to reach 5.9% among the B and C social classes in 2014, according to the Brazilian Institute of Public Opinion and Statistics, or IBOPE. As of December 31, 2014, Grupo Colombo’s total gross sales totaled R$ 730 million. As of that date, it operated 434 stores in all of the Brazilian states and the Federal District, in addition to a distribution center located in the City of Araçariguama, State of São Paulo, Brazil.

Grupo Colombo currently has the capacity to supply up to 900 stores, without any requirements or distribution center expansion. Nonetheless, Grupo Colombo was granted by the government of the State of Mato Grosso, Brazil, the right to construct and explore a 30,000 m2 land property located in the State of Mato Grosso, Brazil, which is owned by the local government in order to build a new distribution center (warehouse).

Furthermore, the State of Mato Grosso has granted Grupo Colombo a tax benefit for the collection of the tax on circulation of goods (ICMS tax) over imported products, reducing the rate of such tax to 2% over the FOB price (against 18% over the full price in the State of São Paulo).

Grupo Colombo focuses its activities in the Brazilian market, the largest apparel market in Latin America. Nonetheless, Grupo Colombo aims at expanding its operation in Latin America through the opening of new stores, e-commerce, local partners and multi-brand stores.

According to a market study developed by IBOPE, there is a potential for 1,085 men’s Grupo Colombo stores in Brazil. The study also indicated a potential market for women’s Grupo Colombo stores in every city where Grupo Colombo already has its men’s store. This results in a potential of over 2,000 Grupo Colombo stores in the country.

Assuming that the investment to be made in connection with the Business Combination will also be used for its organic growth, Grupo Colombo expects to open 10 stores in 2015 and 140 stores in 2016 and 2017.

Grupo Colombo also considers (a) an increase in the e-commerce sales in the upcoming years due to higher on-line marketing investments, (b) acquisition of a potential competitor (inorganic expansion), (c) the start of operations in other Latin America countries through multi-brand stores, as well as (d) to explore/convert stores into franchises.

Number of Stores

The following table sets forth the total number of stores at the end of the following years:

As of December 31,	No. of Stores
2011	276
2012	353
2013	393
2014	434
2015*	397

* Through December 16, 2015.

Geographic Distribution of Stores

Grupo Colombo has stores in all of the regions of Brazil, but operates mainly in the Southeast region, which consists of the states of São Paulo, Rio de Janeiro, Minas Gerais and Espírito Santo. The Southeast region accounted for 56.5% of Grupo Colombo’s consolidated net revenue for the year ended December 31, 2014, while the other Brazilian regions (North, Northeast, Center West and South regions) in the aggregate accounted for the remaining consolidated net operating revenue for the year ended December 31, 2014. In addition, none of these regions represents individually more than 25% of the consolidated net operating revenue.

The following table sets forth the number of Grupo Colombo’s stores by region as of December 31, 2014:

	Southeast Region(1)	South Region(2)	Northeast Region(3)	North Region(4)	Middlewest Region(5)
Colombo Stores	260	40	78	26	30
% of Revenues	56.5%	6.5%	22.6%	6.7%	7.7%

(1) This area comprises the states of São Paulo, Rio de Janeiro, Espírito Santo and Minas Gerais.

(2) This area comprises the states of Paraná, Rio Grande do Sul and Santa Catarina.

(3) This area comprises the states of Alagoas, Bahia, Ceará, Paraíba, Pernambuco, Piauí, Rio Grande do Norte and Sergipe.

(4) This area comprises the states of Amazonas, Pará, Tocantins, Maranhão, Amapá, Roraima, Rondônia and Acre.

(4) This area comprises the states of Goiás, Mato Grosso, Mato Grosso do Sul and the Federal District.

Grupo Colombo’s Business and Operations

Grupo Colombo’s stores specialize in the sale of formal wear and smart casual men’s and women’s apparel. As of December 31, 2014, Grupo Colombo operated 434 stores. In the year ended December 31, 2014, Colombo stores’ gross sales totaled R$ 730 million, an increase of 12,4% compared to the year ended December 31, 2013.

Grupo Colombo’s stores target middle- and lower-income customers (B and C income classes), who are attracted by flexible payment alternatives, including installment plans. The Grupo Colombo’s stores also offer a range of value-added services, such as insurances, prepaid cell phones recharges, prepaid cards, gift cards, during and after sales.

In the year ended December 31, 2014, Grupo Colombo opened 75 new stores, of which 62 stores located in shopping malls and 13 street stores. In December 2014, Grupo Colombo owned 338 stores located in shopping malls and 96 street stores, across all the regions of Brazil.

Consistent with its strategy to expand its share of the sales of apparel through e-commerce, in 2013 Grupo Colombo implemented its e-commerce sales channel, which consisted of remote sales of a broad product mix through the website www.camisariacolombo.com.br.

In the year ended December 31, 2014, Grupo Colombo’s e-commerce service had net operating revenue of R$10.8 million, approximately 1.9% of total revenue. For the month of December 2014, the e-commerce sale channel generated the largest amount of revenue of any of Grupo Colombo’s physical stores.

Grupo Colombo expects its e-commerce sale channel to reach 5.3% of the total sales by 2017, due to higher on-line marketing investments and improvements in the online purchase experience to its customers.

Apart from direct sales in its stores and sales through e-commerce, in 2014, Grupo Colombo increased its efforts in the multi-brand and business-to-business (B2B) sales channel, by hiring dedicated salespersons to sell packs of products to multi-brand stores and marketplace platforms, such as Americanas.com and Netshoes. Grupo Colombo considers this sales channel to have the potential in the upcoming years to achieve R$20 million and multi-brand sales to achieve R$10 million by the end of 2017.

Seasonality

Grupo Colombo has historically experienced seasonality in its results of operations, principally due to traditionally stronger sales in the fourth quarter holiday season and August Father’s day. Average sales revenues during the fourth quarter are typically 67% above average sales revenues during the other quarters.

Products

Grupo Colombo does not manufacture the products sold under its own exclusive brands. These products are manufactured by suppliers who are carefully selected by Grupo Colombo, after it has thoroughly evaluated the quality of their service and their capacity to meet its demand. The development of products carrying Colombo’s label is guided by a detailed process aimed at standardizing its products and ensuring the products’ manufacturing and launch within the commercial and strategic targets of its brands and compliance with Grupo Colombo’s quality standards.

All of the products of Grupo Colombo are ready-for-sale products that it purchases and resells to its end-user consumers or to corporations or multi-brand stores, as the case may be.

Suppliers

The purchasing of men’s and women’s apparel for Colombo stores is centralized and Grupo Colombo purchases substantially from a range of suppliers, distributed between Brazilian and Chinese suppliers.

In the year ended December 31, 2014, the largest supplier in the apparel retail segment represented 20% of the sales of Grupo Colombo and the ten largest suppliers represented 70% of the sales.

Distribution and Logistics

In order to efficiently distribute its products, Grupo Colombo operates a distribution center in the city of Araçariguama, State of São Paulo with a total storage capacity of approximately 17 million pieces. The location of its distribution center enables Grupo Colombo to make weekly deliveries to stores, which allows to optimize logistics costs, and limits stock products at store level.

The distribution center of Grupo Colombo is significantly supported by “SISLOJA” software, a technology platform, which links the computer automated ordering system of Grupo Colombo to the distribution center and stores in order to automatically replenish the inventory of each store.

In 2014, Grupo Colombo continued focusing on capturing synergies in its logistics network, by acting in three main areas: (1) transforming its logistics network so that it can service all of its businesses, optimizing space and existing processes; (2) improving its logistics network by taking into consideration the structure and environment; and (3) promoting operational efficiencies.

The logistics and distribution processes of Grupo Colombo are organized in accordance with the products and services sold under its brands. Accordingly, its distribution processes are guided by the procedures described below.

Marketing

Grupo Colombo conducts integrated marketing campaigns that are structured and directed at the target market for each store. These efforts include holiday sales and scheduled clearance sales. The marketing teams of Grupo Colombo are media experts dedicated to developing quality marketing campaigns to emphasize its strengths in terms of selection, service and competitive prices. In the years ended December 31, 2012, 2013 and 2014, Grupo Colombo spent approximately R$2.5 million, R$3.2 million and R$2.5 million, respectively, on advertising (approximately 0.63%, 0.65% and 0.45%, respectively, of total net operating revenue in each year) accounted for as sales expenses.

Association with HSBC Brasil (Losango)

Grupo Colombo has entered into an association with HSBC Brasil (Losango) in 2011, with the purpose of issuance by the financial institution of credit cards with Colombo’s brand.

HSBC Brasil (Losango) has exclusive rights to offer credit cards, at Colombo’s stores. HSBC Brasil (Losango) has been operating for more than 40 years and as of December 31, 2014 had a portfolio of over 40 million customers (including the customer base of Grupo Colombo).

As of December 2014, the customers of Grupo Colombo have issued over 560,000 cards with HSBC Brasil (Losango), of which 375,000 are ready-to-buy cards and 178,000 are active cards. As a result of such figures, Grupo Colombo is the main credit card issuer of HSBC Brasil (Losango).

The commission fee for the offer and first activation of the card inside Colombo’s stores is between R$ 25 and R$ 30 according to the number of issued cards on a monthly basis, and for use outside of the stores corresponds to 0.65% of the transaction value. In 2014, the total revenue with Colombo’s credit cards was R$ 6.68 million. Grupo Colombo expects this amount to reach R$ 8.28 million by the end of 2015.

Grupo Colombo maintains its strategy to increase HSBC Brasil (Losango) card’s share of sales over its total sales and to make it the preferred payment option in Colombo’s stores and e-commerce operations, with exclusive benefits and advantages for card holders.

The table below sets forth the breakdown of cards issued by HSBC Brasil (Losango) in 2012, 2013 and 2014:

Total number of cards (in thousands)	2012	2013	2014
Credit cards	176	326	553

Credit Sales

In the year ended December 31, 2014, 43% of the net operating revenue of Grupo Colombo was represented by credit sales, principally in the form of credit card sales and installment sales, as described below:

●	Credit card sales. Grupo Colombo’s store formats and its e-commerce operations accept payment for purchases with main credit cards, such as MasterCard, Visa, Diners Club, American Express, Hipercard, Elo and cobranded credit cards issued by HSBC Brasil (Losango). Sales to customers using credit cards accounted for 48%, 46% and 42% of the consolidated net operating revenue in 2012, 2013 and 2014, respectively. Of this total, sales through the HSBC Brazil (Losango) cobranded credit cards accounted for 8% of the total revenues in 2014. An allowance for doubtful accounts is not required as credit risks are assumed by credit card companies or issuing banks.

●	Installment credit card sales. Grupo Colombo’s stores offer attractive consumer financing conditions to its customers to purchase products on an installment basis through its cobranded and private label credit cards, as well as third-party credit cards. Sales to customers using credit cards on an installment basis accounted for 74%, 73% and 71% of the total credit card sales of Grupo Colombo (mentioned above) in 2012, 2013 and 2014, respectively. An allowance for doubtful accounts is not required as credit risks for all installments are assumed by credit card companies or issuing banks.

Technology

Grupo Colombo invested R$6.2 million, R$6.1 million and R$9.3 million in information technology in the years ended December 31, 2012, 2013 and 2014, respectively. Grupo Colombo is identifying opportunities and mapping the efficiency gains by integrating its various operating segments, with a focus on governance and the customer. In the coming years, Grupo Colombo expects to optimize in the integration of the stores by harmonizing systems/processes, unifying strategic services and projects and focusing on innovations to improve customer service and productivity.

Intellectual Property

Grupo Colombo considers its brands to be one of its most valuable assets and it has worked extensively to define the characteristics of its brands with respect to the expectations, consumption patterns and purchasing power of the different income levels in Brazil.

In Brazil, to acquire a brand it is necessary to officially register it with the National Industrial Property Institute (Instituto Nacional de Propriedade Industrial), or INPI. This registration gives the owner the exclusive right to use the trademark throughout Brazil for a renewable period of time.

As of December 31, 2014, Grupo Colombo’s most important trademarks (Colombo, Colombo Woman, Upper and Armazém do Homem, among others) were duly registered with INPI and we had approximately 26 trademarks registered or in the process of being registered in Brazil. Grupo Colombo did not have any registered patents as of December 31, 2014.

The business of Grupo Colombo relies on intellectual property that includes the content of its sites, its registered domain names and its registered and unregistered trademarks. Grupo Colombo believes that the domain names it uses in its e-commerce business, as well as its private labels, are valuable assets and essential to the identity of its business. Grupo Colombo further believes that its technology infrastructure is an important asset of its e-commerce business.

Grupo Colombo owns the following domain names, among others: www.camisariacolombo.com.br, www.grupocolomboti.com.br and www.grupocolombo.com.br. Note that these domain names are for informative purposes only and the information contained in these websites is not incorporated by reference in this proxy statement.

Competition

The Brazilian apparel retail industry is highly competitive and fragmented. The principal competitors of the Colombo’s stores in the formal wear and smart casual apparel retail segment are TNG, Cia. do Terno, Confecção Dorinhos, Garbo and Polo Play.

In e-commerce, Grupo Colombo competes with both e-commerce businesses, including direct sales e-commerce platforms and marketplaces, and traditional retailers, including with their storefronts and e-commerce platforms. The main competitors of Grupo Colombo in the e-commerce business is TNG, on the full range of Colombo’s products.

Regulatory Matters

Grupo Colombo is subject to a wide range of governmental regulation and supervision generally applicable to companies engaged in business in Brazil, including federal, state and municipal regulation, such as labor laws, public health and environmental laws. In order to open and operate its stores, Grupo Colombo needs a business permit and site approval and an inspection certificate from the local fire department, as well as health and safety permits. Grupo Colombo’s stores are subject to inspection by city authorities. Grupo Colombo believes that it is in compliance in all material respects with all applicable statutory and administrative regulations with respect to its business. In addition, Grupo Colombo has internal policies that in some instances go beyond what is required by law, particularly with respect to social and community matters

The business of Grupo Colombo is primarily affected by a set of consumer protection rules regulating matters such as advertising, labeling and consumer credit. Grupo Colombo believes it is in compliance in all material respects with these consumer protection regulations.

Grupo Colombo’s e-commerce business is subject to laws and regulations related to the Internet, e-commerce, m-commerce, consumer protection, data privacy, data protection and information technology. However, laws and regulations in these areas are not fully settled and are currently undergoing rapid development. While this makes it difficult at present to fully ascertain to what extent new developments in the law will affect its business, there has been a trend toward increased consumer and data privacy protection. In addition, it is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce, may be interpreted and applied in a manner that may place restrictions on the conduct of its business.

Properties

Grupo Colombo has 419 stores (as of August 2015), which are distributed in all Brazilian states. Grupo Colombo leases its distribution center (warehouse) located in the City of Araçariguama, State of São Paulo, with a total area of 18,000 m2 and a built area of 12,876 m2. Grupo Colombo also has the right to construct and explore a 30,000 m2 in the State of Mato Grosso, Brazil, which was conceded to it by the local government in order to build a new warehouse. The stores of Grupo Colombo are leased from third parties. Leases are usually for a term of five to 10 years, and provide for monthly rent payments based on a percentage of sales above an agreed minimum value. Grupo Colombo has 8 leases expiring by the end of 2015. Based on its prior experience and Brazilian law and leasing practices, Grupo Colombo does not anticipate any material change in the general terms of its leases or any material difficulty in renewing them.

Employees

As of June 30, 2015, Grupo Colombo had 2.903 full-time employees, 100% covered by a collective bargaining agreement. Grupo Colombo believes that its relations with its employees are excellent. Grupo Colombo makes diligent efforts to comply with all employment and labor regulations, in the many jurisdictions in which it conducts its operations.

Legal Proceedings

Grupo Colombo is party to various legal proceedings arising from normal business activities. Management believes that the ultimate resolution of these matters will not have a material adverse effect on Grupo Colombo’s financial condition, results of operations or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF GRUPO COLOMBO

The following discussion of Grupo Colombo’s financial condition and results of operations should be read in conjunction with Grupo Colombo’s consolidated financial statements and notes to those statements included in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” in this proxy statement. References in this section to the “Company”, “we”, “us” and “our” are to Grupo Colombo, unless the context otherwise requires, with its consolidated subsidiaries.

Overview of the Brazilian Economy

Since all of our operations are in Brazil, our results of operations are affected by macroeconomic conditions in Brazil, including the inflation rate, interest rates, Brazilian gross domestic product, or GDP, employment rates, wage levels, consumer confidence and credit availability.

For the period from 2012 through 2014, Brazilian GDP increased by an average of 1.1% annually (0.9% in 2012, 2.37% in 2013 and 0.1% in 2014). Inflation, as measured by the broad consumer price index, or IPCA (Índice Nacional de Preços ao Consumidor Amplo), was 5.8%, 5.9% and 6.4% in 2012, 2013 and 2014, respectively. From January 2012 through December 2014, the Brazilian Real depreciated 41.6% against the U.S. dollar. The Brazilian unemployment rate decreased from 5.5% in January 2012 to 4.3% in December 2014 and Brazilian international reserves increased from US$358.8 billion to US$363.6 billion from 2013 to 2014.

According to IBGE, the average real income of Brazil’s workforce in 2014 was estimated at R$1,983.80, the highest since 2004, with a 4.1% growth over 2013. Between 2004 and 2014, the purchasing power related to the average real income of Brazil’s workforce increased 40.7% (in 2004 the figure was R$1,409.84), while unemployment fell from 9.6% in December 2004 to 4.3% in December 2014. The accumulated inflation rate as measured by the IPCA was 6.4% in December 2014, at the top of the targeted range. The Committee on Monetary Policy (Comitê de Política Monetária), or COPOM, increased the SELIC rate from 7.25% at the end of 2012 to 9.50% at the end of 2013 and to 11.75% at the end of 2014. On November 25, 2015, the COPOM raised the rate again to 14.25%.

In the second half of 2015, Brazilian economic conditions worsened significantly, in light of an increasing public deficit and inflationary pressures. The immediate effects on the Brazilian economy included reduced growth and depreciation of the real, which decreased 46.20% between January and September 2015 (from R$2.66/US$1.00 on January 1, 2015 to R$3.88/US$1.00 on November 30, 2015). The crisis also adversely affected the Brazilian capital markets, as reflected by a decrease in the Ibovespa index of 9.77% between January and November 2015.

Additionally, on September 9, 2015, Standard & Poor’s downgraded Brazil’s credit rating, citing slower growth as well as deteriorating fiscal accounts and political conditions.

The following table sets forth data on real GDP growth, inflation and interest rates, and the U.S. dollar exchange rate for the indicated periods:

	December 31,
	2012	2013	2014
GDP Growth(1)	1.8%	2.7%	0.1%
Inflation (IGP-M) (%)(2)	7.8%	5.5%	3.7%
Inflation (IPCA) (%)(3)	5.8%	5.9%	6.4%
CDI (%)(4)	8.4%	8.1%	10.8%
TJLP (%)(5)	5.5%	5.0%	5.0%
SELIC rate (%)(6)	7.25%	9.50%	11.75%
Appreciation (depreciation) of real before USD (%)	(8.9)%	(14.6)%	(13.4)%
Exchange rate (closing) R$ per USD 1.00(7)	2.044	2.343	2.656
Average exchange rate R$ per USD 1.00(8)	1.955	2.161	2.353

(1) Source: IBGE.

(2) The General Market Price Index (Índice Geral de PreçosMercado), or IGPM, is measured by FGV.

(3) Inflation (IPCA) is a broad consumer price index measured by IBGE.

(4) The CDI is the accumulated rate of the interbank deposits in Brazil during each year.

(5) The official longterm interest rate (taxa de juros de longo prazo), or TJLP, is required by Brazil’s National Development Bank (Banco Nacional de Desenvolvimento Econômico e Social), or BNDES, for longterm financing (end of the period data).

(6) Annual average interest rate. Source: Central Bank.

(7) Exchange rate (for sale) of the last day of the period. Source: Central Bank.

(8) Average of exchange rates (for sale) of the period. Source: Central Bank.

Financial Presentation and Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates included: revenue recognition, inventory valuation and obsolescence; valuation and recoverability of long-lived assets, including the values assigned to intangible assets, other assets (including lease rights), and property and equipment; fair value calculations, including contingencies, including accruals for the outcome of current litigation and assessments and income taxes, including uncertain income tax positions and recoverability of deferred income taxes and any limitations as to net operating losses (“NOL”). Actual results could differ from these estimates.

Foreign Currency Translation

The Company’s functional currency is the Brazilian Real and its reporting currency is the United States Dollar. There has been a steady devaluation of the Brazilian Real relative to the United States Dollar in recent years. Assets and liabilities are translated into U.S. dollars using the exchange rate at the balance sheet date (0.2481, 0.3722 and 0.4232 at September 30, 2015, and December 31, 2014, and 2013, respectively) and revenue and expense accounts are translated at the weighted average exchange rate for the period or for the year then ended (0.3202 and 0.4367 for the nine months ended September 30, 2015 and 2014, respectively and 0.4257, 0.4645 and 0.5133 for the years ended December 31, 2014, 2013 and 2012, respectively). Resulting translation adjustments are made directly to accumulated other comprehensive income (loss). Losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency of $0 and $38 for the nine months ended September 30, 2015 and 2014, respectively, and $37, $1,571 and $697 for years ended December 31, 2014, 2013 and 2012, respectively, are recognized within other income (expense) in the consolidated statements of operations.

Investments

Investments represent securities purchased under agreements to resell, which are accounted for as collateralized financing transactions and are recorded at their contracted resale or repurchase amount. The Company earns interest over the term of the agreements, which is reflected in Interest income in the Consolidated Statements of Operations on an accrual basis. The Company makes such redemptions and related redemptions on a daily basis.

Accounts Receivable

The Company’s accounts receivable are primarily from vendors tasked with accepting credit card payments for purchases from its customers and are reported at the amount due from the vendor. Due to the nature of these funds, the Company expects credit card receivables to be fully collectible. The Company also carries receivables from wholesale sales (primarily uniforms) to other businesses. The Company does not carry any accounts receivable directly from any of its retail customers. Accounts receivable are recorded at carrying value, which approximates fair value, net of allowances for doubtful wholesale accounts of $0, $423, and $122 at September 30, 2015, December 31, 2014 and December 31, 2013, respectively.

Inventory

The Company maintains inventory both on hand at its distribution facility and its retail stores that is sold in the stores and e-commerce sites directly to consumers. Inventory is stated at the lower of cost or net realizable value, with cost primarily determined on a weighted average basis, which approximates first-in, first-out (“FIFO”). The Company records allowances for slow moving inventory based on historical and projected usage trends.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include tax credits arising from the purchase of raw materials, intermediary products and packaging materials (“Recoverable Taxes”), which can be used to offset tax obligations arising from product sales. The Company offsets certain tax obligations against Recoverable Taxes in accordance with applicable local tax laws. In assessing the realization of the Recoverable Taxes, management considers whether it is more likely than not that some portion or all of the Recoverable Taxes will not be realized. Based on this assessment, management believes that Recoverable Taxes as recorded on the balance sheet are fully realizable.

Deferred Financing Costs

Certain costs incurred with the issuance of debt securities are capitalized and are reported net of accumulated amortization. Amortization is charged to interest expense over the term of the applicable debt issues, using the effective interest method.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Construction work in progress is recorded at cost until the corresponding asset is placed into service and depreciation begins. Depreciation is calculated by the straight-line method based upon the estimated useful life of assets, which range from five to ten years. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the respective assets or the term of the lease. All repair and maintenance costs are expensed as incurred.

Lease Rights

Lease rights are the costs incurred to acquire the right to lease a specific property. These rights can be subsequently sold to a new tenant, or under certain conditions, be recovered from the landlord. Substantially all of the Company’s store leases were determined to be operating leases. Lease rights are recorded at cost, are included in other assets on the consolidated balance sheets and are amortized over the corresponding lease term. The amortization of lease rights is recorded as an occupancy cost within operating expenses.

Rent Expense

Minimum rental expense are recognized over the term of the lease. We recognize minimum rent starting when possession of the property is taken from the landlord, which normally includes a construction period prior to store opening. When a lease contains a predetermined fixed escalation of the minimum rent, we recognize the related rent expense on a straight-line basis and record the difference between recognized rental expense and the amounts payable under the lease as deferred rent liability. We also may receive tenant allowances, with the short-term portion included in accrued expenses and other current liabilities and the long-term portion included in lease incentives and other liabilities on the Consolidated Balance Sheets. Tenant allowances are amortized as reduction to rent expense in the Statements of Operations over the term of the lease.

Certain leases provide for contingents rents that are not measurable at inception. These contingent rents are primarily based on a percentage of sales that are in excess of predetermined level. These amounts are excluded from minimum rent and are included in the determination of rent expense when it is probable that the expense have been incurred and the amount is reasonably estimable.

Income Taxes

Income taxes are recorded under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the expected future tax consequences of (a) temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and (b) net operating losses and tax credit carryforwards. A valuation allowance is recorded when it is more likely than not that the deferred tax assets will not be realized.

Significant judgment is required in evaluating tax positions and determining the provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company’s management considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Interest and penalties, if any, are recorded within interest expense.

Capital Leases

The Company leases certain equipment and facilities, including all of its retail locations. Leases without substantial transfer to the Company of all risks and benefits relating to the ownership of an asset are classified as operating leases. If the terms of the lease transfer substantively all of the risks and benefits relating to ownership of the leased asset to the lessee, the Company records the asset and the related capital lease obligation on the consolidated balance sheets. Obligations under capital leases are amortized over the lease term using the effective interest method. Assets held under capital leases are depreciated over their useful lives.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 and most industry-specific guidance throughout ASC 605. The standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its consolidated financial position and results of operations.

On August 2014, the FASB issued Accounting Standard Update No. 2014-15, Presentation of Financial Statements - Going Concerns (Subtopic 205-40): Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is currently evaluating the impact of the adoption of ASU 2014-15 on its consolidated financial position and results of operations.

In February 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-2 “Consolidation” (“ASU 2015-2”). ASU 2015-2 includes amendments that are intended to improve targeted areas of consolidation for legal entities including reducing the number of consolidation models from four to two and simplifying the FASB Accounting Standards Codification (“ASC”). The provisions of ASU 2015-2 are effective for annual reporting periods beginning after December 15, 2015. The amendments may be applied retrospectively in previously issued financial statements for one or more years with a cumulative effect adjustment to retained earnings as of the beginning of the first year restated. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2015-2 will have on its financial position, results of operation, cash flows and financial disclosures.

In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Topic 835): Simplifying the Presentation of Debt Issuance Costs,” (“ASU 2015-03”). This ASU will require that debt issuance costs are presented as a direct deduction to the related debt in the liability section of the balance sheet, rather than presented as an asset. ASU 2015-03 will be effective for annual periods beginning after December 15, 2015, and interim periods within those years. Earlier adoption is permitted. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements, other than presentation.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company does not anticipate that the adoption of this standard will have a material impact on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes.” (“ASU 2015-17”). The ASU requires entities to classify deferred tax liabilities and assets as noncurrent in a classified statement of financial position. This ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of this guidance by the Company is not expected to have a material impact on its consolidated financial statements.

Results of Operations

In 2014, the Company continued to face a challenging macroeconomic environment marked by low GDP growth in Brazil and rising interest rates, mainly as a mechanism to control inflation.

Despite this adverse scenario, the Company was able to adjust its strategy to market conditions and deliver results accompanied by market share gains.

The Company invested in organic growth by opening 56 new stores. The Company also improved its operational efficiencies, gaining better control of its working capital and optimizing its capital expenditures, as a result of which the Company was able to reduce its capital expenditures relating to the opening of new stores.

Given the worsening of the macroeconomics in Brazil and the challenges posed by this scenario, since the end of 2014 and beginning of 2015, the Company has worked to improve its profitability through (i) occupancy renegotiations, benefiting from the soft economy; (ii) costs reduction; and (iii) continuous personnel adjustments. This process has led the Company to close over 30 non-profitable stores in 2015 seeking to revamp of its business.

The Company has reported negative working capital and accumulated net losses historicallybecause of the Company’s high level of indebtness andnegative equity.

Results of Operations for Nine Months Ended September 30, 2015 and 2014

(In Thousands)	For The Nine Months Ended
	September 30,
	2015	2014
	(unaudited)	(unaudited)

Net Revenue	$101,450	$158,313
Cost of goods sold	40,357	70,926

Gross Profit	61,093	87,387

Operating Expenses, net	50,218	71,930

Income From Operations	10,875	15,457

Other Income (Expenses)
Interest income	582	2,938
Debt interest expense	(26,812)	(26,439)
Vendor interest expense	(11,539)	(14,269)
ICMS and INSS interest expense	(18,944)	(5,281)
Credit card fees	(1,970)	(3,509)
Other (expense) income	(1,628)	(1,088)
Total Other Expense, net	(60,311)	(47,648)

Loss Before Provision For Income Taxes	(49,436)	(32,191)

Income Tax Provision	(287)	(5,014)

Net Loss	$(49,723)	$(37,205)

Net Loss Per Share
- Basic and Diluted	$(0.95)	$(0.79)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	52,606,785	47,335,457

Net revenue. Net revenue decreased 35.92%, or US$ 56.863 million, from US$ 158.313 million in the nine months ended September 30, 2014 to US$ 101.450 million in the nine months ended September 30, 2015, of which 5.82% of the decrease was due to the closing of non-profitable stores, 8.60% was due to the freezing on marketing investments and 21.5% was a due to the foreign exchange rate.

Gross profit. Gross profit decreased 30.09%, or US$ 26.294 million, from US$ 87.387 million in the nine months ended September 30, 2014 to US$ 61.093 million in the nine months ended September 30, 2015. It is important to note that given the continuous improvement of inventory management and price positioning, gross margins reached 60.2% in the nine months ended September 30, 2015 against 55.20% in the nine months ended September 30, 2014.

Selling, general and administrative expenses. Selling, general and administrative expenses decreased 31.83%, or US$ 21.194 million, from US$ 66.575 million in the nine months ended September 30, 2014 to US$ 45.381 million in the nine months ended September 30, 2015. This decrease was mainly due to the reduction in occupancy costs by negotiating better lease terms as wells gains of efficiency at store level by reducing the average headcount, which had a non-recurring impact of US$0.9 million.

Depreciation and amortization. Depreciation and amortization in US dollars decreased by 9.67%, or US$ 0.52 million, from US$ 5.355 million in the nine months ended September 30, 2014 to US$ 4.837 million in the nine months ended September 30, 2015.

Other expenses, net. Other expenses, net, increased 26.58%, or US$ 12.663 million, from US$ 47.648 million in the nine months ended September 30, 2014 to US$ 60.311 million in the nine months ended September 30, 2015.

Loss before income tax and social contribution. Loss before income tax and social contributionhave increased US$ 17.245, or 53.57%, from negative US$ 32.191 million in the nine months ended September 30, 2014 to negative US$ 49.436 million in the nine months ended September 30, 2015, primarily due to the increase on financing costs and decrease on net sales.

Income tax and social contribution. Income tax and social contribution, reached US$ 0.29 million in the nine months ended September 30, 2015 decreasing 94.28%, from negative US$ 5.014 million in the nine months ended September 30, 2014. The decrease was primarily due to the restructuring of the company’s debt in 2014.

Net loss. Net losses for the nine months ended September 30, 2015 was US$ 49.723 million, an increase of 33.65% or US$ 12.518 million, from US$ 37.205 million in the nine months ended September 30, 2014. The increase was primarily due to an increase in local interest rates as well as tax penalties and interest.

Results of Operations for Years Ended December 31, 2014, 2013 and 2012

(In Thousands)	For The Years Ended
	December 31,
	2014	2013	2012

Net Revenue	$234,461	$220,119	$203,010
Cost of goods sold	105,396	99,502	88,449

Gross Profit	129,065	120,617	114,561

Operating Expenses, net	95,405	100,483	95,160

Income From Operations	33,660	20,134	19,401

Other Income (Expenses)
Interest income	3,446	2,283	3,579
Debt interest expense	(37,248)	(27,676)	(36,188)
Vendor interest expense	(13,908)	(10,133)	(19,273)
ICMS and INSS interest expense	(5,604)	(1,520)	(1,838)
Credit card fees	(5,015)	(3,799)	(3,453)
Other expense	(1,483)	1,144	(2,242)
Total Other Expense	(59,812)	(39,701)	(59,415)

Loss Before Provision For Income Taxes	(26,152)	(19,567)	(40,014)

Income Tax Provision	(6,120)	(1,879)	(2,928)

Net Loss	$(32,272)	$(21,446)	$(42,942)

Net Loss Per Share
- Basic and Diluted	$(0.66)	$(0.63)	$(1.84)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	48,664,321	33,785,741	23,340,800

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Net revenue. Net revenue increased by 6.52%, or US$ 14.342 million, from US$ 220.119 million in 2013 to US$ 234.461 million in 2014, mainly due to the increase of same store sales and the opening of 56 new stores primarily in the northeast region of Brazil.

Gross profit. Gross profit increased by 7.00%, or US$ 8.448 million, from US$ 120.617 million in 2013 to US$ 129.065 million in 2014. In the same period, our gross margin increased to 55.05% of net operating revenue in 2014 from 54.80% in 2013. This increase was primarily due to our strategy to adjust prices and improve merchandise management at point of sale.

Selling, general and administrative expenses. Selling, general and administrative expenses decreased by 6.35%, or US$ 5.988 million, from US$ 94.298 million in 2013 to US$ 88.310 million in 2014. This decrease was mainly due to the reduction in occupancy costs by negotiating better lease terms as well as gains of efficiency at the store level by reducing the average headcount.

Depreciation and amortization. Depreciation and amortization increased by 14.70%, or US$ 0.91 million, from US$ 6.185 million in 2013 to US$ 7.094 million in 2014, mainly due to the depreciation of acquired assets in connection with the opening and renewal of stores.

Other expenses, net. Other expenses, net, increased by 50.66%, or US$ 20.111 million, from US$ 39.701 million in 2013 to US$ 59.812 million in 2014. This increase was mainly due to higher financing costs.

Loss before income tax and social contribution. Losses before income tax and social contribution were negative US$ 26.152, increasing by 33.65%, or US$ 6.585 million, from negative US$ 19.567 million in 2013, primarily due to the increase in financial expenses and depreciation and amortization related to the opening and renewal of stores.

Income tax and social contribution. Income tax and social contribution increased by 225.71%, or US$ 4.241 million, from US$ 1.879 million in 2013 to US$ 6.120 million in 2014. The increase was primarily due to the restructuring of the Company’s debt in 2014.

Net loss. Net losses for the year increased by 50.48%, or US$ 10.826 million, from negative US$ 21.446 million in 2013 to negative US$ 32.272 million in 2014, primarily due to the increase of financing costs.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Net revenue. Net revenue increased by 8.43%%, or US$ 17.109 million, from US$ 203.010 million in 2012 to US$ 220.119 million in 2013, mainly due to gains of efficiency at store level, same-store sales growth and 44 new store openings.

Gross profit. Gross profit increased by 5.29%, or US$6.056 million, from US$ 114.561 million in 2012 to US$ 120.617 million in 2013. In the same period, our gross margin decreased to 54.80% of net operating revenue in 2013 from 56.43% in 2012. The decrease was primarily the result of our efforts to decrease our reserves.

Selling, general and administrative expenses. Selling, general and administrative expenses increased by 4.56%, or US$ 4.109 million, from US$ 90.189 million in 2012 to US$ 94.298 million in 2013. The increase was primarily due to the new stores which impacted occupancy costs and personel costs.

Depreciation and amortization. Depreciation and amortization increased by 24.42%, or US$ 1.214 million, from US$ 4.971 million in 2012 to US$ 6.185 million in 2013, primarily due to the depreciation of acquired assets in connection with the opening and renewal of stores as well as new assets at the distribution center.

Other expenses, net. Other expenses, net, decreased by 33.18%, or US$ 19.714 million, from US$ 59.415 million in 2012 to US$ 39.701 million in 2013. This decrease was mainly due to more favorable financing terms and re-payment of debt.

Loss before income tax and social contribution. Loss before income tax and social contribution decreased by 51.10%, or US$ 20.447 million, from negative US$ 40.014 million in 2012 to negative US$ 19.567 million in 2013, primarily due to the increase in net operating revenue, gains of scale given an increase in the number of stores, as partially offset by the increase in selling, general and administrative expenses.

Income tax and social contribution. Income tax and social contribution deferred tax benefit, given the negative results of the company, decreased by 35.83%, or US$ 1.049 million, from US$ 2.928 million in 2012 to US$ 1.879 million in 2013. The decrease was primarily due to the decrease on profitability of one of the Company’s affiliates.

Net loss. Net loss for the year decreased by 50.06%, or US$ 21.496 million, from US$ 42.942 million in 2012 to US$ 21.446 million in 2013, primarily due to the increase in net operating revenue and better financing conditions.

Liquidity and Capital Resources

We have funded our operations and capital expenditures mainly from our operating cash flow and sale of receivables entered into with financial institutions (banks and credit card merchant acquirers). Additionally, we have issued debentures in the local markets and obtained loans from banks.

As of December 31, 2014, we had US$ 28.744 million in cash and investments. We have a policy of maintaining cash and investments to meet short-term liquidity needs. Historically, a significant portion of our cash is generated during the fourth quarter of the year, and our cash level decreases between the second and third quarter of each year.

Our main cash needs include:

●	the servicing of our indebtedness;

●	capital expenditures, including the construction and remodeling of new stores and investments in our infrastructure; and

●	working capital needs.

Our primary sources of liquidity have historically been cash flow from our operating activities. However, during the past three years, the Company has used proceeds from debt financing in order to support its expansion. Net cash from operating activities and financing activities were as follows: US$ 22.900 million in 2014, US$ 43.870 million in 2013 and US$ 29,477 in 2012. In 2014, these cash flows were primarily used for sustaining the Company’s growth and working capital.

Our working capital requirements, or the difference between suppliers and inventories, improved by 160 days in 2014, as compared to 2013, due to a better management over accounts payable as a result of better terms and conditions for purchasing

Our total cash and investment position as of December 31, 2014, decreased by 24.91%, or US$ 9.535 million, from US$ 38.279 million in 2013 to US$28.744 million in 2014.

Our outstanding debt as of December 31, 2014 was US$ 238.807, compared to US$ 242.566 million as of December 31, 2013, including outstanding loans to shareholders. As a result of our debt being denominated in Brazilian reais, the Company does not have any foreign exchange risk embedded on its balance sheet.

Our debt interest expense was US$ 37.248 million for the year ended December 31, 2014, compared to US$ 27.676 million for the year ended December 31, 2013.

On April 1, 2011, we issued two series of debentures in Brazil. The conversion right within the debentures expired in 2013. The total amount of the issuance was of R$ 60.000 million, divided into sixty debentures, such that 36 were issued in the first series and 24 were issued in the second series. The Company and its subsidiaries have granted a guaranty to the holders of the debentures of the first series, which consisted of the fiduciary transfer (alienação fiduciária) of its inventory, through the execution of an inventory pledge agreement and a fiduciary transfer agreement. All debentures of this issuance were subscribed by GIF IV Fundo de Investimento em Participações (Gávea). The interest rate of the debentures of the first series was fixed at 100% of the CDI rate, accrued by a surcharge of 3.30% per year. The interest rate of the debentures of the second series was fixed at 100% of the CDI rate, accrued by a surcharge of 8% per year. The maturity date of the debentures of the first and second series is July 1st, 2019. The debentures related to the second series were liquidated.

The financial covenants of the first issuance of debentures of the Company are the following:

(A)	Consolidated Net Debt/EBITDA lower or equal to:

Fiscal Year	2014	2015	2016	2017	2018	2019
(x)	4.00	3.70	3.20	2.60	2.15	2.0

(B)	EBITDA/Net Financial Expenses higher or equal to:

Fiscal Year	2014	2015	2016	2017	2018
(x)	1.10	1.80	2.15	2.75	2.75

The following definitions are applicable for the calculation of the financial covenants:

“Net Debt” means the sum of the balances of loans, financing and other onerous financial debts, including, without limitation, the debentures of the 4th issuance, acquisitions to pay, the net balance of the asset and liability operations with derivatives in which the issuer is a party, classified in the current liability and long term liabilities of the Company, as well as personal guarantees, surety and other guarantees rendered in favor of companies not consolidated in the audited financial statements of the issuer, less the available funding.

“EBITDA” means the net profit (loss) before the income tax and social contribution, added by (i) non operating expenses; (ii) financial expenses; (iii) expenses with amortizations and depreciations (calculated by the cash flow indirect method); and excluding (i) non operating revenues; (ii) financial revenues, and (iii) non recurring-items; determined based on the last 12 months as from the base-date of the index calculation, provided that based on the financial statements of the fiscal year ending on December 31st, 2012 the Issuer shall present a minimum EBITDA of R$ 79,000,000.00.

“Net Financial Expense” means the result of the financial expenses in module, less the financial income in module, based on the last 12 months as from the base date of the index calculation, excluding the coordinators of the 4th issuance of debentures offer’s fee and the applicable taxes, as defined in the placement agreement of the 4th issuance of debentures. If the Net Financial Expense is negative, the referred index shall not be considered in the respective period.

As of December 31, 2014, we had nonconvertible debentures of the first issuance outstanding, totaling R$ 41.271 million (US$ 15.361 million).

On April 25, 2013, we issued a third series of nonconvertible debentures pursuant to a public offering in Brazil. The total amount of the issuance was of R$ 24,000,000.00, divided into 24 debentures. All debentures of this issuance were subscribed by HSBC Bank Brasil S.A., which is represented by Pentágono S.A. Distribuidora de Títulos e Valores Mobiliários. The interest rate of the debentures was fixed at 100% of the CDI rate, accrued by a surcharge of 3.00% per year. The maturity date of the debentures is on July 6th, 2018.

The financial covenants of the third issuance of debentures of the Company are the following:

(A)   Consolidated Net Debt/EBITDA lower or equal to:

Fiscal Year	2013	2014	2015	2016	2017
(x)	3.85	2.85	2.50	2.25	2.00

(B)	EBITDA/Net Financial Expenses higher or equal to:

Fiscal Year	2013	2014	2015	2016	2017
(x)	1.10	1.50	2.00	2.75	2.75

The following definitions are applicable for the calculation of the financial covenants:

“Net Debt” means the sum of the balances of loans, financing and other onerous financial debts, including, without limitation, to the Debentures of the 2nd issuance, acquisitions to pay, the net balance of the asset and liability operations with derivatives in which the issuer is a party, classified in the current liability and long term liabilities of the Issuer, as well as personal guarantees, surety and other guarantees rendered in favor of companies not consolidated in the audited financial statements of the issuer, less the available funding. It is established that the Debentures shall not be considered for the effect of the calculation of Company’s Net Debt.

“EBITDA” means the net profit (loss) before the income tax and social contribution, added by (i) non operating expenses; (ii) financial expenses; (iii) expenses with amortizations and depreciations (calculated by the cash flow indirect method); and excluding (i) non operating revenues; (ii) financial revenues, and (iii) non recurrent-items; determined based on the last 12 months as from the base-date of the index calculation, observing that based on the financial demonstrations of the fiscal year ending on December 31st, 2012 the Issuer shall present a minimum EBITDA R$ 79,000,000.00.

“Net Financial Expense” means the result of the financial expenses in module, less the financial income in module, based on the last 12 months as from the base date of the index calculation, excluding the coordinators of the offer’s fee and the applicable taxes, as defined in the Placement Agreement. If the Net Financial Expense is negative, the referred index shall not be considered in the respective period.

As of December 31, 2014, we had debentures outstanding of the third issuance, totaling R$ 23.993 million (US$ 8.930 million).

On September 12th, 2014, we issued a series of nonconvertible debentures in a public offering in Brazil. The holders of the debentures (Itaú Unibanco S.A., HSBC Bank Brasil S.A. – Banco Múltiplo and Banco Santander (BRASIL) S.A.) are represented by Pentágono S.A. Distribuidora de Títulos e Valores Mobiliários. The total amount of the issuance was of R$ 500,000,000.00, divided into 500 debentures. The Company and its subsidiaries have granted a guaranty to the holders of the debentures of this issuance, which consists of fiduciary assignment (cessão fiduciária) of credit rights of the Company and its subsidiaries related to the sale of goods and rendering of services, which were paid through credit card transactions. The interest rate of the debentures was fixed at 100% of the CDI rate, accrued by a surcharge of 3.05% per year. The maturity date of the debentures is June 30, 2019.

The financial covenants of the fourth issuance of debentures of the Company are the following:

(A)	Consolidated Net Debt/EBITDA lower or equal to:

Fiscal Year	2014	2015	2016	2017	2018	2019
(x)	4.00	3.70	3.20	2.60	2.15	2.0

(B)	EBITDA/Net Financial Expenses higher or equal to:

Fiscal Year	2014	2015	2016	2017	2018
(x)	1.10	1.80	2.15	2.75	2.75

The following definitions are applicable for the calculation of the financial covenants:

“Net Debt” means the sum of the balances of loans, financing and other onerous financial debts, including, without limitation, the Debentures, acquisitions to pay, the net balance of the asset and liability operations with derivatives in which the Company is a party, classified in the current liability and long term liabilities of the Company, as well as personal guarantees, surety and other guarantees rendered in favor of companies not consolidated in the audited financial statements of the Issuer, less the available funding.

“EBITDA” means the net profit (loss) before the income tax and social contribution, added by (i) non operating expenses; (ii) financial expenses; (iii) expenses with amortizations and depreciations (calculated by the cash flow indirect method); and excluding (i) non operating revenues; (ii) financial revenues, and (iii) non recurrent-items; determined bases on the last twelve (12) months as from the base-date of the index calculation.

“Net Financial Expense” means the result of the financial expenses in module, less the financial income in module, based on the last twelve (12) months counting from the base date of the index calculation, excluding the Coordinators’ Fee and Taxes, as defined in the Placement Agreement. If the Net Financial Expense is negative, the referred index shall not be considered in the respective period.

As of December 31, 2014, we had debentures outstanding of the fourth issuance, totaling R$400 million (US$ 148. 96 million).

Capital Expenditures

In 2014, our capital expenditures totaled US$ 22.452 million. These investment projects were financed with our operating and financing cash flows. Our capital expenditures were US$ 21.008 million in 2013. Such investments were on their totality focused on company’s expansion.

Investment Plan

We believe that existing resources and operating income will be sufficient for our capital expenditure and investment plan and meet our liquidity requirements for the next 12 months. However, our capital expenditure and investment plan is subject to a number of contingencies, many of which are beyond our control, including the continued growth and stability of the Brazilian economy. We cannot assure you that we will successfully complete all of or any portion of our capital expenditure and investment plan. In addition, we may participate in acquisitions not budgeted in the capital expenditure and investment plan, and we may modify these plans.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of GGAC ordinary shares as of December 17, 2015 and immediately following consummation of the business combination by:

●	each person known by GGAC to be the beneficial owner of more than 5% of GGAC’s outstanding ordinary shares either on the record date or after the consummation of the business combination;

●	each of GGAC’s current executive officers and directors;

●	each person who will become an executive officer or a director upon consummation of the business combination;

●	all of GGAC’s current executive officers and directors as a group; and

●	all of GGAC’s executive officers and directors as a group after the consummation of the business combination.

At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding GGAC or its securities, the GGAC initial shareholders, the Controlling Persons, the Optionholders and/or their affiliates, may enter into a written plan to purchase GGAC securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities at any time prior to the extraordinary general meeting of shareholders.

In addition, at any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding GGAC or its securities, the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal or to seek, or indicate an intention to seek, conversion of their shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire GGAC ordinary shares or vote their shares in favor of the business combination proposal and not seek conversion. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the GGAC initial shareholders for nominal value. The funds for any such purchases or incentives will either come from cash available to such purchasing parties or from third party financing, none of which has been sought at this time.

The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the GGAC ordinary shares voted on the business combination proposal at the extraordinary general meeting vote in its favor and that GGAC has net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo, after giving effect to payments to public shareholders who exercise their conversion rights, where it appears that such requirements would otherwise not be met. Purchases of shares or the entry into other transactions by the persons described above would allow them to exert more influence over the approval of the business combination proposal and other proposals to be presented at the extraordinary general meeting and therefore would increase the chances that such proposals would be approved. Moreover, any such purchases or other transactions would reduce the number of GGAC shareholders who exercise their conversion rights and therefore would increase the chances that GGAC has net tangible assets of at least US$5,000,001 upon the consummation of the business combination with Grupo Colombo. Accordingly, if such share purchases and other transactions are effected, the consequence could be to cause the business combination to be authorized in circumstances where such authorization could not otherwise be obtained.

Entering into any such incentive arrangements may have a depressive effect on GGAC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the extraordinary general meeting.

Pursuant to the Investment Agreement, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30,000,000 of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares. As of the date of this proxy statement, there have been no other discussions or agreements between the GGAC initial shareholders, the Controlling Persons or the Optionholders and/or their respective affiliates and any investor or holder of GGAC ordinary shares regarding any share purchase or other transactions described above. GGAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of warrants or the exchange of GGAC’s rights, as such securities are not exercisable or exchangeable within 60 days of the date of this proxy statement.

	Pre-Business combination(1)			Post-Business combination(2)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Directors and Executive Officers Pre-Business combination:(3)
Mario Garnero	3,931,328	(4)	21.1%	4,348,641	(5)	17.8%
Javier Martin Riva	89,844		*	89,844		*
John Tonelli	44,922		*	44,922		*
Amir Adnani	44,922		*	44,922		*
Nelson Narciso Filho	44,922		*	44,922		*
All directors and executive officers prior to the business combination as a group (five individuals)	4,155,938		22.3%	4,573,251	(6)	18.7%

Directors and Executive Officers Post-Business combination:(7)
Mario Garnero	3,931,328	(4)	21.1%	4,348,641	(5)	17.8%
John Tonelli	44,922		*	44,922		*
Amir Adnani	44,922		*	44,922		*
Nelson Narciso Filho	44,922		*	44,922		*
Alvaro Jabur Maluf Jr.	–		0%	3,312,537	(8)	13.7%
Paulo Jabur Maluf	–		0%	3,312,537	(8)	13.7%
Denis Piovezan	–		0%	180,000		*
All directors and executive officers post-business combination as a group (7 individuals)	4,066,094		21.9%	11,288,481	(6)	46.1%

Five Percent Holders:
AQR Capital Management, LLC Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	2,370,000	(9)	12.7%	2,370,000	(9)	9.8%
Polar Securities, Inc. 401 Bay Street, Suite 1900 PO Box 19 Toronto, Ontario M5H 2Y4 Canada	2,273,841	(10)	12.2%	2,273,841	(10)	9.4%

*Less than one percent.

(1)	The pre-business combination percentage of beneficial ownership in the table below is calculated based on 18,602,813 ordinary shares outstanding as of the record date. Unless otherwise indicated, GGAC believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them prior to the business combination.

(2)	The post-business combination percentage of beneficial ownership is calculated based on 24,158,719 ordinary shares outstanding. Such amount includes shares to be issued in exchange for rights that are presently outstanding. In addition, such amount assumes that no public shareholders properly elect to convert their shares into cash and that Mr. Garnero elects to convert $500,000 of his working capital note into working capital units. Unless otherwise indicated, GGAC believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them upon consummation of the business combination.

(3)	Unless otherwise indicated, the business address of each of the individuals is c/o Garnero Group Acquisition Company, Av. Brig. Faria Lima, 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil.

(4)	Includes 562,188 GGAC ordinary shares held by Garnero Group Holding Company, over which Mr. Garnero has voting and dispositive control.

(5)	Includes (i) 618,407 GGAC ordinary shares held by Garnero Group Holding Company, over which Mr. Garnero has voting and dispositive control, (ii) 281,094 GGAC ordinary shares issuable upon the exercise of warrants held by Garnero Group Holding Company, over which Mr. Garnero has voting and dispositive control, and (iii) 25,000 GGAC ordinary shares issuable upon the exercise of warrants held by Mr. Garnero. Assumes Mr. Garnero elects to convert $500,000 of his working capital note into working capital units.

(6)	Includes 306,094 GGAC ordinary shares issuable upon the exercise of warrants.

(7)	Unless otherwise indicated, the business address of each of the individuals is c/o Garnero Colombo Inc., Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil.

(8)	Assumes that each of Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf purchases $15 million of GGAC ordinary shares in the open market at prices of $10.05 per share, pursuant to the requirement under the Investment Agreement that the Controlling Persons purchase $30 million shares in the open market.

(9)	Includes GGAC ordinary shares held by AQR Diversified Arbitrage Fund, for which AQR Capital Management, LLC serves as investment manager. Information derived from a Schedule 13G/A filed on February 17, 2015.

(10)	Includes GGAC ordinary shares held by North Pole Capital Master Fund, for which Polar Securities Inc. serves as the investment manager. Information derived from a Schedule 13G/A filed on November 4, 2014.

GGAC’s initial shareholders beneficially own approximately 22.3% of its issued and outstanding ordinary shares. Because of the ownership block held by the initial shareholders, such individuals may be able to effectively exercise influence over all matters requiring approval by GGAC’s shareholders, including the election of directors and approval of significant corporate transactions other than approval of an initial business combination. Furthermore, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase at least US$30 million of GGAC ordinary shares in the open market, and to vote such shares in favor of the business combination and not to exercise their conversion rights with respect to such shares.

All of the initial shares outstanding prior to the date of GGAC’s initial public offering were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, to be held (1) with respect to 50% of the initial shares, the earlier of one year after the date of the consummation of the business combination with Grupo Colombo (or another initial business combination) and the date on which the closing price of the GGAC ordinary shares equals or exceeds US$13.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after such business combination and (2) with respect to the remaining 50% of the initial shares, one year after the date of the consummation of the business combination with Grupo Colombo (or another initial business combination), or earlier, in either case, if, subsequent to such initial business combination, GGAC consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of the initial shares are not able to sell or transfer their securities except (i) for transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of GGAC’s securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to GGAC for no value for cancellation in connection with the consummation of an initial business combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as GGAC shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If GGAC is unable to effect a business combination and liquidate the trust account, none of its initial shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Certain of the initial shareholders (or their affiliates) purchased an aggregate of 634,063 private units at a price of US$10.00 per unit, generating total proceeds of US$6,340,630. These units are identical to the public units except that the warrants underlying the private units are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by GGAC, in each case so long as such warrants are held by the initial purchasers or their affiliates. The purchasers agreed not to sell or transfer the private units (except to certain permitted transferees) until after GGAC has completed a business combination.

In addition, as part of the underwriters’ compensation for its initial public offering, GGAC sold to the EarlyBirdCapital and its designees, for a price of US$100, an option to purchase up to 1,250,000 units exercisable at US$10.00 per unit. The units underlying the purchase options are identical to the units sold in the initial public offering, except that the warrants included in the units underlying the second option are not redeemable so long as they are held by EarlyBirdCapital and/or its designees and their respective affiliates. The purchase option is exercisable upon a business combination and expires June 25, 2019.

In order to meet GGAC’s working capital needs, Mario Garnero has loaned GGAC funds. Each loan is evidenced by a working capital note. The notes will either be paid upon consummation of GGAC’s initial business combination, without interest, or, at Mr. Garnero’s discretion, up to US$500,000 of the working capital notes may be converted into working capital units at a price of US$10.00 per unit. The working capital units are identical to the private units. If GGAC does not complete a business combination, the loans will not be repaid.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Policy

GGAC’s Code of Ethics requires GGAC to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed US$120,000 in any calendar year, (2) GGAC or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of GGAC’s ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

GGAC’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent GGAC enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, GGAC requires each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

GGAC Related Person Transactions

In February 2014, GGAC issued one ordinary share to Mario Garnero, the Chairman of the Board and Chief Executive Officer of GGAC, in connection with its formation and then on March 26, 2014, GGAC issued an aggregate of 3,593,749 ordinary shares to Mr. Garnero, Javier Martin Riva, the Chief Financial Officer, Chief Information Officer and a director of GGAC, Samsao Woiler and Corrado Clini, each a former director of GGAC, and Nelson Narciso Filho, a director of GGAC, for US$25,000 in cash, at a purchase price of approximately US$0.01 share. In May 2014, Mr. Woiler transferred his shares to John Tonelli upon Mr. Tonelli’s appointment as a director of GGAC. In June 2014, Mr. Clini transferred his shares to Amir Adnani upon Mr. Adnani’s appointment to as a director of GGAC.

An affiliate of Mario Garnero and EarlyBirdCapital, the representative of the underwriters in GGAC’s initial public offering, purchased an aggregate of 563,750 private units at a price of US$10.00 per unit (US$5,637,500 in the aggregate) in a private placement simultaneously with the closing of the initial public offering. Of the private units, 501,250 were purchased by an affiliate of Mario Garnero and 62,500 were purchased by EarlyBirdCapital. Upon the exercise of the over-allotment option by the underwriters, they also purchased from GGAC at a price of US$10.00 per unit an additional 70,313 private units. The private units are identical to the public units except the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to GGAC’s amended and restated memorandum and articles of association with respect to GGAC’s pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any private shares into the right to receive cash from the trust account in connection with a shareholder vote to approve GGAC’s proposed initial business combination or a vote to amend the provisions of GGAC’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of GGAC’s initial business combination.

In order to meet GGAC’s working capital needs, the initial shareholders, officers and directors and their respective affiliates may, but are not obligated to, loan GGAC funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. On October 10, 2014, November 19, 2014, February 16, 2015 and May 15, 2015, Mario Garnero, executed four separate commitment letters to provide loans to GGAC of up to an aggregate of US$920,000, of which US$725,878 was loaned to GGAC through June 30, 2015. These loans were evidenced by notes entered into on September 28, 2015, and will either be repaid upon the consummation of a business combination or, at the option of the holder, up to US$500,000 may be converted into additional working capital units at a price of US$10.00 per unit (which, for example, would result in the holder being issued 55,000 ordinary shares if US$500,000 of notes were so converted since the 50,000 rights included in the private units would result in the issuance of 5,000 shares upon the closing of GGAC’s business combination, as well as 50,000 warrants to purchase 25,000 shares). GGAC’s shareholders have approved the issuance of the working capital units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of the initial business combination with Grupo Colombo. If GGAC does not complete the business combination with Grupo Colombo or another target business within the required time period, the loans will not be repaid.

The initial shareholders, as well as the holders of the private units (and all underlying securities) and any working capital units (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed on the effective date of the initial public offering. The holders of a majority of these securities are entitled to make up to two demands that GGAC register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units or working capital units can elect to exercise these registration rights at any time after GGAC consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to GGAC’s consummation of a business combination. GGAC will bear the expenses incurred in connection with the filing of any such registration statements. GGAC also granted to the holders of the unit purchase option issued to EarlyBirdCapital as the representative of the underwriters in the initial public offer, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of this Proposed Public Offering, including securities directly and indirectly issuable upon exercise of the unit purchase option. At the closing of the business combination with Grupo Colombo, GGAC will enter into the Registration Rights Agreement with the initial shareholders, the holders of the private units (and all underlying securities) and the holders of any working capital units (and all underlying securities), along with the Controlling Persons and Optionholders and EarlyBirdCapital, which will supersede the foregoing registration rights. See the section entitled “The Business Combination Proposal — Sale Restriction; Resale Registration.

As of February 18, 2014, Brasilinvest International LLC, an affiliate of Mario Garnero, loaned to GGAC an aggregate of US$125,000 to cover expenses related to the initial public offering. The loan was repaid from the proceeds of the initial public offering.

Brasilinvest Group, of which Mario Garnero is the Chairman, agreed to make available to GGAC, commencing on the effective date of the initial public offering through the earlier of the consummation of a business combination or GGAC’s liquidation, certain general and administrative services, including office space, utilities and administrative support, as GGAC may require from time to time. GGAC pays Brasilinvest Group US$10,000 per month for these services, for an aggregate of US$180,000 since the consummation of the initial public offering. Mr. Garnero will benefit from the transaction to the extent of his interest in Brasilinvest Group. However, this arrangement is solely for GGAC’s benefit and is not intended to provide Mr. Garnero compensation in lieu of a salary. GGAC believes, based on rents and fees for similar services in Sao Paulo, Brazil, that the fee charged by Brasilinvest Group is at least as favorable as GGAC could have obtained from an unaffiliated person.

GGAC will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on GGAC’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by GGAC. As of the date of this proxy statement, GGAC’s officers and directors have been reimbursed for $[●] in expenses incurred by them and have incurred approximately $40,000 of unpaid reimbursable expenses. No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, have been or will be paid to any of GGAC’s existing shareholders, officers or directors who owned GGAC’s ordinary shares prior to GGAC’s initial public offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between GGAC and any of its officers and directors or their respective affiliates will be on terms believed by GGAC to be no less favorable to GGAC than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of GGAC’s uninterested “independent” directors (to the extent it has any) or the members of the GGAC board who do not have an interest in the transaction, in either case who had access, at GGAC’s expense, to GGAC’s attorneys or independent legal counsel. GGAC will not enter into any such transaction unless its disinterested “independent” directors (or, if there are no “independent” directors, its disinterested directors) determine that the terms of such transaction are no less favorable to GGAC than those that would be available to GGAC with respect to such a transaction from unaffiliated third parties.

Grupo Colombo Related Person Transactions

Álvaro Jabur Maluf Jr. has entered into loan agreements with, and advanced funds to, Grupo Colombo and certain its subsidiaries, as set forth below. These loans do not bear interest.

Date of Loan Agreement	Borrower	Amount	Maturity Date
December 29, 2014, as amended on June 29, 2015	AMD Comércio de Roupas Ltda.	US$ 1,471,501.19	December 29, 2015
March 17, 2015, as amended on September 16, 2015	Q1 Comercial de Roupas S.A.	US$ 649,451.37	March 16, 2016
April 6, 2015, as amended on October 5, 2015	Q1 Comercial de Roupas S.A.	US$ 748,517.70	April 5, 2016
July 1, 2015	Q1 Comercial de Roupas S.A.	US$ 522,246.42	January 1, 2016
July 21, 2015	Q1 Comercial de Roupas S.A.	US$ 136,351.49	January 21, 2016
August 20, 2015	Q1 Comercial de Roupas S.A.	US$ 73,094.97	February 20, 2016
August 25, 2015	Q1 Serviço e Recebimento Ltda.	US$ 111,119.05	February 25, 2016
September 18, 2015	Q1 Serviço e Recebimento Ltda.	US$ 1,025,899.16	March 18, 2016
September 21, 2015	Q1 Comercial de Roupas S.A.	US$ 102,071.96	March 21, 2016
September 22, 2015	Q1 Serviço e Recebimento Ltda.	US$ 270,719.96	March 22, 2016

Paulo Jabur Maluf also has entered into loan agreements with, and advanced funds to, Grupo Colombo and certain its subsidiaries, as set forth below. These loans also do not bear interest.

Date of Loan Agreement	Borrower	Amount	Maturity Date
December 29, 2014, as amended on June 29, 2015	AMD Comércio de Roupas Ltda.	US$ 1,007,017.80	December 29, 2015
March 17, 2015, as amended on September 16, 2015	Q1 Comercial de Roupas S.A.	US$ 406,735.14	March 16, 2016
August 25, 2015	Q1 Serviço e Recebimento Ltda.	US$ 1,141,635.68	February 25, 2016
September 22, 2015	Q1 Serviço e Recebimento Ltda.	US$ 140,586.76	March 22, 2016

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires GGAC directors, officers and persons owning more than 10% of GGAC’s ordinary shares to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to GGAC, or representations from certain reporting persons that no other reports were required, GGAC believes that all applicable filing requirements were complied with during the fiscal year ended June 30, 2015.

DESCRIPTION OF GGAC ORDINARY SHARES AND OTHER SECURITIES

General

GGAC is authorized to issue 120,000,000 GGAC ordinary shares and 1,000,000 preferred shares, par value US$0.0001. As of the record date, 18,602,813 GGAC ordinary shares are outstanding, held by 21 shareholders of record, and no preferred shares are outstanding.

Units

Each unit consists of one ordinary share, one right and one warrant. Each right entities the holder thereof to receive one-tenth of a share automatically on the consummation of an initial business combination. Each warrant entitles the holder to purchase one half of one ordinary share. Pursuant to the warrant agreement governing the warrants, a warrantholder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrantholder. For example, if a warrantholder holds one warrant to purchase one-half of one share, such warrant will not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share.

Ordinary Shares

GGAC’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve an initial business combination, all of GGAC’s initial shareholders, as well as all of its officers and directors, have agreed to vote their respective initial shares and any shares purchased in the open market in favor of the proposed business combination.

GGAC will proceed with the business combination only if GGAC has net tangible assets of at least US$5,000,001 upon consummation of such business combination and a majority of the ordinary shares voted are voted in favor of the business combination. At least five days’ notice must be given for each general meeting (although GGAC will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

GGAC’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to GGAC’s amended and restated memorandum and articles of association, if GGAC does not consummate a business combination by June 25, 2016, it will trigger GGAC’s automatic winding up, dissolution and liquidation. The initial shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their initial shares upon GGAC’s winding up, dissolution and liquidation.

GGAC’s shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their shares converted to cash if they vote on the proposed business combination, properly demand conversion of their shares as described in this proxy statement and the business combination is completed. Public shareholders who convert their shares still have the right to exercise the warrants that they received as part of the units.

Register of Members

Under Cayman Islands law, GGAC must keep a register of members and there shall be entered therein:

(a)	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of GGAC is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. The register of members is immediately updated to reflect the issue of any shares by GGAC. Once the register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of GGAC’s ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

GGAC’s amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by GGAC’s board of directors. Accordingly, the board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement for GGAC’s initial public offering prohibits it, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on a business combination. GGAC may issue some or all of the preferred shares to effect a business combination, but is not issuing any preferred shares in connection with the business combination with Grupo Colombo. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of GGAC. Although GGAC does not currently intend to issue any preferred shares, it cannot assure you that it will not do so in the future.

Warrants

As of the record date, 15,009,063 warrants are outstanding, including 14,375,000 public warrants and 634,063 private warrants, held by three holders of record. Each public warrant entitles the registered holder to purchase one-half of one ordinary share at a price of US$11.50 per full share, subject to adjustment as discussed below, at any time commencing upon the completion of a business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrantholder. However, no public warrants will be exercisable for cash unless GGAC has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days from the consummation of GGAC’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when GGAC shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of an initial business combination at 5:00 p.m., New York City time.

The private warrants and the warrants underlying the working capital units will be identical to the public warrants except that such warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by GGAC, in each case so long as they are still held by the initial purchasers or their affiliates.

GGAC may call the warrants for redemption (excluding the private warrants and the warrants underlying the working capital units, but including any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital), in whole and not in part, at a price of US$0.01 per warrant,

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds US$21.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for GGAC’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of GGAC’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If GGAC calls the warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether GGAC will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the ordinary shares at the time the warrants are called for redemption, GGAC’s cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and GGAC. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or GGAC’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to GGAC, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and GGAC will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, GGAC has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, GGAC cannot assure you that it will be able to do so and, if it does not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, GGAC will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, GGAC will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Rights

As of the record date, 15,009,063 rights are outstanding, including 14,375,000 public rights and 634,063 private placement rights, held by three holders of record. Each holder of a right will receive one-tenth of a share upon consummation of the business combination with Grupo Colombo or another initial business combination, even if the holder of such right converted all ordinary shares held by him, her or it in connection with the initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If GGAC is unable to complete an initial business combination within the required time period and liquidates the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from GGAC’s assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will GGAC be required to net cash settle the rights. Because GGAC will only issue a whole number of shares, you will not receive any fractional shares to the extent the number of rights held by you upon consummation of an initial business combination is not divisible by ten.

Purchase Options

In connection with the initial public offering, GGAC sold to EarlyBirdCapital, for US$100, an option to purchase up to 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at US$10.00 per unit, and may be exercised on a cashless basis, in whole or in part, commencing on the consummation of a business combination. The option expires on June 25, 2019. Since the option is not exercisable until at the earliest the consummation of a business combination, and the rights will automatically result in the issuance of shares upon consummation of a business combination, the option will effectively represent the right to purchase 1,375,000 ordinary shares (which includes the 125,000 ordinary shares issuable for the rights included in the units), and 1,250,000 warrants to purchase 625,000 full shares, for US$12,500,000. Notwithstanding anything to the contrary, neither the option nor the warrants underlying the option shall be exercisable after June 25, 2019. The option and the 1,250,000 units, the 2,000,000 ordinary shares and the 1,250,000 warrants underlying such units, and the 625,000 ordinary shares underlying such warrants and 125,000 shares relating to the rights that are automatically issuable upon consummation of an initial business combination, were deemed compensation by FINRA. Although the purchase option and its underlying securities were registered under the registration statement for the initial public offering, the option grants to holders demand and “piggy back” rights for periods ending on June 25, 2019 and June 25, 2021, respectively, with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. GGAC will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. GGAC will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or GGAC’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Dividends

GGAC has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the business combination. The payment of cash dividends in the future, including after the business combination with Grupo Colombo, will be dependent upon GGAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any dividends subsequent to the business combination will be within the discretion of GGAC’s then board of directors. It is the present intention of GGAC’s board of directors to retain all earnings, if any, for use in GGAC’s business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Warrant Agent

The transfer agent for GGAC’s securities and warrant agent for its warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of GGAC’s Securities

The units, and the ordinary shares and warrants are listed on the Nasdaq Capital Market under the symbols “GGACU,” “GGAC,” “GGACR” and “GGACW,” respectively. GGAC cannot assure you that its securities will continue to be listed on the Nasdaq Capital Markets as it might not in the future meet certain continued listing standards.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to GGAC and the laws applicable to companies incorporated in the U.S. and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3 % in value) of the shareholders of each company; or (b) such other authorisation, if any, as may be specified in such constituent company’s articles of association. A shareholder has the right to vote on a merger or consolidation regardless of whether the shares that he holds otherwise give him voting rights. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the U.S.), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the company not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits. GGAC’s Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, GGAC will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) GGAC’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against GGAC where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities. The Cayman Islands has a different body of securities laws as compared to the U.S. and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the U.S.

GGAC has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognise or enforce against GGAC judgments of courts of the U.S. predicated upon the civil liability provisions of the federal securities laws of the U.S. or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against GGAC predicated upon the civil liability provisions of the federal securities laws of the U.S. or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganisation plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarised above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. GGAC understands that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Special Considerations for Exempted Companies. GGAC is an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue negotiable or bearer shares or shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association

GGAC’s amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to its shareholders prior to the consummation of a business combination. The following are the material rights and protections contained in GGAC’s amended and restated memorandum and articles of association:

●	the right of public shareholders to exercise conversion rights and surrender their shares in lieu of participating in a proposed business combination;

●	a prohibition against completing a business combination unless GGAC has net tangible assets of at least US$5,000,001 upon consummation of such business combination;

●	a requirement that if GGAC seeks shareholder approval of any business combination, a majority of the outstanding ordinary shares voted must be voted in favor of such business combination;

●	the separation of GGAC’s board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors;

●	a requirement that GGAC’s management take all actions necessary to liquidate GGAC’s trust account in the event GGAC does not consummate a business combination by June 25, 2016; and

●	limitation on shareholders’ rights to receive a portion of the trust account.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s outstanding ordinary shares. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although GGAC could amend any of the provisions relating to its proposed offering, structure and business plan which are contained in its amended and restated memorandum and articles of association, GGAC views all of these provisions as binding obligations to its shareholders and neither GGAC, nor its officers or directors, will take any action to amend or waive any of these provisions prior to the consummation of an initial business combination.

Upon the closing of the business combination with Grupo Colombo, if the charter amendment proposals are approved, the foregoing provisions will be removed from GGAC’s memorandum and articles of association, as they will no longer be applicable.

PRICE RANGE OF GGAC SECURITIES AND DIVIDENDS

Market Price of Units, Ordinary Shares and Warrants

GGAC’s units, ordinary shares, rights and warrants are traded on Nasdaq under the symbol GGACU, GGAC, GGACR and GGACW, respectively. Upon the closing of the business combination, GGAC’s rights will automatically be exchange for ordinary shares and will cease public trading. The following table sets forth the high and low sales prices for the periods indicated since the units commenced trading June 26, 2014 and since the ordinary shares, rights and warrants commenced public trading separately on July 23, 2014.

The closing price for the units, ordinary shares, rights and warrants on December 18, 2015, the last trading day before announcement of the execution of the Investment Agreement, was US$9.85, US$9.79, US$0.15 and US$0.10, respectively. As of [●], 2016, the record date, the closing price for the units, ordinary shares, rights and warrants of GGAC was US$[●], US$[●], US$[●] and US$[●], respectively.

In U.S. Dollars
	Ordinary Shares		Warrants		Rights		Units
Period	High	Low	High	Low	High	Low	High	Low

2016 Fiscal Year:
Second Quarter*	$9.95	$9.75	$0.14	$0.05	$0.24	$0.10	$10.29	$9.85
First Quarter	$9.95	$9.75	$0.30	$0.05	$0.33	$0.16	$10.31	$10.02

2015 Fiscal Year:
Fourth Quarter	$9.85	$9.57	$0.18	$0.10	$0.90	$0.11	$10.25	$9.90
Third Quarter	$9.79	$9.41	$0.15	$0.08	$0.30	$0.11	$10.06	$9.82
Second Quarter	$9.70	$9.50	$0.23	$0.12	$0.85	$0.27	$10.16	$9.73
First Quarter**	$9.75	$9.10	$0.24	$0.12	$0.36	$0.26	$10.06	$9.75

2014 Fiscal Year:
Fourth Quarter***	N/A	N/A	N/A	N/A	N/A	N/A	$10.06	$10.00

*	Through December 18, 2015.

**	Period commences July 23, 2014 for GGAC’s ordinary shares, rights and warrants.

***	Period commences June 26, 2014 for GGAC’s units.

Holders of GGAC units, ordinary shares, rights and warrants should obtain current market quotations for their securities. The market price of GGAC units, ordinary shares, rights and warrants could vary at any time before the business combination with Grupo Colombo.

Holders

As of the record date, there were 21 holders of record of GGAC’s ordinary shares, three holders of record of GGAC’s rights and three holders of record of GGAC’s warrants.

Dividends

GGAC has not paid any cash dividends on its ordinary shares to date and does not intend to pay dividends prior or subsequent to the completion of the business combination. It is the present intention of GGAC’s board of directors to retain all earnings, if any, for use in GGAC’s business operations and, accordingly, GGAC’s board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends subsequent to the business combination will be within the discretion of GGAC’s then board of directors and will be contingent upon GGAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination.

APPRAISAL RIGHTS

GGAC’s shareholders do not have appraisal rights under the Companies Law in connection with the business combination or the other proposals.

SHAREHOLDER PROPOSALS

The GGAC 2017 annual general meeting of shareholders will be held on or about [●], 2017 unless the date is changed by the board of directors. If you are a shareholder and you want to include a proposal in the proxy statement for the 2017 annual general meeting, you need to provide it to GGAC by [●], 2017. If you are a shareholder and you want to present a matter to be considered at the 2016 annual general meeting, and you do not give notice of the matter to GGAC by [●], 2017, GGAC may confer discretionary authority to vote on such matter with respect to all of the proxies solicited by it. You should direct any proposals or notices to GGAC’s secretary at Av. Brig. Faria Lima, 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil (if sent before the business combination) or at Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil (if sent after the business combination). If GGAC does not consummate a business combination transaction by June 25, 2016, there will be no annual general meeting in 2017.

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with GGAC’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Garnero Group Acquisition Company, Av. Brig. Faria Lima, 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil (if sent before the business combination) or Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil (if sent after the business combination). Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

INDEPENDENT AUDITORS

The consolidated financial statements of Grupo Colombo at December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014, appearing in this proxy statement have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

The consolidated financial statements of Garnero Group Acquisition Company (a company in the development stage) for the year ended June 30, 2015 and the period from February 11, 2014 (inception) to June 30, 2014, appearing in this proxy statement have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

Representatives of Marcum LLP will be present at the shareholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, GGAC and the services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of GGAC’s annual report to shareholders and GGAC’s proxy statement. Upon written or oral request, GGAC will deliver a separate copy of the annual report to shareholder and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that GGAC deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that GGAC deliver single copies of such documents in the future. Shareholders may notify GGAC of their requests by calling or writing GGAC at its principal executive offices at Garnero Group Acquisition Company, Av. Brig. Faria Lima, 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil, Telephone: (55) 1130947970 (if before the business combination) or Garnero Colombo Inc., Rua São Tomé 119 – 3 Andar, Vila Olímpia, São Paulo-SP, CEP 04551-080, Brazil (if after the business combination).

WHERE YOU CAN FIND MORE INFORMATION

GGAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by GGAC with the Securities SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on GGAC at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to GGAC has been supplied by GGAC, and all such information relating to Grupo Colombo has been supplied by Grupo Colombo. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the business combination, you should contact via phone or in writing:

Javier Martin Riva
Chief Financial Officer, Chief Information Officer & Secretary
Garnero Group Acquisition Company
Av Brig. Faria Lima 1485 – 19 Andar
Brasilinvest Plaza
Sao Paulo-SP, CEP 01452-002
Brazil
Tel: +55 (11) 3094-7970
Fax: +55 (11) 3094-4000 ext. 4028

Index to Financial Statements

Garnero Group Acquisition Company

Condensed Balance Sheets as of September 30, 2015 (Unaudited) and December 31, 2015	FS-1
Condensed Statements of Operations for the Three Months Ended September 30, 2015 and 2014 (Unaudited)	FS-2
Condensed Statements of Cash Flows for the Three Months Ended September 30, 2015 and 2014 (Unaudited)	FS-3
Notes to Condensed Financial Statements (Unaudited)	FS-4 - FS-12

Report of Independent Registered Public Accounting Firm	FS-13
Balance Sheets as of June 30, 2015 and 2015	FS-14
Statements of Operations for the Year Ended June 30, 2015 and for the period from February 11, 2014 (Inception) through June 30, 2014	FS-15
Statement of Changes in Shareholders’ Equity for the Period from February 11, 2014 (Inception) through June 30, 2015	FS-16
Statements of Cash Flows for the Year Ended June 30, 2015 and for the period from February 11, 2014 (Inception) through June 30, 2014	FS-17
Notes to Financial Statements	FS-18 - FS-28

Q1 Comercial de Roupas S.A.

Report of Independent Registered Public Accounting Firm	FS-29
Consolidated Balance Sheets as of September 30, 2015 (unaudited) and December 31, 2014 and 2013	FS-30
Consolidated Statements of Operations for the Nine Months Ended September 30, 2015 and 2014 (unaudited) and the Years Ended December 31, 2014, 2013 and 2012	FS-31
Consolidated Statements of Comprehensive Income (Loss) for the Nine Months Ended September 30, 2015 and 2014 (unaudited) and the Years Ended December 31, 2014, 2013 and 2012	FS-32
Consolidated Statements of Changes in Stockholders' Deficiency for the Nine Months Ended September 30, 2015 (unaudited) and the Years Ended December 31, 2014, 2013 and 2012	FS-33
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2015 and 2014 (unaudited) and the Years Ended December 31, 2014, 2013 and 2012	FS-34
Notes to Consolidated Financial Statements	FS-36 - FS-65

Garnero Group Acquisition Company

Condensed Balance Sheets

	As of
	September 30, 2015	June 30, 2015
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$20,283	$278
Prepaid expenses	39,667	48,667
Total current assets	59,950	48,945
Restricted cash and cash equivalents held in trust	144,621,160	144,551,737

Total assets	$144,681,110	$144,600,682

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$144,438	$93,943
Advances from related party	1,078,750	725,878

Total liabilities	1,223,188	819,821

Commitments
Ordinary shares subject to possible conversion (13,762,388 and 13,809,040 shares at conversion value)	138,457,915	138,780,852
Shareholders’ Equity:
Preferred shares, $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Ordinary shares, $.0001 par value; 120,000,000 shares authorized;4,840,425 and 4,793,773 shares issued and outstanding (excluding 13,762,388 and 13,809,040 shares subject to possible conversion) at September 30, 2015 and June 30, 2015	484	479
Additional paid-in capital	6,423,047	6,100,114
Accumulated deficit	(1,423,524)	(1,100,584)

Total Shareholders' Equity	5,000,007	5,000,009

Total Liabilities and Shareholders' Equity	$144,681,110	$144,600,682

The accompanying notes are an integral part of these condensed financial statements.

FS-1

Garnero Group Acquisition Company

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014

Formation and operating costs
Legal and professional fees	$343,819	$141,217
General and administrative	18,544	75,578
Office expense – related party	30,000	30,270
Loss from operations	(392,363)	(247,065)

Interest income	69,423	25,129

Net loss	$(322,940)	$(221,936)

Weighted average shares outstanding, basic and diluted (1)	4,794,280	3,696,113

Basic and diluted net loss per ordinary share	$(0.07)	$(0.06)

(1)	For the three months ended September 30, 2015 and 2014, weighted average shares outstanding excluded 13,762,388 and 13,895,577 shares subject to possible conversion.

The accompanying notes are an integral part of these condensed financial statements.

FS-2

Garnero Group Acquisition Company

Condensed Statements of Cash Flows

(Unaudited)

	For the Three Months Ended September 30,	For the Three Months Ended September 30,
	2015	2014
Operating Activities
Net loss	$(322,940)	$(221,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related party on behalf of the Company	123,072	-
Interest income in restricted cash and cash equivalents held in trust	(69,423)	(25,129)
Changes in operating assets and liabilities:
Prepaid expenses	9,000	(131,368)
Accounts payable and accrued expenses	50,496	(12,656)

Net Cash Used in Operating Activities	(209,795)	(391,089)

Investing Activities
Purchase of restricted cash and cash equivalents held in trust	-	(144,468,775)

Net Cash Used in Investing Activities	-	(144,468,775)

Financing Activities
Proceeds from advances from related party	229,800	-
Proceeds from public offering, net of costs	-	145,139,559
Repayments of notes payable to related party	-	(125,000)
Repayments of advances from related party	-	(87,500)

Net Cash Provided by Financing Activities	229,800	144,927,059

Net increase in cash and cash equivalents	20,005	67,215

Cash and cash equivalents - beginning	278	160

Cash and cash equivalents - ending	$20,283	$67,375

Supplemental disclosure of noncash investing and financing activities:

Three Months Ended September 30, 2014

$283,114 of deferred offering costs was recorded to additional paid-in capital upon completion of the Company’s public offering.

$139,650,549 of proceeds from the Company’s public offering was recorded as ordinary shares subject to possible conversion.

The accompanying notes are an integral part of these condensed financial statements.

FS-3

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

Note 1 — Organization and Plan of Business Operations

Garnero Group Acquisition Company (the “Company”) was incorporated in the Cayman Islands on February 11, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region of the world although the Company is currently focusing on target businesses located in Latin America or Europe operating in the energy (including renewables) and biotechnology industries or target businesses in such industries operating outside of those geographic locations which the Company believes would benefit from expanding their operations to such locations.

All activity through September 30, 2015 relates to the Company’s formation, issuance of ordinary shares to the initial shareholders of the Company (“Initial Shareholders”), the offering described below and identification and due diligence related to a potential target business.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on June 25, 2014. The Company consummated the Initial Public Offering of 12,500,000 units on July 1, 2014 at an offering price of $10 per unit, generating gross proceeds of $125,000,000 and net proceeds of $120,375,090 after deducting $4,624,910 of transaction costs, which is discussed in Note 5. Simultaneously with the consummation of the Initial Public Offering, the Company consummated a private placement of 563,750 units (“Private Units”) generating gross proceeds of $5,637,500 to an affiliate of one of the Initial Shareholders and the underwriters which is described in Note 6.

On July 1, 2014, the underwriters exercised their full over-allotment option to the extent of 1,875,000 units and on July 7, 2014, the Company consummated the closing of the overallotment option (“Overallotment”). The Initial Public Offering and the Overallotment are collectively referred to as the “Offering.” The 1,875,000 units sold pursuant to the Overallotment were sold at an offering price of $10.00 per Unit, generating gross proceeds of $18,750,000 and net proceeds of $18,140,625 after deducting the underwriter’s discount of $609,375. In a private placement that took place simultaneously with the consummation of the exercise of the Overallotment, the affiliate of one of the Initial Shareholders and the underwriters purchased an additional 70,313 Private Units at $10.00 per unit generating gross proceeds of $703,130.

Following the closing of the Overallotment on July 7, 2014, an amount of $144,468,755 (or $10.05 per share sold to the public in the Offering) from the sale of the units in the Offering and the Private Units was placed in a trust account (“Trust Account”) and was invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. The $144,468,755 placed into the Trust Account may not be released until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company has obtained and will continue to seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, (i) interest income on the funds held in the Trust Account can be released to the Company to pay its income and other tax obligations and (ii) interest income on the funds held in the Trust Account of up to $500,000 after payment of taxes can be released to the Company to pay for its working capital requirements in connection with searching for a Business Combination.

FS-4

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s Units are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

The Company, after signing a definitive agreement for the acquisition of a target business (see Note 4), is required to provide shareholders who acquired ordinary shares in the Offering (“Public Shareholders”) with the opportunity to convert their shares (“Public Shares”) for a pro rata share of the Trust Account. However, the Company is not permitted to consummate an initial Business Combination unless it has at least $5,000,001 of net tangible assets upon the close of such Business Combination and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. The Initial Shareholders have agreed that they will vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to such shares.

In connection with any proposed Business Combination, the Company will seek shareholder approval of an initial Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination. If the Company seeks shareholder approval of an initial Business Combination, any Public Shareholder voting either for or against such proposed Business Combination will be entitled to demand that his ordinary shares be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.05 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). The Rights and Warrants (discussed in Note 5 – Initial Public Offering) sold as part of the Units will not be entitled to vote on the proposed Business Combination and will have no conversion or liquidation rights.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate or other person with whom such Public Shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to 30% or more of the shares of ordinary shares sold in the Offering. A “group” will be deemed to exist if Public Shareholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s amended and restated memorandum and articles of association, if the Company does not consummate a Business Combination by June 25, 2016, it will trigger the Company’s automatic winding up, dissolution and liquidation. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from the Company’s shareholders to commence such a voluntary winding up, dissolution and liquidation. If the Company is unable to consummate an initial Business Combination, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay any of its taxes. Holders of Rights, Warrants and unit purchase options will receive no proceeds in connection with the liquidation with respect to such rights. The Initial Shareholders and the holders of Private Units will not participate in any distribution with respect to their initial shares and Private Units, including the ordinary shares included in the Private Units.

FS-5

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

If the Company is unable to conclude its initial Business Combination and expends all of the net proceeds of the Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share liquidation price of ordinary shares will be $10.05. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s shareholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s ordinary shareholders. Therefore, the actual per-share liquidation price may be less than $10.05.

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its initial shareholders, proceeds from the Offering and loans from a related party. As of September 30, 2015, the Company had $20,283 in its operating account. Interest earned on the Trust Account balance through September 30, 2015 available to be released to the Company amounted to approximately $152,000. Interest to be earned on the Trust Account balance to be released to the Company to fund working capital requirements from October 1, 2015 through June 25, 2016 is estimated to be approximately $208,000. The Company’s Chief Executive Officer, Mario Garnero, has also committed to provide loans to the Company of up to $1,120,000, of which $1,078,750 was loaned to the Company through September 30, 2015. $725,878 of these loans was evidenced by notes entered into on September 28, 2015. All loans will either be repaid upon the consummation of a Business Combination or, at the option of the holder, up to $500,000 may be converted into additional Private Units at a price of $10.00 per Private Unit. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or June 26, 2016, the date the Company’s liquidation will be triggered if a Business Combination is not consummated.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. GAAP for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ending June 30, 2016. For further information refer to the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Restricted Cash and Cash Equivalents Held in Trust

The amounts held in the Trust Account represent substantially all of the proceeds of the Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination. As of September 30, 2015, cash and cash equivalents held in the Trust Account consisted of $144,620,876 in United States Treasury Bills and $284 in cash. At September 30, 2015, there was approximately $152,000 of interest income held in the Trust Account available to be released to the Company.

FS-6

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

Ordinary Shares Subject to Possible Conversion

The Company accounts for its ordinary shares subject to possible conversion in accordance with the guidance provided in Accounting Standards Codification (“ASC”) 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory conversion (if any) are classified as a liability instrument and measured at fair value. Conditionally convertible ordinary shares (including ordinary shares that feature conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as stockholders’ equity. The Company’s ordinary shares feature certain conversion rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly at September 30, 2015, the ordinary shares subject to possible conversion are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Loss per Share

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Ordinary shares subject to possible conversion of 13,762,388 and 13,895,577 shares at September 30, 2015 and 2014 have been excluded from the calculation of basic loss per share since such shares, if converted, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (i) warrants and rights included in the units sold in the Offering to acquire 9,005,438 Ordinary Shares and (ii) 1,250,000 Ordinary Shares and warrants and rights to acquire 750,000 Ordinary Shares included in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants and automatic conversion of the rights are contingent on the occurrence of future events.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company determined that the Cayman Islands is its only major tax jurisdiction. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements for the tax periods ended September 30, 2015 and 2014. Since the Company was incorporated on February 11, 2014, the evaluation was performed for the period from February 11, 2014 through September 30, 2015. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the periods ended September 30, 2015 and 2014. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

FS-7

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material impact on the accompanying financial statements.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date which these financial statements were issued. Based upon the review, except as disclosed in Note 9 - Subsequent Event, the Company did not identify any other recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Note 3 —  Shareholder Commitment

On October 10, 2014, November 19, 2014, February 16, 2015, May 15, 2015 and September 29, 2015, the Company’s Chief Executive Officer, Mario Garnero, executed five separate commitment letters to provide loans to the Company of up to an aggregate of $1,120,000, of which $1,078,750 was loaned to the Company through September 30, 2015. $725,878 of these loans were evidenced by notes entered into on September 28, 2015. All loans will either be repaid upon the consummation of a Business Combination or, at the option of the holder, up to $500,000 may be converted into additional Private Units at a price of $10.00 per Private Unit.

At June 30, 2014, the Company had a $125,000 principal amount unsecured promissory note to an entity controlled by the Company’s Chief Executive Officer (“Affiliate”). The note was non-interest bearing and payable on the earlier of (i) February 18, 2015, (ii) the consummation of the Offering or (iii) the date on which the Company determined not to proceed with the Offering. The Company repaid this note in July 2014.

Additionally, prior to June 30, 2014, the Affiliate advanced the Company $87,500 for payment of certain deferred offering costs. These advances were non-interest bearing and due on demand. The Company repaid these advances in July 2014.

Note 4 —  Investment Agreement

On August 26, 2015, the Company entered into an Investment Agreement (the “Investment Agreement”) with, Q1 Comercial de Roupas S.A., a Brazilian company (“Colombo”), Alvaro Jabur Maluf Junior and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages in the Investment Agreement (the “Optionholders”). See Note 9 - Subsequent Event

Pursuant to the Investment Agreement, (A) the Controlling Persons will contribute all of the issued and outstanding ordinary shares of Colombo (the “Outstanding Shares”) to the Company (the “Share Contribution”) and will receive in consideration an aggregate of 5,460,000 newly issued ordinary shares of the Company (“GGAC Ordinary Shares”) and (B) the Optionholders will exercise certain options held by them, will contribute the underlying ordinary shares of Colombo to the Company (the “Option Contribution,” and together with the Share Contribution, the “Equity Contributions”), and will receive in consideration an aggregate of 540,000 GGAC Ordinary Shares. The number of GGAC Ordinary Shares to be received by the Controlling Persons and the Optionholders is subject to an EBITDA Adjustment, as described in the Investment Agreement. In addition, at the closing of the transactions contemplated by the Investment Agreement (the “Closing”) and immediately after the completion of the Equity Contributions, the Company will contribute to Colombo, as a capital increase, an aggregate of R$120,000,000 (approximately US$29,200,000 as of September 30, 2015) in cash (the “Capital Contribution,” and together with the Equity Contributions, the “Contributions”), which amount shall be used by Colombo to immediately repay certain indebtedness of Colombo and to release certain liens on the Outstanding Shares.

FS-8

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

In connection with the transactions contemplated by the Investment Agreement, the Company and Colombo will use their commercially reasonable best efforts to consummate, simultaneously with the Closing, a private placement of up to US$100,000,000 of equity securities, or securities exercisable or exchangeable for, or convertible into, equity securities, of the Company (the “Private Placement”), with the assistance of a syndicate of financial institutions that have been identified and agreed to by the Company and Colombo. In addition, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30,000,000 of the Company’s Ordinary Shares in the open market. To the extent the Controlling Persons make less than US$30,000,000 in open market purchases, the Controlling Persons, directly or indirectly, will purchase an amount of securities in the Private Placement equal to such deficiency.

If the Contributions are consummated, Colombo will become a wholly-owned subsidiary of the Company, the Company will change its name to “Garnero Colombo Inc.” and the former stockholders and management of Colombo will own approximately 25% of the outstanding GGAC Ordinary Shares (assuming no holder of GGAC Ordinary Shares exercises his redemption rights as set forth in the Company’s charter documents and the Controlling Persons make the full US$30 million of open market purchases and/or purchases in the Private Placement).

The Contributions are subject to approval by the Company’s shareholders and certain other conditions, as described in the Investment Agreement.

The GGAC Ordinary Shares payable to the Controlling Persons and Optionholders are subject to adjustment based on Colombo’s future EBITDA performance (the EBITDA Adjustment”). If Colombo’s EBITDA for the twelve months ending December 31, 2016, as determined in accordance with the Investment Agreement, is less than R$155,000,000 (approximately US$37,800,000 as of September 30, 2015), the Controlling Persons and Optionholders have agreed to surrender to the Company for cancellation 50,000 GGAC Ordinary Shares for each R$1,000,000 (approximately US$244,000 as of September 30, 2015) of such deficiency, up to a maximum of 300,000 GGAC Ordinary Shares and pro-rata for partial amounts. If Colombo’s EBITDA for such period is lower than R$149,000,000 (approximately US$36,300,000 as of September 30, 2015), an additional 300,000 GGAC Ordinary Shares will be surrendered to the Company for cancellation. An aggregate of 600,000 GGAC Ordinary Shares will be held in escrow pending calculation and settlement of the EBITDA Adjustment.

Note 5 — Initial Public Offering

On July 1, 2014, the Company sold 12,500,000 units (“Units”) at a price of $10 per Unit in the Initial Public Offering. Each unit consists of one share of the Company’s ordinary shares, par value $0.0001, one right (“Right”) and one warrant (“Warrant”). Each Right entitles the holder to receive one-tenth (1/10) of a share of ordinary shares on the consummation of an initial business combination. Each Warrant entitles the holder to purchase one-half of one ordinary share at a price of $11.50 per full share. Each Warrant will become exercisable on the later of the completion of an initial business combination or June 25, 2015, and will expire five years after the completion of an initial business combination. The Company will not issue fractional shares.

On July 1, 2014, the underwriters exercised their full over-allotment option to the extent of 1,875,000 units and on July 7, 2014, the Company consummated the closing of the Overallotment. The 1,875,000 units sold pursuant to the Overallotment were sold at an offering price of $10.00 per Unit.

FS-9

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $21.00 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the ordinary shares underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis. In the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise.

The Company paid the underwriters in the Offering an underwriting discount of 3.25% ($4,671,875) comprised of $4,062,500 of the $125,000,000 of proceeds from the Initial Public Offering and $609,375 of the $18,750,000 of proceeds from the Overallotment. The Company also issued, for $100, a unit purchase option to purchase up to a total of 1,250,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $12,500,000) commencing on the later of the consummation of a Business Combination and June 25, 2015. The unit purchase option expires June 25, 2019. The units issuable upon exercise of this option are identical to the Units in the Offering. Accordingly, after the Business Combination, the purchase option will be to purchase 1,375,000 ordinary shares (which includes 125,000 ordinary shares to be issued for the rights included in the units) and 1,250,000 Warrants to purchase 625,000 ordinary shares. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from June 25, 2014, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $4,175,000 (or $3.34 per unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.70% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 6 — Private Units

Simultaneously with the Initial Public Offering, an affiliate of one of the Initial Shareholders of the Company and the underwriters purchased an aggregate of 563,750 Private Units at $10.00 per Private Unit (for an aggregate purchase price of $5,637,500) from the Company. In a private sale that took place simultaneously with the consummation of the Overallotment, an affiliate of one of the Initial Shareholders of the Company and the underwriters purchased an additional 70,313 Private Units at $10.00 per Private Unit for an aggregate purchase price of $703,130. All of the proceeds received from these purchases were placed in the Trust Account.

FS-10

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

The Private Units are identical to the Units sold in the Offering except the Warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders of the Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated memorandum and articles of association with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination, (C) not to convert any shares underlying the Private Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-Business Combination activity and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of an initial Business Combination.

Note 7 — Commitments and Contingencies

Business Combination Consulting

The Company has engaged the representative of the underwriters (“Representative”) to assist the Company with its initial Business Combination. Pursuant to this arrangement, the Company anticipates that the Representative will assist the Company in holding meetings with shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the Representative a cash fee of $4,600,000 for such services upon the consummation of its initial Business Combination (exclusive of any applicable finders’ fees which might become payable).

Registration Rights

The Initial Shareholders and the holders of the Private Units (or underlying securities) are entitled to registration rights with respect to their Initial Shares and Private Units (or underlying securities) pursuant to agreements signed on June 25, 2014. The holders of the majority of the Initial Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Private Units (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Office Space

The Company presently occupies office space provided by the Affiliate. Such Affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such Affiliate $10,000 per month for such services commencing on July 1, 2014. During each of the three month periods ended September 30, 2015 and 2014, the Company incurred approximately $30,000 for such rent and services, which is reflected in the Statement of Operations as Office expense – related party.

FS-11

Garnero Group Acquisition Company

Notes to Condensed Financial Statements

(Unaudited)

Note 8 — Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of September 30, 2015, there are no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 120,000,000 ordinary shares with a par value of $0.0001 per share.

Note 9 — Subsequent Event

On December 17, 2015, the Company, entered into a First Amended and Restated Investment Agreement (the “New Agreement”) by and among the Company, Q1 Comercial de Roupas S.A., a Brazilian company (“Grupo Colombo”), Alvaro Jabor Maluf Junior and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages thereto (the “Optionholders”). The New Agreement amended and restated the previously disclosed Investment Agreement (the “Original Agreement”), dated as of August 26, 2015, by and among the Company, Grupo Colombo, the Controlling Persons and the Optionholders. The New Agreement amended the Original Agreement by:

●	Adjusting, from 5,460,000 shares to 3,640,000 shares, the number of newly issued ordinary shares of the Company (“GGAC Ordinary Shares”) to be received by the Controlling Persons as consideration for the Share Contribution.
●	Adjusting, from 540,000 shares to 360,000 shares, the number of newly issued GGAC Ordinary Shares to be received by the Optionholders as consideration for the Option Contribution.
●	Eliminating the EBITDA Adjustment and the Capital Contribution in their entirety.
●	Eliminating the requirement for the parties to use their commercially reasonable best efforts to consummate, simultaneously with the closing of the Contributions, a private placement of the Company’s equity securities.
●	Modifying the Reorganization to require that no indebtedness or other liabilities be incurred by Grupo Colombo in connection therewith.
●	Extending the termination date to March 31, 2016.

In addition, the New Agreement (A) reduced, from 600,000 shares to 200,000 shares, the number of GGAC Ordinary Shares to he held in escrow as a fund to satisfy the Controlling Persons and Optionholders’ indemnification obligations; (B) reduced, from 600,000 shares to 200,000 shares, the number of newly issued GGAC Ordinary Shares that the Company could be required to issue to satisfy its indemnification obligations; and (C) modified the indemnification obligations of the Controlling Persons and Optionholders to allow the Company to seek up to US$2,000,000 in excess of the number of escrow shares, and correspondingly modified the indemnification obligations of the Company to allow the Controlling Persons and Optionholders to seek up to US$2,000,000 in excess of the 200,000 newly issued GGAC Ordinary Shares. In addition, the form of escrow agreement attached as an exhibit to the New Agreement was revised to make conforming changes.

FS-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Shareholders

of Garnero Group Acquisition Company

We have audited the accompanying balance sheets of Garnero Group Acquisition Company (the “Company”) as of June 30, 2015 and 2014, and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended June 30, 2015 and the period from February 11, 2014 (inception) through June 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garnero Group Acquisition Company as of June 30, 2015 and 2014, and the results of its operations and its cash flows for the year ended June 30, 2015 and the period from February 11, 2014 (inception) through June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP
New York, NY
September 29, 2015

FS-13

Garnero Group Acquisition Company

Balance Sheets

	As of
	June 30, 2015	June 30, 2014
Assets

Current assets:
Cash and cash equivalents	$278	$160
Prepaid expenses	48,667	-
Total current assets	48,945	160

Restricted cash and cash equivalents held in trust	144,551,737	-
Deferred offering costs	-	283,114

Total assets	$144,600,682	$283,274

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$93,943	$54,732
Advances from related party	725,878	87,500
Note payable to related party	-	125,000

Total liabilities	819,821	267,232

Commitments
Ordinary shares subject to possible conversion (13,809,040 shares at conversion value)	138,780,852	-

Shareholders’ Equity:
Preferred shares, $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Ordinary shares, $.0001 par value; 120,000,000 shares authorized; 4,793,773 shares issued and outstanding (excluding 13,809,040 shares subject to possible conversion) at June 30, 2015 and 3,593,750 shares issued and outstanding at June 30, 2014	479	359
Additional paid-in capital	6,100,114	24,641
Accumulated deficit	(1,100,584)	(8,958)

Total Shareholders' Equity	5,000,009	16,042

Total Liabilities and Shareholders' Equity	$144,600,682	$283,274

The accompanying notes are an integral part of these financial statements.

FS-14

Garnero Group Acquisition Company

Statements of Operations

	For the Year Ended June 30, 2015	For the period from February 11, 2014 (Inception) through June 30, 2014

Formation and operating costs
Legal and professional fees	$754,330	$-
General and administrative	330,433	8,958
Office expense – related party	120,000	-
Loss from operations	(1,204,763)	(8,958)

Interest income	113,137	-

Net loss	$(1,091,626)	$(8,958)

Weighted average shares outstanding, basic and diluted (1)	4,728,666	3,593,750

Basic and diluted net loss per ordinary share	$(0.23)	$(0.00)

(1)	For the year ended June 30, 2015, weighted average shares outstanding excluded 13,809,040 shares subject to possible conversion.

The accompanying notes are an integral part of these financial statements.

FS-15

Garnero Group Acquisition Company

Statement of Changes in Shareholders' Equity

For The Period from February 11, 2014 (Inception) through June 30, 2015

			Additional		Total
	Ordinary Shares		Paid-In	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Equity

Ordinary shares issued to initial shareholders	3,593,750	$359	$24,641	$-	$25,000

Net loss – February 11, 2014 (inception) through June 30, 2014				(8,958)	(8,958)

Balance – June 30, 2014	3,593,750	359	24,641	(8,958)	16,042

Sale of units, net of underwriters’ discounts and offering costs	15,009,063	1,501	144,854,844	-	144,856,345

Sale of unit purchase option	-	-	100	-	100

Net proceeds subject to possible conversion of 13,809,040 shares at conversion value	(13,809,040)	(1,381)	(138,779,471)	-	(138,780,852)

Net loss				(1,091,626)	(1,091,626)

Balance – June 30, 2015	4,793,773	$479	$6,100,114	$(1,100,584)	$5,000,009

The accompanying notes are an integral part of these financial statements.

FS-16

Garnero Group Acquisition Company

Statements of Cash Flows

	For The Year Ended June 30, 2015	For the period from February 11, 2014 (Inception) through June 30, 2014
Operating Activities
Net loss	$(1,091,626)	$(8,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related party on behalf of the Company	444,369	5,000
Interest income remaining in restricted cash and cash equivalents held in trust	(82,982)	–
Changes in operating assets and liabilities
Prepaid expenses	(48,667)	–
Accounts payable and accrued expenses	39,211	3,713

Net Cash Used in Operating Activities	(739,695)	(245)

Investing Activities
Purchase of restricted cash and cash equivalents held in trust	(144,468,755)	–

Net Cash Used in Investing Activities	(144,468,755)	–

Financing Activities
Proceeds from note payable to related party	–	50,000
Proceeds from advances from related party	293,980	17,500
Proceeds from public offering, net of costs	145,139,559	–
Repayments of notes payable to related party	(125,000)	–
Repayments of advances from related party	(99,971)	–
Payment of deferred offering costs	–	(92,095)
Proceeds from issuance of ordinary shares to initial shareholders	–	25,000

Net Cash Provided by Financing Activities	145,208,568	405

Net increase in cash and cash equivalents	118	160

Cash and cash equivalents - beginning	160	–

Cash and cash equivalents - ending	$278	$160

Supplemental disclosure of noncash investing and financing activities:

Year Ended June 30, 2015

$283,114 of deferred offering costs was reclassified to additional paid-in capital upon completion of the Company’s public offering.

$138,780,852 of proceeds from the Company’s public offering was recorded as ordinary shares subject to possible conversion.

Period from February 11, 2014 (Inception) through June 30, 2014

The Company incurred $51,019 of deferred offering costs were unpaid at June 30, 2014 and included in accounts payable.

Deferred offering costs of $140,000 and organizational expenses of $5,000 were paid by a related party of which $75,000 is included in note payable to related party and $70,000 is included in advances from related party.

The accompanying notes are an integral part of these financial statements.

FS-17

Garnero Group Acquisition Company

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations

Garnero Group Acquisition Company (the “Company”) was incorporated in the Cayman Islands on February 11, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region of the world although the Company is currently focusing on target businesses located in Latin America or Europe operating in the energy (including renewables) and biotechnology industries or target businesses in such industries operating outside of those geographic locations which the Company believes would benefit from expanding their operations to such locations.

All activity through June 30, 2015 relates to the Company’s formation, issuance of ordinary shares to the initial shareholders of the Company (“Initial Shareholders”), the offering described below and identification and due diligence related to a potential target business.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on June 25, 2014. The Company consummated the Initial Public Offering of 12,500,000 units on July 1, 2014 at an offering price of $10 per unit, generating gross proceeds of $125,000,000 and net proceeds of $120,375,090 after deducting $4,624,910 of transaction costs, which is discussed in Note 5. Simultaneously with the consummation of the Initial Public Offering, the Company consummated a private placement of 563,750 units (“Private Units”) generating gross proceeds of $5,637,500 to an affiliate of one of the Initial Shareholders and the underwriters which is described in Note 6.

On July 1, 2014, the underwriters exercised their full over-allotment option to the extent of 1,875,000 units and on July 7, 2014, the Company consummated the closing of the overallotment option (“Overallotment”). The Initial Public Offering and the Overallotment are collectively referred to as the “Offering.” The 1,875,000 units sold pursuant to the Overallotment were sold at an offering price of $10.00 per Unit, generating gross proceeds of $18,750,000 and net proceeds of $18,140,625 after deducting the underwriter’s discount of $609,375. In a private placement that took place simultaneously with the consummation of the exercise of the Overallotment, the affiliate of one of the Initial Shareholders and the underwriters purchased an additional 70,313 Private Units at $10.00 per unit generating gross proceeds of $703,130.

Following the closing of the Overallotment on July 7, 2014, an amount of $144,468,755 (or $10.05 per share sold to the public in the Offering) from the sale of the units in the Offering and the Private Units was placed in a trust account (“Trust Account”) and was invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. The $144,468,755 placed into the Trust Account may not be released until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company has obtained and will continue to seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, (i) interest income on the funds held in the Trust Account can be released to the Company to pay its income and other tax obligations and (ii) interest income on the funds held in the Trust Account of up to $500,000 after payment of taxes can be released to the Company to pay for its working capital requirements in connection with searching for a Business Combination.

FS-18

Garnero Group Acquisition Company

Notes to Financial Statements

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s Units are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

The Company, after signing a definitive agreement for the acquisition of a target business (see Note 4), is required to provide shareholders who acquired ordinary shares in the Offering (“Public Shareholders”) with the opportunity to convert their shares (“Public Shares”) for a pro rata share of the Trust Account. However, the Company is not permitted to consummate an initial Business Combination unless it has at least $5,000,001 of net tangible assets upon the close of such Business Combination and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. The Initial Shareholders have agreed that they will vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to such shares.

In connection with any proposed Business Combination, the Company will seek shareholder approval of an initial Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination. If the Company seeks shareholder approval of an initial Business Combination, any Public Shareholder voting either for or against such proposed Business Combination will be entitled to demand that his ordinary shares be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.05 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). The Rights and Warrants (discussed in Note 5 – Initial Public Offering) sold as part of the Units will not be entitled to vote on the proposed Business Combination and will have no conversion or liquidation rights.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate or other person with whom such Public Shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to 30% or more of the shares of ordinary shares sold in the Offering. A “group” will be deemed to exist if Public Shareholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s amended and restated memorandum and articles of association, if the Company does not consummate a Business Combination by June 25, 2016, it will trigger the Company’s automatic winding up, dissolution and liquidation. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from the Company’s shareholders to commence such a voluntary winding up, dissolution and liquidation. If the Company is unable to consummate an initial Business Combination, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay any of its taxes. Holders of Rights, Warrants and unit purchase options will receive no proceeds in connection with the liquidation with respect to such rights. The Initial Shareholders and the holders of Private Units will not participate in any distribution with respect to their initial shares and Private Units, including the ordinary shares included in the Private Units.

FS-19

 Garnero Group Acquisition Company

Notes to Financial Statements

If the Company is unable to conclude its initial Business Combination and expends all of the net proceeds of the Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share liquidation price of ordinary shares will be $10.05. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s shareholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s ordinary shareholders. Therefore, the actual per-share liquidation price may be less than $10.05.

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its initial shareholders, proceeds from the Offering and loans from a related party. As of June 30, 2015, the Company had $278 in its operating account. Interest to be earned on the Trust Account balance to be released to the Company to fund working capital requirements from July 1, 2015 through June 25, 2016 is estimated to be approximately $289,000. The Company’s Chief Executive Officer, Mario Garnero, has also committed to provide loans to the Company of up to $1,120,000, of which $725,878 was loaned to the Company through June 30, 2015. These loans were evidenced by notes entered into on September 28, 2015, and will either be repaid upon the consummation of a Business Combination or, at the option of the holder, up to $500,000 may be converted into additional Private Units at a price of $10.00 per Private Unit. Mario Garnero has loaned the Company an additional $230,000 from July 1, 2015 through September 29, 2015, which loans will be evidenced by notes and will be repaid upon the consummation of a Business Combination. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or June 26, 2016, the date the Company’s liquidation will be triggered if a Business Combination is not consummated.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Restricted Cash and Cash Equivalents Held in Trust

The amounts held in the Trust Account represent substantially all of the proceeds of the Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination. As of June 30, 2015, cash and cash equivalents held in the Trust Account consisted of $144,551,453 in United States Treasury Bills and $284 in cash. During the year ended June 30, 2015, approximately $30,000 of interest income was transferred from the Trust Account to the Company’s operating account. At June 30, 2015, there was approximately $83,000 of interest income held in the Trust Account available to be released to the Company.

FS-20

Garnero Group Acquisition Company

Notes to Financial Statements

Ordinary Shares Subject to Possible Conversion

The Company accounts for its ordinary shares subject to possible conversion in accordance with the guidance provided in Accounting Standards Codification (“ASC”) 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory conversion (if any) are classified as a liability instrument and measured at fair value. Conditionally convertible ordinary shares (including ordinary shares that feature conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as stockholders’ equity. The Company’s ordinary shares feature certain conversion rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly at June 30, 2015, the ordinary shares subject to possible conversion are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Loss per Share

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Ordinary shares subject to possible conversion of 13,809,040 shares at June 30, 2015 have been excluded from the calculation of basic loss per share since such shares, if converted, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (i) Warrants and Rights included in the units sold in the Offering to acquire 9,005,438 Ordinary Shares and (ii) 1,250,000 Ordinary Shares and Warrants and Rights to acquire 750,000 Ordinary Shares included in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the Warrants and automatic conversion of the Rights are contingent on the occurrence of future events.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecoginition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company determined that the Cayman Islands is its only major tax jurisdiction. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements for the tax periods ended June 30, 2015 and 2014. Since the Company was incorporated on February 11, 2014, the evaluation was performed for the period from February 11, 2014 through June 30, 2015. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the periods ended June 30, 2015 and 2014. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

FS-21

Garnero Group Acquisition Company

Notes to Financial Statements

Recent Accounting Pronouncements

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material impact on the accompanying financial statements.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date which these financial statements were issued. Based upon the review, other than as disclosed in Note 4, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Note 3 —  Shareholder Commitment

On October 10, 2014, November 19, 2014, February 16, 2015, May 15, 2015 and September 29, 2015, the Company’s Chief Executive Officer, Mario Garnero, executed five separate commitment letters to provide loans to the Company of up to an aggregate of $1,120,000, of which $725,878 was loaned to the Company through June 30, 2015. These loans were evidenced by notes entered into on September 28, 2015, and will either be repaid upon the consummation of a Business Combination or, at the option of the holder, up to $500,000 may be converted into additional Private Units at a price of $10.00 per Private Unit. Mario Garnero has loaned the Company an additional $230,000 from July 1, 2015 through September 29, 2015, which loans will be evidenced by notes and will be repaid upon the consummation of a Business Combination.

At June 30, 2014, the Company had a $125,000 principal amount unsecured promissory note to an entity controlled by the Company’s Chief Executive Officer (“Affiliate”). The note was non-interest bearing and payable on the earlier of (i) February 18, 2015, (ii) the consummation of the Offering or (iii) the date on which the Company determined not to proceed with the Offering. The Company repaid this note in July 2014.

Additionally, the Affiliate advanced the Company $87,500 for payment of certain deferred offering costs. These advances were non-interest bearing and due on demand. The Company repaid these advances in July 2014.

Note 4 —  Investment Agreement

On August 26, 2015, the Company entered into an Investment Agreement (the “Investment Agreement”) with, Q1 Comercial de Roupas S.A., a Brazilian company (“Colombo”), Alvaro Jabur Maluf Junior and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages in the Investment Agreement (the “Optionholders”).

Headquartered in São Paulo, Colombo is one of Brazil’s leading retailers focusing on menswear, with over 400 stores throughout the country. Colombo has recently diversified from formalwear into smart casual clothes and has strengthened its online presence to become, according to Exame Magazine, one of the three most valuable brands within the Brazilian apparel retail sector.

FS-22

Garnero Group Acquisition Company

Notes to Financial Statements

Pursuant to the Investment Agreement, (A) the Controlling Persons will contribute all of the issued and outstanding ordinary shares of Colombo (the “Outstanding Shares”) to the Company (the “Share Contribution”) and will receive in consideration an aggregate of 5,460,000 newly issued ordinary shares of the Company (“GGAC Ordinary Shares”) and (B) the Optionholders will exercise certain options held by them, will contribute the underlying ordinary shares of Colombo to the Company (the “Option Contribution,” and together with the Share Contribution, the “Equity Contributions”), and will receive in consideration an aggregate of 540,000 GGAC Ordinary Shares. The number of GGAC Ordinary Shares to be received by the Controlling Persons and the Optionholders is subject to an EBITDA Adjustment, as described in the Investment Agreement. In addition, at the closing of the transactions contemplated by the Investment Agreement (the “Closing”) and immediately after the completion of the Equity Contributions, the Company will contribute to Colombo, as a capital increase, an aggregate of R$120,000,000 (approximately US$29,900,000 as of September 22, 2015) in cash (the “Capital Contribution,” and together with the Equity Contributions, the “Contributions”), which amount shall be used by Colombo to immediately repay certain indebtedness of Colombo and to release certain liens on the Outstanding Shares.

In connection with the transactions contemplated by the Investment Agreement, the Company and Colombo will use their commercially reasonable best efforts to consummate, simultaneously with the Closing, a private placement of up to US$100,000,000 of equity securities, or securities exercisable or exchangeable for, or convertible into, equity securities, of the Company (the “Private Placement”), with the assistance of a syndicate of financial institutions that have been identified and agreed to by the Company and Colombo. In addition, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or indirectly, at least US$30,000,000 of the Company’s Ordinary Shares in the open market. To the extent the Controlling Persons make less than US$30,000,000 in open market purchases, the Controlling Persons, directly or indirectly, will purchase an amount of securities in the Private Placement equal to such deficiency

If the Contributions are consummated, Colombo will become a wholly-owned subsidiary of the Company, the Company will change its name to “Garnero Colombo Inc.” and the former stockholders and management of Colombo will own approximately 25% of the outstanding GGAC Ordinary Shares (assuming no holder of GGAC Ordinary Shares exercises his redemption rights as set forth in the Company’s charter documents and the Controlling Persons make the full US$30 million of open market purchases and/or purchases in the Private Placement).

The Contributions are expected to be consummated in the fourth calendar quarter of 2015, assuming the required approval of the Company’s shareholders is obtained and certain other conditions, as described in the Investment Agreement, are satisfied or waived.

The GGAC Ordinary Shares payable to the Controlling Persons and Optionholders are subject to adjustment based on Colombo’s future EBITDA performance (the EBITDA Adjustment”). If Colombo’s EBITDA for the twelve months ending December 31, 2016, as determined in accordance with the Investment Agreement, is less than R$155,000,000 (approximately US$38,600,000 as of September 22, 2015), the Controlling Persons and Optionholders have agreed to surrender to the Company for cancellation 50,000 GGAC Ordinary Shares for each R$1,000,000 (approximately US$249,000 as of September 22, 2015) of such deficiency, up to a maximum of 300,000 GGAC Ordinary Shares and pro-rata for partial amounts. If Colombo’s EBITDA for such period is lower than R$149,000,000 (approximately US$37,100,000 as of September 22, 2015), an additional 300,000 GGAC Ordinary Shares will be surrendered to the Company for cancellation. An aggregate of 600,000 GGAC Ordinary Shares will be held in escrow pending calculation and settlement of the EBITDA Adjustment.

Note 5 — Initial Public Offering

On July 1, 2014, the Company sold 12,500,000 units (“Units”) at a price of $10 per Unit in the Initial Public Offering. Each unit consists of one share of the Company’s ordinary shares, par value $0.0001, one right (“Right”) and one warrant (“Warrant”). Each Right entitles the holder to receive one-tenth (1/10) of a share of ordinary shares on the consummation of an initial business combination. Each Warrant entitles the holder to purchase one-half of one ordinary share at a price of $11.50 per full share. Each Warrant will become exercisable on the later of the completion of an initial business combination or June 25, 2015, and will expire five years after the completion of an initial business combination. The Company will not issue fractional shares.

FS-23

Garnero Group Acquisition Company

Notes to Financial Statements

On July 1, 2014, the underwriters exercised their full over-allotment option to the extent of 1,875,000 units and on July 7, 2014, the Company consummated the closing of the Overallotment. The 1,875,000 units sold pursuant to the Overallotment were sold at an offering price of $10.00 per Unit.

The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $21.00 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the ordinary shares underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis. In the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise.

The Company paid the underwriters in the Offering an underwriting discount of 3.25% ($4,671,875) comprised of $4,062,500 of the $125,000,000 of proceeds from the Initial Public Offering and $609,375 of the $18,750,000 of proceeds from the Overallotment. The Company also issued, for $100, a unit purchase option to purchase up to a total of 1,250,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $12,500,000) commencing on the later of the consummation of a Business Combination and June 25, 2015. The unit purchase option expires June 25, 2019. The units issuable upon exercise of this option are identical to the Units in the Offering. Accordingly, after the Business Combination, the purchase option will be to purchase 1,375,000 ordinary shares (which includes 125,000 ordinary shares to be issued for the rights included in the units) and 1,250,000 Warrants to purchase 625,000 ordinary shares. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from June 25, 2014, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $4,175,000 (or $3.34 per unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.70% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

FS-24

Garnero Group Acquisition Company

Notes to Financial Statements

Note 6 — Private Units

Simultaneously with the Initial Public Offering, an affiliate of one of the Initial Shareholders of the Company and the underwriters purchased an aggregate of 563,750 Private Units at $10.00 per Private Unit (for an aggregate purchase price of $5,637,500) from the Company. In a private sale that took place simultaneously with the consummation of the Overallotment, an affiliate of one of the Initial Shareholders of the Company and the underwriters purchased an additional 70,313 Private Units at $10.00 per Private Unit for an aggregate purchase price of $703,130. All of the proceeds received from these purchases were placed in the Trust Account.

The Private Units are identical to the Units sold in the Offering except the Warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders of the Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated memorandum and articles of association with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination, (C) not to convert any shares underlying the Private Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-Business Combination activity and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of an initial Business Combination.

Note 7 — Deferred Offering Costs

Deferred offering costs at June 30, 2014 consisted principally of legal, accounting and underwriting costs incurred through June 30, 2014 that were directly related to the Offering and that were charged to shareholders’ equity upon the receipt of the capital raised.

Note 8 — Commitments and Contingencies

Business Combination Consulting

The Company has engaged the representative of the underwriters (“Representative”) to assist the Company with its initial Business Combination. Pursuant to this arrangement, the Company anticipates that the Representative will assist the Company in holding meetings with shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the Representative a cash fee of $4,600,000 for such services upon the consummation of its initial Business Combination (exclusive of any applicable finders’ fees which might become payable).

FS-25

Garnero Group Acquisition Company

Notes to Financial Statements

Registration Rights

The Initial Shareholders and the holders of the Private Units (or underlying securities) are entitled to registration rights with respect to their Initial Shares and Private Units (or underlying securities) pursuant to agreements signed on June 25, 2014. The holders of the majority of the Initial Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Private Units (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Office Space

The Company presently occupies office space provided by the Affiliate. Such Affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such Affiliate $10,000 per month for such services commencing on July 1, 2014. During the year ended June 30, 2015, the Company incurred approximately $120,000 for such rent and services, which is reflected in the Statement of Operations as Office expense – related party. Additionally, at June 30, 2015, the Company prepaid $6,000 to the related party which amount is included in prepaid expenses in the Balance Sheet.

Note 9 — Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of June 30, 2015, there are no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 120,000,000 ordinary shares with a par value of $0.0001 per share.

In connection with the organization of the Company, on March 26, 2014 a total of 3,593,750 ordinary shares were sold to the initial shareholders at a price of approximately $0.01 per share for an aggregate of $25,000.

Note 10 — Income Taxes

The domestic and foreign components of income (loss) before income taxes from continuing operations for the periods ended June 30, 2015 and 2014 are as follows:

	Year ended June 30, 2015	Period from February 11, 2014 (inception) through June 30, 2104
Domestic	$-	$-
Foreign	(1,091,626)	(8,958)
Loss from continuing operations before income taxes	$(1,091,626)	$(8,958)

FS-26

Garnero Group Acquisition Company

Notes to Financial Statements

The Company’s tax provision is zero because the Company is organized in the Cayman Islands with no connection to any other taxable jurisdiction.

A reconciliation of the statutory United States federal income tax rate to the Company’s effective tax rate is as follows:

	Year ended June 30, 2015	Period from February 11, 2014 (inception) through June 30, 2104
Statutory federal income tax rate	34%	34%
Income and expenses not subject to US taxation	(34%)	(34%)
Income tax provision (benefit)	$-	$-

The Company is considered to be an exempted Cayman Islands Company, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

FS-27

Garnero Group Acquisition Company

Notes to Financial Statements

Note 11 — Selected Quarterly Information (Unaudited)

The following table presents summarized unaudited quarterly financial data for each of the four quarters in the year ended June 30, 2015 and for the period from February 11, 2014 (inception) through June 30, 2014. The data has been derived from our unaudited financial statements that, in management's opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such information when read in conjunction with the Financial Statements and Notes thereto. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year ended June 30, 2015
Operating expenses	$247,065	$600,943	$163,733	$193,022
Interest income	$25,129	$5,027	$-	$82,981
Net loss	$(221,936)	$(595,916)	$(163,733)	$(110,041)
Basic and diluted loss per share	$(0.06)	$(0.13)	$(0.03)	$(0.02)

Period from February 11, 2014 (inception) through June 30, 2014
Operating expenses	$-	$-	$8,723	$235
Net loss	$-	$-	$(8,723)	$(235)
Basic and diluted loss per share	$-	$-	$(0.00)	$(0.00)

FS-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Q1 Comercial de Roupas S.A. and Subsidiaries,

We have audited the accompanying consolidated balance sheets of Q1 Comercial de Roupas S.A. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ deficiency, comprehensive income (loss) and cash flows for the years ended December 31, 2014, 2013 and 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Q1 Comercial de Roupas S.A. and Subsidiaries as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2, the Company has sustained recurring losses from operations and has experienced a decline in working capital, that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP

New York, NY

December 22, 2015

FS-29

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except shares and per share amounts)

	September 30,	December 31,
	2015	2014	2013
	(unaudited)
Assets
Current Assets:
Cash	$325	$1,861	$3,788
Investments	3,393	26,883	34,491
Accounts receivable, net	172	2,164	3,304
Inventories, net	46,918	91,370	96,838
Prepaid expenses and other current assets	13,580	7,920	9,955
Total Current Assets	64,388	130,198	148,376

Property and equipment, net	36,498	59,642	52,785
Intangible assets, net	1,955	2,320	1,356
Other assets	5,929	12,036	14,847

Total Assets	$108,770	$204,196	$217,364

Liabilities and Stockholders' Deficiency
Current Liabilities:
Accounts payable	$28,420	$65,639	$112,253
Accrued expenses and other current liabilities	6,670	7,948	11,119
Debentures payable	114,181	171,294	184,092
Working capital loans	56,513	63,795	58,474
Stockholders' loans payable	7,435	3,718	-
Tax obligations	14,743	16,529	8,720
Obligations under capital leases	441	795	234
Interest payable	14,969	1,961	4,867
Total Current Liabilities	243,372	331,679	379,759
Tax obligations, non current	3,043	20,191	13,345
Other liabilities	3,291	4,710	5,858

Total Liabilities	249,706	356,580	398,962

Commitments and Contingencies

Stockholders' Deficiency:
Common stock, no par value;
52,606,785, 52,606,785 and 38,901,333 shares issued and outstanding at September 30, 2015, December 31, 2014 and December 31, 2013.	103,726	103,726	58,666
Accumulated deficit	(385,579)	(335,856)	(303,584)
Accumulated other comprehensive income	140,917	79,746	63,320

Total Stockholders' Deficiency	(140,936)	(152,384)	(181,598)

Total Liabilities and Stockholders' Deficiency	$108,770	$204,196	$217,364

FS-30

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per share amounts)

	For The Nine Months Ended		For The Years Ended
	September 30,		December 31,
	2015	2014	2014	2013	2012
	(unaudited)	(unaudited)

Net Revenue	$101,450	$158,313	$234,461	$220,119	$203,010
Cost of goods sold	40,357	70,926	105,396	99,502	88,449

Gross Profit	61,093	87,387	129,065	120,617	114,561

Operating Expenses, net	50,218	71,930	95,405	100,483	95,160

Income From Operations	10,875	15,457	33,660	20,134	19,401

Other Income (Expenses)
Interest income	582	2,938	3,446	2,283	3,579
Debt interest expense	(26,812)	(26,439)	(37,248)	(27,676)	(36,188)
Vendor interest expense	(11,539)	(14,269)	(13,908)	(10,133)	(19,273)
ICMS and INSS interest expense	(18,944)	(5,281)	(5,604)	(1,520)	(1,838)
Credit card fees	(1,970)	(3,509)	(5,015)	(3,799)	(3,453)
Other (expense) income	(1,628)	(1,088)	(1,483)	1,144	(2,242)
Total Other Expense	(60,311)	(47,648)	(59,812)	(39,701)	(59,415)

Loss Before Provision For Income Taxes	(49,436)	(32,191)	(26,152)	(19,567)	(40,014)

Income Tax Provision	(287)	(5,014)	(6,120)	(1,879)	(2,928)

Net Loss	$(49,723)	$(37,205)	$(32,272)	$(21,446)	$(42,942)

Net Loss Per Share
- Basic and Diluted	$(0.95)	$(0.79)	$(0.66)	$(0.63)	$(1.84)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	52,606,785	47,335,457	48,664,321	33,785,542	23,340,800

FS-31

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	For The Nine Months Ended		For The Years Ended
	September 30,		December 31,
	2015	2014	2014	2013	2012
	(unaudited)	(unaudited)

Net Loss	$(49,723)	$(37,205)	$(32,272)	$(21,446)	$(42,942)
Other Comprehensive Income (Loss):
Foreign currency translation adjustments	61,171	929	16,426	25,791	12,749
Total Comprehensive Income (Loss)	$11,448	$(36,276)	$(15,846)	$4,345	$(30,193)

FS-32

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

(in thousands, except shares)

				Accumulated Other
	Common Stock		Accumulated	Comprehensive
	Shares	Amount	Deficit	Income	Total
Balances at December 31, 2011	23,340,800	$13,972	$(239,196)	$24,780	$(200,444)
Cash dividend	-	(5,206)	-	-	(5,206)
Comprehensive income (loss):
Net loss	-	-	(42,942)	-	(42,942)
Other comprehensive income	-	-	-	12,749	12,749
Balances at December 31, 2012	23,340,800	8,766	(282,138)	37,529	(235,843)
Sale of common stock	15,560,533	49,900	-	-	49,900
Comprehensive income (loss):
Net loss	-	-	(21,446)	-	(21,446)
Other comprehensive income	-	-	-	25,791	25,791
Balances at December 31, 2013	38,901,333	58,666	(303,584)	63,320	(181,598)
Sale of common stock	13,705,452	45,060	-	-	45,060
Comprehensive income (loss):
Net loss	-	-	(32,272)	-	(32,272)
Other comprehensive income	-	-	-	16,426	16,426
Balances at December 31, 2014	52,606,785	103,726	(335,856)	79,746	(152,384)
Comprehensive income (loss):
Net loss	-	-	(49,723)	-	(49,723)
Other comprehensive income	-	-		61,171	61,171
Balances at September 30, 2015 (unaudited)	52,606,785	$103,726	$(385,579)	$140,917	$(140,936)

FS-33

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For The Nine Months Ended		For The Years Ended
	September 30,		December 31,
	2015	2014	2014	2013	2012
	(unaudited)	(unaudited)

Cash Flows From Operating Activities
Net loss	$(49,723)	$(37,205)	$(32,272)	$(21,446)	$(42,942)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,498	5,867	7,860	7,131	5,631
Amortization of lease rights	1,994	3,215	4,250	4,549	4,676
Amortization of deferred financing costs	294	401	521	426	-
Gain on sale of lease rights	(2,056)	(1,047)	(1,347)	(1,844)	(143)
(Gain) loss on sale of property and equipment	(1,376)	(1,211)	(1,335)	406	(11)
Provision for uncollectible accounts receivable	-	386	448	-	-
Provision for slow moving inventory	701	(726)	(79)	3,609	(277)
Decrease (increase) in assets:			-	-	-
Accounts receivable	1,640	2,057	400	16,737	(8,710)
Inventory	17,351	(15,592)	(7,014)	(38,255)	(15,737)
Prepaid expenses and other current assets	(11,007)	(6,374)	434	(2,864)	(3,970)
Deposits	67	47	84	(313)	(114)
Increase (decrease) in liabilities:			-	-	-
Accounts payable and accrued expenses	(8,574)	13,053	(25,283)	10,860	45,290
Other liabilities	195	(949)	(506)	1,629	4,178
Total Adjustments	4,727	(873)	(21,567)	2,071	30,813
Net Cash Used in Operating Activities	(44,996)	(38,078)	(53,839)	(19,375)	(12,129)
Cash Flows From Investing Activities
Investment in securities, net	18,748	13,247	3,947	(4,042)	17,342
Purchase of intangible assets	(1,156)	(1,464)	(2,047)	(98)	(756)
Purchase of property and equipment	(4,882)	(15,782)	(22,452)	(21,008)	(29,755)
Proceeds from sale of property and equipment	5,677	3,405	2,338	3,006	543
Purchase of lease rights	(180)	(3,717)	(3,870)	(6,429)	(9,049)
Proceeds from sale of lease rights	2,881	1,422	2,050	1,964	180
Net Cash Provided by (Used in) Investing Activities	21,088	(2,889)	(20,034)	(26,607)	(21,495)
Cash Flows From Financing Activities
Dividends paid	-	-	-	-	(5,206)
Payment of deferred financing costs	-	-	-	(2,866)	-
Proceeds from shareholder loan	6,397	-	4,252	-	-
Proceeds from working capital loans	27,201	36,958	64,712	49,592	107,114
Repayments of working capital loans	(9,593)	(33,504)	(48,066)	(218,942)	(60,176)
Proceeds from issuance of debentures	-	-	173,216	185,663	-
Repayment of debentures	-	-	(162,300)	-	-
Repayment of capital lease obligations	(201)	(98)	(135)	(102)	(126)
Proceeds from sale of capital stock	-	45,060	45,060	49,900	-
Net Cash Provided by Financing Activities	23,804	48,416	76,739	63,245	41,606

Effect of Exchange Rate Changes on Cash	(1,432)	(4,717)	(4,793)	(15,084)	(8,030)

Net (Decrease) Increase in Cash	(1,536)	2,732	(1,927)	2,179	(48)
Cash - Beginning of Period	1,861	3,788	3,788	1,609	1,657
Cash - End of Period	$325	$6,520	$1,861	$3,788	$1,609

FS-34

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

(in thousands)

	For The Nine Months Ended		For The Years Ended
	September 30,		December 31,
	2015	2014	2014	2013	2012
	(unaudited)	(unaudited)
Supplemental Disclosures of Cash Flow Information:
Interest paid	$8,826	$22,821	$48,430	$37,511	$26,347
Income taxes paid	$-	$948	$1,260	$21	$68

Non-Cash Investing and Financing Activity:
Assets acquired under capital lease obligations	$87	$772	$755	$41	$27

FS-35

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

1.	Business Organization and Nature of Operations

Q1 Comercial de Roupas S.A, (“Q1 Comercial” and together with its subsidiaries “the Company” or “Grupo Colombo”) was formed in 1917 as a ready-made clothing distributor. Grupo Colombo currently operates 397 stores in 26 Brazilian states. Grupo Colombo is headquartered at Av Historiador Rubens de Mendonça, 1894, Brazil, and its primary office is located at 119 Rua São Tomé, in São Paulo, Brazil.

Q1 Comercial operates through the following four subsidiaries (together, the “Operating Subsidiaries”): ADM Comércio de Roupas Ltda. ("ADM”), AMD Comércio de Roupas Ltda. ( "AMD" ), and Q1 Comercial de Roupas da Amazônia Ltda. ("Q1 Amazônia " ), which purchase ready-made clothing for subsequent distribution, and Q1 Serviço e Recebimento Ltda. ("Q1 Service") which provides administrative services to support the Company's financial operations.

2.	Liquidity and Management’s Plans

The Company’ s cash requirements relate primarily to working capital needed to operate and grow the business, including funding operating expenses, growth in inventory, and continued expansion. The ability to achieve profitability and meet future liquidity needs and capital requirements will depend upon numerous factors, including the timing and quantity of product and timing and costs of product sourcing requirements; the timing and amount of operating expenses, including marketing and staff expenses, and the timing and costs of store expansions, as well as any changes in strategy or planned activities.

The Company has recurring net losses, a working capital deficiency as of September 30, 2015, December 31, 2014 and 2013 of $178,984, $201,481 and $231,383, respectively, and cash used in operations of $44,996, $38,078, $53,839, $19,375 and $12,129 for the nine months ended September 30, 2015 and 2014, and the years ended December 31, 2014, 2013 and 2012, respectively. In addition, as of September 30, 2015, the Company has an accumulated deficit of $385,579. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the consolidated financial statements.

FS-36

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

2.	Liquidity and Management’s Plans, continued

There can be no assurance that the Company will be successful in generating additional cash from equity or other sources to be used for operations. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Based on the Company’s current resources, the Company will not be able to continue to operate without additional funding. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company will need to curtail certain or all operational activities and/or contemplate the sale of its assets if necessary.

See footnote 19 for discussion of proposed merger.

3.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates included: revenue recognition, inventory valuation and obsolescence; valuation and recoverability of long-lived assets, including the values assigned to intangible assets, other assets (including lease rights), and property and equipment; fair value calculations, including contingencies, including accruals for the outcome of current litigation and assessments and income taxes, including uncertain income tax positions and recoverability of deferred income taxes and any limitations as to net operating losses (“NOL”). Actual results could differ from these estimates.

FS-37

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Foreign Currency Translation

The Company’s functional currency is the Brazilian Real and its reporting currency is the United States Dollar. There has been a steady devaluation of the Brazilian Real relative to the United States Dollar in recent years. Assets and liabilities are translated into U.S. dollars using the exchange rate at the balance sheet date (0.2481, 0.3722 and 0.4232 at September 30, 2015, and December 31, 2014, and 2013, respectively) and revenue and expense accounts are translated at the weighted average exchange rate for the period or for the year then ended (0.3202 and 0.4367 for the nine months ended September 30, 2015 and 2014, respectively and 0.4257, 0.4645 and 0.5133 for the years ended December 31, 2014, 2013 and 2012, respectively). Resulting translation adjustments are made directly to accumulated other comprehensive income (loss). Losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency of $0 and $38 for the nine months ended September 30, 2015 and 2014, respectively, and $37, $1,571 and $697 for years ended December 31, 2014, 2013 and 2012, respectively, are recognized within other income (expense) in the consolidated statements of operations.

Investments

Investments represent securities purchased under agreements to resell, which are accounted for as collateralized financing transactions and are recorded at their contracted resale or repurchase amount. The Company earns interest over the term of the agreements, which is reflected in Interest income in the Consolidated Statements of Operations on an accrual basis. The investments mature at various dates through 2036; however, the Company has the ability to redeem such investments earlier than the stated maturity dates. The Company makes such purchases and related redemptions on a daily basis, including redemption of any earned interest. The company is subject to Imposto de Renda Retido na Fonte (“IRRF”) tax which is withheld from the proceeds of the redemptions. The tax withheld may then be available as a tax credit to the Company in its annual tax filings.

Accounts Receivable

The Company’s accounts receivable are primarily from vendors tasked with accepting credit card payments for purchases from its customers and are reported at the amount due from the vendor. Due to the nature of these funds, the Company expects credit card receivables to be fully collectible. The Company also carries receivables from wholesale sales (primarily uniforms) to other businesses. The Company does not carry any accounts receivable directly from any of its retail customers. Accounts receivable are recorded at carrying value, which approximates fair value, net of allowances for doubtful wholesale accounts of $0, $423, and $122 at September 30, 2015, December 31, 2014 and December 31, 2013, respectively.

FS-38

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Inventory

The Company maintains inventory both on hand at its distribution facility and its retail stores that is sold in the stores and e-commerce sites directly to consumers. Inventory is stated at the lower of cost or net realizable value, with cost primarily determined on a weighted average basis, which approximates first-in, first-out (“FIFO”). The Company records allowances for slow moving inventory based on historical and projected usage trends.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include tax credits arising from the purchase of raw materials, intermediary products and packaging materials (“Recoverable Taxes”), which can be used to offset tax obligations arising from product sales. The Company offsets certain tax obligations against Recoverable Taxes in accordance with applicable local tax laws. In assessing the realization of the Recoverable Taxes, management considers whether it is more likely than not that some portion or all of the Recoverable Taxes will not be realized. Based on this assessment, management believes that Recoverable Taxes as recorded on the balance sheet are fully realizable.

Deferred Financing Costs

Certain costs incurred with the issuance of debt securities are capitalized and are reported net of accumulated amortization. Amortization is charged to interest expense over the term of the applicable debt issues, using the effective interest method.

During 2013, the Company incurred $2,867 of direct financing costs for professional and legal fees related to the issuance of the 2013 Debentures (see Note 9), which were recorded as deferred financing costs. Interest expense related to the amortization of deferred financing costs was $294 and $401 during the nine months ended September 30, 2015 and 2014, and $521, $426 and $0 for the years ended December 31, 2014, 2013 and 2012, respectively.

FS-39

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Construction work in progress is recorded at cost until the corresponding asset is placed into service and depreciation begins. Depreciation is calculated by the straight-line method based upon the estimated useful life of assets, which range from five to ten years. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the respective assets or the term of the lease. All repair and maintenance costs are expensed as incurred.

Intangible assets, net

Intangible assets are shown at cost, net of accumulated amortization. Finite-lived intangible assets relate to internally developed software, including enterprise resource planning software applications (“ERP”). Costs related to the development of ERP software, are capitalized and recorded at cost until the corresponding ERP application is placed into service and amortization begins.

Finite-lived assets are amortized over their useful lives, which range from 5 to 6 years, and are evaluated for impairment whenever events or changes in circumstances indicate that their related carrying values may not be fully recoverable.

Impairment of Long-Lived Assets

Property and equipment, intangible assets and other long-lived assets, are evaluated for impairment on an annual basis, or whenever events or changes in circumstances indicate that their related carrying values may not be fully recoverable. In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and its eventual disposition. To the extent that estimated future undiscounted net cash flows attributable to the asset are less than its carrying value, an impairment loss is recognized equal to the difference between the carrying value of such asset and its fair value.

Lease Rights

Lease rights are the costs incurred to acquire the right to lease a specific property. These rights can be subsequently sold to a new tenant, or under certain conditions, be recovered from the landlord. Substantially all of the Company’s store leases were determined to be operating leases. Lease rights are recorded at cost, are included in other assets on the consolidated balance sheets and are amortized over the corresponding lease term. The amortization of lease rights is recorded as an occupancy cost within operating expenses.

The Company recorded $2,056, $1,047, $1,347, $1,844 and $143 gains on the sale of lease rights during the nine months ended September 30, 2015 and 2014 and the years ended December 31, 2014, 2013 and 2012, respectively.

FS-40

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Rent Expense

Minimum rental expense are recognized over the term of the lease. We recognize minimum rent starting when possession of the property is taken from the landlord, which normally includes a construction period prior to store opening. When a lease contains a predetermined fixed escalation of the minimum rent, we recognize the related rent expense on a straight-line basis and record the difference between recognized rental expense and the amounts payable under the lease as deferred rent liability. We also may receive tenant allowances, with the short-term portion included in accrued expenses and other current liabilities and the long-term portion included in lease incentives and other liabilities on the Consolidated Balance Sheets. Tenant allowances are amortized as reduction to rent expense in the Statements of Operations over the term of the lease.

Certain leases provide for contingents rents that are not measurable at inception. These contingent rents are primarily based on a percentage of sales that are in excess of predetermined level. These amounts are excluded from minimum rent and are included in the determination of rent expense when it is probable that the expense have been incurred and the amount is reasonably estimable.

Vendor Rebates

The Company receives rebates in the form of credits from vendors based on purchases, to be utilized within 360 days from the date of issuance. Vendor rebates and allowances are recorded as a reduction to inventory and accounts payable, and reduce cost of goods sold as product is sold.

Income Taxes

Income taxes are recorded under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the expected future tax consequences of (a) temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and (b) net operating losses and tax credit carryforwards.  A valuation allowance is recorded when it is more likely than not that the deferred tax assets will not be realized.

Significant judgment is required in evaluating tax positions and determining the provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company’s management considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Interest and penalties, if any, are recorded within interest expense.

FS-41

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Advertising Expense

The Company does not defer advertising expenses, but expenses them as incurred. Advertising expenses were $258 and $512 during the nine months ended September 30, 2015 and 2014, respectively, and were $619, $1,470 and $1,282 during the years ended December 31, 2015, 2013 and 2012, respectively.

Earnings per Share

Basic earnings per share is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed as net income divided by the weighted average number of common shares outstanding for the period, including common stock equivalents. In all periods presented, basic and diluted earnings per share were the same. There are no common stock equivalents outstanding.

Concentrations

The Company’s concentration risk (10% or more of a total) consists primarily of cash, (the amounts of which may, at times, exceed federally insured limits), accounts receivable (including credit card receivables) and concentrations with primary vendors (vendors accounting for 10% or more of the Company’s inventory purchases).

During the nine months ended September 30, 2015 three vendors accounted for 23%, 22% and 10% of the Company’s inventory purchases and during the nine months ended September 30, 2014 two vendors accounted for 21%, and 11% of the Company’s inventory purchases. Primary vendors during the years ended December 31, 2014, 2013 and 2012 were as follows. During 2014: two vendors with 20% and 11%; during 2013: three vendors with 17%, 15% and 13% and during 2012: one vendor with 63% of the Company’s inventory purchases.

The Company maintains cash with major financial institutions in Brazil. Cash held in Brazilian banks are insured by the Fundo Garantido de Credito (the Credit Guarantee Fund or “FGC”) for up to R$ 250,000 (Brazilian reais) at each bank. There were aggregate uninsured cash balances of $234, $1,963 and $3,301 as of September 30, 2015, December 31, 2014 and 2013, respectively.

The Company’s accounts receivable are primarily from vendors tasked with accepting credit card payments for purchases from its customers. During the nine months ended September 30, 2015, two such vendors accounted for 52% and 13% of gross accounts receivable and during the nine months ended September 30, 2014, two vendors accounted for 22%, and 21% of gross accounts receivable. During the year ended December 31, 2014, two vendors accounts for 52% and 12%, during the year ended December 31, 2013 one vendor accounted for 54% of gross accounts receivable, and during the year ended December 31, 2012, one vendor accounted for 89% of gross accounts receivable.

FS-42

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Capital Leases

The Company leases certain equipment and facilities, including all of its retail locations. Leases without substantial transfer to the Company of all risks and benefits relating to the ownership of an asset are classified as operating leases. If the terms of the lease transfer substantively all of the risks and benefits relating to ownership of the leased asset to the lessee, the Company records the asset and the related capital lease obligation on the consolidated balance sheets. Obligations under capital leases are amortized over the lease term using the effective interest method. Assets held under capital leases are depreciated over their useful lives.

Revenue Recognition

Revenue is recognized by the Company when there is persuasive evidence of an arrangement, delivery has occurred (and risks and rewards of ownership have been transferred to the buyer), price has been fixed or is determinable, and collectability is reasonably assured. Retail store revenue is recognized at the point of sale in retail stores.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. In determining fair value, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or developed by the Company. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1 - Valued based on quoted prices at the measurement date for identical assets or liabilities trading in active markets. Financial instruments in this category generally include actively traded equity securities.

Level 2 - Valued based on (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in markets that are not active; (c) inputs other than quoted prices that are observable for the asset or liability; or (d) from market corroborated inputs. Financial instruments in this category include certain corporate equities that are not actively traded or are otherwise restricted.

Level 3 - Valued based on valuation techniques in which one or more significant inputs is not readily observable. Included in this category are certain corporate debt instruments, certain private equity investments, and certain commitments and guarantees.

FS-43

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments, continued

The Company bases its fair value determinations of the carrying value of financial assets and liabilities on an evaluation of their particular facts and circumstances and valuation techniques that require judgments and estimates. The Company’s Chief Financial Officer is responsible for the review and approval of inputs and assumptions related to the fair value measurements. Valuation techniques used to measure fair value maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The fair value hierarchy gives the highest priority to observable inputs such as quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The level in the fair value hierarchy within which the fair value measurement falls is determined based on the lowest level input that is significant to the valuation technique.

The following table summarizes the Company's financial assets and liabilities that were measured and recorded at fair value on a recurring basis:

As of December 31, 2013	Level 1	Level 2	Level 3
Foreign currency exchange contracts	$-	$1,127	$-

The carrying amounts reflected in the consolidated balance sheets for cash, investments, accounts receivable, accounts payable, accrued expenses and debentures payable and capital lease obligations approximate the respective fair value due to the short-term maturities of these items.

Derivative Financial Instruments

In 2013, the Company entered into foreign currency exchange contracts to reduce its risk related to exchange rate fluctuations, which matured in January 2014. To the extent forward foreign currency exchange contracts designated as cash flow hedges are highly effective in offsetting changes in the value of the hedged item, the related gains or losses were initially deferred in equity as a component of accumulated other comprehensive income ("AOCI") and were recognized in earnings, within other income (expense), in the period that the hedged liability was settled. Derivative assets and liabilities are recorded at fair value and are classified in other assets or accrued expenses and other current liabilities, respectively.

FS-44

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 and most industry-specific guidance throughout ASC 605. The standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its consolidated financial position and results of operations.

On August 2014, the FASB issued Accounting Standard Update No. 2014-15, Presentation of Financial Statements - Going Concerns (Subtopic 205-40): Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is currently evaluating the impact of the adoption of ASU 2014-15 on its consolidated financial position and results of operations.

In February 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-2 “Consolidation” (“ASU 2015-2”). ASU 2015-2 includes amendments that are intended to improve targeted areas of consolidation for legal entities including reducing the number of consolidation models from four to two and simplifying the FASB Accounting Standards Codification (“ASC”). The provisions of ASU 2015-2 are effective for annual reporting periods beginning after December 15, 2015. The amendments may be applied retrospectively in previously issued financial statements for one or more years with a cumulative effect adjustment to retained earnings as of the beginning of the first year restated. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2015-2 will have on its financial position, results of operation, cash flows and financial disclosures.

FS-45

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

3.	Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Topic 835): Simplifying the Presentation of Debt Issuance Costs,” (“ASU 2015-03”). This ASU will require that debt issuance costs are presented as a direct deduction to the related debt in the liability section of the balance sheet, rather than presented as an asset. ASU 2015-03 will be effective for annual periods beginning after December 15, 2015, and interim periods within those years. Earlier adoption is permitted. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements, other than presentation.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company does not anticipate that the adoption of this standard will have a material impact on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes.” (“ASU 2015-17”). The ASU requires entities to classify deferred tax liabilities and assets as noncurrent in a classified statement of financial position. This ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of this guidance by the Company is not expected to have a material impact on its consolidated financial statements.

FS-46

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

4.	Inventories

The Company's inventory consists primarily of finished goods held for resale, net of an allowance for slow moving inventory. All inventory is pledged as collateral of the Company’s debt at September 30, 2015 and December 31, 2014 and 2013.

The following table details the Company’s inventory at September 30, 2015, December 31, 2014 and December 31, 2013:

	September 30,	December 31,
	2015	2014	2013
	(unaudited)
Clothing	$50,042	$95,010	$102,791
Packaging materials	2,215	3,677	2,445
Allowances for slow moving inventory	(5,339)	(7,317)	(8,398)
	$46,918	$91,370	$96,838

5.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	September 30,	December 31,
	2015	2014	2013
	(unaudited)
ICMS tax recoverable	$6,140	$-	$722
PIS/Cofins tax recoverable	2,742	14	945
Corporate income tax recoverable	1,751	2,628	4,666
Other recoverable taxes	35	34	188
Deferred financing costs, current portion	773	1,501	2,223
Prepaid insurance	42	36	84
Foreign currency exchange contracts	-	-	1,127
Receivables from sale of assets	2,097	3,707	-
	$13,580	$7,920	$9,955

FS-47

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

6.	Property and Equipment, net

Property and equipment, net, consists of the following:

	September 30,	December 31,
	2015	2014	2013
	(unaudited)
Leasehold improvements	$43,386	$64,246	$47,992
Machines and equipment	830	1,246	1,346
Computer hardware	3,271	4,625	4,952
Furniture and fixtures	1,165	1,719	1,899
Vehicles	300	445	506
Store fixtures	1,010	1,508	1,485
Construction work in progress	2,318	5,141	9,723
	52,280	78,930	67,903
Less: Accumulated depreciation	(15,782)	(19,288)	(15,118)
Property and equipment, net	$36,498	$59,642	$52,785

Depreciation and amortization of property and equipment was $4,210 and $4,801 for the nine months ended September 30, 2015 and 2014, respectively, and was $6,305, $5,562 and $4,347, for the years ended December 31, 2014, 2013 and 2012 respectively. The gross cost of property and equipment declined during the nine months ended September 30, 2015 due to the devaluation of the Brazilian Real relative to the United States dollar.

FS-48

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

7.	Intangible assets, net

Intangible assets, net are comprised of the following:

	Other Software	ERP Software	Accumulated Amortization	Total
Balance as of December 31, 2011	$2,781	$-	$(596)	$2,185
Additions	756	-	-	756
Amortization expense	-	-	(624)	(624)
Effect of exchange rate fluctuations	(285)	-	84	(201)
Balance as of December 31, 2012	3,252	-	(1,136)	2,116
Additions	98	-	-	98
Amortization expense	-	-	(623)	(623)
Effect of exchange rate fluctuations	(440)	-	205	(235)
Balance as of December 31, 2013	2,910	-	(1,554)	1,356
Additions	-	2,105	-	2,105
Disposals	(58)	-	-	(58)
Amortization expense	-	-	(759)	(759)
Effect of exchange rate fluctuations	(344)	(264)	284	(324)
Balance as of December 31, 2014	2,508	1,841	(2,029)	2,320
Additions	83	1,073	-	1,156
Amortization expense	-	-	(627)	(627)
Effect of exchange rate fluctuations	(855)	(856)	817	(894)
Balance as of September 30, 2015 (unaudited)	$1,736	$2,058	$(1,839)	$1,955
Weighted average remaining amortization period at September 30, 2015	2.3	4.2		2.3

The estimated future amortization of ERP and software as of December 31, 2014 is as follows:

For the years ending December 31,	Other Software	ERP Software	Total
2015	$512	$368	$880
2016	125	368	493
2017	16	368	384
2018	10	368	378
2019	-	185	185
Total	$663	$1,657	$2,320

FS-49

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

8.	Other assets, net

Other assets consist of deposits of $178, $344 and $475 at September 30, 2015, December 31, 2014 and 2013, respectively, as well as lease rights which are comprised of the following:

	Lease Rights	Accumulated Amortization	Total
Balance as of December 31, 2011	$50,818	$(39,182)	$11,636
Additions	9,049	-	9,049
Disposals	(155)	118	(37)
Amortization expense	-	(4,676)	(4,676)
Effect of exchange rate fluctuations	(4,964)	3,715	(1,248)
Balance as of December 31, 2012	54,748	(40,025)	14,723
Additions	6,429	-	6,429
Disposals	(1,624)	1,504	(120)
Amortization expense	-	(4,549)	(4,549)
Effect of exchange rate fluctuations	(7,697)	5,585	(2,111)
Balance as of December 31, 2013	51,856	(37,485)	14,372
Additions	3,870	-	3,870
Disposals	(1,446)	743	(703)
Amortization expense	-	(4,251)	(4,251)
Effect of exchange rate fluctuations	(6,554)	4,959	(1,596)
Balance as of December 31, 2014	47,726	(36,034)	11,692
Additions	180	-	180
Disposals	(2,878)	2,056	(822)
Amortization expense	-	(1,992)	(1,992)
Effect of exchange rate fluctuations	(15,305)	11,998	(3,307)
Balance as of September 30, 2015 (unaudited)	$29,723	$(23,972)	$5,751

Weighted average remaining amortization period at September 30, 2015	3.4

FS-50

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

8.	Other assets, net, continued

The Company recognized occupancy costs related to the amortization of lease rights of $1,992 and $3,215 for the nine months ended September 30, 2015 and 2014, respectively, and $4,251, $4,549, and $4,676 during the years ended December 31, 2014, 2013, and 2012, respectively.

The estimated future amortization of lease rights as of December 31, 2014 is as follows:

For the years ending December 31,
2015	$3,135
2016	2,932
2017	2,683
2018	1,753
2019	988
Thereafter	201
Total	$11,692

9.	Debt

Working Capital Loans

The Company has working capital loans from several local financial institutions, which are secured by stockholders’ properties and surety bonds, as well as the Company’s investments, inventories and credit card receivables. The Company is required to comply with certain financial and non-financial covenants in connection with the working capital loans. As of September 30, 2015, December 31, 2014 and 2013 the Company was not in compliance with these covenants and, as a result, the working capital loans were payable on demand, and are included in current liabilities in accompanying consolidated balance sheets at September 30, 2015, December 31, 2014 and 2013.

Interest rates related to the working capital loans range from 0.25% plus CDI (the Brazilian interbank deposit certificate rate) to 8.696% per month. The working capital loans expire at various dates through 2019.

FS-51

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

9.	Debt, continued

Debentures

On March 28, 2013, the Company repaid various short term indebtedness with various financial institutions by issuing debentures to different financial institutions (the “2013 Debentures”) totaling $185,663, which mature on April 2, 2018. The 2013 Debentures bore semi-annual interest at the CDI rate, plus 3.3%. Principal on the 2013 Debentures was payable in three equal installments due in April 2016, April 2017 and April 2018. The debentures were secured by 20% of the Company’s accounts receivable and/or investments. The Company incurred $2,867 of financing costs in connection with the issuance of the 2013 Debentures, which were deferred are recorded in other current assets on the accompany consolidated balance sheet. The deferred financing costs are amortized over the term of the related debt, using the effective interest rate method. Amortization of deferred financing costs was $294, $521 and $426 for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013, respectively. Unamortized deferred financing costs are $772, $1,501 and $2,223 as of September 30, 2015, December 31, 2014 and 2013 respectively.

Pursuant to the 2013 Debentures agreement, the Company was required to comply with certain financial and non-financial covenants in connection with the issuance. Pursuant to the terms of the debt agreements financial information relating to covenant compliance is compiled based upon accounting principles generally accepted in Brazil (“Brazilian GAAP”), and must be provided annually within 90 days of year end. As of December 31, 2013, the Company was not in compliance with its debt covenant; as a result the 2013 Debentures were payable on demand, and are included in current liabilities in accompanying consolidated balance sheet at December 31, 2013.

On September 15, 2014, the Company issued debentures (the “2014 Debentures”) totaling, in the aggregate $173,216. Of the total proceeds, $162,300 was used to pay off the entire outstanding balance of the 2013 Debentures, in order to extend the maturity of, and reduce the interest rates on the Company’s debt. (The outstanding balance on the 2013 Debentures as stated in U.S. dollars decreased from the March 28, 2013 issuance date due to changes in the currency exchange rate). The 2014 Debentures bear interest at the CDI rate, plus 3.07% per annum, payable semi-annually. Principal on the 2014 Debentures is payable in three equal installments due December 31, 2017, December 31, 2018 and June 30, 2019. The debentures are secured by 15% of the Company’s accounts receivable and/or investments. It was determined that the issuance of the 2014 Debentures was not a substantial modification of debt pursuant to ASC 470, because the cash flow effect of the exchange of 2014 Debentures for the 2013 Debentures was less than 10 percent. Accordingly, the deferred financing cost are amortized over the remaining term of the refinanced debt.

FS-52

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

9.	Debt, continued

Debentures, continued

Pursuant to the 2014 Debentures agreement, the Company was required to comply with certain financial and non-financial covenants in connection with the issuance in Brazilian GAAP. As of September 30, 2015 and December 31, 2014, the Company was not in compliance with this debt covenant. On August 7, 2015 the Company received a waiver from the 2014 Debenture holders related to historical non-compliance with the debt covenant, which expired on September 10, 2015. The Company is expecting to receive a further extension of default; however, there can be no assurance that such further extensions will be obtained. Debenture obligations have been classified as current obligations on the consolidated balance sheets, as they are determined to be payable on demand.

Principal outstanding on the debentures as of September 30, 2015 and December 31, 2014 and 2013, is as follows:

	September 30,	December 31,
	2015	2014	2013
	(unaudited)
2013 Debentures	$-	$-	$158,700
2014 Debentures	99,295	148,962	-
Other	14,886	22,332	25,392
Total	$114,181	$171,294	$184,092

The decrease in the balances of the debentures from their date of issuance is the result of exchange rate fluctuations, and is recorded in other comprehensive income (loss).

Interest on debt

The Company incurred interest expense on debentures and working capital loans of $26,812, $26,439 and $37,248, $27,676 and $36,188 for the nine months ended September 30, 2015 and 2014 and for the years ended December 31, 2014, 2013 and 2012, respectively.

FS-53

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

10.	Obligations under Capital Leases

The Company has entered into capital lease agreements with certain store lessors for its sales facilities. The lease payment amounts are the higher of the minimum rental amount or, in some cases, a percentage of store sales, as indicated in the applicable lease agreement.

Minimum annual future lease payments under capital leases as of December 31, 2014 are as follows:

For the years ending
December 31,
2015	$352
2016	358
2017	85
Total	$795

11.	Shareholder Loans

On December 29, 2014, the Company received loans from two shareholders of the Company, totaling, in the aggregate, $3,743. The loans are non-interest bearing, and were due in their entirety on the original maturity date of June 27, 2015, which was subsequently extended to December 24, 2015.

On March 17, 2015 the Company received loans from two shareholders of the Company, totaling, in the aggregate, $1,312. The loans are non-interest bearing, and were due in their entirety on the original maturity date of September 13, 2015, which was subsequently extended to March 11, 2016.

On April 6, 2015, the Company received a $963 non-interest bearing loan from a shareholder of the Company originally due in its entirety on October 3, 2015. The maturity date was subsequently extended to March 31, 2016.

During the three months ended September 30, 2015, the Company received loans from two shareholders of the Company, totaling, in the aggregate, $4,794. The loans are non-interest bearing and are due in their entirety six months from the date of issuance.

As of September 20, 2015 and December 31, 2014 the aggregate amount outstanding on the stockholders’ loans was $7,435 and $3,718, respectively. No amounts have been repaid related to the shareholder loans. The variation in the balances of the loans from their date of issuance is the result of exchange rate fluctuations, which is recorded in other comprehensive income (loss).

FS-54

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

12.	Tax Obligations

Tax obligations include the following at September 30, 2015, December 31, 2014 and December 31, 2013:

	September 30,	December 31,
	2015	2014	2013
	(unaudited)
ICMS tax payable	$-	$2,174	$-
PIS/Cofins tax payable	8,981	5,450	1,112
Corporate income taxes payable	2,967	4,470	814
Other taxes payable	66	116	2,512
subtotal	12,014	12,210	4,438
Current portion of financed tax obligations	2,729	4,319	4,282
Total tax obligations, current portion	$14,743	$16,529	$8,720

In addition, during the years ended December 31, 2014 and 2013 the Company financed $9,585 and $10,719, respectively of ICMS (sales tax) and INSS (payroll tax) obligations under the Brazil tax amnesty programs. Such tax obligations are financed for terms ranging up to sixty months, with monthly interest rates up to a maximum of the Brazil SELIC rate plus 1%, expiring at various dates through September 2016. During the nine months ended September 30, 2015, the Company incurred $12,138 of finance charges resulting from a default on payment of financed tax obligations, During the nine months ended September 30, 2015 and 2014, and the years ended December 310, 2014, 2013 and 2012, the Company incurred $6,806 $5,281, $5,604, $1,520 and 1,838 of interest charges related to these financed tax obligations.

Financed tax obligations are comprised of the following:

	September 30,	December 31,
	2015	2014	2013
	(unaudited)
ICMS tax payable	$2,015	$18,627	$11,195
INSS tax payable	3,757	5,883	6,432
Total finance tax obligations	5,772	24,510	17,627
Less: current portion	(2,729)	(4,319)	(4,282)
Total tax obligations, non-current	$3,043	$20,191	$13,345

FS-55

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

12.	Tax Obligations, continued

As of December, 31, 2014, the future minimum payments of these outstanding tax obligations are as follows:

For the years ending
December 31,
2015	$19,185
2016	2,360
2017	935
2018	935
2019	935
2020	160
$24,510

Current maturities of financed tax obligations went into default during 2015. The defaulted amounts are included in the minimum payments due during 2015 in the above table.

13.	Accounts Payable

Accounts payable include $15,851, $31,882 and $43,753 of financed vendor accounts payable at September 30, 2015 and December 31, 2014 and 2013, respectively. Financed vendor accounts payable are due within twelve months and have an implied interest rate of approximately 17%.

14.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30,	December 31,
	2015	2014	2013
	(unaudited)
Accrued payroll and payroll taxes	$5,016	$5,072	$5,780
Accrued occupancy costs	1,549	2,404	4,243
Other accrued expenses	105	472	1,096
Total	$6,670	$7,948	$11,119

FS-56

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

15.	Income Taxes

The Company is subject to Brazilian federal corporate income tax (“IRPJ”) and a social contribution tax on profits (“CSLL”) that is levied on a taxable base that is very similar to that utilized for the federal corporate income tax. The Company files separate stand-alone income tax returns as consolidated income tax returns are not permitted in Brazil.

The income tax (provision) benefit for the years ended December 31, 2014, 2013 and 2012 consists of the following:

	For The Years Ended
	December 31,
	2014	2013	2012
Federal:
Current	$(4,039)	$(812)	$(1,496)
Deferred	(362)	(2,474)	5,220

Social contribution:
Current	(1,454)	(293)	(539)
Deferred	(130)	(890)	1,880
	(5,985)	(4,469)	5,065
Change in valuation allowance	(135)	2,590	(7,993)
Income tax provision	$(6,120)	$(1,879)	$(2,928)

Current	(5,493)	(1,105)	(2,035)
Deferred	(627)	(774)	(893)
Total	(6,120)	(1,879)	(2,928)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For The Years Ended
	December 31,
	2014	2013	2012

Tax benefit at federal statutory rate	25.0%	25.0%	25.0%
Tax benefit at social contribution rate	9.0%	9.0%	9.0%
Permanent differences	(4.8)%	(6.4)%	(3.9)%
IRFF tax credit	(2.4)%	(4.0)%	(2.2)%
Tax on entities with taxable income	(21.0)%	(5.6)%	(5.1)%
Exchange rate effect and other	(0.3)%	(0.2)%	2.2%
Change in valuation allowance	(28.9)%	(27.4)%	(32.3)%
Effective income tax rate	(23.4)%	(9.6)%	(7.3)%

FS-57

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

15.	Income Taxes, continued

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

	For The Years Ended
	December 31,
	2014	2013
Deferred Tax Assets:
Net operating loss carryforward	$46,790	$49,647
Vendor credits reserve	3,032	1,937
Inventory reserve	5,135	5,213
Tax credits	549	706
Impairment reserve	-	810
Other reserves	1,507	1,635
Gross deferred tax assets	57,013	59,948

Deferred Tax Liabilities:
Fixed assets	(2,303)	(3,369)
Resale of goods between related parties	(851)	(2,855)
Gross deferred tax liabilities	(3,154)	(6,224)

Net deferred tax assets	53,859	53,724

Valuation allowance	(53,859)	(53,724)

Deferred tax asset, net of valuation allowance	$-	$-

Valuation allowance - current period change	$(7,558)	$(5,365)
Valuation allowance - exchange rate effect	7,423	7,955
Valuation allowance - total change	$(135)	$2,590

At December 31, 2014 and 2013, the Company had approximately $137,619 and $146,020, respectively, of Brazilian net operating losses (“NOLs”) that may be available to offset 30% of future taxable income per tax period, indefinitely.

The Company assesses the likelihood that deferred tax assets will be realized. ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of September 30, 2015, December 31, 2014 and 2013.

FS-58

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

15.	Income Taxes, continued

The Company’s tax returns are subject to examination by tax authorities beginning with the year ended December 31, 2010.

16.	Stockholder’s Deficiency

Capital Stock

Capital stock issued - non-related parties

The Company’s capital stock consists of a single class of no par value common stock On April 30, 2013, the Company issued 15,560,533 shares of its common stock at $3.21 per share to an unrelated third party for cash proceeds of $49,900.

Capital stock issued - related parties

On April 15, 2014, the Company issued 13,705,452 shares of its common stock at $3.29 per share to companies under the control of the Company’s founders for cash proceeds of $45,060.

Accumulated Other Comprehensive Income

The Company recorded foreign currency translation adjustments of $61,171 and $929 during the nine months ended September 2015 and 2014, respectively, and recorded currency translation adjustments of $16,426, $25,791 and $12,749, during the years ended December 31, 2014, 2013 and 2012, respectively, as other comprehensive income (loss).

Stock Option Agreements

On March 31, 2015 the shareholders of Grupo Colombo approved stock option agreements, which were executed between Grupo Colombo and Mr. Denis Nieto Piovezan, Mrs. Marina Balaban Spiero and Mr. Thiago Chaves Ribeiro, as beneficiaries. The stock option agreements grant 2,368,000 options to Mr. Piovezan, 473,760 options to Mrs. Balaban Spiero and 1,895,040 options to Mr. Ribeiro. Each option is exercisable for one common share of Grupo Colombo at an exercise price of $0.31 per share. The stock option agreements provide for a lockup period during which the shares issued upon exercise of the options may not be transferred for one to three years (being 33.33% of the option shares transferrable after each year as of the exercise date). The options vest and become exercisable with respect to 100% of the underlying shares upon the occurrence of a change of control of Grupo Colombo or a liquidity event that occurs during the term of the beneficiary’s employment agreement. The option agreements also contain put right features only available if such events occur. No compensation cost will be recognized in the consolidated financial statements since the exercise right is contingent upon a change of control or a liquidity event.

FS-59

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

17.	Commitments and Contingencies

Rent

The Company has operating leases for certain facilities, including all of its retail locations. Certain sales facility leases provided for contingent rents, which are determined as a percentage of revenues with a guaranteed minimum. Future minimum lease payments under operating leases are as follows as of December 31, 2014:

For the years ending
December 31,
2015	$13,681
2016	12,169
2017	9,250
2018	6,112
2019	3,175
2020 and thereafter	3,718
$48,105

Occupancy costs, including contingent rent and other charges, for the nine months ended September 30, 2015 and 2014 was $23,253 and $29,624, respectively inclusive of amortization of lease rights of $1,992 and $3,215, respectively. Occupancy costs for the years ended December 31, 2014, 2013 and 2012 was $38,882 $38,830 and $36,038, respectively, inclusive of amortization of lease rights of $4,251 $4,549 and $4,676 respectively.

Collective bargaining agreement

The Company operates under certain collective bargaining agreements, which covers most employees. Under these arrangements the Company may be required to pay its employees compensation and related benefits, under certain conditions. No amounts have been provided for, as the Company does not believe that any payments under these provisions are currently probable or can be estimated.

FS-60

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

17.	Commitments and Contingencies, continued

Litigation

From time to time, the Company may be subject to various legal actions arising in the ordinary course of business. Many of these legal actions raise complex factual and legal issues, which are subject to uncertainties. Management is unable to predict with reasonable assurance the outcome of legal actions brought against the Company. Accordingly, any settlements or resolutions in these legal actions may occur and affect operating results in the period of such settlement or resolution.

On February 9, 2008, the Company filed a lawsuit against Cetelem Brasil S/A Credito Financiamento E Inventimento ("Cetelem") in the Lower Court (39A Vara Civel do Forum Joao Mendes Junior), alleging claims for breach of contract related to the Company's credit card receivables which resulted in an aggregate of $8,897 that is owed to the Company by Cetelem, plus legal costs and other fees. As of September 30, 2015, the amount claimed by the Company was $34,428, inclusive of legal costs and other fees. As of the date of filing, the lawsuit is pending the decision of the judge.

On July 8, 2008, the Company was named as a defendant in a lawsuit originally filed in the Lower Court (40A Vara Civel do Forum Joao Mendes Junior) by Cetelem. The lawsuit alleged that the Company owed Cetelem $570 arising from the agreement between the parties. On September 2, 2015 the court ruled in favor of Cetelem. As a result, Cetelem requested the judiciary mortgage of two real estates owned by Mr. Alvaro Jabur Maluf, which was accepted by the court. The Company filed a recourse against the decision, which is still pending judgment before the Superior Court. Cetelem started the execution process, claiming it was now owed $1,421, which has been recorded by the Company as a liability, and inserted the Company's name on a public blacklist. As a result, the Company filed two other lawsuits against Cetelem in order to remove its name from the public blacklist, both of which were denied by the court.

The Company records amounts associated with loss contingencies when it is both (i) probable that a loss has occurred and (ii) the amount of the loss can be reasonably estimated in accordance with ASC 450, and has accrued for all probable and estimable settlements.

FS-61

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

18.	Supplemental Operating Expense Information

The following table summarizes operating expenses incurred during the nine months ended September 30, 2015 and 2014, and during the years ended December 31, 2014, 2013 and 2012.

	For The Nine Months Ended		For The Years Ended
	September 30,		December 31,
	2015	2014	2014	2013	2012
	(unaudited)	(unaudited)

Depreciation and amortization	$4,837	$5,354	$7,094	$6,185	$4,971
Shipping and logistics	2,706	5,708	7,707	7,545	6,554
General and administrative	808	1,554	2,088	2,557	2,752
Marketing	258	512	619	1,470	1,282
Occupancy costs	23,253	29,624	38,882	38,831	36,038
Payroll and related benefits	19,462	27,609	37,768	35,917	37,920
Professional services	1,089	1,496	2,031	3,224	2,227
Other	1,237	2,331	1,898	6,192	3,570
(Gain) loss on sale of fixed assets	(1,376)	(1,211)	(1,335)	406	(11)
Gain on sale of lease rights	(2,056)	(1,047)	(1,347)	(1,844)	(143)
Total operating expenses, net	$50,218	$71,930	$95,405	$100,483	$95,160

19.	Subsequent Events

Proposed Merger

General; Structure of Business Combination

On August 26, 2015, Garnero Group Acquisition Company, a Cayman Islands exempted company ("GGAC"), entered into an Investment Agreement (the "Investment Agreement") by and among GGAC, Q1 Comercial de Roupas S.A., (the "Company"), Alvaro Jabur Maluf Junior and Paulo Jabur Maluf (the "Controlling Persons") and the persons listed under the caption "Optionholder" on the signature pages thereto (the "Optionholders").

FS-62

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

19.	Subsequent Events, continued

Proposed Merger, continued

Pursuant to the Investment Agreement, (A) the Controlling Persons will contribute all of the issued and outstanding ordinary shares of the Company (the "Outstanding Shares") to GGAC (the "Share Contribution") and will receive in consideration an aggregate of 3,640,000 newly issued ordinary shares of GGAC ("GGAC Ordinary Shares") and (B) the Optionholders will exercise certain options held by them, will contribute the underlying ordinary shares of the Company to GGAC (the "Option Contribution," and together with the Share Contribution, the "Equity Contributions"), and will receive in consideration an aggregate of 360,000 GGAC Ordinary Shares. At the closing of the transactions contemplated by the Investment Agreement (the "Closing") and immediately after the completion of the Equity Contributions, GGAC will contribute to the Company, as a capital increase, an aggregate of up to $140 million in cash (the "Capital Contribution," which, together with the Equity Contributions, the "Contributions"), shall be used by the Company to immediately repay certain indebtedness of the Company. In addition, the Controlling Persons have committed to purchase, directly or indirectly, at least US$30 million of GGAC Ordinary Shares in the open market.

If the Contributions are consummated, the Company will become a wholly-owned subsidiary of GGAC, GGAC will change its name to "Garnero Colombo Inc." and the former stockholders and management of the Company will own approximately 25% of the outstanding GGAC Ordinary Shares (assuming no holder of GGAC Ordinary Shares exercises his redemption rights as set forth in GGAC's charter documents and the Controlling Persons make the full US$30 million of open market purchases of shares)

The Contributions are expected to be consummated in the first quarter of 2016, assuming the required approval of the GGAC shareholders is obtained and certain other conditions, as described herein and in the Investment Agreement, are satisfied or waived.

The following summaries of the Investment Agreement and the other agreements to be entered into by the parties in connection with the business combination are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

FS-63

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

19.	Subsequent Events, continued

Proposed Merger, continued

Lock-Up

Simultaneously with the execution of the Investment Agreement, the Controlling Persons and the Optionholders entered into lockup agreements (the "Lockup Agreements") with GGAC, pursuant to which they agreed not to sell any of the GGAC Ordinary Shares received by them in connection with the Investment Agreement for one year after the closing, subject to certain exceptions.

Registration Rights

At the Closing, GGAC, the Controlling Persons, the Optionholders, certain of GGAC's founders and the representative of the underwriters in GGAC's initial public offering will enter into an Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, no later than 30 days following the Closing, GGAC will prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3, or other appropriate form, covering the resale of the Registrable Securities (as defined below), and will use its reasonable best efforts to cause the registration statement to be declared effective and remain effective on a continuous basis until all Registrable Securities have been sold. Following the expiration of the lockup period under the Lockup Agreements, in addition to ordinary resales under the registration statement in the public trading markets, the holders of the Registrable Securities will be entitled to sell the Registrable Securities in underwritten public offerings under the registration statement, so long as any such underwritten public offering is for at least US$10 million of the Registrable Securities in the aggregate. The holders of the Registrable Securities also will have certain customary "piggyback" registration rights.

The "Registrable Securities" include the GGAC Ordinary Shares sold prior to GGAC's initial public offering, all of the GGAC Ordinary Shares and warrants underlying the unit purchase option granted to the representative of the underwriters in GGAC's initial public offering and all of the GGAC Ordinary Shares issued to the Controlling Persons and the Optionholders under the Investment Agreement.

Notwithstanding the foregoing, the Registrable Securities held by the Controlling Persons and Optionholders will remain subject to the Lockup Agreement.

FS-64

Q1 COMERCIAL DE ROUPAS S.A. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share amounts)

19.	Subsequent Events, continued

Indemnification; Escrow

The Controlling Persons and the Optionholders, on one hand, and GGAC, on the other hand, have agreed to indemnify and hold each other harmless for certain inaccuracies or breaches of the representations and warranties or for the non-fulfillment or breach of certain covenants and agreements contained in the Investment Agreement, in each case, pursuant to the terms of the Investment Agreement. GGAC's rights to indemnification are limited to the number of Escrow Shares, subject to certain exceptions. The Controlling Persons and Optionholder's rights to indemnification are limited to a number of newly issued GGAC Ordinary Shares equal to the number of Escrow Shares (defined below).

To provide a fund for payment to GGAC with respect to its post-closing rights to indemnification under the Investment Agreement, and to provide security for the Controlling Persons and Optionholders there will be placed in escrow (with an independent escrow agent) an aggregate of 200,000 of the GGAC Ordinary Shares issuable to the Controlling Persons and the Optionholders under the Investment Agreement (the "Escrow Shares"), released 30 days after the date on which the Company delivers to GGAC its audited financial statements for its 2016 fiscal year.

FS-65

Annex A

FIRST AMENDED AND RESTATED INVESTMENT AGREEMENT

BY AND AMONG

GARNERO GROUP ACQUISITION COMPANY,

Q1 COMERCIAL DE ROUPAS S.A.,

ALVARO JABUR MALUF JUNIOR AND PAULO JABUR MALUF,

AND

THE OPTIONHOLDERS OF Q1 COMERCIAL DE ROUPAS S.A.
SET FORTH ON THE SIGNATURE PAGES HERETO

DATED AS OF DECEMBER 17, 2015

i

FIRST AMENDED AND RESTATED INVESTMENT AGREEMENT

THIS FIRST AMENDED AND RESTATED INVESTMENT AGREEMENT is made and entered into as of December 17, 2015, by and among Garnero Group Acquisition Company, a Cayman Islands company (“GGAC”), Q1 Comercial de Roupas S.A., a Brazilian company (the “Company,” or after the Closing (as defined in Section 1.2 hereof), the “Surviving Corporation”), Alvaro Jabur Maluf Junior and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages hereto (the “Optionholders”). The term “Agreement” as used herein refers to this First Amended and Restated Investment Agreement, as the same may be further amended from time to time, and all schedules and exhibits hereto (including the Company Schedule and the GGAC Schedule, as defined in the preambles to Articles II and III hereof, respectively). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 10.2 hereof.

RECITALS

A.           The Controlling Persons, directly and indirectly through Persons wholly owned by the Controlling Persons (“Controlling Person Affiliates”), collectively own ordinary shares of the Company (“Company Ordinary Shares”) representing one hundred percent (100%) of the issued and outstanding capital stock of the Company as of the date hereof.

B.           Following the execution of this Agreement (but in any event prior to the Closing Date (as defined in Section 1.2 hereof)), the Controlling Persons, certain Controlling Person Affiliates and the Company shall effect a reorganization (the “Reorganization”), of which the Company shall be the surviving entity and pursuant to which the Company Ordinary Shares shall remain the sole class or series of capital stock of the Company authorized or outstanding and the Controlling Persons shall become the direct owners of all of the issued and outstanding Company Ordinary Shares (the “Outstanding Shares”).

C.           The Optionholders collectively own all of the issued and outstanding Company Options (as defined in Section 2.3 hereof), representing the right to purchase an aggregate of 4,737,600 Company Ordinary Shares (the “Option Shares,” and together with the Outstanding Shares, the “Shares”). The Optionholders have delivered irrevocable instructions to exercise in full their Company Options at the Closing Date.

D.           The Controlling Persons, GGAC, the Company and the Optionholders entered into an Investment Agreement on August 26, 2015 (“Original Agreement”), under which the Controlling Persons committed to, at the Closing, contribute and assign all of the Outstanding Shares to GGAC, free and clear of any Liens (as defined in Section 5.26 hereof), in exchange for certain consideration as described therein.

E.           Following the execution of the Original Agreement, the parties resolved to change certain terms and conditions thereof and the parties desire to amend and restate the Agreement to reflect such amended terms and conditions as set forth herein.

F.           The Company was advised by UBS Securities LLC and UBS Brasil Serviços de Assessoria Financeira Ltda. as financial advisors to the transaction set forth in this Agreement.

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NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I
THE INVESTMENT

1.1          Contribution of Shares.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Controlling Persons shall contribute, assign, transfer and deliver the Outstanding Shares to GGAC, free and clear of any Liens (the “Share Contribution”), and shall receive in consideration an aggregate of three million six hundred forty thousand (3,640,000) new ordinary shares, par value $0.0001 per share, of GGAC (“GGAC Ordinary Shares”) free and clear of any Liens (the “Share Consideration”). The Share Consideration shall be allocated and delivered to each Controlling Person, as provided in Schedule 1.1(a) hereto (as amended or supplemented at the Closing Date).

(b)          Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Optionholders shall exercise the Company Options and contribute, assign, transfer and deliver the Option Shares to GGAC, free and clear of any Liens (the “Option Contribution,” and together with the Share Contribution, the “Contributions”), and shall receive in consideration an aggregate of three hundred sixty thousand (360,000) GGAC Ordinary Shares, free and clear of any Liens (the “Option Consideration,” and together with the Share Consideration, the “Investment Consideration”). The Option Consideration shall be allocated and delivered to each Optionholder, as provided in Schedule 1.1(b) hereto.

(c)          Certificates evidencing the Share Consideration and Option Consideration shall bear customary transfer restrictions and shall note the restrictions and obligations set forth in Section 1.9 hereof.

1.2           Closing.

(a)           The closing of the Contributions and the other transactions contemplated by this Agreement (“Closing”) shall take place at the offices of Graubard Miller, the Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, at 10:00 a.m., New York City time, not later than the third (3rd) business day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature can only be satisfied or waived as of the Closing Date), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by emailed PDF file. The parties shall use their commercially reasonable best efforts to cause the conditions set forth Article VI (other than conditions that by their nature can only be satisfied or waived as of the Closing Date) to be satisfied, and to hold the Closing, as soon as reasonably practicable.

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(b)          At or prior to the Closing, GGAC shall deliver, or cause to be delivered, to the Company, the Controlling Persons and the Representative the following:

(i)             the Share Consideration by issuance to GGAC’s transfer agent of irrevocable instructions to issue to the Controlling Persons certificates representing GGAC Ordinary Shares in the respective names and amounts indicated in Schedule 1.1(a) hereto (as amended or supplemented at the Closing Date), and to deliver such certificates to the respective addresses indicated in such schedule;

(ii)            [Intentionally omitted]

(iii)           the Option Consideration by issuance to GGAC’s transfer agent of irrevocable instructions to issue to the Optionholders certificates representing GGAC Ordinary Shares in the respective names and amounts indicated in Schedule 1.1(b) hereto, and to deliver such certificates to the respective addresses indicated in such schedule;

(iv)           the GGAC Closing Certificate (as defined in Section 6.2(a) hereof);

(v)            the opinion of Maples and Calder, counsel to GGAC, in substantially the form of Exhibit A hereto; and

(vi)           the Escrow Agreement (as defined in Section 1.6 hereof) executed by GGAC and the Committee;

(vii)          the Registration Rights Agreement (as defined in Section 5.8 hereof) executed by GGAC; and

(viii)        such other documents and instruments necessary to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth in this Agreement, all of which, together with the documents and instruments referred to above, shall be in form and substance reasonably satisfactory to the Company and the Controlling Persons.

(c)          At or prior to the Closing, the Company, the Controlling Persons and/or the Optionholders, as applicable, shall deliver or cause to be delivered to GGAC the following:

(i)             (A) the minutes of the General Shareholders Meeting of the Company (as defined below) approving the issuance of the Option Shares to the Optionholders due to the exercise of the Company Options, (B) the Irrevocable Instructions (as defined in Section 5.22 hereof), and (C) the share transfer book (with the entries for the transfer of the Outstanding Shares and the Options Shares to GGAC duly executed by the holders of such shares) and the share registration book of the Company, evidencing the transfer and registration of the Option Shares to GGAC and the transfer and registration of the Outstanding Shares to GGAC;

(ii)            [Intentionally omitted]

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(iii)           the Release Letter (as defined in Section 5.26 hereof) executed by the Company and each beneficiary of the Liens set forth on Schedule 1.1(a) hereto;

(iv)           the Company Closing Certificate (as defined in Section 6.3(a) hereof);

(v)            the opinion of Souza, Cescon, Barrieu & Flesch Advogados, counsel to the Company, in substantially the form of Exhibit B hereto;

(vi)           the Escrow Agreement executed by the Representative;

(vii)          the Registration Rights Agreement executed by the Controlling Persons and the Optionholders;

(viii)         a Lock-Up Agreement (as defined in Section 1.9 hereof) executed by each Controlling Person and Optionholder; and

(ix)            such other documents and instruments necessary to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth in this Agreement, all of which, together with the documents and instruments referred to above, shall be in form and substance reasonably satisfactory to GGAC.

1.3          Adjustments to Contribution Ratios. The number of GGAC Ordinary Shares to which the Controlling Persons and the Optionholders are entitled to subscribe shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Company Ordinary Shares or GGAC Ordinary Shares), cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company Ordinary Shares or GGAC Ordinary Shares occurring on or after the date hereof and prior to the Effective Time.

1.4          Required Withholding. GGAC shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign tax law or under any other applicable law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid. If GGAC intends to withhold any amount from any consideration payable or otherwise deliverable pursuant to this Agreement, GGAC shall provide a statement to the Representative no later than three (3) Business Days prior to the anticipated Closing Date setting forth the amount expected to be withheld and the grounds for such withholding and GGAC shall work in good faith with the Representative to reduce or eliminate any such withholding.

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1.5          Taking of Necessary Action; Further Action. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other documents to which it is a party.

1.6          Escrow. As a remedy for the indemnification obligations of the Controlling Persons and the Optionholders set forth in Article VII hereof, 200,000 of the GGAC Ordinary Shares to be issued to the Controlling Persons and the Optionholders hereunder (the “Escrow Shares”) shall be deposited in escrow (the “Escrow Account”), which shall be allocated among the Controlling Persons and the Optionholders in the same proportion as the number of GGAC Ordinary Shares being issued to them hereunder, all in accordance with the terms and conditions of an escrow agreement to be entered into at the Closing between GGAC, the Representative and Continental Stock Transfer & Trust Company (“Continental”), as escrow agent (“Escrow Agent”), substantially in the form of Exhibit C hereto (the “Escrow Agreement”). On the date (the “Basic Indemnity Escrow Termination Date”) that is thirty (30) days after the date on which the Company delivers to GGAC its financial statements for its 2016 fiscal year audited in accordance with U.S. GAAP (as defined in Section 2.7(a) hereof), the Escrow Agent shall release 100,000 of the original number of Escrow Shares, less that number of Escrow Shares applied in satisfaction of, or reserved with respect to, indemnification claims made prior to such date, to the owners thereof. The remaining Escrow Shares (the “Tax Indemnity Shares”) shall be available for indemnification only with respect to Tax Indemnification Claims (as hereinafter defined). On the date (the “Tax Indemnity Escrow Termination Date”) that is thirty (30) days after the date on which the Company delivers to GGAC its financial statements for its 2017 fiscal year audited in accordance with U.S. GAAP, the Escrow Agent shall deliver the Tax Indemnity Shares, less any of such shares applied in satisfaction of, or reserved with respect to, a Tax Indemnification Claim made prior to such date, to the owners thereof. Any Escrow Shares reserved with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution shall be delivered to such owners promptly upon such resolution. “Tax Indemnification Claim” means a claim for indemnification pursuant to Article VII with respect to a breach of the representations and warranties set forth in Section 2.15 hereof.

1.7          Committee and Representative.

(a)          GGAC Committee. Prior to the Closing, the board of directors of GGAC shall appoint a committee (the “Committee”) consisting of at least two of its then independent members to act on behalf of GGAC to take all necessary actions and make all decisions pursuant to this Agreement and the Escrow Agreement after the Closing. In the event of a vacancy in such committee, the board of directors of GGAC shall appoint as a successor a Person who was an independent director of GGAC prior to the Closing Date or, in the event of an inability to appoint same, another Person who would qualify as an “independent” director of GGAC and who has not had any material relationship with the Company prior to the Closing. Such committee is intended to be the “Committee” referred to in Article VII and the Escrow Agreement.

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(b)          Representative. The Controlling Persons and the Optionholders hereby appoint Alvaro Jabur Maluf Junior as their representative (the “Representative”) to take any and all actions and make any decisions required or permitted to be taken by the Controlling Persons and the Optionholders under this Agreement or the Escrow Agreement. The execution of this Agreement by each of the Controlling Persons and the Optionholders shall be deemed acceptance by such party of the appointment of the Representative to act in such party’s behalf. Should the Representative resign or be unable to serve, a new Representative shall be selected by majority vote of the Controlling Persons and the Optionholders (each voting in proportion to their respective economic interest in the GGAC Ordinary Shares to be issued hereunder). The Representative shall not be liable to the Controlling Persons and the Optionholders for any liability, loss, damage, penalty, fine, cost or expense incurred without gross negligence by the Representative while acting in good faith and arising out of or in connection with the acceptance or administration of his duties hereunder (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith). A decision, act, consent or instruction of the Representative shall be final, binding and conclusive and not subject to challenge by any recipient. GGAC and the Company are hereby relieved from any liability to any person for any acts done by Representative and any acts done by GGAC or the Company in accordance with any such decision, act, consent or instruction of the Representative. GGAC, the Company and each of their respective Affiliates shall be entitled to rely upon, and shall be fully protected in relying upon, the power and authority of the Representative without independent investigation.

1.8          Matters Relating to the Controlling Persons and the Optionholders.

(a)          Each Controlling Person and Optionholder, for himself, herself or itself only, represents and warrants as follows:

(i)             it has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by such Controlling Person or Optionholder of the transactions contemplated hereby (including the Contributions) have been duly and validly authorized by all necessary action on the part of such Controlling Person or Optionholder and no other proceedings on the part of such Controlling Person or Optionholder, other than compliance by the Optionholders with Section 5.22 hereof, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to applicable law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by such Controlling Person or Optionholder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of such Controlling Person or Optionholder, enforceable against such Controlling Person or Optionholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

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(ii)            except as set forth in Section 2.5 of the Company Schedule, its execution and delivery of this Agreement does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (1) for applicable requirements, if any, of the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (2) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on itself or the Company or prevent consummation of the Contributions or otherwise prevent the parties hereto from performing their respective obligations under this Agreement;

(iii)           it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act;

(iv)           it is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D of the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3);

(v)            it owns the Outstanding Shares and Company Options listed in Schedules 1.1(a) hereto as being owned by it, in each case free and clear of all Liens, except with respect to such Liens described in Schedule 1.1(a) hereto that shall be released in accordance with the Release Letter (as defined in Section 5.26 hereof), and has not granted to any other Person any options or other rights to buy such securities, nor has it granted any interest in such securities to any Person of any nature;

(vi)           it is acquiring the Share Consideration or Option Consideration for its own account, for the purpose of investment only and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws;

(vii)          it has not, directly or indirectly, offered the Share Consideration or Option Consideration to anyone or solicited any offer to buy the Share Consideration or Option Consideration from anyone, so as to bring such offer and sale of the Share Consideration or Option Consideration by such Controlling Person or Optionholder within the registration requirements of the Securities Act;

(viii)         it acknowledges that (1) the Share Consideration and Option Consideration are not registered under any federal or state securities laws and the Share Consideration and Option Consideration are subject to the provisions of Sections 1.6 and 1.9 hereof, (2) certificates evidencing the shares comprising the Share Consideration and Option Consideration shall bear appropriate restrictive legends, (3) such shares must be held indefinitely unless and until they are subsequently registered or an exemption from registration becomes available and (4) such Controlling Person or Optionholder can bear the loss of his, her or its entire investment in GGAC;

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(ix)            it has been furnished with, or has been provided access to, all reports that GGAC has filed with the Securities and Exchange Commission (the “SEC”) and anything else which such Controlling Person or Optionholder has requested relating to the foregoing and has been afforded the opportunity to ask questions and receive answers from GGAC’s directors and officers and to otherwise obtain any additional information deemed necessary or advisable by such Controlling Person or Optionholder and his, her or its representatives to evaluate the Controlling Person or Optionholder’s acquisition of the Share Consideration or Option Consideration; and

(x)             it has been fully apprised of all facts and circumstances necessary to permit such Controlling Person or Optionholder to make an informed decision about acquiring the Share Consideration and Option Consideration, including reading the current and proposed business, management, financial condition and affairs of GGAC, that it has sufficient sophistication and knowledge and experience in business and financial matters such that it is capable of evaluating the merits and risks of an investment in GGAC represented by the Share Consideration or Option Consideration.

(b)          If Outstanding Shares are held by one or more Controlling Person Affiliates as of the date this representation and warranty is made, the Controlling Persons, jointly and severally, hereby make the representation and warranties set forth in Section 1.8(a) hereof with respect to each such Controlling Person Affiliate as if such Controlling Person Affiliate was a “Controlling Person.” The Controlling Persons hereby further represent and warrant that they collectively own all of the outstanding equity securities of each such Controlling Person Affiliate, free and clear of all Liens, except with respect to such Liens described in Schedule 1.1(a) hereof that shall be released in accordance with the Release Letter (as defined in Section 5.26 hereof), and there are no outstanding options, warrants or other rights obligating the Controlling Persons or any such Controlling Person Affiliate to issue or sell any such securities.

(c)          Each Optionholder, for himself, herself or itself only, represents and warrants that it has delivered to the Company Irrevocable Instructions in accordance with Section 5.22 hereof, that it has taken no action to amend, revoke or otherwise modify such instructions, that upon exercise of the Company Options, it will own the Option Shares, free and clear of all Liens, except for the Liens described in Schedule 1.1(a) hereto that shall be released in accordance with the Release Letter (as defined in Section 5.26 hereof) (subject to the assignment to GGAC contemplated by Section 5.22 hereof), and that it has not granted to any other Person any options or other rights to buy such securities, nor has it granted any interest in such securities to any Person of any nature.

1.9          Sale Restriction. Except for the GGAC Ordinary Shares purchased by the Controlling Persons as set forth in Section 5.25 hereof, each of the GGAC Ordinary Shares issued to the Controlling Persons and Optionholders shall be subject to certain restrictions on transfer, in accordance with the terms of the Lock-Up Agreement (the “Lock-Up Agreement”) in the form of Exhibit D hereto to be executed and delivered to GGAC by each of the Controlling Persons and Optionholders simultaneously with the execution hereof. Certificates representing GGAC Ordinary Shares issued as a result of the Contributions shall bear a prominent legend to such effect.

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Article II
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Subject to the exceptions set forth in Schedule 2 attached hereto (the “Company Schedule”), the Company and the Controlling Persons hereby represent and warrant to GGAC as follows (as used in this Article II, and elsewhere in this Agreement, the term “Company” includes the Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates):

2.1          Organization and Qualification.

(a)           The Company is duly incorporated, validly existing and in good standing under the laws of Brazil and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Complete and correct copies of the by-laws (such documents of an entity, or other comparable governing instruments with different names, are collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been heretofore made available to GGAC or GGAC’s counsel. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

(b)          The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each jurisdiction in which the Company is so qualified or licensed is listed in Section 2.1(b) of the Company Schedule.

(c)          The minute books of the Company contain true, complete and accurate records of all written minutes for meetings and written consents in lieu of meetings of its board of directors (and any committees thereof) or similar governing bodies and shareholders or similar holders of voting interests (such records of an entity, are collectively referred to herein as “Corporate Records”) since the time of the Company’s organization. Copies of such Corporate Records of the Company have been made available to GGAC or GGAC’s counsel.

(d)          The stock transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of the Company since the time of the Company’s incorporation. Copies of such records of the Company have been made available to GGAC or GGAC’s counsel.

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2.2          Subsidiaries.

(a)          The Company has no direct or indirect subsidiaries or participations in joint ventures or other entities other than those listed in Section 2.2(a) of the Company Schedule (the “Subsidiaries”). Except for the equity interests held by the Controlling Persons in the Subsidiaries as set forth in Section 2.2(a) of the Company Schedule, which they shall cease to own at or prior to the Closing in accordance with Section 5.15 hereof, the Company owns all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens. Except for the Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)          Each Subsidiary is a limited liability company and is duly organized or formed, validly existing and in good standing under the laws of Brazil (as listed in Section 2.2(b) of the Company Schedule) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to GGAC or GGAC’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c)          Each Subsidiary is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Section 2.2(c) of the Company Schedule.

(d)          The minute books of each Subsidiary contain true, complete and accurate Corporate Records since the time of such Subsidiary’s formation. Copies of such records of have been made available to GGAC or GGAC’s counsel.

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2.3          Capitalization.

(a)           As of the date hereof the Controlling Person Affiliates are, and as of the Closing Date, the Controlling Persons and the Optionholders, after the exercise of the Company Options, will be, the direct owners of one hundred percent (100%) of the capital stock of the Company. All of the Company Ordinary Shares that are outstanding as of the date hereof are, and all of the Company Ordinary Shares that will be outstanding as of the Closing Date will be, validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal created by statute, the Company’s Charter Documents or any agreement to which the Company is a party or by which it is bound, and free and clear of all Liens. Other than Company Ordinary Shares, the Company has no class or series of securities authorized by its Charter Documents. Section 2.3(a) of the Company Schedule contains a true and complete list of all of the shareholders of the Company, the number of Company Ordinary Shares owned by each shareholder and each shareholder’s state, country or province of residence. Except as set forth in Section 2.3(a) of the Company Schedule, the Company has no outstanding options to purchase Company Ordinary Shares (“Company Options”). The Optionholders are the direct owners of one hundred percent (100%) of the Company Options. Other than Company Options, the Company has no outstanding warrants or other rights or derivative securities to purchase Company Ordinary Shares. Section 2.3(a) of the Company Schedule contains a true and complete list of all of the holders of Company Options, a description of the material terms of each Company Option, the number of Company Ordinary Shares issuable upon exercise of each Company Option and the state, country or province of residence of each holder of Company Options. All Company Ordinary Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.3(a) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Contributions. All outstanding Company Ordinary Shares and Company Options have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Material Company Contracts (as defined in Section 2.19 hereof). The Company has made available to GGAC or GGAC’s counsel true and accurate copies of the forms of documents used for the issuance of Company Options.

(b)          Except as described in Section 2.3(a) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any share capital, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c)          There are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

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(d)          No outstanding Company Ordinary Shares are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company.

(e)          Except as described in Section 2.3(a) hereof, no shares, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise) as a result of the consummation of the transactions contemplated hereby.

(f)           The authorized and outstanding share capital, membership interests or similar equity securities of each Subsidiary are set forth in Section 2.3(f) of the Company Schedule. Except as set forth in Section 2.3(f) of the Company Schedule, the Company owns all of the outstanding equity securities of each Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries. There are no outstanding options, warrants or other rights to purchase securities of any Subsidiary.

2.4          Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its board of directors and shareholders). The General Shareholders Meeting described in Section 5.27 hereof is sufficient to constitute shareholder approval of the matters set forth in Section 5.27 hereof, which constitute all of the matters requiring approval of the Company’s shareholders in connection with the Contributions and the other transactions contemplated by this Agreement. No other corporate proceedings on the part of the Company or its shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to applicable law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5          No Conflict; Required Filings and Consents. Except as set forth in Section 2.5 of the Company Schedule:

(a)          The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

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(b)          The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) for the consents, approvals, authorizations and permits described in Section 2.5 of the Company Schedule, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent consummation of the Contributions or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

2.6          Compliance. The Company has complied during the immediately preceding three years with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. The businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements. The Company is not in default or violation of any term, condition or provision of any applicable Charter Documents. During the immediately preceding three years, no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any such notice delivered to any other Person) except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. The Company is not in violation of any term of any Material Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

2.7          Financial Statements; Internal Controls.

(a)          The Company has provided to GGAC a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of the Company for the fiscal years ended on December 31, 2014, 2013 and 2012 (the “Audited Financial Statements”). The Audited Financial Statements were prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

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(b)          The Company has provided to Parent a correct and complete copy of the unaudited consolidated financial statements of the Company for the nine month period ended September 30, 2015 (including any notes related thereto) (the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved and in a manner consistent with the preparation of the Audited Financial Statements, and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements are subject to normal audit adjustments that are not expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole and do not include all footnotes.

(c)          The books of account and other similar books and records of the Company have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(d)          Except as otherwise noted in the Financial Statements, the accounts and notes receivable of the Company reflected on the balance sheets included in the Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein other than possible back charges which to the Company’s knowledge do not exist at this time, which back charges, to the Company’s knowledge, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the Company.

2.8          No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries, except: (i) liabilities provided for in, reserved against or otherwise disclosed in the latest balance sheet included in the Unaudited Financial Statements, (ii) such liabilities arising in the ordinary course of the Company’s business since December 31, 2014, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or (iii) liabilities incurred in connection with the transactions contemplated by this Agreement. The Company is not and has not been a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act).

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2.9          Absence of Certain Changes or Events. Since the date of the latest balance sheet included in the Audited Financial Statements, there has not been: (i) any Material Adverse Effect on the Company and its Subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) any granting by the Company or its Subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its Subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its Subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) any material change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, (vi) any change in the auditors of the Company, (vii) any issuance of share capital of the Company, (viii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, (ix) any incurrence of debt by the Company other than trade debt in the ordinary course of business or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10        Litigation. Except as disclosed in Section 2.10 of the Company Schedule, there are no material claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole.

2.11        Employee Benefit Plans.

(a)           Section 2.11(a) of the Company Schedule lists all material employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company or any of its Subsidiaries, or any trade or business (whether or not incorporated) which is under common control with the Company or any of its Subsidiaries, with respect to which the Company has liability (individually, a “Plan,” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company or any of its Subsidiaries. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Neither the Company nor any of its Subsidiaries has any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to GGAC in writing, or as required by this Agreement), or to enter into any new Plan. Except as disclosed in Section 2.11(a) of the Company Schedule, each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Company or any of its Subsidiaries (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

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(b)          Except as disclosed in Section 2.11(b) of the Company Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of the Company and its Subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c)          None of the Plans are subject to the Employee Retirement Income Security Act of 1974, as amended.

2.12        Labor Matters.

(a)          Except as set forth on Section 2.12(a) of the Company Schedule, the Company and its Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and its Subsidiaries nor, to the Company’s knowledge, are there any activities or proceedings of any labor union to organize any such employees. Except as would not be reasonably expected to have a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole, there are no pending grievance or similar proceedings involving the Company or its Subsidiaries or any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of the Company or its Subsidiaries pursuant to the resolution of any such proceeding that is no longer pending.

(b)          (i) Each employee and consultant of the Company and its Subsidiaries is terminable “at will” subject to applicable notice periods as set forth by law or in an employment agreement, but in any event not more than ninety (90) days, and (ii) except as set forth on Section 2.12(b) of the Company Schedule, there are no agreements or understandings between the Company or its Subsidiaries and any of their employees or consultants that their employment or services will be for any particular period. The Company has no knowledge that any of its officers or key employees intends to terminate his or her employment with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects and, to the Company’s knowledge, each of the Company’s and its Subsidiaries’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company or its Subsidiaries and such individuals. There are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company or its Subsidiaries and any employees or consultants of the Company or its Subsidiaries that have not been documented as part of the formal written agreements between any such individuals and the Company or its Subsidiaries that have been made available to GGAC.

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(c)          The Company and its Subsidiaries are in compliance in all material respects with all Legal Requirements applicable to its employees respecting employment, employment practices, terms and conditions of employment and wages and hours. The Company’s and its Subsidiaries’ obligations to provide statutory severance pay to their employees are fully funded or accrued on the Financial Statements and the Company has no knowledge of any circumstance that could give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and the Company and its Subsidiaries do not have any outstanding obligation to make any such deduction, transfer, withholding or payment. Except as set forth in Section 2.12(c) of the Company Schedule, there are no pending, or to the Company’s knowledge, threatened or reasonably anticipated claims or actions against the Company or any of its Subsidiaries by any employee in connection with such employee’s employment or termination of employment by the Company or any of its Subsidiaries.

(d)          No employee or former employee of the Company or any of its Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

2.13        Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its Subsidiaries or their assets or to which the Company or its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or its Subsidiaries, any acquisition of property by the Company or its Subsidiaries or the conduct of business by the Company or its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries taken as a whole.

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2.14        Title to Property.

(a)          The Company and its Subsidiaries do not own any real property.

(b)          All leases of real property held by the Company and its Subsidiaries, and all personal property and other property and assets of the Company and its Subsidiaries owned, used or held for use in connection with the business of the Company and its Subsidiaries (the “Personal Property”) are shown or reflected on the balance sheet included in the Audited Financial Statements, to the extent required by U.S. GAAP, as of the dates of such Audited Financial Statements, other than those entered into or acquired on or after the date of the Audited Financial Statements in the ordinary course of business. Section 2.14(c) of the Company Schedule contains a list of all leases of real property and Personal Property held by the Company and its Subsidiaries (other than leases of vehicles, office equipment, or operating equipment made in the ordinary course of business). The Company and its Subsidiaries have good and marketable title to the Personal Property owned respectively by each such entity, and all such Personal Property is in each case held free and clear of all Liens, except for Liens disclosed in the Audited Financial Statements, none of which Liens is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company or any of its Subsidiaries.

(c)           All leases pursuant to which the Company and/or its Subsidiaries lease from others material real property or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or its Subsidiaries or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries taken as a whole.

(d)          The Company and its Subsidiaries are in possession of, or have valid and effective rights to, all properties, assets and rights required, in all material respects for the effective conduct of their business, as they are currently operated, in the ordinary course.

2.15        Taxes.

(a)           Tax Definitions. As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, customs duty, stamp, payroll, sales, employment, occupation, ad valorem, transfer, recapture, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together will all interest, penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(b)           Tax Returns and Audits. Except as set forth in Section 2.15 of the Company Schedule:

(i)              The Company and its Subsidiaries have timely filed all Tax Returns required to be filed by the Company or its Subsidiaries with any Tax authority prior to the date hereof, except such Tax Returns that are not material to the Company or its Subsidiaries. All such Tax Returns are true, correct and complete in all material respects. The Company and its Subsidiaries have paid all Taxes shown to be due and payable on such Tax Returns.

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(ii)             All Taxes that the Company and its Subsidiaries are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)            The Company and its Subsidiaries have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or its Subsidiaries, nor have the Company or its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company and its Subsidiaries have complied with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(iv)           To the knowledge of the Company, no audit or other examination of any Tax Return of the Company and its Subsidiaries by any Tax authority is presently in progress, nor has the Company or any Subsidiary been notified of any request for such an audit or other examination.

(v)            No adjustment relating to any Tax Returns filed by the Company or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Company or any Subsidiary or any representative thereof.

(vi)           The Company and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Audited Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

2.16        Environmental Matters.

(a)          Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole: (i) the Company and/or its Subsidiaries have complied with all applicable Environmental Laws (as defined below); (ii) the properties currently operated or being constructed by the Company or its Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures), including properties owned or leased by third parties upon which the Company and/or its Subsidiaries have performed or are performing services or other operations, are not contaminated with any Hazardous Substances (as defined below) as a result of the actions or omissions of the Company and its Subsidiaries; (iii) the properties formerly owned, operated or constructed by the Company and/or its Subsidiaries, including properties owned or leased by third parties upon which the Company and/or its Subsidiaries performed services or other operations, were not contaminated with Hazardous Substances by the Company and/or its Subsidiaries during the period of ownership, operation or construction by the Company or its Subsidiaries; (iv) to the Company’s knowledge, the Company and/or its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (vi) neither the Company nor its Subsidiaries have received any notice, demand, letter, claim or request for information alleging that the Company and/or its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) the Company and/or its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

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(b)          As used in this Agreement, the term “Environmental Law” means any applicable law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to human health or the environment.

(c)          As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; (iii) explosive or (iv) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d)          There have been no environmental studies and investigations completed within the last five (5) years or that are in process commissioned by the Company and/or its Subsidiaries, including to the knowledge of the Company all phase reports.

2.17        Brokers; Third Party Expenses. Except as set forth in Section 2.17 of the Company Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage fees, investment banking fees, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby, and neither the Company nor any of its Subsidiaries has entered into any arrangements that would obligate the Company or any of its Affiliates to issue any shares, options, warrants or other securities to any third party as a result of this Agreement.

2.18        Intellectual Property.

(a)           Section 2.18(a) of the Company Schedule contains a description of all material Company Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

(i)              “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

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(ii)             “Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or any of its Subsidiaries, including software and software programs developed by or exclusively licensed to the Company or any of its Subsidiaries (specifically excluding any off the shelf or shrink-wrap software).

(iii)            “Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

(iv)           “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

(v)             “Company Products” means all current versions of products or service offerings of the Company or any of its Subsidiaries.

(b)          The Company and its Subsidiaries own or have enforceable rights to use all Intellectual Property required for the conduct of their respective business as presently conducted. No Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries taken as a whole.

(c)          Section 2.18(c) of the Company Schedule lists all Company Intellectual Property owned by each of the Company and its Subsidiaries free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business), and regarding which a transfer to Colombo Franchising Ltda. has been filed prior to the date hereof, such transfer to be cancelled prior to Closing, according to Section 5.29 below. The Company and its Subsidiaries are the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of the Company and its Subsidiaries including the sale of any products or the provision of any services by the Company and its Subsidiaries.

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(d)          The operation of the business of the Company and its Subsidiaries as such business currently is conducted, including the Company’s and its Subsidiaries’ use of any product, device or process, does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company and its Subsidiaries have not received any claims or threats in writing from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

2.19        Agreements, Contracts and Commitments.

(a)           Section 2.19 of the Company Schedule sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind to which the Company or any of its Subsidiaries is a party or by or to which any of the properties or assets of the Company or any of its Subsidiaries may be bound, subject or affected (including without limitation notes or other instruments payable to the Company or any of its Subsidiaries) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (A) that would be required to be included as an exhibit to a registration statement with the SEC if the Company had a class of equity securities registered under Section 12(b) or 12(g) of the Exchange Act, (B) providing for payments (present or future) to the Company or any of its Subsidiaries in excess of $2,000,000 in the aggregate in any twelve month period or (C) under or in respect of which the Company or any of its Subsidiaries presently have any liability or obligation of any nature whatsoever in excess of $2,000,000, (y) each Company Contract that otherwise is material to the businesses, operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Company Contracts:

(i)             any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company or any of its Subsidiaries and by or to any officer, director, shareholder or holder of derivative securities of the Company or any of its Subsidiaries (“Insider”);

(ii)             any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from an Insider by the Company;

(iii)            any guaranty, direct or indirect, by the Company, a Subsidiary or any Insider of the Company of any obligation for borrowings in excess of $3,000,000, or otherwise, excluding endorsements made for collection in the ordinary course of business;

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(iv)           any Company Contract of employment with executive management;

(v)            any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or any of its Subsidiaries or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company or any of its Subsidiaries;

(vi)           any obligation to register any shares of the capital stock or other securities of the Company or any of its Subsidiaries with any Governmental Entity;

(vii)          any Company Contract containing an outstanding obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(viii)         any collective bargaining agreement with any labor union;

(ix)            any lease or similar arrangement for the use by the Company or any of its Subsidiaries of real property or Personal Property where the annual lease payments are greater than $100,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business); and

(x)            any Company Contract to which any Insider of the Company or any of its Subsidiaries, or any entity owned or controlled by an Insider, is a party.

(b)          Each Material Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To the Company’s knowledge, no other party to a Material Company Contract is the subject of a bankruptcy or insolvency proceeding. Except as set forth in Section 2.19(b) of the Company Schedule, true, correct and complete copies of all Material Company Contracts have been made available to GGAC or GGAC’s counsel.

(c)          To the best of the Company’s knowledge, no other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract, and no party to any Material Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each Material Company Contract that has not expired by its terms is in full force and effect.

2.20        Insurance. Section 2.20 of the Company Schedule sets forth the Company’s and its Subsidiaries’ insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, “Insurance Policies”).

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2.21        Governmental Actions/Filings.

(a)          The Company and its Subsidiaries have been granted and hold, and have made, all Governmental Actions/Filings (as defined below) necessary to the conduct by the Company and its Subsidiaries of their business (as presently conducted and as presently proposed to be conducted) or used or held for use by the Company and its Subsidiaries except for any thereof that if not granted, held or made, would not have, individually or in the aggregate, a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole. To the Company’s knowledge, each such Governmental Action/Filing is in full force and effect and will be renewed in the ordinary course of the Company’s business and the Company and its Subsidiaries are in substantial compliance with all of their obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company or any of its Subsidiaries taken as a whole. No Governmental Action/Filing is necessary to be obtained, secured or made by the Company or any of its Subsidiaries to enable any of them to continue to conduct its business and operations and use its properties after the Closing in a manner that is consistent with current practice except for any of such that, if not obtained, secured or made, would not, either individually or in the aggregate, have a Material Adverse Effect upon the Company or any of its Subsidiaries taken as a whole.

(b)          For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.22        Interested Party Transactions. No employee, officer, director or shareholder of the Company or any of its Subsidiaries or a member of his or her immediate family is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Section 2.22 of the Company Schedule, the Company and its Subsidiaries are not indebted to any employee, officer, director or shareholder of the Company. To the Company’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company or any of its Subsidiaries is affiliated or with whom the Company or any of its Subsidiaries has a contractual relationship, or in any Person that competes with the Company or any of its Subsidiaries, except that each employee, shareholder, officer or director of the Company or any of its Subsidiaries and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company or any of its Subsidiaries. Except as set forth in Section 2.22 of the Company Schedule, to the knowledge of the Company, no officer, director or shareholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company or any of its Subsidiaries (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company or any of its Subsidiaries).

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2.23        Antitrust Filing. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby do not require any consent or approval of, or any notice to or other filing with, the Brazilian Antitrust Authority (“CADE”), as the Company and its economic group do not achieve the BRL 750,000,000.00 turnover threshold established in Law 12.529/2011, as amended by the MF/MJ Joint Ordinance No. 994/12.

2.24        No Illegal or Improper Transactions. Since January 1, 2012, neither the Company nor any of its Subsidiaries nor any officer, director, employee, agent or Affiliate of the Company or its Subsidiaries acting on its behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company or any of its Subsidiaries, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law, the effect of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any officer, employee, contractor, subcontractor or agent of the Company or any of its Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

2.25        Survival of Representations and Warranties. The representations and warranties of the Company, the Controlling Persons and the Optionholders set forth in this Agreement shall survive the Closing as set forth in Section 7.4(a) hereof.

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Article III
REPRESENTATIONS AND WARRANTIES OF GGAC

Subject to the exceptions set forth in Schedule 3 attached hereto (the “GGAC Schedule”), GGAC represents and warrants to the Company, the Controlling Persons and the Optionholders, as follows:

3.1          Organization and Qualification.

(a)           GGAC is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by GGAC to be conducted. GGAC is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by GGAC to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GGAC. Complete and correct copies of the Charter Documents of GGAC, as amended and currently in effect, have been heretofore delivered to the Company and the Controlling Persons. GGAC is not in violation of any of the provisions of GGAC’s Charter Documents.

(b)          GGAC is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on GGAC.

3.2          Subsidiaries and Other Interests.

(a)           GGAC has no subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and GGAC has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)          GGAC does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short term investment securities).

3.3          Capitalization.

(a)           As of the date of this Agreement, the authorized capital stock of GGAC consists of 120,000,000 GGAC Ordinary Shares and 1,000,000 preferred shares, par value $0.0001 per share (“GGAC Preferred Shares”), of which 18,602,813 GGAC Ordinary Shares and no GGAC Preferred Shares are issued and outstanding. Except as set forth in Section 3.3(a) of the GGAC Schedule, all of such securities are validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal created by statute, the Charter Documents of GGAC or any agreement to which GGAC is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof or under applicable federal or state securities or “blue sky” laws. Except as set forth in Section 3.3(a) of the GGAC Schedule, GGAC has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of GGAC on any matter.

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(b)          Except as set forth in Section 3.3(b) of the GGAC Schedule, there are no (i) existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate GGAC to issue, transfer or sell any shares of GGAC capital stock or make any payments in lieu thereof, (ii) agreements or understandings to which GGAC is a party with respect to the voting of any shares of GGAC capital stock or which restrict the transfer of any such shares, nor does GGAC have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares, (iii) outstanding contractual obligations of GGAC to repurchase, redeem or otherwise acquire any shares of GGAC capital stock or any other securities of GGAC, (iv) outstanding options to purchase GGAC Ordinary Shares or GGAC Preferred Shares granted to employees of GGAC or other parties, (v) outstanding warrants to purchase GGAC Ordinary Shares or GGAC Preferred Shares or (vi) outstanding notes, debentures or securities convertible into GGAC Ordinary Shares or GGAC Preferred Shares. All GGAC Ordinary Shares and GGAC Preferred Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding securities of GGAC have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable GGAC Contracts (as defined in Section 3.19 hereof).

(c)          Except as set forth in Section 3.3(c) of the GGAC Schedule, there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which GGAC is a party or by which GGAC is bound with respect to any security of any class of GGAC.

(d)          Except for the Share Consideration and the Option Consideration and as set forth in Section 3.3(d) of the GGAC Schedule, as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of GGAC are issuable and no rights in connection with any shares, warrants, options or other securities of GGAC accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(e)          All GGAC Ordinary Shares to be issued in connection with the transactions contemplated hereby, when issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or any Liens.

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3.4          Authority Relative to this Agreement. GGAC has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that GGAC has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out GGAC’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby. Other than the GGAC Shareholder Approval (as defined in Section 5.1(b) hereof), the execution and delivery of this Agreement by GGAC and the consummation by GGAC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of GGAC (including the approval by its board of directors), and no other corporate proceedings on the part of GGAC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by GGAC and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of GGAC, enforceable against GGAC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5          No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by GGAC does not, and the performance of this Agreement by GGAC shall not: (i) conflict with or violate GGAC’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair GGAC’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of GGAC pursuant to, any GGAC Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on GGAC.

(b)          The execution and delivery of this Agreement by GGAC does not, and the performance of it hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which GGAC is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GGAC, or prevent consummation of the Contributions or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

3.6          Compliance. GGAC has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on GGAC. The business and activities of GGAC have not been and are not being conducted in violation of any Legal Requirements. GGAC is not in default or violation of any term, condition or provision of any applicable Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by GGAC.

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3.7          SEC Filings; Financial Statements; Internal Controls.

(a)          GGAC has made available to the Company a correct and complete copy of each report and registration statement filed by GGAC with the SEC (the “GGAC SEC Reports”), which are all the forms, reports and documents required to be filed by GGAC with the SEC prior to the date of this Agreement. All GGAC SEC Reports required to be filed by GGAC prior to the date of this Agreement were filed in a timely manner. As of their respective dates the GGAC SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such GGAC SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, GGAC makes no representation or warranty whatsoever concerning any GGAC SEC Report as of any time other than the date or period with respect to which it was filed. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the GGAC SEC Documents are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities in all material respects.

(b)          Except as set forth in Section 3.7(b) of the GGAC Schedule, each set of financial statements (including, in each case, any related notes thereto) contained in GGAC SEC Reports, including each GGAC SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of GGAC at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on GGAC taken as a whole.

(c)          GGAC maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act, and such disclosure controls and procedures are designed to ensure that all material information concerning GGAC is made known on a timely basis to the individuals responsible for the preparation of GGAC’s filings with the SEC and other public disclosure documents.

(d)          To the knowledge of GGAC, GGAC’s auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to GGAC within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

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3.8          No Undisclosed Liabilities. GGAC has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in GGAC SEC Reports that are, individually or in the aggregate, material to the business, results of operations or financial condition of GGAC, except (i) liabilities provided for in or otherwise disclosed in GGAC SEC Reports filed prior to the date hereof, and (ii) liabilities incurred since September 30, 2015 in the ordinary course of business, none of which would have a Material Adverse Effect on GGAC. GGAC is not and has not been a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act).

3.9          Absence of Certain Changes or Events. Except as set forth in GGAC SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2015, there has not been: (i) any Material Adverse Effect on GGAC, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of GGAC’s capital stock, or any purchase, redemption or other acquisition by GGAC of any of GGAC’s capital stock or any other securities of GGAC or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of GGAC’s capital stock, (iv) any granting by GGAC of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by GGAC of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by GGAC of any increase in severance or termination pay or any entry by GGAC into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving GGAC of the nature contemplated hereby, (v) any material change by GGAC in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of GGAC, (vi) any issuance of capital stock of GGAC, or (vii) any revaluation by GGAC of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of GGAC other than in the ordinary course of business.

3.10        Litigation. There are no claims, suits, actions or proceedings pending or to GGAC’s knowledge, threatened against GGAC, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

3.11        Employee Benefit Plans. GGAC does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of GGAC, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

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3.12        Labor Matters. Except as set forth in Section 3.12 of the GGAC Schedule, GGAC does not have nor has it had any employees since its organization. GGAC is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by GGAC and GGAC does not know of any activities or proceedings of any labor union to organize any such employees.

3.13        Business Activities. Since its organization, GGAC has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the GGAC Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon GGAC or to which GGAC is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of GGAC, any acquisition of property by GGAC or the conduct of business by GGAC as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on GGAC.

3.14        Title to Property. GGAC does not own or lease any real property or personal property. Except as set forth in Section 3.14 of the GGAC Schedule, there are no options or other contracts under which GGAC has a right or obligation to acquire or lease any interest in real property or personal property.

3.15        Taxes. Except as set forth in Section 3.15 of the GGAC Schedule:

(a)           GGAC has timely filed all Tax Returns required to be filed by GGAC with any Tax authority prior to the date hereof, except such Tax Returns which are not material to GGAC. All such Tax Returns are true, correct and complete in all material respects. GGAC has paid or accrued for in GGAC’s books and records of account all Taxes shown to be due on such Tax Returns.

(b)           All Taxes that GGAC is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)           GGAC has not been delinquent in the payment of any material Tax that has not been accrued for in GGAC’s books and records of account for the period for which such Tax relates nor is there any material Tax deficiency outstanding, proposed or assessed against GGAC, nor has GGAC executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)           No audit or other examination of any Tax Return of GGAC by any Tax authority is presently in progress, nor has GGAC been notified of any request for such an audit or other examination.

(e)           No adjustment relating to any Tax Returns filed by GGAC has been proposed in writing, formally or informally, by any Tax authority to GGAC or any representative thereof.

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(f)            GGAC has no liability for any material unpaid Taxes which have not been accrued for or reserved on GGAC’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to GGAC, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of GGAC in the ordinary course of business, none of which is material to the business, results of operations or financial condition of GGAC.

3.16        Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) GGAC has complied with all applicable Environmental Laws; (ii) GGAC is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) GGAC has not been associated with any release or threat of release of any Hazardous Substance; (iv) GGAC has not received any notice, demand, letter, claim or request for information alleging that GGAC may be in violation of or liable under any Environmental Law; and (v) GGAC is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17        Brokers. Except as set forth in Section 3.17 of the GGAC Schedule, GGAC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and GGAC has not entered into any arrangements that would obligate the GGAC or any of its Affiliates to issue any shares, options, warrants or other securities to any third party as a result of this Agreement.

3.18        Intellectual Property. GGAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property or Registered Intellectual Property except non-exclusive rights to the name “Garnero Group Acquisition Company.”

3.19        Agreements, Contracts and Commitments.

(a)           Except as set forth in the GGAC SEC Reports filed prior to the date of this Agreement or as set forth in Section 3.19 of the GGAC Schedule, other than confidentiality and non-disclosure agreements, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which GGAC is a party or by or to which any of the properties or assets of GGAC may be bound, subject or affected, which either (a) creates or imposes a liability greater than $25,000, or (b) may not be cancelled by GGAC on less than 30 days’ or less prior notice (“GGAC Contracts”). All GGAC Contracts are listed in Section 3.19 of the GGAC Schedule other than those that are exhibits to the GGAC SEC Reports.

(b)          Except as set forth in the GGAC SEC Reports filed prior to the date of this Agreement, each GGAC Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all GGAC Contracts (or written summaries in the case of oral GGAC Contracts) have been heretofore been made available to the Company or Company counsel.

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(c)           Neither GGAC nor, to the knowledge of GGAC, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any GGAC Contract, and no party to any GGAC Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on GGAC. Each agreement, contract or commitment to which GGAC is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on GGAC.

3.20        Insurance. Except for directors’ and officers’ liability insurance, GGAC does not maintain any Insurance Policies.

3.21        Interested Party Transactions. Except as set forth in the GGAC SEC Reports filed prior to the date of this Agreement: (a) no employee, officer, director or shareholder of GGAC or a member of his or her immediate family is indebted to GGAC nor is GGAC indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of GGAC; (b) to GGAC’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom GGAC is affiliated or with whom GGAC has a material contractual relationship, or any Person that competes with GGAC, except that each employee, shareholder, officer or director of GGAC and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with GGAC; and (c) to GGAC’s knowledge, no officer, director or shareholder or any member of their immediate families is, directly or indirectly, interested in any material contract with GGAC (other than such contracts as relate to any such individual ownership of capital stock or other securities of GGAC).

3.22        Indebtedness. GGAC has no indebtedness for borrowed money.

3.23        Listing of Securities. GGAC’s securities are listed for trading on The Nasdaq Capital Market (“Nasdaq”). There is no action or proceeding pending or, to GGAC’s knowledge, threatened against GGAC by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of any of GGAC’s securities on Nasdaq.

3.24        Board Approval. The board of directors of GGAC (including any required committee or subgroup of the board of directors of GGAC) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Contributions and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Contributions are in the best interests of the shareholders of GGAC, and (iii) determined that the fair market value of the Shares is equal to at least 80% of the balance in the Trust Fund (as defined in Section 3.25 hereof).

3.25        Trust Fund. As of the date hereof and at the Closing Date, GGAC has and will have no less than $144,468,755 in a trust account administered by Continental (the “Trust Fund”); provided that a portion of the Trust Fund shall be utilized in accordance with Section 5.19 hereof.

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3.26        Governmental Filings. Except as set forth in Section 3.26 of the GGAC Schedule, GGAC has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by GGAC of its business (as presently conducted) or used or held for use by GGAC, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Section 3.26 of the GGAC Schedule, will not expire prior to June 30, 2016, and GGAC is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon GGAC.

3.27        Antitrust Filing. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby do not require any consent or approval of, or any notice to or other filing with, the CADE, as GGAC and its economic group do not achieve the BRL750,000,000.00 turnover threshold established in Law 12.529/2011, as amended by the MF/MJ Joint Ordinance No. 994/12.

3.28        Survival of Representations and Warranties. The representations and warranties of GGAC set forth in this Agreement shall survive the Closing as set forth in Section 7.4(a) hereof.

Article IV
CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1          Conduct of Business by the Company, its Subsidiaries and GGAC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, its Subsidiaries, and GGAC shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party (which shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, its Subsidiaries and GGAC shall not do any of the following:

(a)           waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

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(b)           grant any severance or termination pay to any officer or employee outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)           transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company, its Subsidiaries or GGAC, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company, its Subsidiaries or GGAC license on an exclusive basis or sell any Intellectual Property of the Company, its Subsidiaries or GGAC as applicable;

(d)           declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e)           purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company, its Subsidiaries and GGAC, as applicable;

(f)            except as permitted by Section 5.2 hereof, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

(g)          amend its Charter Documents, except for the corporate documents and amendments necessary to effect the Reorganization;

(h)          acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of GGAC, the Company or its Subsidiaries as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Proxy Statement (as defined in Section 5.1 hereof);

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(i)            sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory and property, plant and equipment in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j)            except in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of GGAC, the Company or any of its Subsidiaries, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k)           except for the GGAC Plan (as defined in Section 5.1 hereof) or any new or amended employment agreements mutually agreed between GGAC, the Company and the applicable employee, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l)            pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction of claims, obligations or litigations in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Audited Financial Statements or in the most recent financial statements included in the GGAC SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements;

(m)          waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company or GGAC is a party or of which the Company or GGAC is a beneficiary, as applicable;

(n)          except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Company Contract or GGAC Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

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(o)          except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(p)          except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $3,000,000 in any 12 month period;

(q)          settle any litigation where the consideration given is other than monetary or to which an Insider is a party;

(r)           make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice;

(s)          form, establish or acquire any subsidiary;

(t)           permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(u)          make capital expenditures in excess of $3,000,000 in the aggregate;

(v)          make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

(w)         enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, shareholders or other Affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice or, in the case of GGAC, advancement or reimbursement of expenses in connection with GGAC’s search for a business combination; or

(x)           agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1(a) through (w) above.

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Article V
ADDITIONAL AGREEMENTS

5.1          Proxy Statement; Extraordinary General Meeting.

(a)           [Intentionally omitted.]

(b)           As soon as is reasonably practicable after receipt by GGAC from the Company of all financial and other information relating to the Company as GGAC may reasonably request for their preparation, GGAC shall prepare proxy materials, with the assistance of the Company, and file the same with the SEC under the Exchange Act, and with all other applicable regulatory bodies, for the purpose of soliciting proxies from holders of GGAC Ordinary Shares to vote, at a meeting of holders of GGAC Ordinary Shares to be called and held for such purpose (the “Extraordinary General Meeting”), in favor of (A) the adoption of this Agreement and the approval of the Contributions (“GGAC Shareholder Approval”), (B) amending and restating GGAC’s Memorandum and Articles of Association, effective upon the Closing, providing for, among other things, (I) the change of the name of GGAC to “Colombo Group Inc.,” (II) the existence of GGAC to be perpetual; and (III) the removal of various provisions no longer applicable to GGAC following consummation of the transactions contemplated herein (collectively, the “Charter Amendments”); (C) the adoption of an incentive plan (the “GGAC Plan”) that will provide for the reservation thereunder of no more than 10% of the GGAC Ordinary Shares to be outstanding immediately after the Closing Date; (D) the election to the board of directors of GGAC of the individuals determined in accordance with Section 5.24 hereof; (F) any other proposals GGAC and the Company deem necessary or desirable to effectuate the transactions contemplated herein; and (G) an adjournment proposal, if necessary, to adjourn the Extraordinary General Meeting if, based on the tabulated vote count or elections to convert GGAC Ordinary Shares into cash in accordance with GGAC’s Charter Documents, GGAC would not be authorized to proceed with the Contributions or the conditions to closing in Article VI hereof would not be met. Such proxy materials shall be in the form of a proxy statement to be used for the purposes of soliciting such proxies from holders of GGAC Ordinary Shares for the matters to be acted upon at the Extraordinary General Meeting (the “Proxy Statement”). GGAC, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use commercially reasonable best efforts to cause the Proxy Statement to be approved by the SEC for mailing to the holders of GGAC Ordinary Shares as promptly as practicable. GGAC will advise the Company and the Controlling Persons promptly after it receives notice thereof, of the time when the Proxy Statement has been approved by the SEC or any supplement or amendment has been filed, or the issuance of any stop order, or of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(c)           As soon as practicable following approval by the SEC, GGAC shall distribute the Proxy Statement to the holders of GGAC Ordinary Shares and, pursuant thereto, shall call the Extraordinary General Meeting in accordance with the Companies Law (2013 Revision) of the Cayman Islands (the “Companies Law”) and, subject to the other provisions of this Agreement, solicit proxies from the holders of GGAC Ordinary Shares to vote in favor of the adoption of this Agreement and the approval of the Contributions and the other matters presented to the shareholders of GGAC for approval or adoption at the Extraordinary General Meeting, including, without limitation, the matters described in Section 5.1(b) hereof.

(d)           GGAC shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Companies Law in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Extraordinary General Meeting.

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(e)           GGAC, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of GGAC Ordinary Shares vote in favor of the adoption of this Agreement and the approval of the Contributions and the other matters described in Section 5.1(b) hereof, and shall otherwise use commercially reasonable best efforts to obtain the GGAC Shareholder Approval. At no time shall the board of directors of GGAC withdraw or modify such recommendation; provided, however, the board of directors of GGAC may withdraw or modify such recommendation, if the board of directors of GGAC determines in good faith, after consultation with outside counsel, that failure to do so could be inconsistent with its fiduciary obligations under applicable Law.

(f)            No amendment or supplement to the Proxy Statement will be made by GGAC without the approval of the Company which shall not be unreasonably withheld and GGAC shall promptly transmit any such amendment or supplement to its shareholders, if at any time prior to the Extraordinary General Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement.

5.2           Minimization of Converters. GGAC and the Company shall use commercially reasonable best efforts, with the assistance of a syndicate of financial institutions mutually agreeable to GGAC and the Company, to minimize the number of GGAC Ordinary Shares as to which the holders thereof exercise their right to convert such shares into a pro rata share of the Trust Fund (as defined below) in accordance with GGAC’s Charter Documents.

5.3           Corporate Reorganization. Prior to Closing, the Company, certain Controlling Person Affiliates and the Controlling Persons shall use commercially reasonable best efforts to effect the Reorganization in accordance with the steps set forth in Schedule 5.3 hereto, such that the conditions set forth in Section 6.3(o) hereof are satisfied.

5.4           Other Actions.

(a)           As promptly as practicable after execution of this Agreement, GGAC will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”). Promptly after the execution of this Agreement, GGAC and the Company shall also issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”).

(b)           Prior to the Closing, GGAC shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Contributions in any report or form to be filed with the SEC (the “Closing Form 8-K”). Prior to Closing, GGAC and the Company shall prepare a mutually agreeable press release announcing the consummation of the Contributions hereunder (“Closing Press Release”). Concurrently with the Closing, the Company shall distribute the Closing Press Release. As soon as practicable after the Closing, GGAC shall file the Closing Form 8-K with the SEC.

(c)           GGAC shall file all such forms, reports and documents required to be filed by it with the SEC subsequent to the date of this Agreement through the Closing Date (the “Additional GGAC SEC Reports”) and such Additional GGAC SEC Reports shall be prepared in accordance and comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder. The Additional GGAC SEC Reports will not, at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 5.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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5.5          Required Information.

(a)           In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Proxy Statement, the Closing Form 8-K and the Closing Press Release, or any other statement, filing, notice, release or application made by or on behalf of GGAC and/or the Company to any Government Entity or other third party in connection with the Contributions and the other transactions contemplated hereby (each, a “Reviewable Document”), and for other reasonable purposes, the Company and GGAC each shall, upon request by the other, promptly furnish the other with all information concerning themselves, their respective directors, officers, shareholders and Affiliates and such other matters as may be reasonably necessary or advisable in connection with the Contributions and the preparation of such documents or for such other reasonable purposes. Each party warrants and represents to the other party that, as of the date of filing, issuance or other submission or public disclosure of such document and the Closing Date, all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (provided that each party shall not be responsible for the accuracy or completeness of any information relating to the other party or any other information furnished by the other party for inclusion in any such document). Any such information consisting of financial statements shall be prepared in accordance with U.S. GAAP, as modified by the rules and regulations of the SEC, applied on a consistent basis to prior periods and shall fairly present in all material respects the financial position of such party at the date thereof and the results of its operations and cash flows for the period indicated, except that any such interim financial statements shall be subject to normal audit adjustments that shall not be expected to have a Material Adverse Effect on such party taken as a whole and shall not include all footnotes.

(b)           At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by either GGAC or the Company, the other party shall be given an opportunity to review and comment upon such Reviewable Document, and give its consent to the form thereof, such consent not to be unreasonably withheld, provided that a party may file, issue or otherwise submit a Reviewable Document without the consent of the other party if it is advised by counsel that such Reviewable Document must be filed, issued, submitted or delivered in the form objected to by the other party so that the filing, issuing, submitting or delivering party is in compliance with applicable law.

(c)           Any language included in a Reviewable Document that reflects the comments of the reviewing party, as well as any text as to which the reviewing party has not commented upon after being given a reasonable opportunity to comment, shall be deemed to have been approved by the reviewing party.

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(d)           Prior to the Closing Date (i) the Company and GGAC shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC, and (ii) the Company and GGAC shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, any such Reviewable Document, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings. All correspondence and communications to the SEC made by GGAC with respect to the transactions contemplated by this Agreement or any agreement ancillary hereto shall be considered to be Reviewable Documents subject to the provisions of this Section 5.5.

5.6          Confidentiality; Access to Information.

(a)           Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by law, regulation or stock exchange rule; or (v) disclosure consented to by the other party. In the event this Agreement is terminated as provided in Article VIII hereof, each party will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Contributions contemplated hereby.

(b)           Access to Information.

(i)              The Company will afford GGAC and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as GGAC may reasonably request, including the documents and information described in Schedule 5.6(b)(i) hereto. No information or knowledge obtained by GGAC in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Contributions.

(ii)             GGAC will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of GGAC during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of GGAC, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Contributions.

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5.7           Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Contributions and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VI hereof to be satisfied (but excluding the waiver of any of such Party’s conditions to their obligations to effect the Contributions); (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Section 2.5 of the Company Schedule; (iv) providing and permitting suitably knowledgeable directors, officers, employees and other Persons to attend “road shows” that are to be presented to existing and prospective GGAC security holders; (v) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vi) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require GGAC or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.8          Registration Rights. The Parties hereto agree to enter into a registration rights agreement (the “Registration Rights Agreement”) in the form of Exhibit E hereto at the Closing pursuant to which GGAC will under certain circumstances agree to register for resale under the Securities Act the GGAC Ordinary Shares to be issued to the Controlling Persons and the Optionholders pursuant to this Agreement.

5.9          No GGAC Securities Transactions. Neither the Company, the Controlling Persons nor the Optionholders, nor any of their respective Affiliates, directly or indirectly, shall engage in any transactions involving the securities of GGAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use commercially reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

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5.10        No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, the Company, the Controlling Persons and the Optionholders acknowledge that they have read GGAC’s final prospectus dated June 25, 2014 (“Final Prospectus”) and understand that GGAC has established the Trust Fund for the benefit of GGAC’s public shareholders and that GGAC may disburse monies from the Trust Fund only (a) to GGAC’s public shareholder in the event they elect to convert their shares into cash in accordance with GGAC’s Charter Documents and/or the liquidation of GGAC, (b) to GGAC after, or concurrently with, the consummation of a business combination, and (c) to GGAC in limited amounts for its working capital requirements and tax obligations. The Company, the Controlling Persons and the Optionholders further acknowledge that, if GGAC does not consummate a business combination by June 25, 2016, GGAC will be obligated to return to its shareholders the amounts being held in the Trust Fund. Accordingly, the Company, for itself and its subsidiaries, affiliated entities, directors, officers, employees, shareholders, representatives, advisors and all other associates and Affiliates, the Controlling Persons, on behalf of themselves and the Controlling Person Affiliates, and the Optionholders, for themselves, hereby waive all rights, title, interest or claim of any kind against GGAC to collect from the Trust Fund any monies that may be owed to them by GGAC for any reason whatsoever, including but not limited to a breach of this Agreement by GGAC or any negotiations, agreements or understandings with GGAC (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive the termination of this Agreement for any reason.

5.11        Disclosure of Certain Matters. Each of GGAC, the Company, the Controlling Persons and the Optionholders will provide the others with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is materially adverse to the operations or condition (financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Proxy Statement. The parties shall have the obligation to supplement or amend the Company Schedules and GGAC Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of 6.2(a), 6.3(a), 7.1(a)(i), 7.1(b)(i), 8.1(d) and 8.1(e) hereof, the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are expressly contemplated by this Agreement or the Reorganization or that are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.12        Securities Listing. GGAC shall use its commercially reasonable best efforts to maintain the listing of its securities for trading on Nasdaq from and after the Contributions and to cause the GGAC Ordinary Shares to be issued in connection with the transactions contemplated hereby to be approved for listing on Nasdaq from and after the Contributions.

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5.13        No Solicitation. Neither the Company, the Controlling Persons nor the Optionholders will, and they will cause their respective Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into or continue discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than GGAC and its designees) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction.

5.14        Liability Insurance.

(a)           GGAC agrees to continue the directors’ and officers’ liability insurance currently maintained by GGAC, the Company and its Subsidiaries for a period of six years following the Closing Date for acts or omissions occurring on or prior to the Closing Date.

(b)          If GGAC or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person, or (iii) causes the Company or its Subsidiaries to effect a transaction of the type described in clauses (i) or (ii), then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of GGAC assume the obligations set forth in this Section 5.14.

(c)          The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of GGAC, the Company or its Subsidiaries for all periods ending on or before the Closing Date and may not be changed.

5.15        Insider Loans; Equity Ownership in Subsidiaries. Each of the Controlling Persons and the Optionholders, at or prior to Closing, shall (i) repay to the Company any loan by the Company to such Person and any other amount owed by such Person to the Company, if applicable; (ii) cause any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) cease to own, directly or indirectly (except through ownership of the Company), any equity interests in any Subsidiary of the Company. The Company shall use its commercially reasonable best efforts to enable such Persons to accomplish the foregoing.

5.16        Certain Financial Information. Within twenty (20) business days after the end of each fiscal quarter between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to GGAC interim unaudited consolidated financial statements of the Company and its Subsidiaries for such fiscal quarter, certified by the chief financial officer of the Company as being true and correct, including a balance sheet, statement of operations, and statements of shareholders’ equity and cash flow, prepared in accordance with U.S. GAAP applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and that fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations for the period indicated, except that such statements need not contain notes. This Section 5.16 shall not be deemed to limit the obligation of the Company under Section 5.5(a) hereof.

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5.17        Access to Financial Information. The Company will, and will cause its auditors to, (a) continue to provide GGAC and its advisors full access to all of the Company’s financial information used in the preparation of its Financial Statements and the financial information furnished pursuant to Section 5.16 hereof and (b) cooperate fully with any reviews performed by GGAC or its advisors of any such financial statements or information.

5.18        GGAC Borrowings. Through the Closing, GGAC shall be allowed to borrow funds from its directors, officers, shareholders and/or their respective affiliates to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of GGAC in due course on a non-interest bearing basis and repayable at Closing (or convertible at Closing into securities of GGAC in accordance with the terms of the promissory notes issued to evidence the borrowing, which such terms have been set in the Final Prospectus).

5.19        Trust Fund Disbursement. GGAC shall cause the Trust Fund to be disbursed to GGAC and as otherwise contemplated by this Agreement immediately upon the Closing. All liabilities and obligations of GGAC due and owing or incurred at or prior to the Closing Date shall be paid as and when due, including all amounts payable (i) to shareholders who elect to have their GGAC Ordinary Shares converted to cash in accordance with the provisions of GGAC’s Charter Documents, (ii) for income tax or other tax obligations of GGAC prior to Closing, (iii) as repayment of loans and reimbursement of expenses to GGAC’s directors, officers, shareholders and/or their affiliates, and (iv) to third parties (e.g., professionals, printers, etc.) who have rendered services to GGAC in connection with its operations and efforts to effect a business combination, including the Contributions.

5.20        Option Plan. Prior to the Extraordinary General Meeting, GGAC will create and have its board of directors approve the GGAC Plan in a form mutually acceptable to GGAC and the Company.

5.21        [Intentionally omitted]

5.22        Company Options. Simultaneously with the execution of this Agreement, the Optionholders have delivered to the Company, with a copy to GGAC, irrevocable instructions to exercise in full at the Closing Date the Company Options held by them, and an instrument of assignment, duly endorsed, directing the Option Shares to be issued in the name of GGAC (the “Irrevocable Instructions”), and have taken all other steps reasonably necessary to exercise such Company Options and cause the Option Shares to be issued to GGAC at the Closing.

5.23        Charter Amendments. Simultaneously with the Closing, subject to the GGAC shareholder’s approval and adoption of the matters described in clause (B) of Section 5.1(b) hereto by the requisite vote under the Companies Law and the GGAC Charter Documents, GGAC shall file an amendment and restatement of its Memorandum and Articles of Association that effectuates the Charter Amendments with the Cayman Islands Registrar of Companies.

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5.24        Board of Directors of GGAC. The board of directors of GGAC from and after the Closing Date (the “GGAC Board”) shall consist of the directors identified in the Proxy Statement, one (1) of whom will be selected by the Company and four (4) of whom will be selected by the pre-Closing board of directors of GGAC (three (3) of whom will be considered independent under Nasdaq listing requirements).

5.25        Open Market Purchases. By execution of this Agreement, the Controlling Persons have committed to use their commercially reasonable best efforts to purchase, directly or through the Controlling Person Affiliates, at least $30 million of GGAC Ordinary Shares in the open market (“Open Market Purchases”). Any such Open Market Purchases would be effected either (i) pursuant to a 10b-5 1 trading plan or (ii) at a time when the Company and the buyer is not aware of any material nonpublic information regarding the Company or its securities. The Controlling Persons hereby agree that, with respect to any GGAC Ordinary Shares purchased by the Controlling Persons hereunder, (a) they will vote such shares in favor of all proposals set forth in Section 5.1(b) that are to be presented at the Extraordinary General Meeting and will not exercise their right to convert their GGAC Ordinary Shares into a pro rata share of the Trust Fund in accordance with GGAC’s Charter Documents, (b) the GGAC Ordinary Shares purchased by the Controlling Persons hereunder shall not be subject to the Lock-Up Agreement (as defined in Section 1.9 hereof).

5.26        Release Letters. The Company shall use commercially reasonable best efforts to obtain customary release letters (the “Release Letters”), together with any related release documentation, in form and substance reasonably satisfactory to GGAC, providing for the release of and termination of any Liens set forth in Schedule 1.1(a) hereto.

5.27        General Shareholders Meeting of the Company. At the Closing Date, the Controlling Persons shall irrevocably hold a general shareholders meeting of the Company (the “General Shareholders Meeting”) in order to approve: (a) the capital increase of the Company in order to implement the issuance of the Option Shares to the Optionholders upon the exercise of the Company Options; (b) the extinction of the board of directors and the election of the board of officers of the Company, as applicable, according to the draft resolutions of the General Shareholders Meeting set forth in Schedule 5.27 hereto; and (c) the consolidation to the by-laws of the Company. The Controlling Persons shall, or shall cause the Controlling Person Affiliates holding the Outstanding Shares to, irrevocably vote all Company Ordinary Shares held by them in favor of the matters set forth in the foregoing sentence at the General Shareholders Meeting.

5.28        Acknowledgement Regarding Projections. GGAC acknowledges that it has received from the Company, certain Controlling Person Affiliates and/or the Controlling Persons certain projections, forecasts and prospective or third party information relating to the Company and its Affiliates. GGAC acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts and in such information; (ii) it is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and information so furnished; and (iii) neither GGAC nor any other Person shall have any claim against the Company, the Controlling Person Affiliates or the Controlling Persons or any of their respective directors, officers, Affiliates, agents or other Representatives with respect thereto. Accordingly, GGAC acknowledges that neither the Company nor the Controlling Person Affiliates, the Controlling Persons or any other Person makes any representations or warranties with respect to such projections, forecasts or information (it being understood that this acknowledgment does not cover any underlying facts or information which are addressed by any of the representations and warranties made by the Company in Article II of this Agreement).

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5.29        Cancellation of Trademark Transfer. The Controlling Persons shall take all measures necessary in order to cancel the transfer of the trademarks identified in Section 2.18(c) of the Company Schedules.

5.30        Payment of Debts with Controlling Persons. The Company shall repay to the Controlling Persons the loans made by such Controlling Persons and any other amount owed by the Company to such Persons at or prior to the Closing Date.

5.31        GGAC’s Warrant. According to the terms of the Investor Relations Consulting Agreement entered into between the Company, GGAC and MZHCI, LLC on July 1, 2015, GGAC shall issue in favor of MZHCI, LLC a one-year warrant to purchase up to 60,000 GGAC Ordinary Shares exercisable at $11.50 per share. The warrant shall become exercisable in four quarterly installments of 15,000 shares provided that the closing price of the GGAC Ordinary Shares at each quarterly installment date is at or above 130% of the last sale price of the GGAC Ordinary Shares on the Closing Date.

5.32        Financial Covenant Waivers. The Company shall use its commercially reasonably best efforts to maintain the waivers of the covenants set forth in Schedule 5.32 hereto (the “Waivers”) for at least sixty (60) days after the Closing Date.

5.33        Admission of Second Shareholder in the Company. The Parties hereto recognize and agree that GGAC shall transfer at least one (1) share in the capital stock of the Company to a second shareholder by the date of the annual Shareholders’ Meeting of the Company that shall resolve on the audited financial statements of the Company for its 2015 fiscal year.

5.34        Capital Contributions. Following the Closing, GGAC may, from time to time, and at its sole and absolute discretion, contribute to the Company amounts of cash as may be required for the Company’s working capital needs.

Article VI
CONDITIONS TO THE TRANSACTION

6.1          Conditions to Obligations of Each Party to Effect the Contributions. The respective obligations of each party to this Agreement to effect the Contributions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)           GGAC Shareholder Approval. The GGAC Shareholder Approval shall have been duly approved and adopted by the shareholders of GGAC by the requisite vote under the Companies Law and the GGAC Charter Documents.

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(b)           GGAC Net Tangible Assets. Immediately prior to the Closing, GGAC shall have at least $5 million of net tangible assets after giving effect to the exercise by holders of GGAC Ordinary Shares issued in GGAC’s initial public offering of securities and outstanding immediately before the Closing of their right to convert their shares into a pro rata share of the Trust Fund in accordance with GGAC’s Charter Documents.

(c)           No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Contributions illegal or otherwise prohibiting consummation of the Contributions, substantially on the terms contemplated by this Agreement.

(d)           Corporate Reorganization. The Company, certain Controlling Person Affiliates and the Controlling Persons shall have effected the Reorganization, in accordance with the steps set forth in the Schedule 5.3 hereto.

6.2           Additional Conditions to Obligations of the Company, the Controlling Persons and the Optionholders. The obligations of the Company, the Controlling Persons and the Optionholders to consummate and effect the Contributions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)           Representations and Warranties. The representations and warranties contained in Article III of this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be so true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on GGAC. The Company shall have received a certificate with respect to the foregoing signed on behalf of GGAC by an authorized officer of GGAC (“GGAC Closing Certificate”).

(b)           Agreements and Covenants. GGAC shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date in all material respects, and the GGAC Closing Certificate shall include a provision to such effect.

(c)           No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of GGAC to own, operate or control any of the assets and operations of the Company following the Contributions and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)           Consents. GGAC shall have obtained all consents, waivers and approvals required to be obtained by GGAC in connection with the consummation of the transactions contemplated hereby, other than consents, waivers, permits and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on GGAC and the GGAC Closing Certificate shall include a provision to such effect.

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(e)           Material Adverse Effect. No Material Adverse Effect with respect to GGAC shall have occurred since the date of this Agreement.

(f)            SEC Compliance. Immediately prior to Closing, GGAC shall be in compliance with the reporting requirements under the Exchange Act.

(g)           Other Deliveries. At or prior to Closing, GGAC shall have delivered to the Company (i) the items set forth in Section 1.2(b); (ii) copies of resolutions and actions taken by the board of directors and shareholders of GGAC in connection with the approval of this Agreement and the transactions contemplated hereunder; (iii) a certificate of good standing with respect to GGAC, dated not more than five (5) days prior to the Closing Date, from the Registry of Companies of the Cayman Islands; and (iv) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

(h)           Trust Fund. GGAC shall have made appropriate arrangements to have the Trust Fund, less amounts paid and to be paid pursuant to Section 5.19 hereof, disbursed upon the Closing as provided for in this Agreement.

(i)            Opinion of Counsel. The Company shall have received an opinion of counsel to GGAC in substantially the form of Exhibit A hereto.

(j)            Registration Rights Agreement. The Registration Rights Agreement shall be executed by the parties thereto.

(k)           Resignations. The persons listed in Schedule 6.2(k) hereto shall have resigned from all of the positions and offices with GGAC set forth next to each such person’s name.

6.3          Additional Conditions to the Obligations of GGAC. The obligations of GGAC to consummate and effect the Contributions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by GGAC:

(a)           Representations and Warranties. The representations and warranties contained in Article II of this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be so true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. GGAC shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company and signed by the Representative on behalf of each of the Controlling Persons and the Optionholders (“Company Closing Certificate”).

(b)          Agreements and Covenants. The Company, the Controlling Persons and the Optionholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date in all material respects, and the Company Closing Certificate shall include a provision to such effect.

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(c)          No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

(d)          Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers, permits and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Closing Certificate shall include a provision to such effect.

(e)          Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f)           Lock-Up Agreements. The Lock-Up Agreements shall be in full force and effect.

(g)          Option Exercises. The Irrevocable Instructions shall be in full force and effect.

(h)          [Intentionally omitted.]

(i)           Open Market Purchases. The Open Market Purchases shall have occurred.

(j)           Opinion of Counsel. GGAC shall have received an opinion of counsel to the Company in substantially the form of Exhibit B hereto.

(k)          Other Deliveries. At or prior to Closing, the Company shall have delivered to GGAC: (i) the items set forth in Section 1.2(c); (ii) copies of resolutions and actions taken by the Company’s board of directors and shareholders in connection with the approval of this Agreement and the transactions contemplated hereunder; (iii) a certificate of good standing with respect to the Company, dated not more than fifteen (15) days prior to the Closing Date, from the competent Board of Trade (Junta Comercial) of Brazil; and (iv) such other documents or certificates as shall reasonably be required by GGAC and its counsel in order to consummate the transactions contemplated hereunder.

(l)           Insider Loans; Equity Ownership in Subsidiaries. (i) All outstanding indebtedness owed by Insiders to the Company shall have been repaid in full, including the indebtedness and other obligations described in Section 2.22 of the Company Schedule; (ii) all outstanding guaranties and similar arrangements pursuant to which the Company has guaranteed the payment or performance of any obligations of any Insider to a third party shall have been terminated; and (iii) no Controlling Person or Insider shall own, directly or indirectly (except through ownership of the Company), any equity interests in any Subsidiary of the Company.

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(m)         Release Letters. The Release Letters shall be in full force and effect.

(n)          Trademarks. The transfer of the trademarks identified in Section 2.18(c) shall have been cancelled.

(o)          Reorganization. The Reorganization shall have been effected, in accordance with the steps set forth in Schedule 5.3 hereto, as a result of which the Company shall not have incurred any indebtedness or other liabilities, and the Company shall have accrued goodwill amortizable under applicable Tax law in the amount of R$200,000,000.

(p)          Waivers. The Waivers shall be in full force and effect.

Article VII
INDEMNIFICATION

7.1          Indemnification.

(a)           Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4 hereof), from and after the Closing, GGAC, the Surviving Corporation and their respective representatives, successors and permitted assigns (the “GGAC Indemnified Parties”) shall be indemnified, defended and held harmless by the Controlling Persons and the Optionholders (the “Company Indemnifying Parties”), jointly and severally, but only to the extent of the Company Indemnity Cap (as defined in Section 7.4(d) hereof), from and against all Losses asserted against, resulting to, imposed upon, or incurred by any GGAC Indemnified Party by reason of, arising out of or resulting from:

(i)             the inaccuracy or breach of any representation or warranty of the Company, the Controlling Persons or the Optionholders contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by the Company, the Controlling Persons or the Optionholders (or by the Representative on their behalf) to GGAC pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii)            the non-fulfillment or breach of any covenant or agreement of the Company, the Controlling Persons or the Optionholders contained in this Agreement.

(b)          Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4 hereof), from and after the Closing, the Controlling Persons and Optionholders and their respective representatives, successors and permitted assigns (the “Company Indemnified Parties”) shall be indemnified, defended and held harmless by GGAC (the “GGAC Indemnifying Parties”), but only to the extent of the GGAC Indemnity Cap (as defined in Section 7.4(d) hereof), from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Company Indemnified Party by reason of, arising out of or resulting from:

(i)             the inaccuracy or breach of any representation or warranty of GGAC contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by GGAC to the Company pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii)            the non-fulfillment or breach of any covenant or agreement of GGAC contained in this Agreement.

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(c)           As used in this Article VII, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid, but net of any provisions or reserves relating to such matter recorded in the Company’s Audited Financial Statements; provided, however, that Losses shall not include incidental, consequential, indirect, punitive, special or exemplary damages; provided, further, that in relation to any Third Party Claim, a Loss shall only be considered incurred and be indemnifiable when and to the extent actually due and payable by the Indemnified Party, it being understood that any claim for such a Loss shall be preserved in accordance with Section 7.4(b) if the claim for indemnification is made prior to the expiration of the applicable Survival Period (as defined below), notwithstanding that the Third Party Claim has not yet been reduced to an amount due and payable. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which the Indemnified Parties may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

(d)           As used in this Article VII, with respect to any claim, the term “Indemnified Parties” means the party seeking indemnification hereunder, whether by the GGAC Indemnified Parties under Section 7.1(a) hereof or by the Company Indemnified Parties under Section 7.1(b) hereof, and the term “Indemnifying Parties” means the party against whom indemnification is sought hereunder, whether against the Company Indemnifying Parties under Section 7.1(a) hereof or against the GGAC Indemnifying Parties under Section 7.1(b) hereof.

7.2          Indemnification of Third Party Claims. The indemnification obligations under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against an Indemnified Party by a third party (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a)          Notice of Claim. The Indemnified Party, acting through the Representative, will give the Indemnifying Parties prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance.

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(b)          Defense. The Indemnifying Parties shall have the right, at their option (subject to the limitations set forth in Section 7.2(c) hereof) and at their own expense, by written notice to the Indemnified Parties, to assume the entire control of, subject to the right of the Indemnified Parties to participate (at their expense and with counsel of their choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel to be the lead counsel in connection with such defense. If the Indemnifying Parties are permitted and elect to assume the defense of a Third Party Claim:

(i)              the Indemnifying Parties shall diligently and in good faith defend such Third Party Claim and shall keep the Indemnified Parties reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies which are not merely incidental to a primary damage claim or claims for monetary damages, the Indemnified Parties shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned; and

(ii)             the Indemnified Parties shall cooperate fully in all respects with the Indemnifying Parties in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and the Indemnified Parties shall make available to the Indemnifying Parties all pertinent information and documents under its control.

(c)           Limitations of Right to Assume Defense. The Indemnifying Parties shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Representative if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Parties which is not merely incidental to a primary damage claim or claims for monetary damages; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnified Parties other than as a result of money damages or other money payments.

(d)          Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any claim for indemnification with respect to a Third Party Claim and shall not affect the Indemnifying Parties’ duties or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Indemnifying Parties to defend against or reduce their liability or caused or increased such liability or otherwise caused the damages for which the Indemnifying Parties are obligated to be greater than such damages would have been had Indemnified Parties given the Indemnifying Parties prompt notice hereunder. So long as the Indemnifying Parties are defending any such action actively and in good faith, the Indemnified Parties shall not settle such action. The Indemnified Parties shall make available to the Indemnifying Parties all relevant records and other relevant materials required by them and in the possession or under the control of the Indemnified Parties, for the use of the Indemnifying Parties and their representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

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(e)          Failure to Defend. If the Indemnifying Parties, promptly after receiving a Notice of Claim, fail to defend such Third Party Claim actively and in good faith, the Indemnified Parties, at the reasonable cost and expense of Indemnifying Parties, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Indemnifying Parties shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(f)           Indemnified Parties’ Rights. Anything in this Section 7.2 to the contrary notwithstanding, the Indemnifying Parties shall not, without the written consent of the Indemnified Parties, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Parties of a full and unconditional release from all liability and obligation in respect of such action without any payment by the Indemnified Parties.

(g)          Indemnifying Parties Consent. Unless the Indemnifying Parties have consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3          Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance paid for by the Indemnified Parties prior to or after the Closing, the Indemnified Parties shall use commercially reasonable best efforts to obtain the maximum recovery under such insurance; provided that the Indemnified Parties shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by the Indemnified Parties for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Indemnifying Parties. If the Indemnified Parties have received the payment required by this Agreement from the Indemnifying Parties in respect of any Loss and later receive proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Indemnifying Parties and shall pay to the Indemnifying Parties, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Indemnifying Parties pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

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7.4          Limitations on Indemnification.

(a)          Survival: Time Limitation.

(i)             The representations, warranties, covenants and agreements of the Company, the Controlling Persons or the Optionholders in this Agreement or in any writing delivered by the Company, the Controlling Persons or Optionholders (or by the Representative on their behalf) to GGAC in connection with this Agreement (including the certificate required to be delivered by the Company pursuant to Section 6.3(a) hereof) shall survive the Closing for the period that ends on the Basic Indemnity Escrow Termination Date (the “Basic Survival Period”), except that the right of GGAC Indemnified Parties to bring (i) Tax Indemnification Claims shall survive the Closing for the period that ends on the Tax Escrow Termination Date (the “Tax Survival Period”) and (ii) claims for the breach of the representations and warranties in Sections 1.8(c)(iv), 2.3, and 2.4 hereof shall survive without limitation as to time.

(ii)             The representations, warranties, covenants and agreements of GGAC in this Agreement or in any writing delivered by GGAC to the Company in connection with this Agreement (including the certificate required to be delivered by GGAC pursuant to Section 6.2(a) hereof) shall survive the Closing for the Basic Survival Period, except that the right of the Company Indemnified Parties to bring claims for the breach of the representations and warranties in Sections 3.3 and 3.4 hereof shall survive without limitation as to time.

(b)          Any indemnification claim made by an Indemnified Party prior to the termination of the Basic Survival Period or the Tax Survival Period (each a “Survival Period”), as the case may be, shall be preserved despite the subsequent termination of such Survival Period and any claim set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VII shall be brought after the end of the Survival Period or the Tax Survival Period, as the case may be.

(c)          Deductible. No amount shall be payable by the Indemnifying Parties under this Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable by such Indemnifying Parties exceeds $600,000 (the “Deductible”), in which event the amount payable shall be the full amount (and not just the amount in excess of the amount of the Deductible), and, subject to the limitations set forth in Section 7.4(d) hereof, all future amounts that become payable under Section 7.1 hereof from time to time thereafter. With respect to any claim as to which the Indemnified Party may be entitled to indemnification, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed $30,000, provided that such Losses shall be counted toward the Deductible. Notwithstanding the foregoing, the Deductible shall not apply to Losses that arise out of (i) with respect to claims for indemnification by the GGAC Indemnified Parties, (A) a breach of the representations and warranties in Sections 1.8(c)(iv), 2.3 or 2.4, or (B) a Tax Indemnification Claim, or (ii) with respect to claims for indemnification by the Company Indemnified Parties, a breach of the representations and warranties in Sections 3.3 or 3.4, all of which shall be indemnifiable as to all Losses that so arise from the first dollar thereof.

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(d)          Aggregate Amount Limitation.

(i)              Except with respect to a breach of the representations and warranties in Sections 1.8(c)(iv), 2.3 and 2.4 hereof, the aggregate liability of the Company Indemnifying Parties for Losses pursuant to Section 7.1(a) hereof shall not in any event exceed the Escrow Shares (and any proceeds of the shares or distributions with respect to the Escrow Shares) plus an additional $2,000,000 in the case of any claims made on or prior to the Basic Indemnity Escrow Termination Date (“Basic Indemnity Claims”) or the Tax Indemnity Shares (and any proceeds of the shares or distributions with respect to the Escrow Shares) plus an additional $1,000,000 (less any amounts in excess of $1,000,000 paid in respect of Basic Indemnity Claims) in the case of Tax Indemnity Claims made after the Basic Indemnity Escrow Termination Date (the “Company Indemnity Cap”) and GGAC Indemnified Parties shall have no claim against the Company Indemnifying Parties other than for any of such Escrow Shares (and any proceeds of the shares or distributions with respect to the Escrow Shares) or such additional amounts. Notwithstanding anything to the contrary herein, the maximum liability of each Company Indemnifying Party to the GGAC Indemnified Parties (including, without limitation, with respect to a breach of the representations and warranties set forth in Sections 1.8(c)(iv), 2.3, and 2.4 hereof) shall be limited to returning up to 100% of the Investment Consideration received by such Company Indemnifying Party pursuant to the provisions of Section 1.1 hereof.

(ii)            The aggregate liability of the GGAC Indemnified Parties for Losses pursuant to Section 7.1(b) hereof shall not in any event exceed a number of newly issued GGAC Ordinary Shares equal to the number of Escrow Shares plus an additional $2,000,000 (the “GGAC Indemnity Cap”).

(iii)           Any indemnification obligations of an Indemnifying Party hereunder shall be satisfied, first, from the Escrow Shares and any proceeds of the shares or distributions with respect to the Escrow Shares (in the case of the Company Indemnifying Parties) or newly issued GGAC Ordinary Shares (in the case of the GGAC Indemnifying Parties), and then in cash through the delivery of immediately available funds in U.S. dollars.

7.5          Exclusive Remedy. GGAC, on behalf of itself and the other GGAC Indemnified Parties, and Controlling Persons and the Optionholders, on behalf of the themselves and the other Company Indemnified Parties, hereby acknowledge and agree that, from and after the Closing, the sole remedy of the Indemnified Parties with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit a Indemnified Parties right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

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7.6          Adjustment to Investment Consideration. Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the Investment Consideration, except as otherwise required by law.

7.7          Representative Capacities; Application of Escrow Shares. The parties acknowledge that all actions required or permitted to be taken by the Controlling Persons or the Optionholders in their roles as Company Indemnified Parties or Company Indemnifying Parties under this Article VII shall be taken by the Representative on behalf of such Persons. The Representative’s obligations under this Article VII are solely as a representative of the Controlling Persons and the Optionholders in the manner set forth in this Agreement and the Escrow Agreement with respect to the obligations to indemnify the GGAC Indemnified Parties or the right to be indemnified by the GGAC Indemnifying Parties under this Article VII and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to GGAC Indemnified Parties as a result of such indemnification obligations shall be made solely to the extent of the Company Indemnity Cap. The parties further acknowledge that all actions required or permitted to be taken by GGAC or the Surviving Corporation in their roles as GGAC Indemnified Parties or GGAC Indemnifying Parties under this Article VII shall be taken by the Committee on behalf of such Persons. The Committee’s obligations under this Article VII are solely as a representative of the GGAC and the Surviving Corporation in the manner set forth in this Agreement and the Escrow Agreement with respect to the obligations to indemnify the Company Indemnified Parties or the right to be indemnified by the Company Indemnifying Parties under this Article VII and that the Committee shall have no personal responsibility for any expenses incurred by it in such capacity and that all payments to Company Indemnified Parties as a result of such indemnification obligations shall be made solely to the extent of the GGAC Indemnity Cap. Out-of-pocket expenses of the Representative and the Committee for attorneys’ fees and other costs shall be borne in the first instance by GGAC and the Controlling Persons, respectively, either of whom may make a claim for reimbursement thereof to the extent of Company Indemnity Cap or the GGAC Indemnity Cap, as applicable, upon the claim with respect to which such expenses are incurred becoming an Established Claim (as defined in the Escrow Agreement) or otherwise having been resolved in the Indemnified Party’s favor. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim by the GGAC Indemnified Parties for indemnification pursuant to this Article VII. The value of the Escrow Shares shall be determined in accordance with the Escrow Agreement. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto. The value of any newly issued GGAC Ordinary Shares shall be determined in accordance with the Escrow Agreement as if such shares were Escrow Shares.

7.8          Tax Benefits. The amount of any Losses for which indemnification is provided shall be reduced by any net Tax benefit to such Indemnified Party and its Affiliates, to the extent realized by such party as a result of such Losses, including the present value (determined by discounting at 8%) of the benefit arising from an increase in the Tax basis of assets, net of any Tax costs incurred by the Indemnified Party as a result of the receipt of the indemnification payments hereunder. In calculating the amount of net Tax benefit, the Indemnified Party and its Affiliates shall be presumed to pay Taxes at a forty percent (40%) Tax rate. The Indemnified Party shall provide the Indemnifying Party with such documentation as may be reasonably requested in order to ascertain or confirm the amount of any net Tax benefit or net Tax cost referred to herein.

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7.9          Mitigation. An Indemnified Party shall use commercially reasonably efforts to mitigate Losses suffered, incurred or sustained by it arising out of any matter for which it is entitled to indemnification hereunder; provided that no Indemnified Party shall be required to (i) take any action or refrain from taking any action that is contrary to any applicable Contract, order or law binding on it or any Affiliate thereof or (ii) incur any out-of-pocket expense in connection with such mitigation (other than de minimus incidental expenses).

Article VIII
TERMINATION

8.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written agreement of GGAC and the Controlling Persons at any time;

(b)          by either GGAC or the Controlling Persons if the Contributions shall not have been consummated by March 31, 2016 (“Outside Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Contributions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement. For the avoidance of doubt, in the event the Agreement is terminated, none of the Controlling Persons, Optionholders or the Company or their respective Affiliates shall have any liability to GGAC or its Affiliates for the failure to obtain any Release Letters or any consents of third parties hereunder other than for reimbursement of expenses pursuant to Section 8.3(a);

(c)          by either GGAC or the Controlling Persons if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Contributions, as applicable, which order, decree, judgment, ruling or other action is final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in such order, decree, judgment, ruling or other action being final and nonappealable;

(d)          by the Controlling Persons, upon a material breach of any representation, warranty, covenant or agreement on the part of GGAC set forth in this Agreement, or if any representation or warranty of GGAC shall have become untrue, in either case such that the conditions set forth in Article VI hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach or inaccuracy is curable by GGAC prior to the Closing Date, then the Controlling Persons may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to GGAC of such breach or inaccuracy, provided GGAC continues to exercise commercially reasonable best efforts to cure such breach or inaccuracy (it being understood that the Controlling Persons may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach or inaccuracy is cured by GGAC during such thirty (30) day period);

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(e)          by GGAC, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company, the Controlling Persons or the Optionholders set forth in this Agreement, or if any representation or warranty of the Company, the Controlling Persons or the Optionholders shall have become untrue, in either case such that the conditions set forth in Article VI hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach or inaccuracy is curable by the Company prior to the Closing Date, then GGAC may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from GGAC to the Company of such breach or inaccuracy, provided the Company continues to exercise commercially reasonable best efforts to cure such breach or inaccuracy (it being understood that GGAC may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach or inaccuracy is cured by the Company during such thirty (30) day period);

(f)           by either GGAC or the Controlling Persons, if, at the Extraordinary General Meeting (including any adjournments thereof), the GGAC Shareholder Approval is not obtained, or GGAC will have less than $5 million of net tangible assets following the exercise by the holders of GGAC Ordinary Shares issued in GGAC’s initial public offering of their rights to convert the GGAC Ordinary Shares held by them into cash in accordance with GGAC’s Charter Documents.

8.2          Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 hereof will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or 8.1(e) hereof and the provision therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall be of no further force or effect and the Contributions, as applicable, shall be abandoned, except for and subject to the following: (i) Sections 5.6, 5.10, 8.2 and 8.3 and Article X (General Provisions) hereof shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

8.3          Fees and Expenses. Except as otherwise specifically provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the transactions contemplated hereby are effected and consummated. Notwithstanding the foregoing sentence, (a) if all of the conditions set forth in Section 6.1 and Section 6.2 hereof have been satisfied, but any of the conditions set forth in Section 6.3(d), Section 6.3(m) or Section 6.3(p) hereof have not been satisfied and this Agreement is terminated by GGAC, the Company shall pay all reasonable and documented out of pocket fees and expenses incurred by GGAC in connection with this Agreement up to a maximum of $1,000,000, which shall be the sole liability of the Company, the Controlling Persons and the Optionholders for any failure to obtain the Release Letters or any third party consents.

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Article IX
DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

Term	Section
AAA	Section 10.12
Additional GGAC SEC Reports	Section 5.4(c)
Affiliate	Section 10.2(a)
Agreement	Preamble
Approvals	Section 2.1(a)
Audited Financial Statements	Section 2.7(a)
Basic Indemnity Claims	Section 7.4(d)(i)
Basic Indemnity Escrow Termination Date	Section 1.6
Basic Survival Period	Section 7.4(a)(i)
Blue Sky Laws	Section 1.8(a)(ii)
CADE	Section 2.23
Charter Amendments	Section 5.1(b)
Charter Documents	Section 2.1(a)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Closing Form 8-K	Section 5.4(b)
Closing Press Release	Section 5.4(b)
Code	Section 1.4
Committee	Section 1.7(a)
Companies Law	Section 5.1(c)
Company	Preamble
Company Closing Certificate	Section 6.3(a)
Company Contracts	Section 2.19(a)
Company Indemnified Parties	Section 7.1(b)
Company Indemnifying Parties	Section 7.1(a)
Company Indemnity Cap	Section 7.4(d)(i)
Company Intellectual Property	Section 2.18(a)(ii)
Company Options	Section 2.3(a)
Company Ordinary Shares	Recitals
Company Products	Section 2.18(a)(v)
Company Registered Intellectual Property	Section 2.18(a)(iv)
Company Schedule	Article II
Continental	Section 1.6
Contributions	Section 1.1(b)
Controlling Person Affiliates	Recitals

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Term	Section
Controlling Persons	Preamble
Copyrights	Section 2.18(a)(i)
Corporate Records	Section 2.1(c)
Deductible	Section 7.4(c)
Disclosure Schedules	Section 5.11
Disqualification Event	Section 1.8(a)(iv)
Environmental Law	Section 2.16(b)
Escrow Account	Section 1.6
Escrow Agent	Section 1.6
Escrow Agreement	Section 1.6
Escrow Shares	Section 1.6
Exchange Act	Section 1.8(a)(ii)
Extraordinary General Meeting	Section 5.1(b)
Final Prospectus	Section 5.10
Financial Statements	Section 2.7(b)
General Shareholders Meeting	Section 5.27
GGAC	Preamble
GGAC Board	Section 5.24
GGAC Closing Certificate	Section 6.2(a)
GGAC Contracts	Section 3.19(a)
GGAC Indemnified Parties	Section 7.1(a)
GGAC Indemnifying Parties	Section 7.1(b)
GGAC Indemnity Cap	Section 7.4(d)(ii)
GGAC Ordinary Shares	Section 1.1(a)
GGAC Plan	Section 5.1(b)
GGAC Preferred Shares	Section 3.3(a)
GGAC Schedule	Article III
GGAC SEC Reports	Section 3.7(a)
GGAC Shareholder Approval	Section 5.1(b)
Governmental Action/Filing	Section 2.21(b)
Governmental Entity	Section 1.8(a)(ii)
Hazardous Substance	Section 2.16(c)
IDCR	Section 10.12
Indemnified Parties	Section 7.1(d)
Indemnifying Parties	Section 7.1(d)
Insider	Section 2.19(a)(i)
Insurance Policies	Section 2.20
Intellectual Property	Section 2.18(a)(i)
Investment Consideration	Section 1.1(b)
Irrevocable Instructions	Section 5.22
knowledge	Section 10.2(c)
Legal Requirements	Section 10.2(d)
Lien	Section 10.2(e)
Lock-Up Agreement	Section 1.9

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Term	Section
Losses	Section 7.1(c)
Material Adverse Effect	Section 10.2(b)
Material Company Contracts	Section 2.19(a)
Nasdaq	Section 3.23
Notice of Claim	Section 7.2(a)
Open Market Purchases	Section 5.25
Option Consideration	Section 1.1(b)
Option Contribution	Section 1.1(b)
Option Shares	Recitals
Optionholders	Preamble
Original Agreement	Recitals
Outside Date	Section 8.1(b)
Outstanding Shares	Recitals
Patents	Section 2.18(a)(i)
Person	Section 10.2(f)
Personal Property	Section 2.14(b)
Plan	Section 2.11(a)
Plans	Section 2.11(a)
Proxy Statement	Section 5.1(b)
Registered Intellectual Property	Section 2.18(a)(iii)
Registration Rights Agreement	Section 5.8
Release Letters	Section 5.26
Reorganization	Recitals
Representative	Section 1.7(b)
Reviewable Document	Section 5.5(a)
SEC	Section 1.8(a)(ix)
Securities Act	Section 1.8(a)(ii)
Share Consideration	Section 1.1(a)
Share Contribution	Section 1.1(a)
Shares	Recitals
Signing Form 8-K	Section 5.4(a)
Signing Press Release	Section 5.4(a)
Subsidiaries	Section 2.2(a)
Survival Period	Section 7.4(b)
Surviving Corporation	Preamble
Tax	Section 2.15(a)
Tax Indemnification Claim	Section 1.6
Tax Indemnity Escrow Termination Date	Section 1.6
Tax Indemnity Shares	Section 1.6
Tax Return	Section 2.15(a)
Tax Survival Period	Section 7.4(a)(i)
Taxable	Section 2.15(a)
Taxes	Section 2.15(a)
Third Party Claim	Section 7.2
Trademarks	Section 2.18(a)(i)
Trust Fund	Section 3.25
Unaudited Financial Statements	Section 2.7(b)
U.S. GAAP	Section 2.7(a)
Waivers	Section 5.32

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Article X
GENERAL PROVISIONS

10.1        Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via email or telecopy to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to GGAC, to:	Garnero Group Acquisition Corp.
Av. Brig. Faria Lima
1485 - 19 Andar
Brasilinvest Plaza, CEP 01452-002
São Paulo, Brasil
Attention: Mario Garnero
Telephone: (55) 1130947970
Telecopy: (55) 1138167471
E-mail: mg@garnerogroup.com

with a copy to:	Graubard Miller 405 Lexington Avenue New York, New York 10174-1901 Attention: David Miller, Esq. and Jeffrey Gallant, Esq. Telephone: 212-818-8880 Telecopy: 212-818-8881 Email: dmiller@graubard.com

if to the Company, to:	Q1 Comercial de Roupas S.A.
Rua São Tomé 119, 3 Andar, Vila Olímpia
São Paulo-SP
Attention: Alvaro Jabur Maluf Junior
Telephone: 55 11 3048 0701
Telecopy: 55 11 3048 0701
E-mail: alvaro@grupocolombo.com.br

with a copy to:	McDermott, Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attention: Robert Cohen, Esq. and Meir A. Lewittes, Esq.
Telephone: +1 (212) 547-5885 / +1 (212) 547-5351
Telecopy: +1 (212) 547 5444
E-mail: rcohen@mwe.com / mlewittes@mwe.com

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Also with a copy to:	Souza Cescon Barrieu & Flesch Advogados
Rua Funchal, 418, 10º andar, Vila Olimpia
São Paulo - SP
Attention: Joaquim Oliveira
Telephone: 55 11 3089-6508
Telecopy: 55 11 3089-6500
E-mail: Joaquim.oliveira@scbf.com.br

if to the Controlling Persons or the Optionholders, to:	The address set forth for each such person on Schedule 1.1(a) hereto

with a copy to:	Souza Cescon Barrieu & Flesch Advogados
Rua Funchal, 418, 10º andar, Vila Olimpia
São Paulo – SP
Attention: Joaquim Oliveira
Telephone: 55 11 3089-6508
Telecopy: 55 11 3089-6500
E-mail: Joaquim.oliveira@scbf.com.br

10.2        Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. For purposes of this Agreement:

(a)           the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

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(b)           the term “Material Adverse Effect” when used in connection with a Person means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, it being understood that no changes, events, violations, inaccuracies, circumstances or effects arising out of or relating to the following, alone or in combination, shall be deemed or taken into account in determining a Material Adverse Effect: (i) the public announcement or pendency of this Agreement or the transactions contemplated hereby; (ii) any economic, credit, capital, securities or financial markets or any social, regulatory or political conditions in the United States or Brazil or elsewhere in the world, including with respect to interest rates or currency exchange rates; (iii) any act of God, hurricane, tornado, flood, volcano, earthquake or other natural or manmade disaster; (iv) any proposal, enactment or change in interpretation of, or other change in, applicable law, U.S. GAAP (or equivalent accounting practice in any other jurisdiction) or governmental policy; (v) general conditions in the industries in which a Person operates; (vi) the failure, in and of itself, of a Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes in the credit rating of a Person; and (vii) any action taken or omitted to be taken by a party hereto at the other party’s direction or written request or otherwise required to be taken or omitted to be taken by this Agreement, provided further, that the exceptions in clauses (ii)-(v) above shall not apply to the extent (if any) that the impact of such change, event, circumstance or effect is disproportionately adverse to such Person, relative to other companies in any industry in which such Person operates;

(c)           the term “knowledge” means the actual knowledge or awareness as to a specified fact or event and, with respect to any entity, “knowledge” of any of its directors or managers, principal executive officers;

(d)          the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

(e)           the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest), other than for taxes not yet due and payable or being contested in good faith;

(f)            the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity; and

(g)          all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

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10.3        Counterparts; Facsimile Signatures. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by email or facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4        Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between GGAC and the Company dated May 28, 2015 is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5        Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6        Other Remedies; Specific Performance. Except as otherwise provided herein, including pursuant to Section 7.5 hereof, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7        Governing Law. This Agreement shall be governed by and construed in accordance with the law of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

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10.8        Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9        Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10      Amendment. This Agreement may be amended by the parties hereto at any time prior to the Closing Date by execution of an instrument in writing signed on behalf of each of the parties; provided that the Controlling Persons may amend Schedule 1.1(a) hereto as necessary to account for changes in the ownership of GGAC Ordinary Shares as a result of the Reorganization, without the consent of any other party. After the Closing Date, this Agreement may be amended only with the consent of the Representative and the Committee.

10.11      Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.12      Venue; Consent to Jurisdiction and Service of Process. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the International Centre for Dispute Resolution (“ICDR”) of the American Arbitration Association (“AAA”). The arbitration shall be brought before the ICDR’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators. Each party shall select one arbitrator and the parties shall jointly agree on the third arbitrator who shall be the chairman and who shall not be a citizen of the U.S. or Brazil. If the parties fail to agree on a chairman within 20 days of confirmation of the second arbitrator, then such chairman shall be named by the ICDR. The arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services shall be borne as directed by the arbitrators. Each of the Company, the Controlling Persons and the Optionholders hereby appoint, without power of revocation, Souza Cescon Barrieu & Flesch Advogados, located at Rua Funchal, 418, 10º andar, Vila Olimpia, São Paulo, SP, Brazil, Fax No.: 55 11 3089-6500, E-mail: joaquim.oliveira@scbf.com.br, Attn: Joaquim Oliveira, as their respective agent to accept and acknowledge on their behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement. The Company, the Controlling Persons and Optionholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of the Effective Date.

[THE SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

GARNERO GROUP ACQUISITION COMPANY

By:	/s/ Mario Garnero
Name: Mario Garnero
Title: CEO

Q1 COMERCIAL DE ROUPAS S.A.

By:	/s/ Alvaro Jabur Maluf Jr.
Name: Alvaro Jabur Maluf Jr.
Title: Diretor Presidente

By:	/s/ Paulo Jabur Maluf
Name: Paulo Jabur Maluf
Title: Vice Presidente

CONTROLLING PERSONS:

/s/ Alvaro Jabur Maluf Jr.
Alvaro Jabur Maluf, Jr.

/s/ Paulo Jabur Maluf
Paulo Jabur Maluf

OPTIONHOLDERS:

/s/ Thiago Chaves Ribeiro
Thiago Chaves Ribeiro

/s/ Denis Nieto Piovezan
Denis Nieto Piovezan

/s/ Marina Balaban Spiero
Marina Balaban Spiero

A-68

Annex B

THE COMPANIES LAW (2013 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GARNERO COLOMBO, INC.

(adopted by special resolution dated [●])

THE COMPANIES LAW (2013 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

GARNERO COLOMBO, INC.

 (adopted by special resolution dated [●])

1	The name of the Company is Garnero Colombo, Inc.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member's shares.

5	The share capital of the Company is US$12,100 divided into 120,000,000 shares of a par value of US$0.0001 each and 1,000,000 preferred shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

B-1

THE COMPANIES LAW (2013 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

GARNERO COLOMBO, INC.

(adopted by special resolution dated [●])

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

"Articles"	means these articles of association of the Company.

"Audit Committee"	means the audit committee of the Company formed pursuant to Article 41.2 hereof, or any successor audit committee

"Auditor"	means the person for the time being performing the duties of auditor of the Company (if any).

"business day"	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

"clearing house"	a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

"Company"	means the above named company.

"Designated Stock Exchange"	means the Over-the-Counter Bulletin Board or any national securities exchange including the National Market System or the Capital Market of the Nasdaq Stock Market, Inc., the NYSE MKT LLC or the New York Stock Exchange.

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"Directors"	means the directors for the time being of the Company.

"Dividend"	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

"Electronic Record"	has the same meaning as in the Electronic Transactions Law.

"Electronic Transactions Law"	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

"Member"	has the same meaning as in the Statute.

"Memorandum"	means the memorandum of association of the Company.

"Ordinary Resolution"	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

"Register of Members"	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

"Registered Office"	means the registered office for the time being of the Company.

"Seal"	means the common seal of the Company and includes every duplicate seal.

"SEC"	means the United States Securities and Exchange Commission.

"Share"	means a share in the Company and includes a fraction of a share in the Company.

"Special Resolution"	has the same meaning as in the Statute, and includes a unanimous written resolution.

"Statute"	means the Companies Law (2013 Revision) of the Cayman Islands.

"Treasury Share"	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

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1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	"written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	"shall" shall be construed as imperative and "may" shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. The term "or" shall not be interpreted to be exclusive and the term "and" shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term "clear days" in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

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2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine. The securities comprising any such units may be traded separately from one another.

3.4	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

B-5

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles and no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the Designated Stock Exchange may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

B-6

7	Transfer of Shares

7.1	Subject to the terms of these Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal securities laws of the United States. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 3 on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions of the Statute, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares.

8.2	Subject to the provisions of the Statute, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

B-7

10	Variation of Rights of Shares

10.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

B-8

13	Lien on Shares

13.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

13.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under the Articles.

13.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Call on Shares

14.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

B-9

14.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

B-10

16	Transmission of Shares

16.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

B-11

17	Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3	Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

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19.3	The Directors may call general meetings, and they shall on a Members' requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4	A Members' requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5	The Members' requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6	If there are no Directors as at the date of the deposit of the Members' requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members' requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20	Notice of General Meetings

20.1	At least five days' notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

20.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

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21	Proceedings at General Meetings

21.1	No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

21.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members' requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9	A resolution put to the vote of the meeting shall be decided on a poll.

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21.10	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.11	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.12	In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

22	Votes of Members

22.1	Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

22.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

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23	Proxies

23.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.3	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.4	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members

24.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

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24.2	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26	Directors

There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

The Directors shall be divided into three classes: Class A, Class B and Class C. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of these Second Amended and Restated Articles, the existing Directors shall by resolution classify themselves as Class A, Class B or Class C Directors. The Class A Directors shall stand elected for a term expiring at the Company’s first succeeding annual general meeting after adoption of these Second Amended and Restated Articles, the Class B Directors shall stand elected for a term expiring at the Company’s second succeeding annual general meeting and the Class C Directors shall stand elected for a term expiring at the Company’s third succeeding annual general meeting. Commencing at the Company's first succeeding annual general meeting after adoption of these Second Amended and Restated Articles, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. Except as the Statute or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

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27	Powers of Directors

27.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

28	Appointment and Removal of Directors

28.1	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)	all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

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30	Proceedings of Directors

30.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.

30.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

30.3	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5	A Director may, or other officer of the Company on the direction of a Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

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30.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9	A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

32	Directors' Interests

32.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2	A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

32.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

32.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

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32.5	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

34	Delegation of Directors' Powers

34.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.4	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.5	The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

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35	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36	Remuneration of Directors

36.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no remuneration shall be paid to any Director prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

36.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

37	Seal

37.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

37.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

37.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

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38	Dividends, Distributions and Reserve

38.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

38.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

38.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

38.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

38.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

38.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

38.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

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38.8	No Dividend or other distribution shall bear interest against the Company.

38.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

39	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company's reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

40	Books of Account

40.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

40.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

40.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

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41	Audit

41.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

41.2	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the board of Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

41.3	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

41.4	The remuneration of the Auditor shall be fixed by the Board or the Audit Committee (if one exists).

41.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

41.6	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

41.7	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

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42	Notices

42.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served in accordance with the requirements of the Designated Stock Exchange.

42.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

42.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

42.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

43	Winding Up

43.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company's issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company's issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

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43.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44	Indemnity and Insurance

44.1	Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an "Indemnified Person") shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

44.2	The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

44.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

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45	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

46	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

47	Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

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Annex C

[To Come]

C-1

Annex D

December 16, 2015

Mr. Mario Garnero

Chairman of the Board and Chief Executive Officer

Garnero Group Acquisition Company

Av. Brigadeiro Faria Lima, 1485 – 19º Andar

Brasilinvest Plaza

CEP 01452-002

São Paulo/SP - Brazil

Dear Mr. Garnero,

We were requested by you to provide to the Board of Directors of the Garnero Group Acquisition Company (“GGAC” or “Company”) an opinion (“Opinion”) as of the date hereof as to (i) the fairness, from the financial point of view, to the holders of the Company’s ordinary shares of the consideration to be paid by the Company in the contemplated transaction described below, and (ii) whether the Target (as defined below) has a fair market value equal to at least 80% of the balance of the Company’s trust account.

We will receive a fee for our services in performing this Opinion and our fees are not refundable or contingent upon either the conclusion expressed in the Opinion or the consummation of the Proposed Transaction (as defined below). In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us for certain liabilities arising out of this engagement. Other than this engagement, during the two years preceding the date of this Opinion, we have not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received. This Opinion has been approved by our internal committee.

Description of the Proposed Transaction

Reference is made to the draft of Amended and Restated Investment Agreement provided on December 12, 2015 (“IA”) confirming the understanding concerning the basic terms of a proposed transaction in which Q1 Comercial de Roupas S.A. (“Target” or “Grupo Colombo”) will contribute its share to the capital of GGAC (“Proposed Transaction”).

Target and option holders of Target’s shares shall contribute, assign, transfer and deliver the Target’s shares to GGAC, free and clear of any Liens (except as described in the IA), and shall receive in consideration an aggregate of four million (4,000,000) new ordinary shares of GGAC (“Company Ordinary Shares”)

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Description of Target

Grupo Colombo was established in 1917 as a single store clothing retailer. In 1990, Target began its expansion, opening its first shopping mall store. As of December 31, 2014 Target had 441 stores located in every state of Brazil. It is headquartered in the city of São Paulo, Brazil.

Target is focused on selling shirts, trousers and suits for men and caters principally to low to middle income consumers in Brazil.

Scope of Analysis

In connection with this Opinion, we have made such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. We also took into account our assessment of current general economic, market and financial conditions, as well as our experience in business valuation, in general, and with respect to similar transactions, in particular. Our due diligence with regard to the Proposed Transaction included, but was not limited to, the items summarized below.

1.	Discussed the operations, financial conditions, future prospects and projected operations and performance of the Company and Target, respectively, and the Proposed Transaction with the management of Target and the Company;

2.	Reviewed certain publicly available financial statements and other business and financial information of the Company and Target, respectively, and the industries in which the Target operates;

3.	Reviewed, among other things, the financial statements for the two years ended 2014, which were limited reviewed by independent auditors, and other financial and operating data concerning Target which the Company and Target have respectively identified as being the most current financial statements available;

4.	Reviewed certain financial forecasts as prepared by the management of the Company and Target;

5.	Reviewed the draft of the IA including, to the extent provided as of the date of the draft of IA, certain exhibits and schedules reference therein;

6.	Reviewed the historical trading price and trading volume of the Company Ordinary Shares and the publicly traded securities of certain other companies that we deemed relevant;

7.	Compared the financial performance of Target with that of certain other publicly traded companies that we deemed relevant;

8.	Compared certain financial terms of the Proposed Transaction to financial terms, to the extent publicly available, of certain other business combination transactions that we deemed relevant; and

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9.	Considered and applied three valuation methodologies to Target:

●	Guideline Public Companies Method (“GPCM”);

●	Guideline Transaction Method (“GTM”);

●	Discounted Cash Flow Method (“DCFM”).

10.	Conducted such other analyses and considered such other factors as we deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing our analyses and rendering this Opinion with respect to the Proposed Transaction, we, with your consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to us from private sources, including Company and Target management, and did not independently verify such information.

2.	Assumed that any estimates, evaluations and projections (financial or otherwise) provided to us were reasonably prepared and based upon the best currently available information and good faith judgment of the person or persons providing the same.

3.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company, Target or the Proposed Transaction.

4.	Assumed without verification the accuracy and adequacy of the legal advice given by counsel to the Company and Target on all legal matters with respect to the Proposed Transaction and assumed all procedures required by law to be taken in connection with the Proposed Transaction have been, or will be, duly, validly and timely taken and that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable statutes, rules and regulations. We have not made, and assume no responsibility to make, any representation, or render any opinion, as to any legal matter.

5.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the terms of the IA, without any amendments thereto or any waivers of any terms or conditions thereof. We assumed that all representations and warranties of each party to the IA are true and correct and that each party will perform all covenants and agreements required to be performed by such party.

6.	Assumed that, prior to the closing of the IA, all of the equity holders of Target are parties to and bound as Sellers under the IA.

7.	Did not make any independent evaluation, appraisal or physical inspection of the Company’s or the Target’s solvency or of any specific assets or liabilities (contingent or otherwise).

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This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, liquidation analysis, an analysis of either the Company’s or Target’s creditworthiness or otherwise as tax advice or as accounting advice. We have not been requested to, and did not, (a) negotiate the terms of the Proposed Transaction or (b) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction. In addition, we are not expressing any opinion as to the market price or value of the Company’s Ordinary Shares after announcement of the Proposed Transaction.

In our analysis and in connection with the preparation of this Opinion, we have made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. We have prepared this Opinion effective as of the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise, reaffirm or withdraw this opinion or to otherwise comment upon events occurring after the date hereof.

In rendering this Opinion, we are not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees of any parties to the IA, or any class of such persons, relative to the consideration to be paid by GGAC pursuant to the IA, if any, or with respect to the fairness of any such compensation.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the Board of Directors and may not be translated to any other purposes. This Opinion is not a recommendation as to how the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the terms of (including the consideration to be paid in) the Proposed Transaction are the best attainable by the Company under any circumstances. Further, we have not been requested to opine as to, and the Opinion does not in any manner address, the underlying business decision of the Company to engage in the Proposed Transaction or the relative merits of the Proposed Transaction as compared to any alternative business transaction or strategy (including, without limitation, liquidation of the Company after not completing a business combination within the allotted time). Instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of us to any party. Without our prior consent, this Opinion may not be quoted from or referred to, in whole or in part, in any written document or used for any other purpose, except that this Opinion may be included in its entirety in filings with the Securities and Exchange Commission made by the Company in connection with the Proposed Transaction. The Company may summarize or otherwise reference the existence of this Opinion in such documents provided that any such summary or reference language shall be subject to our prior approval, such approval may not be unreasonable withheld.

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Conclusion

Based upon and subject to the foregoing, our opinion is that (i) the Consideration to be paid by the Company in the Proposed Transaction is fair, from a financial point of view, to the holders of the Company’s ordinary share and (ii) the Target has a fair market value equal to at least 80% of the balance in the Company’s Trust Account.

Very truly yours,

/s/ Taiki Hirashima
Hirashima & Associados Consultoria em Transações Societárias Ltda.

By: Taiki Hirashima

Senior Partner

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Annex E

[To Come]

E-1

Annex F

GARNERO GROUP ACQUISITION COMPANY

(the “Company”)

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

1.	Business Combination Proposal

It is resolved THAT the business combination proposal (as defined in the Company's proxy statement dated [●], 2016 (the “Proxy Statement”)), and the transactions (the “Transactions”) contemplated by the First Amended and Restated Investment Agreement, by and among the Company, Q1 Comercial de Roupas S.A., Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf and the persons listed under the caption “Optionholder” on the signature pages thereto, be approved.

2.A.	Charter Amendment Proposals – Name Change

It is resolved as a special resolution THAT, effective immediately following consummation of the Transactions, the name of Garnero Group Acquisition Company be changed from “Garnero Group Acquisition Company” to “Garnero Colombo Inc.”

2.B.	Charter Amendment Proposals – Classification of Board

It is resolved as a special resolution THAT, effective immediately following consummation of the Transactions, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a)	amending Article 26 by adding the following new paragraph after the first paragraph:

“The Directors shall be divided into three classes: Class A, Class B and Class C. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of these Second Amended and Restated Articles, the existing Directors shall by resolution classify themselves as Class A, Class B or Class C Directors. The Class A Directors shall stand elected for a term expiring at the Company’s first succeeding annual general meeting after adoption of these Second Amended and Restated Articles, the Class B Directors shall stand elected for a term expiring at the Company’s second succeeding annual general meeting and the Class C Directors shall stand elected for a term expiring at the Company’s third succeeding annual general meeting. Commencing at the Company's first succeeding annual general meeting after adoption of these Second Amended and Restated Articles, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. Except as the Statute or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.”

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2.C.	Charter Amendment Proposals – Removal of Inapplicable Provisions and Other Immaterial Changes

It is resolved as a special resolution THAT, effective immediately following consummation of the Transactions, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a)	amending Article 1.1 by deleting the following definitions in their entirety:

“Business Combination”	has the meaning given to it in Article 48.1.

“Founders”	means all Members immediately prior to the consummation of the IPO.

“IPO”	means the Company's initial public offering of securities.

“IPO Repurchase”	has the meaning given to it in Article 48.3.

“Over-allotment Option”	means the option of the Underwriters to purchase up to an additional 1,875,000 units (as defined at Article 3.3) at a price equal to $10.00 per unit, less underwriting discounts and commissions.

“Repurchase Price”	has the meaning given to it in Article 48.3.

“Trust Fund”	has the meaning given to it in Article 48.1.

“Underwriters”	means EarlyBirdCapital, Inc. on its own behalf and for other underwriters from time to time, and any successor underwriter.

(b)	amending Article 3.3 by deleting the following wording:

“which are issued pursuant to the IPO can only be traded separately from one another 90 days after the date of the prospectus relating to the IPO unless the Underwriters determine that an earlier date is acceptable. Prior to such date, the units can be traded, but the securities comprising such units cannot”

and inserting in its place the word “may”;

(c)	amending Article 8.1 by deleting the following wording from the second sentence:

“, except Shares in the IPO,”;

(d)	amending Article 8.1 by deleting the following wording:

“With respect to repurchasing shares of the Company:

“(a) members who hold Shares issued in the IPO are entitled to request repurchase of such Shares in the circumstances described in Article 48.3; and

“(b) shares held by the Founders shall be compulsorily repurchased on a pro rata basis to the extent that the Over-allotment Option is not exercised in full so that the Founders will own 20% of the Company's issued and outstanding Shares after the IPO (exclusive of any securities purchased in a private placement simultaneously with the IPO).”

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(e)	amending Article 8.2 by deleting the following wording:

“For the avoidance of doubt, repurchases of Shares in the circumstances described at Articles 8.1(a) and 8.1(b) above shall not require further approval of the Members.”;

(f)	amending Article 17.3 by deleting the words “and Article 48.13”;

(g)	amending Article 40.1 to read as follows:

“The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.”

(g)	deleting Article 48 in its entirety.

3.	Articles Restatement Proposal

It is resolved as a special resolution THAT, effective immediately upon consummation of the Transactions and approval of Proposals 2.A-C, the Amended and Restated Memorandum and Articles of Association of the Company currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the Second Amended and Restated Memorandum and Articles of Association in the form attached at Annex B to the Proxy Statement.

4.	Incentive Compensation Plan Proposal

It is resolved THAT the 2015 Long-Term Equity Incentive Plan, in the form attached at Annex C to the Proxy Statement, be approved.

5.	Director Election Proposal

It is resolved THAT:

(a)	John Tonelli be elected as a Class A Director of the Company, to serve until the next succeeding annual general meeting of shareholders;

(b)	Nelson Narciso Filho and Amir Adnani be elected as Class B Directors of the Company, to serve until the second succeeding annual general meeting of shareholders; and

(c)	Mario Garnero and Alvaro Jabur Maluf Jr. be elected as Class C Directors of the Company, to serve until the third succeeding annual general meeting of shareholders.

6.	Adjournment Proposal

It is resolved THAT the Extraordinary General Meeting be adjourned to a later date or dates and time or times as shall be announced by the Chairman at the Extraordinary General Meeting, to permit further solicitation and vote of proxies.

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Annex G

AUDIT COMMITTEE CHARTER

OF

GARNERO GROUP ACQUISITION COMPANY

Purpose

The purposes of the Audit Committee (the “Audit Committee”) of the Board of Directors (“Board”) of Garnero Group Acquisition Company (“Company”) are to assist the Board in monitoring (1) the integrity of the annual, quarterly and other financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditor and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, absent a temporary vacancy. The Audit Committee shall meet the “Audit Committee Requirements” of The NASDAQ Stock Market, LLC and the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations of the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board. There shall be a Chairman of the Audit Committee which shall also be appointed by the Board. The Chairman of the Audit Committee shall be a member of the Audit Committee and, if present, shall preside at each meeting of the Audit Committee. He shall advise and counsel with the executives of the Company, and shall perform such other duties as may from time to time be assigned to him by the Audit Committee or the Board of Directors.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

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Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee’s own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

2.	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

3.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

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4.	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

(a)	any significant changes in the Company’s selection or application of accounting principles;

(b)	the Company’s critical accounting policies and practices;

(c)	all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

(d)	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

(e)	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

6.	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

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Oversight of the Company’s Relationship with the Independent Auditor

10.	At least annually, obtain and review a report from the independent auditor, consistent with the rules of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13.	Be available to the independent auditor during the year for consultation purposes.

Compliance Oversight Responsibilities

14.	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

15.	Review and approve all related-party transactions.

16.	Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Ethics in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

17.	Establish procedures (which may be incorporated in the Company’s Code of Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

18.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

19.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

20.	Review and approve all payments made to the Company’s officers and directors or its or their affiliates. Any payments made to members of the Audit Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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Annex H

NOMINATING COMMITTEE CHARTER

OF

GARNERO GROUP ACQUISITION COMPANY

The responsibilities and powers of the Nominating Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Garnero Group Acquisition Company (the “Company”), as delegated by the Board, are set forth in this charter. Whenever the Nominating Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its shareholders.

I.	PURPOSE

As set forth herein, the Nominating Committee shall, among other things, discharge the responsibilities of the Board relating to the appropriate size, functioning and needs of the Board including, but not limited to, recruitment and retention of high quality Board members and committee composition and structure.

II.	MEMBERSHIP

The Nominating Committee shall consist of at least two members of the Board as determined from time to time by the Board. Each member shall be “independent” in accordance with the listing standards of The NASDAQ Stock Market, LLC, as amended from time to time.

The Board shall elect the members of this Nominating Committee at the first Board meeting practicable following the annual meeting of shareholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the Board, the members of the Nominating Committee shall designate a chair by majority vote of the full Nominating Committee membership.

A Nominating Committee member may resign by delivering his or her written resignation to the chairman of the Board, or may be removed by majority vote of the Board by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

III.	MEETINGS AND COMMITTEE ACTION

The Nominating Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Nominating Committee shall be called by the chairman of the Nominating Committee upon such notice as is provided for in the by-laws of the company with respect to meetings of the Board. A majority of the members shall constitute a quorum. Actions of the Nominating Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Nominating Committee. The Nominating Committee shall report its minutes from each meeting to the Board.

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The chairman of the Nominating Committee may establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Nominating Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Nominating Committee. A certificate of the secretary of the Nominating Committee or minutes of a meeting of the Nominating Committee executed by the secretary setting forth the names of the members of the Nominating Committee present at the meeting or actions taken by the Nominating Committee at the meeting shall be sufficient evidence at all times as to the members of the Nominating Committee who were present, or such actions taken.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

●	Developing the criteria and qualifications for membership on the Board.

●	Recruiting, reviewing and nominating candidates for election to the Board or to fill vacancies on the Board.

●	Reviewing candidates proposed by shareholders, and conducting appropriate inquiries into the background and qualifications of any such candidates.

●	Establishing subcommittees for the purpose of evaluating special or unique matters.

●	Monitoring and making recommendations regarding committee functions, contributions and composition.

●	Evaluating, on an annual basis, the Nominating Committee’s performance.

V.	REPORTING

The Nominating Committee shall prepare a statement each year concerning its compliance with this charter for inclusion in the Company’s proxy statement.

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GARNERO GROUP ACQUISITION COMPANY

Board of Director Candidate Guidelines

The Nominating Committee (the “Nominating Committee”) of the Board of Directors (“Board”) of Garnero Group Acquisition Company (the “Company”) will identify, evaluate and recommend candidates to become members of the Board with the goal of creating a balance of knowledge and experience. Nominations to the Board may also be submitted to the Nominating Committee by the Company’s shareholders in accordance with the Company’s policy, a copy of which is attached hereto. Candidates will be reviewed in the context of current composition of the Board (including the diversity in background, experience and viewpoints of the Board), the operating requirements of the Company and the long-term interests of the Company’s shareholders. In conducting this assessment, the Nominating Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

●	Whether the candidate is independent pursuant to the requirements of the NASDAQ Stock Market.

●	Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.

●	Whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

●	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.

●	Whether the candidate has knowledge of the Company and issues affecting the Company.

●	Whether the candidate is committed to enhancing shareholder value.

●	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.

●	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

●	Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership.

●	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.

●	Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

●	Whether the candidate is able to suggest business opportunities to the Company.

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GARNERO GROUP ACQUISITION COMPANY

Shareholder Recommendations for Directors

Shareholders who wish to recommend to the Nominating Committee (the “Nominating Committee”) of the Board of Directors (“Board”) of Garnero Group Acquisition Company (the “Company”), a candidate for election to the Board should send their letters to Garnero Group Acquisition Company, Av Brig. Faria Lima 1485 - 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil, Attention: Nominating Committee. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Shareholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with the Company’s annual meeting of shareholders, the Corporate Secretary must receive the shareholder’s recommendation no later than thirty (30) days after the end of the Company’s fiscal year.

The recommendation must contain the following information about the candidate:

●	Name;

●	Age;

●	Business and current residence addresses, as well as residence addresses for the past 20 years;

●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

●	Educational background;

●	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

●	The number of ordinary shares of the Company beneficially owned by the candidate;

●	The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

●	A signed consent of the nominee to serve as a director of the Company, if elected.

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Annex I

CHARTER OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
GARNERO GROUP ACQUISITION COMPANY

I.	PURPOSES

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Garnero Group Acquisition Company (the “Company”) for the purposes of, among other things, (a) discharging the Board’s responsibilities relating to the compensation of the Company’s chief executive officer (the “CEO”) and other executive officers of the Company, (b) administering or delegating the power to administer the Company’s incentive compensation and equity-based compensation plans and (c) if required by applicable rules and regulations, issuing a “Compensation Committee Report” to be included in the Company's annual report on Form 10-K or proxy statement, as applicable.

II.	RESPONSIBILITIES

In addition to such other duties as the Board may from time to time assign, the Committee shall:

●	Establish, review and approve the overall executive compensation philosophy and policies of the Company, including the establishment, if deemed appropriate, of performance-based incentives that support and reinforce the Company's long-term strategic goals, organizational objectives and stockholder interests.

●	Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives and, based on this evaluation, determine the CEO’s compensation level, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans as the Committee deems appropriate. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in past years. The CEO shall not be present during voting and deliberations relating to CEO compensation.

●	Determine the compensation of all other executive officers, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans, as the Committee deems appropriate. Members of senior management may report on the performance of the other executive officers of the Company and make compensation recommendations to the Committee, which will review and, as appropriate, approve the compensation recommendations.

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●	Receive and evaluate performance target goals for the senior officers and employees (other than executive officers) and review periodic reports from the CEO as to the performance and compensation of such senior officers and employees.

●	Administer or delegate the power to administer the Company’s incentive and equity-based compensation plans, including the grant of stock options, restricted stock and other equity awards under such plans.

●	Review and make recommendations to the Board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans and approve for submission to the stockholders all new equity compensation plans that must be approved by stockholders pursuant to applicable law.

●	Review and approve any annual or long-term cash bonus or incentive plans in which the executive officers of the Company may participate.

●	Review and approve for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions.

●	Review and discuss with the Company’s management the Compensation Discussion and Analysis set forth in Securities and Exchange Commission Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of stockholders.

●	Provide, over the names of the members of the Committee, the Compensation Committee Report for the Company’s annual report or proxy statement for the annual meeting of stockholders, if required.

●	Conduct an annual performance evaluation of the Committee. In conducting such review, the Committee shall evaluate and address all matters that the Committee considers relevant to its performance, including at least the following: (a) the adequacy, appropriateness and quality of the information received from management or others; (b) the manner in which the Committees recommendations were discussed or debated; (c) whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner; and (d) whether this Charter appropriately addresses the matters that are or should be within its scope.

I-2

III.	COMPOSITION

The Committee shall be comprised of two or more members (including a chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the Nasdaq Stock Market. Notwithstanding the foregoing, at any time and so long as the Company is a “controlled company” as such term is defined in Rule 5615(c)(1) of the Nasdaq Stock Market, the Committee may have as one of its members a “non-independent director” pursuant to the exemption under Rule 5615(c)(2) of the Nasdaq Stock Market for controlled companies. In addition, the Committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(d)(2)(B) of the Nasdaq Stock Market. At least two of the Committee members shall be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The members of the Committee and the chairperson shall be selected not less frequently than annually by the Board and serve at the pleasure of the Board. A Committee member (including the chairperson) may be removed at any time, with or without cause, by the Board.

The Committee shall have authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate. If at any time the Committee includes a member who is not a “non employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then a subcommittee comprised entirely of individuals who are “non-employee directors” may be formed by the Committee for the purpose of ratifying any grants of awards under any incentive or equity-based compensation plan for the purposes of complying with the exemption requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended; provided that any such grants shall not be contingent on such ratification.

IV.	MEETINGS AND OPERATIONS

The Committee shall meet as often as necessary, but at least two times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its chairperson or a majority of its members. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Secretary of the Company shall be the Secretary of the Compensation Committee unless the Committee designates otherwise. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

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The Committee may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings (or a portion thereof) and to provide such pertinent information as the Committee may request.

The chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda which shall be circulated to the members prior to the meeting date, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board. Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

If at any time during the exercise of his or her duties on behalf of the Committee, a Committee member has a direct conflict of interest with respect to an issue subject to determination or recommendation by the Committee, such Committee member shall abstain from participation, discussion and resolution of the instant issue, and the remaining members of the Committee shall advise the Board of their recommendation on such issue. The Committee shall be able to make determinations and recommendations even if only one Committee member is free from conflicts of interest on a particular issue.

V.	AUTHORITY

The Committee has the authority, to the extent it deems appropriate, to conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities and to retain one or more compensation consultants to assist in the evaluation of CEO or executive compensation or other matters. The Committee shall have the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain legal counsel or other advisors. In retaining compensation consultants, outside counsel and other advisors, the Committee must take into consideration factors specified in the NASDAQ listing rules. The Company will provide for appropriate funding, as determined by the Committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the Committee.

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GARNERO GROUP ACQUISITION COMPANY

 Av Brig. Faria Lima 1485 - 19 Andar
Brasilinvest Plaza
Sao Paulo-SP, CEP 01452-002

Brazil

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GARNERO GROUP ACQUISITION COMPANY

The undersigned appoints Mario Garnero and Javier Martin Riva as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Garnero Group Acquisition Company (“GGAC”) held of record by the undersigned on [●], 2016 at the Extraordinary General Meeting of Shareholders to be held on [●], 2016, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1, 2.A-C, 3, 4 AND 6 BELOW, AND “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 5 BELOW. THE GGAC BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSALS 1, 2.A-C, 3, 4 AND 6 BELOW, AND “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 5 BELOW.

1.	To adopt and approve the First Amended and Restated Investment Agreement (“Investment Agreement”), dated as of December 17, 2015, by and among GGAC, Q1 Comercial de Roupas S.A. (“Grupo Colombo”), Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages thereto (the “Optionholders”), which provides, among other things, for the Controlling Persons and the Optionholders to contribute to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo will become a wholly-owned subsidiary of GGAC, and to approve the business combination contemplated by the Investment Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you affirmatively vote “FOR” or “AGAINST” Proposal Number 1 and you hold ordinary shares of GGAC issued in the GGAC initial public offering, you may exercise your conversion rights and demand that GGAC convert your ordinary shares into a full pro rata portion of the trust account (as defined in the final prospectus of GGAC’s initial public offering, dated June 25, 2014) in which certain proceeds of GGAC’s initial public offering are held, less any taxes then due but not yet paid. To properly exercise your conversion rights, you must (i) affirmatively vote either for or against the business combination proposal and (ii) demand that GGAC convert your shares into cash no later than the close of the vote on the business combination proposal, by either checking the “I hereby exercise my conversion rights” box below or by submitting your request in writing to GGAC’s transfer agent and delivering your shares to GGAC’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting. Even if you properly exercise your conversion rights, you will only be entitled to receive cash for these shares if the merger is completed. If you properly exercise your conversion rights and the business combination is completed, then you will be exchanging your ordinary shares of GGAC for cash and will no longer own these shares.

	I HEREBY EXERCISE MY CONVERSION RIGHTS.		☐

SHAREHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the ordinary shares of GGAC owned by me. I further certify that I am not exercising conversion rights with respect to 30% or more of GGAC’s ordinary shares.

☐

2.A	To approve by special resolution an amendment to the amended and restated memorandum and articles of association of GGAC to change the name of GGAC to “Garnero Colombo, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.B	To approve by special resolution an amendment to the amended and restated memorandum and articles of association of GGAC to adjust the existing classification of directors to conform with the classification described in Proposal 4 below.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.C	To approve by special resolution an amendment to the amended and restated memorandum and articles of association of GGAC to remove provisions that will no longer be applicable to GGAC after the business combination and make certain other immaterial changes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve by special resolution the amendment and restatement of GGAC’s amended and restated memorandum and articles of association to (among other matters) to reflect changes made as a result of proposals 2.A-C above presented at the extraordinary general meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve the 2015 Long-Term Incentive Equity Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To elect by ordinary resolution the following directors in the classes set forth below:

Class A (serving until 2017)

	John Tonelli	FOR ☐	AGAINST ☐	ABSTAIN ☐

Class B (serving until 2018)

	Nelson Narciso Filho	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Amir Adnani	FOR ☐	AGAINST ☐	ABSTAIN ☐

Class C (serving until 2019)

	Mario Garnero	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Alvaro Jabur Maluf, Jr.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.	To adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated vote or elections to convert at the time of the extraordinary general meeting, GGAC is not authorized to consummate the merger or the closing conditions under the Investment Agreement are not met.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.